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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 28, 2001

                                 $712,468,297.52

                       Mortgage Pass-Through Certificates

                                 Series 2001-15



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

                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions...................................................
Section 1.02  Acts of Holders...............................................
Section 1.03  Effect of Headings and Table of Contents......................
Section 1.04  Benefits of Agreement.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by Trust Administrator.............................
Section 2.03  Representations and Warranties of the Master Servicer
                and the Seller..............................................
Section 2.04  Execution and Delivery of Certificates........................
Section 2.05  Designation of Certificates; Designation of Startup Day
                and Latest Possible Maturity Date...........................
Section 2.06  Optional Substitution of Mortgage Loans.......................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account...........................................
Section 3.02  Permitted Withdrawals from the Certificate Account............
Section 3.03  Advances by Master Servicer and Trust Administrator...........
Section 3.04  Trust Administrator to Cooperate;
                Release of Owner Mortgage Loan Files........................
Section 3.05  Reports to the Trust Administrator; Annual Compliance
                Statements..................................................
Section 3.06  Title, Management and Disposition of Any REO Mortgage Loan....
Section 3.07  Amendments to Servicing Agreements,
                Modification of Standard Provisions.........................
Section 3.08  Oversight of Servicing........................................
Section 3.09  Termination and Substitution of Servicing Agreements..........
Section 3.10  Application of Net Liquidation Proceeds.......................
Section 3.11  Act Reports...................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions.................................................
Section 4.02  Allocation of Realized Losses.................................
Section 4.03  Paying Agent..................................................
Section 4.04  Statements to Certificateholders;
                Report to the Trust Administrator and the Seller............
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........
Section 4.06  Distributions in Reduction of the Class II-A-10,
                Class II-A-11, Class II-A-12, Class II-A-13,
                Class II-A-15 or Class II-A-17 Certificates.................
Section 4.07  Calculation of Amounts; Binding Effect of
                Interpretations and Actions of Master Servicer..............


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates..............................................
Section 5.02  Registration of Certificates..................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 5.04  Persons Deemed Owners.........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses.....
Section 5.06  Maintenance of Office or Agency...............................
Section 5.07  Definitive Certificates.......................................
Section 5.08  Notices to Clearing Agency....................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer...............
Section 6.02  Merger or Consolidation of the Seller or the Master Servicer..
Section 6.03  Limitation on Liability of the Seller, the Master
                Servicer and Others.........................................
Section 6.04  Resignation of the Master Servicer............................
Section 6.05  Compensation to the Master Servicer...........................
Section 6.06  Assignment or Delegation of Duties by Master Servicer.........
Section 6.07  Indemnification of Trustee, the Trust Administrator
                and Seller by Master Servicer...............................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default.............................................
Section 7.02  Other Remedies of Trustee.....................................
Section 7.03  Directions by Certificateholders and
                Duties of Trustee During Event of Default...................
Section 7.04  Action upon Certain Failures of the
                Master Servicer and upon Event of Default...................
Section 7.05  Trust Administrator to Act; Appointment of Successor..........
Section 7.06  Notification to Certificateholders............................


                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01  Duties of Trustee and the Trust Administrator.................
Section 8.02  Certain Matters Affecting the Trustee and the
                Trust Administrator.........................................
Section 8.03  Neither the Trustee Nor the Trust Administrator Required
                to Make Investigation.......................................
Section 8.04  Neither Trustee nor Trust Administrator Liable for
                Certificates or Mortgage Loans..............................
Section 8.05  Trustee and Trust Administrator May Own Certificates..........
Section 8.06  The Master Servicer to Pay Fees and Expenses..................
Section 8.07  Eligibility Requirements......................................
Section 8.08  Resignation and Removal.......................................
Section 8.09  Successor.....................................................
Section 8.10  Merger or Consolidation.......................................
Section 8.11  Authenticating Agent..........................................
Section 8.12  Separate Trustees and Co-Trustees.............................
Section 8.13  Appointment of Custodians.....................................
Section 8.14  Tax Matters; Compliance with REMIC Provisions.................
Section 8.15  Monthly Advances..............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the Seller or
                Liquidation of All Mortgage Loans...........................
Section 9.02  Additional Termination Requirements...........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment....................................................
Section 10.02  Recordation of Agreement.....................................
Section 10.03  Limitation on Rights of Certificateholders...................
Section 10.04  Governing Law; Jurisdiction..................................
Section 10.05  Notices......................................................
Section 10.06  Severability of Provisions...................................
Section 10.07  Special Notices to Rating Agencies...........................
Section 10.08  Covenant of Seller...........................................
Section 10.09  Recharacterization...........................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01  Cut-Off Date.................................................
Section 11.02  Cut-Off Date Aggregate Principal Balance.....................
Section 11.03  Original Group I-A Percentage................................
Section 11.04  Original Group II-A Percentage...............................
Section 11.05  Original Principal Balances of the Classes of
                 Class A Certificates.......................................
Section 11.06  Original Aggregate Non-PO Principal Balance..................
Section 11.07  Original Aggregate Subordinate Percentage....................
Section 11.08  Original Class B Principal Balance...........................
Section 11.09  Original Group I Subordinated Principal Balance..............
Section 11.10  Original Group II Subordinated Principal Balance.............
Section 11.11  Original Principal Balances of the Classes of
                 Class B Certificates.......................................
Section 11.12  Original Class B-1 Fractional Interest.......................
Section 11.13  Original Class B-2 Fractional Interest.......................
Section 11.14  Original Class B-3 Fractional Interest.......................
Section 11.15  Original Class B-4 Fractional Interest.......................
Section 11.16  Original Class B-5 Fractional Interest.......................
Section 11.17  Closing Date.................................................
Section 11.18  Right to Purchase............................................
Section 11.19  Wire Transfer Eligibility....................................
Section 11.20  Single Certificate...........................................
Section 11.21  Servicing Fee Rate...........................................
Section 11.22  Master Servicing Fee Rate....................................

                                    EXHIBITS
                                    --------


EXHIBIT A-I-A-1         -     Form of Face of Class I-A-1 Certificate
EXHIBIT A-I-A-2         -     Form of Face of Class I-A-2 Certificate
EXHIBIT A-I-A-3         -     Form of Face of Class I-A-3 Certificate
EXHIBIT A-I-A-4         -     Form of Face of Class I-A-4 Certificate
EXHIBIT A-I-A-5         -     Form of Face of Class I-A-5 Certificate
EXHIBIT A-I-A-6         -     Form of Face of Class I-A-6 Certificate
EXHIBIT A-I-A-7         -     Form of Face of Class I-A-7 Certificate
EXHIBIT A-I-A-8         -     Form of Face of Class I-A-8 Certificate
EXHIBIT A-I-A-9         -     Form of Face of Class I-A-9 Certificate
EXHIBIT A-I-A-10        -     Form of Face of Class I-A-10 Certificate
EXHIBIT A-I-A-11        -     Form of Face of Class I-A-11 Certificate
EXHIBIT A-I-A-12        -     Form of Face of Class I-A-12 Certificate
EXHIBIT A-I-A-13        -     Form of Face of Class I-A-13 Certificate
EXHIBIT A-I-A-PO        -     Form of Face of Class I-A-PO Certificate
EXHIBIT A-I-A-R         -     Form of Face of Class I-A-R Certificate
EXHIBIT A-I-A-LR        -     Form of Face of Class I-A-LR Certificate
EXHIBIT A-II-A-1        -     Form of Face of Class II-A-1 Certificate
EXHIBIT A-II-A-2        -     Form of Face of Class II-A-2 Certificate
EXHIBIT A-II-A-3        -     Form of Face of Class II-A-3 Certificate
EXHIBIT A-II-A-4        -     Form of Face of Class II-A-4 Certificate
EXHIBIT A-II-A-5        -     Form of Face of Class II-A-5 Certificate
EXHIBIT A-II-A-6        -     Form of Face of Class II-A-6 Certificate
EXHIBIT A-II-A-7        -     Form of Face of Class II-A-7 Certificate
EXHIBIT A-II-A-8        -     Form of Face of Class II-A-8 Certificate
EXHIBIT A-II-A-9        -     Form of Face of Class II-A-9 Certificate
EXHIBIT A-II-A-10       -     Form of Face of Class II-A-10 Certificate
EXHIBIT A-II-A-11       -     Form of Face of Class II-A-11 Certificate
EXHIBIT A-II-A-12       -     Form of Face of Class II-A-12 Certificate
EXHIBIT A-II-A-13       -     Form of Face of Class II-A-13 Certificate
EXHIBIT A-II-A-14       -     Form of Face of Class II-A-14 Certificate
EXHIBIT A-II-A-15       -     Form of Face of Class II-A-15 Certificate
EXHIBIT A-II-A-16       -     Form of Face of Class II-A-16 Certificate
EXHIBIT A-II-A-17       -     Form of Face of Class II-A-17 Certificate
EXHIBIT A-II-A-18       -     Form of Face of Class II-A-18 Certificate
EXHIBIT A-II-A-19       -     Form of Face of Class II-A-19 Certificate
EXHIBIT A-II-A-20       -     Form of Face of Class II-A-20 Certificate
EXHIBIT A-II-A-21       -     Form of Face of Class II-A-21 Certificate
EXHIBIT A-II-A-22       -     Form of Face of Class II-A-22 Certificate
EXHIBIT A-II-A-23       -     Form of Face of Class II-A-23 Certificate
EXHIBIT A-II-A-PO       -     Form of Face of Class II-A-PO Certificate
EXHIBIT B-1             -     Form of Face of Class B-1 Certificate
EXHIBIT B-2             -     Form of Face of Class B-2 Certificate
EXHIBIT B-3             -     Form of Face of Class B-3 Certificate
EXHIBIT B-4             -     Form of Face of Class B-4 Certificate
EXHIBIT B-5             -     Form of Face of Class B-5 Certificate
EXHIBIT B-6             -     Form of Face of Class B-6 Certificate
EXHIBIT C               -     Form of Reverse of Series 2001-15 Certificates
EXHIBIT D               -     Reserved
EXHIBIT E               -     Custodial Agreement
EXHIBIT F-1A            -     Schedule of Type 1 Mortgage Loans in Loan Group I
EXHIBIT F-1B            -     Schedule of Type 1 Mortgage Loans in Loan Group II
EXHIBIT F-2             -     Schedule of Type 2 Mortgage Loans in Loan Group I
EXHIBIT F-3A            -     Schedule of Other Servicer Mortgage Loans in
                                Group I
EXHIBIT F-3B            -     Schedule of Other Servicer Mortgage Loans in
                                Group II
EXHIBIT G               -     Request for Release
EXHIBIT H               -     Affidavit Pursuant to Section 860E(e)(4) of the
                                Internal Revenue Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I               -     Letter from Transferor of Residual Certificates
EXHIBIT J               -     Transferee's Letter (Class [B-4] [B-5] [B-6]
                                Certificates)
EXHIBIT K               -     Reserved
EXHIBIT L               -     Servicing Agreements
EXHIBIT M               -     Form of Special Servicing Agreement
SCHEDULE I              -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of June 28, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, and FIRST UNION NATIONAL BANK, as Trust Administrator.

                         W I T N E S S E T H  T H A T:
                         - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01    DEFINITIONS.
                            ------------

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Termination Date: For (a) the Class I-A-6 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class I-A-12 Certificates and Class I-A-7E Component have been reduced to zero or (ii) the Subordination Depletion Date, (b) the Class I-A-12 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class I-A-11 Certificates has been reduced to zero or (ii) the Subordination Depletion Date, (c) the Class I-A-13 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class I-A-8 and Class I-A-9 Certificates have been reduced to zero or (ii) the Subordination Depletion Date, (d) the Class II-A-7 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of Class II-A-5 and Class II-A-6 Certificates have been reduced to zero or (ii)the Subordination Depletion Date, (e) the Class II-A-23 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class II-A-22 Certificates has been reduced to zero or (ii) the Subordination Depletion Date, (f) the Class I-A-7A Component, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class I-A-2 Certificates has been reduced to zero or
(ii) the Subordination Depletion Date, (g) the Class I-A-7B Component, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class I-A-5 Certificates has been reduced to zero or (ii) the Subordination Depletion Date and (h) the Class I-A-7E Component, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class I-A-12 Certificates has been reduced to zero or (ii) the Subordination Depletion Date.

            Accrual Certificates: The Class I-A-6, Class I-A-12, Class I-A-13, Class II-A-7 and Class II-A-23 Certificates.

            Accrual Components: The Class I-A-7A, Class I-A-7B and Class I-A-7E Components.

            Accrual Distribution Amount: As to any Distribution Date and each Class of Accrual Certificates and each Accrual Component prior to the applicable Accretion Termination Date, an amount with respect to such Class or Component equal to the sum of (i) the Group I-A Interest Percentage or Group II-A Interest Percentage of such Class of Accrual Certificates or such Accrual Component of the Current Group I-A Interest Distribution Amount or Current Group II-A Interest Distribution Amount and (ii) the Group I-A Shortfall Percentage or Group II-A Shortfall Percentage of such Class of Accrual Certificates or Accrual Component of the amount distributed in respect of the applicable Group of Class A Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date for such Class or Component, zero.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Aggregate Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) and (ii) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Adjusted Pool Amount: With respect to any Distribution Date, the sum of the Group I Adjusted Pool Amount and Group II Adjusted Pool Amount.

            Aggregate Class A Principal Balance: With respect to any Determination Date, the sum of the Group I-A Principal Balance and Group II-A Principal Balance.

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Group I-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group I-A Certificates (other than the Class I-A-7 Certificates) and Components.

            Aggregate Group II-A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Group II-A Certificates.

            Aggregate Non-PO Principal Balance: As of any Determination Date, the sum of the Group I-A Non-PO Principal Balance, the Group II-A Non-PO Principal Balance and the Class B Principal Balance as of such date.

            Aggregate Subordinate Percentage: As to any Determination Date, the Class B Principal Balance divided by the sum of the Group I Pool Balance (Non-PO Portion) and the Group II Pool Balance (Non-PO Portion).

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Apportioned Class B Principal Distribution Amount: As to any Distribution Date and any Class of Class B Certificates, the product of (i) the applicable Class B Principal Distribution Amount less the amount, if any, that would have been distributable to such Class pursuant to Section 4.01(a)(ii) that is used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Paragraph fourth of Section 4.01(a)(i) and (ii) the Apportionment Fraction for such Class.

            Apportioned Interest Accrual Amount: As to any Distribution Date and either of the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance of a Class of Class B Certificates, an amount equal to the product of (i) 1/12th of the Class B Pass-Through Rate and (ii) such Group I Apportioned Principal Balance or Group II Apportioned Principal Balance as of the Determination Date preceding such Distribution Date.

            Apportionment Fraction: As to any Class of Class B Certificates and
(i) any Distribution Date occurring prior to the Subordination Depletion Date and on or after the Distribution Date on which the Principal Balance of each Class of one Group (other than the Class A-PO Certificates) has been reduced to zero, a fraction, the numerator of which is the Class B Loan Group Optimal Principal Amount for which the corresponding Class A Certificates (other than the Class A-PO Certificates) are no longer outstanding and the denominator of which is the applicable Class B Optimal Principal Amount without regard to the proviso thereto.

            Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $193,863.05 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Subordination Depletion Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class I-A-1 Certificates, Class I-A-2 Certificates, Class I-A-3 Certificates, Class I-A-4 Certificates, Class I-A-5 Certificates, Class I-A-6 Certificates, Class I-A-8 Certificates, Class I-A-9 Certificates, Class I-A-10 Certificates, Class I-A-11 Certificates, Class I-A-12 Certificates, Class I-A-13 Certificates, Class II-A-1 Certificates, Class II-A-2 Certificates, Class II-A-3 Certificates, Class II-A-4 Certificates, Class II-A-5 Certificates, Class II-A-6 Certificates, Class II-A-7 Certificates, Class II-A-10 Certificates, Class II-A-11 Certificates, Class II-A-12 Certificates, Class II-A-13 Certificates, Class II-A-14 Certificates, Class II-A-15 Certificates, Class II-A-16 Certificates, Class II-A-17 Certificates, Class II-A-18 Certificates, Class II-A-19 Certificates, Class II-A-20 Certificates, Class II-A-21 Certificates, Class II-A-22 Certificates, Class II-A-23 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in
Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Cendant Servicing Agreement: The Servicing Agreement, dated April 1, 1998, between Cendant Mortgage Corporation (as successor to Merrill Lynch Credit Corporation), as servicer, and WFHM, as owner.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trust Administrator.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class I-A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-1 and Exhibit C hereto.

            Class I-A-1 Certificateholder: The registered holder of a Class I-A-1 Certificate.

            Class I-A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-2 and Exhibit C hereto.

            Class I-A-2 Certificateholder: The registered holder of a Class I-A-2 Certificate.

            Class I-A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-3 and Exhibit C hereto.

            Class I-A-3 Certificateholder: The registered holder of a Class I-A-3 Certificate.

            Class I-A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-4 and Exhibit C hereto.

            Class I-A-4 Certificateholder: The registered holder of a Class I-A-4 Certificate.

            Class I-A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-5 and Exhibit C hereto.

            Class I-A-5 Certificateholder: The registered holder of a Class I-A-5 Certificate.

            Class I-A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-6 and Exhibit C hereto.

            Class I-A-6 Certificateholder: The registered holder of a Class I-A-6 Certificate.

            Class I-A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-7 and Exhibit C hereto.

            Class I-A-7 Certificateholder: The registered holder of a Class I-A-7 Certificate.

            Class I-A-7 Component: Any of the Class I-A-7A Component, Class I-A-7B Component, Class I-A-7C Component, Class I-A-7D Component, Class I-A-7E Component or Class I-A-7F Component.

            Class I-A-7C Notional Amount: As to any Distribution Date, an amount equal to 5.9259259259% of the sum of the Principal Balances of the Class I-A-3, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12 and Class I-A-13 Certificates.

            Class I-A-7D Notional Amount: As to any Distribution Date, an amount equal to the sum of 11.1111111111% of the Principal Balance of the Class I-A-1 Certificates and 3.7037037037% of the Principal Balance of the Class I-A-2 Certificates.

            Class I-A-7F Notional Amount: As to any Distribution Date, an amount equal to 7.4074074074% of the sum of the Principal Balances of the Class I-A-4 and Class I-A-5 Certificates.

            Class I-A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-8 and Exhibit C hereto.

            Class I-A-8 Certificateholder: The registered holder of a Class I-A-8 Certificate.

            Class I-A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-9 and Exhibit C hereto.

            Class I-A-9 Certificateholder: The registered holder of a Class I-A-9 Certificate.

            Class I-A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-10 and Exhibit C hereto.

            Class I-A-10 Certificateholder: The registered holder of a Class I-A-10 Certificate.

            Class I-A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-11 and Exhibit C hereto.

            Class I-A-11 Certificateholder: The registered holder of a Class I-A-11 Certificate.

            Class I-A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-12 and Exhibit C hereto.

            Class I-A-12 Certificateholder: The registered holder of a Class I-A-12 Certificate.

            Class I-A-13 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-13 and Exhibit C hereto.

            Class I-A-13 Certificateholder: The registered holder of a Class I-A-13 Certificate.

            Class I-A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class I-A-L1 Interest Fraction: A fraction the numerator of which is equal to 11.1111111111% of the Principal Balance of the Class I-A-1 Certificates and the denominator is equal to the Class I-A-7D Notional Amount.

            Class I-A-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class I-A-L2 Interest Fraction: A fraction the numerator of which is equal to 3.7037037037% of the Principal Balance of the Class I-A-2 Certificates and the denominator is equal to the Class I-A-7D Notional Amount.

            Class I-A-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class I-A-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class I-A-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class I-A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class I-A-LR Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit I-A-LR and Exhibit C hereto.

            Class I-A-LR Certificateholder: The registered holder of the Class I-A-LR Certificate.

            Class I-A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class I-A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-PO and Exhibit C hereto.

            Class I-A-PO Certificateholder: The registered holder of a Class I-A-PO Certificate.

            Class I-A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class I-A-PO Optimal Principal Amounts for the Class I-A-PO Certificate for all prior Distribution Dates exceeded the amounts distributed on the Class I-A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third Clause (A) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan in Loan Group I which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class I-A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class I-A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth Clause (A) of Section 4.01(a)(i). On and after the Subordination Depletion Date, the Class I-A-PO Deferred Amount will be zero. No interest will accrue on any Class I-A-PO Deferred Amount.

            Class I-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group I Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group I Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group I Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group I Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group I Mortgage Loan substituted for a Group I Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group I Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Group I Mortgage Loan; and

      (II) the Class I-A-PO Recovery for such Distribution Date.

            Class I-A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class I-A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class I-A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Group I Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group I Mortgage Loan and (y) the amount of the Recovery with respect to such Group I Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class I-A-R Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-I-A-R and Exhibit C hereto.

            Class I-A-R Certificateholder: The registered holder of a Class I-A-R Certificate.

            Class II-A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-1 and Exhibit C hereto.

            Class II-A-1 Certificateholder: The registered holder of a Class II-A-1 Certificate.

            Class II-A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-2 and Exhibit C hereto.

            Class II-A-2 Certificateholder: The registered holder of a Class II-A-2 Certificate.

            Class II-A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-3 and Exhibit C hereto.

            Class II-A-3 Certificateholder: The registered holder of a Class II-A-3 Certificate.

            Class II-A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-4 and Exhibit C hereto.

            Class II-A-4 Certificateholder: The registered holder of a Class II-A-4 Certificate.

            Class II-A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-5 and Exhibit C hereto.

            Class II-A-5 Certificateholder: The registered holder of a Class II-A-5 Certificate.

            Class II-A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-6 and Exhibit C hereto.

            Class II-A-6 Certificateholder: The registered holder of a Class II-A-6 Certificate.

            Class II-A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-7 and Exhibit C hereto.

            Class II-A-7 Certificateholder: The registered holder of a Class II-A-7 Certificate.

            Class II-A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-8 and Exhibit C hereto.

            Class II-A-8 Certificateholder: The registered holder of a Class II-A-8 Certificate.

            Class II-A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-9 and Exhibit C hereto.

            Class II-A-9 Certificateholder: The registered holder of a Class II-A-9 Certificate.

            Class II-A-9 Notional Amount: As to any Distribution Date, an amount equal to 11.1111111111% of the Principal Balance of the Class II-A-1 Certificates.

            Class II-A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-10 and Exhibit C hereto.

            Class II-A-10 Certificateholder: The registered holder of a Class II-A-10 Certificate.

            Class II-A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-11 and Exhibit C hereto.

            Class II-A-11 Certificateholder: The registered holder of a Class II-A-11 Certificate.

            Class II-A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-12 and Exhibit C hereto.

            Class II-A-12 Certificateholder: The registered holder of a Class II-A-12 Certificate.

            Class II-A-13 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-13 and Exhibit C hereto.

            Class II-A-13 Certificateholder: The registered holder of a Class II-A-13 Certificate.

            Class II-A-14 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-14 and Exhibit C hereto.

            Class II-A-14 Certificateholder: The registered holder of a Class II-A-14 Certificate.

            Class II-A-15 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-15 and Exhibit C hereto.

            Class II-A-15 Certificateholder: The registered holder of a Class II-A-15 Certificate.

            Class II-A-16 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-16 and Exhibit C hereto.

            Class II-A-16 Certificateholder: The registered holder of a Class II-A-16 Certificate.

            Class II-A-17 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-17 and Exhibit C hereto.

            Class II-A-17 Certificateholder: The registered holder of a Class II-A-17 Certificate.

            Class II-A-18 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-18 and Exhibit C hereto.

            Class II-A-18 Certificateholder: The registered holder of a Class II-A-18 Certificate.

            Class II-A-19 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-19 and Exhibit C hereto.

            Class II-A-19 Certificateholder: The registered holder of a Class II-A-19 Certificate.

            Class II-A-20 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-20 and Exhibit C hereto.

            Class II-A-20 Certificateholder: The registered holder of a Class II-A-20 Certificate.

            Class II-A-21 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-21 and Exhibit C hereto.

            Class II-A-21 Certificateholder: The registered holder of a Class II-A-21 Certificate.

            Class II-A-22 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-22 and Exhibit C hereto.

            Class II-A-22 Certificateholder: The registered holder of a Class II-A-22 Certificate.

            Class II-A-23 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-23 and Exhibit C hereto.

            Class II-A-23 Certificateholder: The registered holder of a Class II-A-23 Certificate.

            Class II-A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class II-A-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class II-A-L8 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class II-A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class II-A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-II-A-PO and Exhibit C hereto.

            Class II-A-PO Certificateholder: The registered holder of a Class II-A-PO Certificate.

            Class II-A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class II-A-PO Optimal Principal Amounts for the Class II-A-PO Certificate for all prior Distribution Dates exceeded the amounts distributed on the Class II-A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third Clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan in Loan Group II which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class II-A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class II-A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth Clause (B) of Section 4.01(a)(i). On and after the Subordination Depletion Date, the Class II-A-PO Deferred Amount will be zero. No interest will accrue on any Class II-A-PO Deferred Amount.

            Class II-A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum of, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Group II Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Group II Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Group II Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Group II Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Group II Mortgage Loan substituted for a Group II Mortgage Loan during the one month period ending on the preceding the Determination Date for such Distribution Date occurs over the unpaid principal balance of such Group II Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Group II Mortgage Loan; and

      (II) the Class II-A-PO Recovery for such Distribution Date.

            Class II-A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class II-A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class II-A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Group II Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Group II Mortgage Loan and (y) the amount of the Recovery with respect to such Group II Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class A Certificate: Any of the Group I-A Certificates or Group II-A Certificates.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-7 Certificates) and any Component, the percentage calculated by dividing the Interest Accrual Amount of such Class or Component (determined without regard to clause (ii) of the definition thereof) by the sum of (a) the Group I-A Interest Accrual Amount and
(b) the Group II-A Interest Accrual Amount (determined, in each case, without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class A Pass-Through Rate: As to the Class I-A-6, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-9, Class I-A-R and Class I-A-LR Certificates, 6.750% per annum. As to the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-20, Class II-A-21, Class II-A-22 and Class II-A-23 Certificates, 7.000% per annum. As to the Class I-A-3, Class I-A-10, Class I-A-11, Class I-A-12 and Class I-A-13 Certificates, 6.350% per annum. Class I-A-4 and Class I-A-5 Certificates, 6.250% per annum. As to the Class I-A-1 and Class II-A-1 Certificates, 6.000% per annum. As to the Class I-A-2 Certificates, 6.500% per annum. As to the Class I-A-8 Certificates, 6.125% per annum. As to the Class I-A-9 Certificates, 7.500% per annum. The Class I-A-7 Certificates consist of six Components and do not have a Class A Pass-Though Rate. The Class II-A-8, Class I-A-PO and Class II-A-PO Certificates are not entitled to interest and do not have Class A Pass-Through Rates.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates (other than the Class I-A-7 Certificates) and any Component, the amount, if any, by which the aggregate of the Group I-A Interest Shortfall Amounts or Group II-A Interest Shortfall Amounts for such Class or Component for prior Distribution Dates is in excess of the amounts distributed in respect of such Class or Component (or in the case of a Class of Accrual Certificates or an Accrual Component prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

            Class A-PO Certificates: Any of the Class I-A-PO Certificates or Class II-A-PO Certificates.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loan Group I Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group I Optimal Principal Amounts.

            Class B Loan Group II Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Loan Group II Optimal Principal Amounts.

            Class B Loan Group Optimal Principal Amount: Any of the Class B Loan Group I Optimal Principal Amount or Class B Loan Group II Optimal Principal Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Optimal Principal Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Optimal Principal Amounts.

            Class B Pass-Through Rate: As to any Distribution Date, 6.750% per annum.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Principal Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Principal Distribution Amounts.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs first, second and third of Section 4.01(a)(ii).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(ii).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-1 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-1 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-1 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-1 Prepayment Percentage or Group II Class B-1 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph third of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the Aggregate Class A Principal Balance as of such Determination Date.

            Class B-1 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraph third of Section 4.01(a)(ii).

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(ii).

            Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs fourth, fifth and sixth of Section 4.01(a)(ii).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph fourth of Section 4.01(a)(ii).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-2 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-2 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-2 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-2 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixth of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraph sixth of Section 4.01(a)(ii).

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph fifth of Section 4.01(a)(ii).

            Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs seventh, eighth and ninth of Section 4.01(a)(ii).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph seventh of Section 4.01(a)(ii).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-3 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-3 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-3 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-3 Prepayment Percentage or Group II Class B-3 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph ninth of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraph ninth of Section 4.01(a)(ii).

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph eighth of Section 4.01(a)(ii).

            Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs tenth, eleventh, and twelfth of Section 4.01(a)(ii).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph tenth of Section 4.01(a)(ii).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-4 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-4 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-4 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan;

      (II) the Group I Class B-4 Prepayment Percentage, Group II Class B-4 Prepayment Percentage or Group II Class B-4 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph twelfth of Section 4.01(a)(ii) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraph twelfth of Section 4.01(a)(ii).

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eleventh of Section 4.01(a)(ii).

            Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs thirteenth, fourteenth, and fifteenth of Section 4.01(a)(ii).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph thirteenth of Section 4.01(a)(ii).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-5 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending prior to the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
      2.02 or 2.03; and

            (iv) the Group I Class B-5 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-5 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending prior to the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-5 Prepayment Percentage or Group II Class B-5 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph fifteenth of Section 4.01(a)(ii) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraph fifteenth of Section 4.01(a)(ii).

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph fourteenth of Section 4.01(a)(ii).

            Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs sixteenth, seventeenth and eighteenth of Section 4.01(a)(ii).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph sixteenth of Section 4.01(a)(ii).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

            (i) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Group I Class B-6 Prepayment Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Prepayment Percentage (with respect to each such Group II Mortgage Loan) of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Group I Class B-6 Percentage (with respect to each such Group I Mortgage Loan) or Group II Class B-6 Percentage (with respect to each such Group II Mortgage Loan) of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I Class B-6 Prepayment Percentage or Group II Class B-6 Prepayment Percentage, as applicable, of the Non-PO Recovery for each Loan Group for such Distribution Date.

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(ii) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Aggregate Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Aggregate Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Principal Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraph eighteenth of Section 4.01(a)(ii).

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph seventeenth of Section 4.01(a)(ii).

            Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(iii) hereof.

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.17.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            Component: Any Class I-A-7 Component.

            Component Rate: With respect to any Component, 6.750% per annum.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trust Administrator or Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office with respect to the Trust Administrator at the date of the execution of this instrument is located at 401 South Tryon Street, NC 1179, Charlotte, North Carolina 28202 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

            Corresponding Upper-Tier Class, Classes, Component or Components: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes, Component or Components as follows:


      Uncertificated Lower-Tier       Corresponding Upper-Tier Class, Classes,
      Interest                        Component or Components
      -------------------------       ----------------------------------------

      Class I-A-L1 Interest           Class I-A-1 Certificates

      Class I-A-L2 Interest           Class I-A-2 Certificates

      Class I-A-L3 Interest           Class I-A-3 Certificates, Class I-A-8
                                      Certificates, Class I-A-9 Certificates,
                                      Class I-A-10 Certificates, Class I-A-11
                                      Certificates, Class I-A-12 Certificates
                                      and Class I-A-13 Certificates and
                                      Class I-A-7C Component

      Class I-A-L4 Interest           Class I-A-4 Certificates and Class I-A-5
                                      Certificates and Class I-A-7F Component,

      Class I-A-L6 Interest           Class I-A-6 Certificates and Class I-A-7A
                                      Component, Class I-A-7B Component and
                                      Class I-A-7E Component,

      Class I-A-LPO Interest          Class I-A-PO Certificates

      Class I-A-LUR Interest          Class I-A-R Certificate

      Class II-A-L1 Interest          Class II-A-1 Certificates and Class
                                      II-A-9 Certificates

      Class II-A-L2 Interest          Class II-A-2 Certificates, Class II-A-3
                                      Certificates, Class II-A-4 Certificates,
                                      Class II-A-5 Certificates, Class II-A-6
                                      Certificates and Class II-A-7 Certificates

      Class II-A-L8 Interest          Class II-A-8 Certificates, Class II-A-10
                                      Certificates, Class II-A-11 Certificates,
                                      Class II-A-12 Certificates, Class II-A-13
                                      Certificates, Class II-A-14 Certificates,
                                      Class II-A-15 Certificates, Class II-A-16
                                      Certificates, Class II-A-17 Certificates,
                                      Class II-A-18 Certificates, Class II-A-19
                                      Certificates, Class II-A-20 Certificates,
                                      Class II-A-21 Certificates, Class II-A-22
                                      Certificates and Class II-A-23
                                      Certificates

      Class II-A-LPO Interest         Class II-A-PO Certificates

      Class B-L1 Interest             Class B-1 Certificates

      Class B-L2 Interest             Class B-2 Certificates

      Class B-L3 Interest             Class B-3 Certificates

      Class B-L4 Interest             Class B-4 Certificates

      Class B-L5 Interest             Class B-5 Certificates

      Class B-L6 Interest             Class B-6 Certificates


            Current Group I-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph first Clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Current Group II-A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph first Clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs first, fourth, seventh, tenth, thirteenth and sixteenth of Section 4.01(a)(ii) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the Aggregate Non-PO Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of the Trust Administrator. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.01.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.02.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deceased Holder: A Beneficial Owner of a Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificate who was living at the time such interest was acquired, whose death is deemed to have occurred pursuant to Section 4.07(b), and with respect to which the Trust Administrator has received through the Clearing Agency evidence of death satisfactory to the Trust Administrator and any tax waivers requested by the Trust Administrator.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate (other than the Class II-A-9 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to Class II-A-9 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Notional Amount.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Group I or Group II Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Fraud Loss.

            Excess Loss: Collectively any Excess Bankruptcy Losses, Excess Fraud Losses and Excess Special Hazard Losses.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Special Hazard Loss.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Group I-A Certificates and Class B Certificates is July 25, 2031, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended. The Final Scheduled Maturity Date for each Class of Group II-A Certificates (other than the Class II-A-13, Class II-A-20, Class II-A-21 and Class II-A-22 Certificates) is July 25, 2031. The Final Scheduled Maturity Date for the Class II-A-13 and Class II-A-21 Certificates is March 25, 2017. The Final Scheduled Maturity Date for the Class II-A-20 Certificates is June 25, 2011. The Final Scheduled Maturity Date for the Class II-A-22 Certificates is May 25, 2021.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan in Loan Group I or Loan Group II with a Mortgage Interest Rate greater than the sum of (a) 6.750%, (b) the applicable Servicing Fee Rate and
(c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the rate described in clause (i) or (ii), as applicable, which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $14,249,365.94 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Subordination Depletion Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Group: The Group I-A Certificates or the Group II-A Certificates.

            Group Subordinate Amount: Either of the Group I Subordinate Amount or the Group II Subordinate Amount.

            Group I: The Group I-A Certificates.

            Group I Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group I Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group I Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group I Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group I Mortgage Loans: the product of (i) the PO Fraction for each such Group I Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group I Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group I Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group I Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group I Aggregate Non-PO Principal Balance: The sum of the Class A Non-PO Principal Balance for Group I and the Group I Subordinate Amount.

            Group I Apportioned Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-7 Certificates) and Component or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group I-A Certificates or Component, the Interest Accrual Amount (determined without regard to clause (ii) of the definition thereof) and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group I Apportioned Principal Balance of such Class by (b) the sum of (i) the Group I Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group I Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

            Group I Class B Percentage: Any one of the Group I Class B-1 Percentage, Group I Class B-2 Percentage, Group I Class B-3 Percentage, Group I Class B-4 Percentage, Group I Class B-5 Percentage or Group I Class B-6 Percentage.

            Group I Class B Prepayment Percentage: Any of the Group I Class B-1 Prepayment Percentage, Group I Class B-2 Prepayment Percentage, Group I Class B-3 Prepayment Percentage, Group I Class B-4 Prepayment Percentage, Group I Class B-5 Prepayment Percentage or Group I Class B-6 Prepayment Percentage.

            Group I Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group I Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group I Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Percentage for such Distribution Date will be zero.

            Group I Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Percentage for such Distribution Date will be zero.

            Group I Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Percentage for such Distribution Date will be zero.

            Group I Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Percentage for such Distribution Date will be zero.

            Group I Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group I Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Percentage for such Distribution Date will be zero.

            Group I Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group I Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group I Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group I Interest Accrual Amount: As to any Distribution Date, the sum of the Group I-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group I Apportioned Principal Balances of the Class B Certificates.

            Group I Mortgage Loans: Those Mortgage Loans listed on Exhibit F-1A, F-2 and F-3A attached hereto.

            Group I Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group I Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group I Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group I-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group I Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group I Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group I Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group I Mortgage Loans made by the Master Servicer or the Trust Administrator pursuant to Section 3.03, and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group I Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group I Mortgage Loan by the Master Servicer or the Trust Administrator;

            (c) those portions of each payment of interest on a particular Group I Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest on Group I Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group I Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Group I Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group I Mortgage Loan substituted for a Group I Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group I Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group I Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group I Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)   Liquidation Profits in respect of Group I Mortgage Loans;

            (k)   Month End Interest in respect of Group I Mortgage Loans; and

            (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group I Mortgage Loans.

            Group I Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group I Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group I Scheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses Iy(i) and Iy(iv) of the definition of Group I-A Non-PO Optimal Principal Amount.

            Group I Subordinate Amount: As to any Distribution Date, the excess of (i) the Group I Pool Balance (Non-PO Portion) over (ii) the Group I-A Non-PO Principal Balance.

            Group I Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Percentage for such date.

            Group I Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group I-A Prepayment Percentage for such date.

            Group I Unscheduled Principal Amount: The sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Group I-A Percentage and (B) the sum of the amounts for such Mortgage Loan described in clauses Iy(ii) and Iy(iii) of the definition of Group I-A Non-PO Optimal Principal Amount, but without such amount being multiplied by the applicable Group I-A Prepayment Percentage.

            Group IA PAC Principal Amount: As defined in Section 4.01(b).

            Group IA Reduction Amount: As defined in Section 4.01(b).

            Group IB PAC Principal Amount: As defined in Section 4.01(b).

            Group IB Reduction Amount: As defined in Section 4.01(b).

            Group II: The Group II-A Certificates.

            Group II Adjusted Pool Amount: With respect to any Distribution Date, the aggregate of the Cut-Off Date Principal Balances of the Group II Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Group II Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Group II Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans that are Group II Mortgage Loans: the product of (i) the PO Fraction for each such Group II Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus
(B) the sum of (x) all amounts in respect of principal received in respect of such Group II Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Group II Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Group II Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Group II Apportioned Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates or Class B Certificates, the percentage calculated by dividing (a) in the case of a Class of Group II-A Certificates, the Interest Accrual Amount and in the case of a Class of Class B Certificates, the Apportioned Interest Accrual Amount for the Group II Apportioned Principal Balance of such Class by (b) the Group II Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II Apportioned Principal Balance: As to any Distribution Date and any Class of Class B Certificates, an amount equal to the product of (i) the Principal Balance of the Class of Class B Certificates and (ii) a fraction, the numerator of which is the Group II Subordinate Amount and the denominator of which is the sum of the Group I Subordinate Amount and the Group II Subordinate Amount.

            Group II Class B Percentage: Any one of the Group II Class B-1 Percentage, Group II Class B-2 Percentage, Group II Class B-3 Percentage, Group II Class B-4 Percentage, Group II Class B-5 Percentage or Group II Class B-6 Percentage.

            Group II Class B Prepayment Percentage: Any of the Group II Class B-1 Prepayment Percentage, Group II Class B-2 Prepayment Percentage, Group II Class B-3 Prepayment Percentage, Group II Class B-4 Prepayment Percentage, Group II Class B-5 Prepayment Percentage or Group II Class B-6 Prepayment Percentage.

            Group II Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Group II Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Group II Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Percentage for such Distribution Date will be zero.

            Group II Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Percentage for such Distribution Date will be zero.

            Group II Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Percentage for such Distribution Date will be zero.

            Group II Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Percentage for such Distribution Date will be zero.

            Group II Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Group II Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Percentage for such Distribution Date will be zero.

            Group II Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Group II Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Group II Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Group II Interest Accrual Amount: As to any Distribution Date, the sum of the Group II-A Interest Accrual Amount and the Apportioned Interest Accrual Amounts for the Group II Apportioned Principal Balances of the Class B Certificates.

            Group II Mortgage Loans: Those Mortgage Loans listed on Exhibits F-1B and F-3B attached hereto.

            Group II PAC Principal Amount: As defined in Section 4.01(b).

            Group II Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Group II Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and
(ii) the Scheduled Principal Balance of such Mortgage Loan.

            Group II Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Group II-A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Group II Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Group II Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made with respect to Group II Mortgage Loans by a Servicer pursuant to the related Servicing Agreement or Periodic Advances with respect to Group II Mortgage Loans made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts (including any Insurance Proceeds and Compensating Interest) with respect to a Group II Mortgage Loan required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest with respect to a Group II Mortgage Loan and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances with respect to a Group II Mortgage Loan by the Master Servicer or the Trust Administrator;

                  (c) those portions of each payment of interest on a particular Group II Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest on Group II Mortgage Loans due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers with respect to Group II Mortgage Loans after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Group II Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Group II Mortgage Loan substituted for a Group II Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Group II Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds with respect to any Group II Mortgage Loan which represents any unpaid Servicing Fee or Master Servicing Fee;

                  (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Group II Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                  (j) Liquidation Profits in respect of Group II Mortgage
      Loans;

                  (k) Month End Interest in respect of Group II Mortgage Loans; and

                  (l) all amounts reimbursable to a Servicer for PMI Advances in respect of Group II Mortgage Loans.

            Group II Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Group II Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Group II Reduction Amount: As defined in Section 4.01(b).

            Group II Subordinate Amount: As to any Distribution Date, the excess of (i) the Group II Pool Balance (Non-PO Portion) over (ii) the Group II-A Non-PO Principal Balance.

            Group II Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Percentage for such date.

            Group II Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Group II-A Prepayment Percentage for such date.

            Group I-A Certificate: Any Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-PO, Class I-A-R or Class I-A-LR Certificate.

            Group I-A Distribution Amount: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-PO Certificates), the amount, if any, distributable to such Class of Group I-A Certificates pursuant to Paragraphs first Clause (A), second Clause (A) and third Clause (A)(1) of
Section 4.01(a)(i). As to any Distribution Date and the Class I-A-PO Certificates, the amount distributable to the Class I-A-PO Certificates pursuant to Paragraphs third Clause (A)(2) and fourth Clause (A) of Section 4.01(a)(i) on such Distribution Date.

            Group I-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class I-A Certificates with respect to such Distribution Date.

            Group I-A Interest Percentage: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-7 Certificates) and any Component, the percentage calculated by dividing the Interest Accrual Amount of such Class or Component (determined without regard to clause (ii) of the definition thereof) by the Group I-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group I-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group I-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (A) of Section 4.01(a)(i) including, in the case of each Class of Accrual Certificates and the Class I-A-7 Certificates with respect to their Accrual Components prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof. As to any Distribution Date and any Class I-A-7 Component, the product of (a) the Group I-A Interest Shortfall Amount of the Class I-A-7 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the Interest Accrual Amount for such Component and the denominator of which is the Interest Accrual Amount for the Class I-A-7 Certificates.

            Group I-A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Group I-A Certificates (other than the Accrual Certificates of Group I and the Class I-A-7 and Class I-A-PO Certificates), (ii) with respect to each Class of Accrual Certificates of Group I, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates; and (iii) with respect to each Accrual Component, the lesser of the Principal Balance of such Accrual Component and the Original Principal Balance of such Accrual Component.

            Group I-A Loss Percentage: As to any Determination Date and any Class of Group I-A Certificates (other than the Class I-A-7 and Class I-A-PO Certificates) or Component, the percentage calculated by dividing the Principal Balance of such Class or Component (or, in the case of a Class of Accrual Certificates or an Accrual Component, the Original Principal Balance of such Class or Component, if lower) by the Group I-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group I-A Certificates or Component not then outstanding), in each case determined as of the preceding Determination Date.

            Group I-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group I-A Interest Accrual Amount,
(ii) the Aggregate Group I-A Unpaid Interest Shortfall and (iii) the Group I-A Non-PO Optimal Principal Amount.

            Group I-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group I Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Group I-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group I-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group I-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Group I-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group I-A Prepayment Percentage of the Non-PO Recovery for Loan Group I for such Distribution Date.

            Group I-A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group I-A Certificates pursuant to Paragraph third Clause (A)(1) of Section 4.01(a)(i).

            Group I-A Non-PO Principal Balance: As of any date, an amount equal to the Group I-A Principal Balance less the Principal Balance of the Class I-A-PO Certificates.

            Group I-A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the Accrual Distribution Amounts, if any, with respect to such Distribution Date of the Accrual Certificates of Group I and the Accrual Components and (ii) the Group I-A Non-PO Principal Amount with respect to such Distribution Date.

            Group I-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group I-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group I Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group I-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group I-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in June 2006, 100%. As to any Distribution Date subsequent to June 2006 to and including the Distribution Date in June 2007, the Group I-A Percentage as of such Distribution Date plus 70% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2007 to and including the Distribution Date in June 2008, the Group I-A Percentage as of such Distribution Date plus 60% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2008 to and including the Distribution Date in June 2009, the Group I-A Percentage as of such Distribution Date plus 40% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2009 to and including the Distribution Date in June 2010, the Group I-A Percentage as of such Distribution Date plus 20% of the Group I Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2010, the Group I-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group I-A Certificates on any Distribution Date of the Group I-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group I-A Non-PO Principal Balance below zero, the Group I-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group I-A Non-PO Principal Balance to zero and thereafter the Group I-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A Percentage, respectively, the Group I-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group I-A Prepayment Percentage described in the second through sixth sentences of this definition of Group I-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group I-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group I-A Prepayment Percentage for the Distribution Date occurring in the June preceding such Distribution Date (it being understood that for the purposes of the determination of the Group I-A Prepayment Percentage for the current Distribution Date, the current Group I-A Percentage and Group I Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage or the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group II-A Prepayment Percentage" shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group I Subordinate Amount or Group II Subordinate Amount, as applicable or (b) cumulative Realized Losses on the Group I Mortgage Loans or the Group II Mortgage Loans exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including July 2006 and June 2007 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including July 2007 and June 2008, (3) 40% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including July 2008 and June 2009, (4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including July 2009 and June 2010, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after July 2010. With respect to any Distribution Date on which the Group I-A Prepayment Percentage is reduced below the Group I-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group I-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Group I-A Certificates.

            Group I-A Shortfall Percentage: As to any Distribution Date and any Class of Group I-A Certificates (other than the Class I-A-7 Certificates) or Component, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class or Component by the Aggregate Group I-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group II-A Certificate: Any Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-20, Class II-A-21, Class II-A-22, Class II-A-23 and Class II-A-PO Certificate.

            Group II-A Distribution Amount: As to any Distribution Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the amount distributable, if any, to such Class of Group II-A Certificates pursuant to Paragraphs first Clause (B), second Clause (B) and third Clause
(B)(1) of Section 4.01(a)(i). As to any Distribution Date and the Class II-A-PO Certificates, the amount distributable to the Class II-A-PO Certificates pursuant to Paragraphs third Clause (B)(2) and fourth Clause (B) of Section 4.01(a)(i) on such Distribution Date.

            Group II-A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Group II-A Certificates with respect to such Distribution Date.

            Group II-A Interest Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Group II-A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Group II-A Interest Shortfall Amount: As to any Distribution Date and any Class of Group II-A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first Clause (B) of Section 4.01(a)(i).

            Group II-A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Group II-A Certificates (other than the Accrual Certificates of Group II and the Class II-A-PO Certificates) and (ii) with respect to each Class of Accrual Certificates of Group II, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates.

            Group II-A Loss Percentage: As to any Determination Date and any Class of Group II-A Certificates (other than the Class II-A-PO Certificates), the percentage calculated by dividing the Principal Balance of such Class (or, in the case of a Class of Accrual Certificates, the Original Principal Balance of such Class, if lower) by the Group II-A Loss Denominator (determined without regard to any such Principal Balance of any Class of Group II-A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Group II-A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Group II-A Interest Accrual Amount,
(ii) the Aggregate Group II-A Unpaid Interest Shortfall and (iii) the Group II-A Non-PO Optimal Principal Amount.

            Group II-A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Group II Mortgage Loan that is an Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                  (i) the Group II-A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Group II-A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                  (iii) the Group II-A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

                  (iv) the Group II-A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

      (II) the Group II-A Prepayment Percentage of the Non-PO Recovery for Loan Group II for such Distribution Date.

            Group II-A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Group II-A Certificates pursuant to Paragraph third Clause (B)(1) of Section 4.01(a)(i).

            Group II-A Non-PO Principal Balance: As of any date, an amount equal to the Group II-A Principal Balance less the Principal Balance of the Class II-A-PO Certificates.

            Group II-A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the Accrual Distribution Amounts, if any, with respect to such Distribution Date for the Accrual Certificates of Group II and (ii) the Group II-A Non-PO Principal Amount with respect to such Distribution Date.

            Group II-A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Group II-A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Group II Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Group II-A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Group II-A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in June 2006, 100%. As to any Distribution Date subsequent to June 2006 to and including the Distribution Date in June 2007, the Group II-A Percentage as of such Distribution Date plus 70% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2007 to and including the Distribution Date in June 2008, the Group II-A Percentage as of such Distribution Date plus 60% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2008 to and including the Distribution Date in June 2009, the Group II-A Percentage as of such Distribution Date plus 40% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2009 to and including the Distribution Date in June 2010, the Group II-A Percentage as of such Distribution Date plus 20% of the Group II Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to June 2010, the Group II-A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Group II-A Certificates on any Distribution Date of the Group II-A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Group II-A Non-PO Principal Balance below zero, the Group II-A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Group II-A Non-PO Principal Balance to zero and thereafter the Group II-A Prepayment Percentage shall be zero and (ii) if the Group I-A Percentage or Group II-A Percentage as of any Distribution Date is greater than the Original Group I-A Percentage or Original Group II-A Percentage, respectively, the Group II-A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Group II-A Prepayment Percentage described in the second through sixth sentences of this definition of Group II-A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Group II-A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Group II-A Prepayment Percentage for the Distribution Date occurring in the June preceding such Distribution Date (it being understood that for the purposes of the determination of the Group II-A Prepayment Percentage for the current Distribution Date, the current Group II-A Percentage and Group II Subordinated Percentage shall be utilized). No reduction in either the Group I-A Prepayment Percentage or the Group II-A Prepayment Percentage referred to in the second through sixth sentences hereof or the definition of "Group I-A Prepayment Percentage" shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Group I Mortgage Loans or Group II Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the Group I Subordinate Amount or Group II Subordinate Amount, as applicable or (b) cumulative Realized Losses on the Group I Mortgage Loans or the Group II Mortgage Loans exceed (1) 30% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including July 2006 and June 2007 (2) 35% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance if such Distribution Date occurs between and including July 2007 and June 2008, (3) 40% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including July 2008 and June 2009, (4) 45% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs between and including July 2009 and June 2010, and (5) 50% of the Original Group I Subordinated Principal Balance or Original Group II Subordinated Principal Balance, as applicable, if such Distribution Date occurs during or after July 2010. With respect to any Distribution Date on which the Group II-A Prepayment Percentage is reduced below the Group II-A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Group II-A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class II-A Certificates and Class II-A-PO Certificates.

            Group II-A Shortfall Percentage: As to any Distribution Date and any Class of Group II-A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Group II-A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

            Group A Non-PO Principal Balance: Any of the Group I-A Non-PO Principal Balance and Group II-A Non-PO Principal Balance.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Individual Certificate: A Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificate which evidences $1,000 Original Principal Balance.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class I-A-7, Class II-A-8, Class I-A-PO and Class II-A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class or, in the case of the Class II-A-9 Certificates, the Class II-A-9 Notional Amount, as of the Determination Date immediately preceding such Distribution Date minus
(ii) the sum of (A) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date allocated pursuant to Section 4.02(e), (B) the Group I-A Interest Percentage or Group II-A Interest Percentage of such Class of the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Group I-A Certificates or to the Group II-A Certificates, as applicable, on or after the Subordination Depletion Date pursuant to Section 4.02(e) and (C) the Class A Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date. The Interest Accrual Amount for the Class I-A-7 Certificates will equal the sum of the Interest Accrual Amounts for the Class I-A-7A Component, the Class I-A-7B Component, the Class I-A-7C Component, the Class I-A-7D Component, the Class I-A-7E Component and the Class I-A-7F Component. The Class II-A-8, Class I-A-PO and Class II-A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Component, (i) the product of
(a) 1/12th of the Component Rate for such Component and (b) the Principal Balance of such Component or, in the case of the Class I-A-7C Component, the Class I-A-7D Component and the Class I-A-7F Component, the Class I-A-7C Notional Amount, the Class I-A-7D Notional Amount and the Class I-A-7F Notional Amount, respectively, as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Group I Apportioned Interest Percentage of such Component of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to Group I Mortgage Loans with respect to such Distribution Date allocated pursuant to Section 4.02(e),
(B) the Group I-A Interest Percentage of such Component of the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Group I-A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e) and (C) the Class A Interest Percentage of such Component of any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the sum of (A) the Class B Interest Percentage of such Class of any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (B) the Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable, of such Class of the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses attributable to the Group I Mortgage Loans or Group II Mortgage Loans, respectively, with respect to such Distribution Date allocated pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Living Holder: Beneficial Holder of a Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificate other than a Deceased Holder.

            Loan Group I: The Group I Mortgage Loans.

            Loan Group II: The Group II Mortgage Loans.

            Loan Group: Any of Loan Group I or Loan Group II.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 4.01(a)(iii).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.22.

            MERS: As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Wells Fargo Funding, Inc., as purchaser.

            Month End Interest: As defined in each Servicing Agreement or with respect to the Cendant Servicing Agreement, the amount defined as "Compensating Interest".

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Month End Interest: As defined in each Servicing Agreement.

            Moody's: Moody's Investors Service, Inc., or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of June 28, 2001 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1A, F-1B, F-2, F-3A and F-3B, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

             (i)  the Mortgage Loan identifying number;

            (ii)  the city, state and zip code of the Mortgaged Property;

           (iii)  the type of property;

            (iv)  the Mortgage Interest Rate;

             (v)  the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

           (vii)  the original number of months to maturity;

          (viii)  the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

             (x)  the Loan-to-Value Ratio at origination;

            (xi)  whether such Mortgage Loan is a Subsidy Loan;

           (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii)  the applicable Servicing Fee Rate;

           (xiv)  the Master Servicing Fee Rate;

            (xv)  Fixed Retained Yield Rate, if applicable; and

           (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 and 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.21 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.22 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Group I or Group II Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

            Non-PO Recovery: As to any Distribution Date and each Loan Group, the amount of all Recoveries for Group I Mortgages Loans or Group II Mortgage Loans, as applicable, received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class I-A-PO Recovery or Class II-A-PO Recovery, as applicable, for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trust Administrator, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Group I-A Certificates and Group II-A Certificates according to the percentage obtained by dividing the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance, as applicable, by the Aggregate Non-PO Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the Aggregate Non-PO Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(g).

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or seventh sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Aggregate Non-PO Principal Balance. The Aggregate Non-PO Principal Balance as of the Cut-Off Date, as set forth in Section 11.06.

            Original Aggregate Subordinate Percentage: The Aggregate Subordinate Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Original Group I Subordinated Principal Balance: The aggregate of the Group I Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.09.

            Original Group II Subordinated Principal Balance: The aggregate of the Group II Apportioned Principal Balances of the Class B Certificates as of the Cut-Off Date, as set forth in Section 11.10.

            Original Group I-A Percentage: The Group I-A Percentage as of the Cut-Off Date, as set forth in Section 11.03.

            Original Group II-A Percentage: The Group II-A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.08.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.12.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.13.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.14.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.15.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the Original Aggregate Non-PO Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.16.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.11.

            Original Notional Amount: The Original Notional Amount of the Class II-A-9 Certificates and the Class I-A-7C, Class I-A-7D and Class I-A-7F Component, as set forth in Section 11.05(a).

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Principal Balances of the Class I-A-7 Components as set forth in
Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.11.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-3A hereto and any of the Group II Mortgage Loans identified in Exhibit F-3B hereto, as such Exhibits may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements (or in the case of each Mortgage Loan serviced by Cendant Mortgage Corporation, the documents specified in the MLCC Mortgage Loan Purchase Agreement) under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            PAC Certificates: The Class I-A-1, Class I-A-2, Class I-A-8, Class I-A-9, Class I-A-13, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates and the Class I-A-7A Component.

            PAC Group: The Group IA PAC Certificates, the Group IB PAC Certificates and Component and the Group II PAC Certificates.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate (other than the Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 and Class II-A-17 Certificates) of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class II-A-9 Certificate, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Notional Amount of such Class. With respect to the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 and Class II-A-17 Certificates, the undivided percentage interest obtained by dividing the then-outstanding principal balance of such Certificate by the Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Balance (Non-PO Portion): Any of the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion).

            Pool Scheduled Principal Balance: The sum of the Group I Pool Scheduled Principal Balance and Group II Pool Scheduled Principal Balance.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

  Distribution Date Occurring In                                   Prepayment
  ------------------------------                                      Shift
                                                                   Percentage
                                                                   ----------
  July 2001 through June 2002...................................         0%
  July 2002 through June 2003....................................       40%
  July 2003 through June 2004....................................       50%
  July 2004 through June 2005....................................       60%
  July 2005 through June 2006....................................       70%
  July 2006 and thereafter.......................................      100%

            Principal Accretion Amount: With respect to any Class of Accrual Certificates and any Accrual Component and as to the Distribution Date prior to the applicable Accretion Termination Date, an amount with respect to such Class or Component equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Accrual Distribution Amount with respect to such Distribution Date.

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class I-A-7 and Class II-A-9 Certificates), the Class I-A-7A Component, the Class I-A-7B Component and the Class I-A-7E Component, the Original Principal Balance of such Class or Component. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class I-A-7, Class II-A-9, Class I-A-PO and Class II-A-PO Certificates), the Original Principal Balance of such Class or Component (increased in the case of a Class of Accrual Certificates or an Accrual Component by the Principal Accretion Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates or Accrual Component) less the sum of (a) all amounts previously distributed in respect of such Class or Component on prior Distribution Dates
(i) pursuant to Paragraph third clauses (A)(1) and (B)(1) of Section 4.01(a)(i) and from the Rounding Account, (ii) pursuant to Clause (iii) of Section 4.01(b),
(iii) as a result of a Principal Adjustment and (iv) if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class or Component pursuant to Section 4.02(b). After the Subordination Depletion Date, each such Principal Balance will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Group I-A Loss Percentage or Group II-A Loss Percentage, as applicable, of such Class or Component and the difference, if any, between (i) the Group I Non-PO Principal Balance or Group II Non-PO Principal Balance, as applicable, as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Group I Adjusted Pool Amount or Group II Adjusted Pool Amount, as applicable, for the preceding Distribution Date and (B) the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            The Class II-A-9 Certificates are interest only Certificates and have no Principal Balance.

            As of any Determination Date, the Principal Balance of the Class I-A-7 Certificates will equal the sum of the Principal Balances of the Class I-A-7A, Class I-A-7B and Class I-A-7E Components.

            As of any subsequent Determination Date prior to the Subordination Depletion Date and as to the Class I-A-PO and Class II-A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class I-A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (A)(2) and fourth Clause
(A) of Section 4.01(a)(i), or all amounts previously distributed in respect of the Class II-A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B)(2) and fourth Clause (B) of Section 4.01(a)(i), as applicable, and (b) the Realized Losses allocated through such Determination Date to the Class I-A-PO or Class II-A-PO Certificates, as applicable, pursuant to Section 4.02(b). After the Subordination Depletion Date, the Group I Adjusted Pool Amount (PO Portion) or Group II Adjusted Pool Amount (PO Portion), as applicable, for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class or Component will be increased on any Determination Date such that the Principal Balance of such Class or Component exceeds its Original Principal Balance (plus any Accrual Distribution Amounts previously added to the Principal Balance of a Class of Accrual Certificates or Accrual Component) less all amounts previously distributed in respect of such Class or Component on prior Distribution Dates pursuant to Paragraph third Clauses (A)(1) or (B)(1) of Section 4.01(a)(i), Paragraph third Clauses (A)(2) or (B)(2) of Section 4.01(a)(i), or Paragraphs third, sixth, ninth, twelfth, fifteenth or eighteenth of Section 4.01(a)(ii).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Priority Amount: For any Distribution Date means the lesser of
(i)the sum of the Principal Balances of the Class I-A-1,Class I-A-2,Class I-A-4 and Class I-A-5 Certificates and the Class I-A-7A and Class I-A-7B Components and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Group I Scheduled Principal Amount and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage and
(3)the Group I Unscheduled Principal Amount.

            Priority Percentage: The Principal Balances of the Class I-A-1,Class I-A-2,Class I-A-4 and Class I-A-5 Certificates and the Class I-A-7A and Class I-A-7B Components plus $12,000,000 divided by the Group I-A Non-PO Principal Balance.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated May 21, 2001 as supplemented by the prospectus supplement dated June 25, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates (other than the Class I-A-R and Class I-A-LR Certificates) are S&P and Moody's. The Rating Agency for the Class I-A-R, Class I-A-LR, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is S&P. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean A-1 in the case of S&P, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of S&P and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Reduction Amount: As defined in Section 4.01(b).

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate. The Reserve Fund, the Policy and the Policy Payment Account are not part of either REMIC.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rounding Account: The special account established with the Trust Administrator and maintained by the Trust Administrator pursuant to Section 4.07(e). The Rounding Account shall be an Eligible Account.

            Rounding Amount: With respect to any Distribution Date, the amount, if any, required to be withdrawn from the Rounding Account pursuant to Section 4.07(e).

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P: Standard and Poor's, a division of The McGraw Hill Companies, Inc., or its successor in interest.

            Scheduled Certificates and Component: The Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-10, Class I-A-11, Class I-A-12, Class II-A-5 and Class II-A-6 Certificates and the Class 1-A-7E Component.

            Scheduled Group: The Group IA Scheduled Certificates, the Group IB Scheduled Certificates and the Group II Scheduled Certificates.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, National City Mortgage Co., HomeSide Lending, Inc., Chase Manhattan Mortgage Corporation, Colonial Savings, F.A., Bank of Oklahoma, N.A., Firstar Bank, N.A., The Huntington Mortgage Company, HSBC Mortgage Corporation (USA), Countrywide Home Loans, Inc., CUNA Mutual Mortgage Corporation, First Union Mortgage Corporation and Cendant Mortgage Corporation, as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.21.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

  Distribution Date Occurring In                                      Shift
  ------------------------------                                   Percentage
                                                                   ----------
  July 2001 through June 2002...................................         0%
  July 2002 and thereafter.......................................      100%

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.20.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $7,124,683.00 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the Subordination Depletion Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which each of the Group I-A Percentage and Group II-A Percentage (in each case, determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Surety Bond: The Surety Bond, as defined in the Cendant Servicing Agreement.

            Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure, all of the Seller's right, title and interest in and to the Rounding Account.

            Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-1A hereto and any of the Group II Mortgage Loans identified in Exhibit F-1B hereto, as such Exhibits may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Type 2 Mortgage Loan: Any of the Group I Mortgage Loans identified in Exhibit F-2, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Prior Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Uncertificated Lower-Tier Interest: Any of the Class I-A-L1 Interest, Class I-A-L2 Interest, Class I-A-L3 Interest, Class I-A-L4 Interest, the Class I-A-L6 Interest, the Class I-A-LPO Interest, the Class I-A-LUR Interest, the Class II-A-L1 Interest, Class II-A-L2 Interest, Class II-A-L8 Interest, the Class II-A-LPO Interest, the Class B-L1 Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class I-A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class II-A-9 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Group I-A Principal Balance, the Group II-A Principal Balance and the Class B Principal Balance; provided that, if the Principal Balance of the Class I-A-7 Certificates has been reduced to zero and the Class I-A-7C Notional Amount, Class I-A-7D Notional Amount or Class I-A-7F Notional Amount is greater than zero, the Class I-A-7 Certificates will be entitled to 1% of the aggregate Voting Interest represented by the remaining Certificates and each other remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest based on the outstanding Principal Balance of such Class. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans and Type 2 Mortgage Loans initially by WFHM.

            SECTION 1.02     ACTS OF HOLDERS.
                             ----------------

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary. (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03    EFFECT OF HEADINGS AND TABLE OF CONTENTS.
                            -----------------------------------------

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04    BENEFITS OF AGREEMENT.
                            ----------------------

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01    CONVEYANCE OF MORTGAGE LOANS.
                            -----------------------------

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator, on behalf of the Trustee, or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trust Administrator, on behalf of the Trustee, will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trust Administrator agrees that any recordation of assignments in the name of the Trust Administrator shall be on behalf of the Trustee for the benefit of the Certificateholders. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trust Administrator on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator, on behalf of the Trustee, in a form suitable for recordation, if (i) with respect to a particular state the Trust Administrator has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02    ACCEPTANCE BY TRUST ADMINISTRATOR.
                            ----------------------------------

            The Trust Administrator, on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section
2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trust Administrator, on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this
Section 2.02.

            The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.
                            --------------------------------------------

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii)Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection (b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trust Administrator, on behalf of the Trustee or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04    EXECUTION AND DELIVERY OF CERTIFICATES.
                            ---------------------------------------

            The Trustee acknowledges (i) the assignment to it of the Mortgage Loans and (ii) the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders. The Trust Administrator acknowledges the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.
                            ---------------------------------------------------

            The Seller hereby designates the Classes of Class A Certificates (other than the Class I-A-R and Class I-A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class I-A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class I-A-L1 Interest, Class I-A-L2 Interest, Class I-A-L3 Interest, Class I-A-L4 Interest, Class I-A-L6 Interest, Class I-A-LPO Interest, Class I-A-LUR Interest, Class II-A-L1 Interest, Class II-A-L2 Interest, Class II-A-L8 Interest, Class II-A-LPO Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class I-A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is July 25, 2031 for purposes of Code Section 860G(a)(1).

            SECTION 2.06    OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.
                            ----------------------------------------

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Group I or Group II a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in
Section 2.02, shall be deposited in the Certificate Account.

                                  ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01    CERTIFICATE ACCOUNT.
                            --------------------
            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof. (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received pursuant to the Surety Bond and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master
Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.08 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02    PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.
                            ---------------------------------------------------

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

            (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03    ADVANCES BY MASTER SERVICER AND TRUST ADMINISTRATOR.
                            ----------------------------------------------------

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to made Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be,
(ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04    TRUST ADMINISTRATOR TO COOPERATE;
                            RELEASE OF OWNER MORTGAGE LOAN FILES.
                            -------------------------------------

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05 REPORTS TO THE TRUST ADMINISTRATOR; ANNUAL COMPLIANCE STATEMENTS.
                            ------------------------------------------

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.
                            --------------------------------------------

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07    AMENDMENTS TO SERVICING AGREEMENTS,
                            MODIFICATION OF STANDARD PROVISIONS.
                            ------------------------------------

            (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
(i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08    OVERSIGHT OF SERVICING.
                            -----------------------

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Upper-Tier REMIC or Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided however that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator, on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trust Administrator, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or the Lower-Tier REMIC.

            Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trustee and the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09   TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.
                           -----------------------------------------------------
            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller, the Trust Administrator and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the WFHM Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the WFHM Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the WFHM Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10    APPLICATION OF NET LIQUIDATION PROCEEDS.
                            ----------------------------------------

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.


            SECTION 3.11    ACT REPORTS.
                            ------------

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01    DISTRIBUTIONS.
                            --------------

            (a) On each Distribution Date, the Group I Pool Distribution Amount and Group II Pool Distribution Amount will be applied in the following amounts, to the extent the Group I Pool Distribution Amount and Group II Pool Distribution Amount are sufficient therefor, in the manner and in the order of priority as follows, subject to adjustment in accordance with Section 4.01(b)(iii) below:

            (i) with respect to the Group I-A Certificates and Group II-A Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, respectively, as follows:

                  first, (A) to the Classes of Group I-A Certificates, pro rata, based upon their respective Interest Accrual Amounts in an aggregate amount up to the Group I-A Interest Accrual Amount with respect to such Distribution Date; or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Group II-A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates and each Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates or Components, in each case in accordance with Section 4.01(b);

                  second, (A) to the Classes of Group I-A Certificates, pro
            rata, based upon their respective Class A Unpaid Interest Shortfalls in an aggregate amount up to the Aggregate Group I-A Unpaid Interest Shortfall; or (B) to the Classes of Group II-A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Group II-A Unpaid Interest Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to each Class of Accrual Certificates and each Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates or Components, in each case in accordance with Section 4.01(b);

                  third, (A) concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and the Class I-A-PO Certificates, pro rata, based on their respective Group I-A Non-PO Optimal Principal Amount and Class I-A-PO Optimal Principal Amount,
            (1) to the Classes of Group I-A Certificates (other than the Class I-A-PO Certificates), in an aggregate amount up to the Group I-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(i) or Section 4.01(c), as applicable, and (2) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Optimal Principal Amount; or (B) concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and the Class II-A-PO Certificates, pro rata, based on their respective Group II-A Non-PO Optimal Principal Amount and Class II-A-PO Optimal Principal Amount, (1) to the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates), in an aggregate amount up to the Group II-A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b)(ii) or Section 4.01(c), as applicable, and (2) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Optimal Principal Amount;

                  fourth, (A) to the Class I-A-PO Certificates in an amount up to the Class I-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; or (B) to the Class II-A-PO Certificates in an amount up to the Class II-A-PO Deferred Amount from amounts otherwise distributable (without regard to this Clause (i) Paragraph fourth) first to the Class B-6 Certificates pursuant to Clause (ii) Paragraph eighteenth, below, second to the Class B-5 Certificates pursuant to Clause (ii) Paragraph fifteenth, below, third to the Class B-4 Certificates pursuant to Clause (ii) Paragraph twelfth, below, fourth to the Class B-3 Certificates pursuant to Clause (ii) Paragraph ninth, below, fifth to the Class B-2 Certificates pursuant to Clause (ii) Paragraph sixth below, and sixth to the Class B-1 Certificates pursuant to Clause (ii) Paragraph third below; provided, however, to the extent necessary to reduce the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount to zero, any amounts otherwise distributable to a Class of Class B Certificates will be allocated pro rata between the Class I-A-PO Deferred Amount and the Class II-A-PO Deferred Amount; and

            (ii) to the Class B Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, subject to Section 4.01(b)(iii), as follows:

                  first, to the Class B-1 Certificates in an amount up to the
            Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

                  second, to the Class B-1 Certificates in an amount up to the
            Class B-1 Unpaid Interest Shortfall;

                  third, to the Class B-1 Certificates in an amount up to the
            Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Clause (ii) Paragraph third will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

                  fourth, to the Class B-2 Certificates in an amount up to the
            Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

                  fifth, to the Class B-2 Certificates in an amount up to the
            Class B-2 Unpaid Interest Shortfall;

                  sixth, to the Class B-2 Certificates in an amount up to the
            Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Clause (ii) Paragraph sixth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

                  seventh, to the Class B-3 Certificates in an amount up to the
            Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

                  eighth, to the Class B-3 Certificates in an amount up to the
            Class B-3 Unpaid Interest Shortfall;

                  ninth, to the Class B-3 Certificates in an amount up to the
            Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Clause (ii) Paragraph ninth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

                  tenth, to the Class B-4 Certificates in an amount up to the
            Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

                  eleventh, to the Class B-4 Certificates in an amount up to the
            Class B-4 Unpaid Interest Shortfall;

                  twelfth, to the Class B-4 Certificates in an amount up to the
            Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Clause (ii) Paragraph twelfth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

                  thirteenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

                  fourteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

                  fifteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Clause (ii) Paragraph fifteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above;

                  sixteenth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

                  seventeenth, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

                  eighteenth, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Clause (ii) Paragraph eighteenth will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount as provided in Clause (i) Paragraph fourth above; and

                  nineteenth, to the Holder of the Class I-A-R Certificate, any
            amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class I-A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class I-A-7, Class I-A-R and Class I-A-LR Certificates) has been reduced to zero or, in the case of the Class I-A-7 Certificates, after the latter to occur of (i) the Principal Balance of such Class has been reduced to zero or (ii) the Class I-A-7C Notional Amount, Class I-A-7D Notional Amount and Class I-A-7F Notional Amount have each been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (iii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class I-A-L1 Interest and Class I-A-L2 Interest) shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes, Component or Components, in each case to the extent actually distributed (or, in the case of a Class of Accrual Certificates or an Accrual Component, added to their Principal Balance) thereon. On each Distribution Date, the Class I-A-L1 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class I-A-1 Certificates and (ii) the product of the Class I-A-L1 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class I-A-7D Component. On each Distribution Date, the Class I-A-L2 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class I-A-2 Certificates and (ii) the product of the Class I-A-L2 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Class A Unpaid Interest Shortfalls in each case actually distributed on the Class I-A-7D Component. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components.

            The pass-through rate with respect to the Class I-A-L1, Class I-A-L2, Class I-A-L3, Class I-A-L4, Class I-A-L6, Class II-A-L1, Class II-A-L2 and Class II-A-L8 Interest shall be 6.750%. The pass-through rate with respect to the Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be equal to the Class B Pass-Through Rate. The Class I-A-LPO Interest and Class II-A-PLO Interest are principal-only interests and are not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) (i) The Class II-A-9 Certificates are interest only Certificates and are not entitled to distributions in respect of principal.

      On each Distribution Date prior to the Subordination Depletion Date, the Group I-A Non-PO Principal Distribution Amount will be distributed in reduction of the Principal Balances of the Classes of Group I-A Certificates (other than the Principal Balance of the Class I-A-PO Certificates) sequentially as follows:

      On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-13 Certificates, the Accrual Distribution Amount for the Class I-A-13 Certificates will be distributed sequentially as follows:

      first, concurrently, to the Class I-A-8 and Class I-A-9 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

      second, to the Class I-A-13 Certificates, until the Principal Balance thereof has been reduced to zero.

      On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-12 Certificates, the Accrual Distribution Amount for the Class I-A-12 Certificates will be distributed sequentially, to the Class I-A-10, Class I-A-11 and Class I-A-12 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero.

      On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-7E Component, the Accrual Distribution Amount for the Class I-A-7E Component will be distributed sequentially as follows:

      first, concurrently, as follows:

            (A) 19.5010597103% sequentially, to the Class I-A-10, Class I-A-11 and Class I-A-12 Certificates, in that order, until the Principal Balance of each such

            Class has been reduced to zero; and

            (B) 80.4989402897% sequentially, as follows:

                  (a) sequentially, up to the Group IA PAC Principal Amount as follows:

                        (i) concurrently, to the Class I-A-8 and Class I-A-9
                  Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                        (ii) to the Class I-A-13 Certificates, until the
                  Principal Balance thereof has been reduced to zero;

                  (b) to the Class I-A-3 Certificates, until the Principal
            Balance thereof has been reduced to zero;

                  (c) sequentially, as follows:

                        (i) concurrently, to the Class I-A-8 and Class I-A-9
                  Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                        (ii) to the Class I-A-13 Certificates, until the
            Principal Balance thereof has been reduced to zero; and

      second, to the Class I-A-7E Component, until the Principal Balance thereof has been reduced to zero.

      On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-6 Certificates, the Accrual Distribution Amount for the Class I-A-6 Certificates will be distributed sequentially as follows:

      first, concurrently, as follows:

            (A) 19.5010597103% sequentially, to the Class I-A-10,Class I-A-11 and Class I-A-12 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

            (B) 80.4989402897% sequentially, as follows:

                  (a) sequentially, up to the Group IA PAC Principal Amount, as follows:

                        (i) concurrently, to the Class I-A-8 and Class I-A-9
                  Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                        (ii) to the Class I-A-13 Certificates, until the
                  Principal Balance thereof has been reduced to zero;

                  (b) to the Class I-A-3 Certificates, until the Principal
            Balance thereof has been reduced to zero; and

                  (c) sequentially, as follows:

                        (i) concurrently, to the Class I-A-8 and Class I-A-9
                  Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                        (ii) to the Class I-A-13 Certificates, until the
                  Principal Balance thereof has been reduced to zero; and

      second, sequentially, to the Class I-A-7E Component and the Class I-A-6 Certificates, in that order, until the Principal Balance of each such Class and Component has been reduced to zero.

      On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-7A Component, the Accrual Distribution Amount for the Class I-A-7A Component will be distributed sequentially, to the Class I-A-1 and Class I-A-2 Certificates and the Class I-A-7A Component, in that order, until the Principal Balance of each such Class and Component has been reduced to zero.

      On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-7B Component, the Accrual Distribution Amount for the Class I-A-7B Component will be distributed sequentially, to the Class I-A-4 and Class I-A-5 Certificates and the Class I-A-7B Component, in that order, until the Principal Balance of each such Class and Component has been reduced to zero.

      On each Distribution Date occurring prior to the Subordination Depletion Date, the Group I-A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Group I-A Certificates (other than the Class I-A-PO Certificates) and Components, sequentially, as follows:

      first, concurrently, to the Class I-A-R and Class I-A-LR Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

      second, sequentially, as follows, up to the Priority Amount:

            (A) sequentially, up to the Group IB PAC Principal Amount, to the Class I-A-1 and Class I-A-2 Certificates and the Class I-A-7A Component, in that order, until the Principal Balance of each such Class and Component has been reduced to zero;

            (B) sequentially, up to the Group IA Reduction Amount, to the Class I-A-4 and Class I-A-5 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

            (C) concurrently, until the Principal Balances of the Class I-A-4 and Class I-A-5 Certificates have been reduced to zero, as follows:

                  (a) 70.00% sequentially, to the Class I-A-4 and Class I-A-5
            Certificates, in that order; and

                  (b) 30.00% to the Class I-A-7B Component;

            (D) to the Class I-A-7B Component, until the Principal Balance thereof has been reduced to zero; and

            (E) sequentially, to the Class I-A-1 and Class I-A-2 Certificates and the Class I-A-7A Component, in that order, until the Principal Balance of each such Class and Component has been reduced to zero;

      third, concurrently, up to the Group IB Reduction Amount, as follows:

            (A) 19.5010597103% sequentially, to the Class I-A-10, Class I-A-11 and Class I-A-12 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

            (B) 80.4989402897% sequentially, as follows:

                  (a) sequentially, up to the Group IA PAC Principal Amount, as follows:

                        (i) concurrently, to the Class I-A-8 and Class I-A-9
                  Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                        (ii) to the Class I-A-13 Certificates, until the
                  Principal Balance thereof has been reduced to zero;

                  (b) to the Class I-A-3 Certificates, until the Principal
            Balance thereof has been reduced to zero; and

                  (c) sequentially, as follows:

                        (i) concurrently, to the Class I-A-8 and Class I-A-9
                  Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                        (ii) to the Class I-A-13 Certificates, until the
                  Principal Balance thereof has been reduced to zero;

      fourth, to the Class I-A-7E Component, up to its Reduction Amount for such Distribution Date;

      fifth, to the Class I-A-6 Certificates, until the Principal Balance thereof has been reduced to zero;

      sixth, to the Class I-A-7E Component, without regard to its Reduction Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

      seventh, concurrently, as follows:

            (A) 19.5010597103% sequentially, to the Class I-A-10, Class I-A-11 and Class I-A-12 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

            (B) 80.4989402897% sequentially, as follows:

                  (a) sequentially, up to the Group IA PAC Principal Amount as follows:

                        (i) concurrently, to the Class I-A-8 and Class I-A-9
                  Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                        (ii) to the Class I-A-13 Certificates, until the
                  Principal Balance thereof has been reduced to zero;

                  (b) to the Class I-A-3 Certificates, until the Principal
            Balance thereof has been reduced to zero; and

                  (c) sequentially, as follows:

                        (i) concurrently, to the Class I-A-8 and Class I-A-9
                  Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                        (ii) to the Class I-A-13 Certificates, until the
                  Principal Balance thereof has been reduced to zero; and

      eighth, sequentially, as follows, without regard to the Priority Amount for such Distribution Date:

            (A) sequentially, up to the Group IB PAC Principal Amount, to the Class I-A-1 and Class I-A-2 Certificates and the Class I-A-7A Component, in that order, until the Principal Balance of each such Class and Component has been reduced to zero;

            (B) sequentially, up to the Group IA Reduction Amount, to the Class I-A-4 and Class I-A-5 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

            (C) concurrently, until the Principal Balances of the Class I-A-4 and Class I-A-5 Certificates have been reduced to zero, as follows:

                  (a) 70.00% sequentially, to the Class I-A-4 and Class I-A-5
            Certificates, in that order; and

                  (b) 30.00% to the Class I-A-7B Component;

            (D) to the Class I-A-7B Component, until the Principal Balance thereof has been reduced to zero; and

            (E) sequentially, to the Class I-A-1 and Class I-A-2 Certificates and the Class I-A-7A Component, in that order, until the Principal Balance of each such Class and Component has been reduced to zero.

            (ii) On each Distribution Date prior to the Subordination Depletion Date, the Group II-A Non-PO Principal Distribution Amount will be allocated and distributed to the Classes of Group II-A Certificates (other than the Principal Balance of the Class II-A-PO Certificates) as follows:

      On each Distribution Date occurring prior to the Accretion Termination Date for the Class II-A-7 Certificates, the Accrual Distribution Amount for the Class II-A-7 Certificates will be distributed sequentially as follows:

      first, to the Class II-A-5 Certificates, up to their Reduction Amount for such Distribution Date;

      second, to the Class II-A-6 Certificates, until the Principal Balance thereof has been reduced to zero;

      third, to the Class II-A-5 Certificates, without regard to their Reduction Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

      fourth, to the Class II-A-7 Certificates, until the Principal Balance thereof has been reduced to zero.

      On each Distribution Date occurring prior to the Accretion Termination Date for the Class II-A-23 Certificates, the Accrual Distribution Amount for the Class II-A-23 Certificates will be distributed sequentially as follows:

      first, to the Class II-A-20 Certificates, until the Principal Balance thereof has been reduced to zero;

      second, concurrently, to the Class II-A-13 and Class II-A-21 Certificates, pro rata, based on their Original Principal Balances, until the Principal Balance of each such Class has been reduced to zero; and

      third, sequentially, to the Class II-A-22 and Class II-A-23 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero.

      On each Distribution Date occurring prior to the Subordination Depletion Date, the Group II-A Non-PO Principal Amount will be allocated among and distributed in reduction of the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates) sequentially, as follows:

      first, sequentially, up to the Group II PAC Principal Amount, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

      second, sequentially, up to the Group II Reduction Amount, as follows;

            (A) to the Class II-A-5 Certificates, up to their Reduction Amount for such Distribution Date;

            (B) to the Class II-A-6 Certificates, until the Principal Balance thereof has been reduced to zero; and

            (C) to the Class II-A-5 Certificates, without regard to their Reduction Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

      third, to the Class II-A-7 Certificates, until the Principal Balance thereof has been reduced to zero;

      fourth, concurrently, as follows:

            (A) 3.5714285906% to the Class II-A-8 Certificates, until the Principal Balance thereof has been reduced to zero; and

            (B) 96.4285714094% sequentially, as follows:

                  (a) concurrently, to the Class II-A-10 and Class II-A-14
            Certificates, pro rata, based on their Original Principal Balances, until the Principal Balance of each such Class has been reduced to zero;

                  (b) sequentially, to the Class II-A-15, Class II-A-16 and
            Class II-A-17 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

                  (c) concurrently, to the Class II-A-11 and Class II-A-18
            Certificates, pro rata, based on their Original Principal Balances, until the Principal Balance of each such Class has been reduced to zero; and

                  (d) concurrently, as follows:

                        (i) 8.3080384717% to the Class II-A-12 Certificates,
                  until the Principal Balance thereof has been reduced to zero;

                        (ii) 37.6897114622% to the Class II-A-19 Certificates,
                  until the Principal Balance thereof has been reduced to zero; and

                        (iii) 54.0022500661% sequentially, as follows:

                              (x) to the Class II-A-20 Certificates, until the
                        Principal Balance thereof has been reduced to zero;

                              (y) concurrently, to the Class II-A-13 and Class
                        II-A-21 Certificates, pro rata, based on their Original Principal Balances, until the Principal Balance of each such Class has been reduced to zero; and

                              (z) sequentially, to the Class II-A-22 and Class
                        II-A-23 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

      fifth, to the Class II-A-5 Certificates, up to their Reduction Amount for such Distribution Date;

      sixth, to the Class II-A-6 Certificates, until the Principal Balance thereof has been reduced to zero;

      seventh, to the Class II-A-5 Certificates, without regard to their Reduction Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

      eighth, sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero.

      As used above, the "Group IA PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class I-A-8, Class I-A-9 and Class I-A-13 Certificates to the percentage of the sum of the Original Principal Balances of such Classes shown in the related table with respect to such Distribution Date.

      As used Above, the "Group IB PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class I-A-1 and Class I-A-2 Certificates and the Class I-A-7A Component to the percentage of the sum of the Original Principal Balances of such Classes and Component shown in the related table with respect to such Distribution Date.

      As used above, the "Group II PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates to the percentage of the sum of the Original Principal Balances of such Classes shown in the related table with respect to such Distribution Date.

      As used above, the "Reduction Amount" for any Distribution Date and for the Class II-A-5 Certificates and the Class I-A-7E Component means the amount, if any, that would reduce the Principal Balance of such Class or Component to the percentage of its Original Principal Balance shown in the related table with respect to such Distribution Date.

      As used above, the "Group IA Reduction Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class I-A-4 and Class I-A-5 Certificates to the percentage of the sum of the Original Principal Balances of such Classes shown in the related table with respect to such Distribution Date.

      As used above, the "Group IB Reduction Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class I-A-3, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12 and Class I-A-13 Certificates to the percentage of the sum of the Original Principal Balances of such Classes shown in the related table with respect to such Distribution Date.

      As used above, the "Group II Reduction Amount "for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class II-A-5 and Class II-A-6 Certificates to the percentage of the sum of the initial Principal Balances of such Classes shown in the related table with respect to such Distribution Date.

            The following tables set forth for each Distribution Date the planned Principal Balances for the PAC Certificates and the scheduled Principal Balances for the Scheduled Certificates, expressed as a percentage of the Original Principal Balance of each Class.

                           PLANNED PRINCIPAL BALANCES
             AS PERCENTAGES OF ORIGINAL AGGREGATE PRINCIPAL BALANCE

                           GROUP IA PAC CERTIFICATES



                        PERCENTAGE OF                                 PERCENTAGE OF                               PERCENTAGE OF
                        ORIGINAL AGGREGATE                            ORIGINAL AGGREGATE                          ORIGINAL AGGREGATE
DISTRIBUTION DATE       PRINCIPAL BALANCE      DISTRIBUTION DATE      PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------       -----------------      -----------------      -----------------     -----------------     -----------------

July 2001............        99.11061531%       July 2004............      38.59383720%       August 2007.........    1.52039998%
August 2001..........        98.13749672        August 2004..........      36.86987256        September 2007          1.42050255
September 2001.......        97.08103846        September 2004.......      35.15625453        October 2007........    1.32471052
October 2001.........        95.94154843        October 2004.........      33.45290242        November 2007.......    1.23291269
November 2001........        94.71938340        November 2004........      31.75973593        December 2007.......    1.14500060
December 2001........        93.41494882        December 2004........      30.07667520        January 2008........    1.06086843
January 2002.........        92.02869861        January 2005.........      28.40364080        February 2008.......    0.98041285
February 2002........        90.56113494        February 2005........      26.74055376        March 2008..........    0.90353310
March 2002...........        89.01280793        March 2005...........      25.08733544        April 2008..........    0.83013085
April 2002...........        87.38431526        April 2005...........      23.44390770        May 2008............    0.76011015
May 2002.............        85.67630180        May 2005.............      21.81019277        June 2008...........    0.69337740
June 2002............        83.88945918        June 2005............      20.18611331        July 2008...........    0.66670455
July 2002............        82.49572894        July 2005............      18.68577725        August 2008.........    0.63995510
August 2002..........        81.04242401        August 2005..........      17.19379259        September 2008......    0.61311833
September 2002.......        79.53029990        September 2005.......      15.71008888        October 2008........    0.58618390
October 2002.........        77.96015211        October 2005.........      14.23459603        November 2008.......    0.55914167
November 2002........        76.33281553        November 2005........      12.76724435        December 2008.......    0.53198183
December 2002........        74.64916379        December 2005........      11.34598888        January 2009........    0.50469486
January 2003.........        72.91010840        January 2006.........       9.97403450        February 2009.......    0.47727145
February 2003........        71.11659808        February 2006........       8.64998424        March 2009..........    0.44970260
March 2003...........        69.26961785        March 2006...........       7.37247740        April 2009..........    0.42197955
April 2003...........        67.37018814        April 2006...........       6.14018877        May 2009............    0.39410055
May 2003.............        65.41936394        May 2006.............       4.95182769        June 2009...........    0.36606475
June 2003............        63.41823388        June 2006............       3.80613715        July 2009...........    0.33787123
July 2003............        61.48904211        July 2006............       3.59996036        August 2009.........    0.30951914
August 2003..........        59.51530027        August 2006..........       3.40037646        September 2009......    0.28100754
September 2003.......        57.54951924        September 2006.......       3.20722181        October 2009........    0.25233559
October 2003.........        55.59169827        October 2006.........       3.02033663        November 2009.......    0.22350235
November 2003........        53.64183875        November 2006........       2.83956481        December 2009.......    0.19450692
December 2003........        51.70413470        December 2006........       2.66475396        January 2010........    0.16534840
January 2004.........        49.77849721        January 2007.........       2.49575513        February 2010.......    0.13602584
February 2004........        47.86483783        February 2007........       2.33242295        March 2010..........    0.10653836
March 2004...........        45.96306861        March 2007...........       2.17461538        April 2010..........    0.07688501
April 2004...........        44.07310210        April 2007...........       2.02219373        May 2010............    0.04706486
May 2004.............        42.19485127        May 2007.............       1.87502253        June 2010...........    0.01707698
June 2004............        40.32822959        June 2007............       1.73296950        July 2010
                                                July 2007............       1.62451672           and thereafter...    0.00000000

                           PLANNED PRINCIPAL BALANCES
             AS PERCENTAGES OF ORIGINAL AGGREGATE PRINCIPAL BALANCE

                     GROUP IB PAC CERTIFICATES AND COMPONENT


                        PERCENTAGE OF                                 PERCENTAGE OF                               PERCENTAGE OF
                        ORIGINAL AGGREGATE                            ORIGINAL AGGREGATE                          ORIGINAL AGGREGATE
DISTRIBUTION DATE       PRINCIPAL BALANCE      DISTRIBUTION DATE      PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------       -----------------      -----------------      -----------------     -----------------     -----------------

Up to and including                             July 2006............      67.23604234%       March 2010.......      23.00879498%
December 2002........       100.00000000%       August 2006..........      66.12033578        April 2010.......      22.12342085
January 2003.........        99.49383129        September 2006.......      65.01015182        May 2010.........      21.25973422
February 2003........        98.97307841        October 2006.........      63.90546178        June 2010........      20.41721478
March 2003...........        98.43781762        November 2006........      62.80623714        July 2010........      19.62729545
April 2003...........        97.88812840        December 2006........      61.71244952        August 2010......      18.85613177
May 2003.............        97.32409344        January 2007.........      60.62407070        September 2010...      18.10328489
June 2003............        96.74579854        February 2007........      59.54107257        October 2010.....      17.36832612
July 2003............        96.05200050        March 2007...........      58.46342720        November 2010....      16.65083672
August 2003..........        95.34115461        April 2007...........      57.39110678        December 2010....      15.95040764
September 2003.......        94.63003334        May 2007.............      56.32408366        January 2011.....      15.26663930
October 2003.........        93.91864211        June 2007............      55.26233033        February 2011....      14.59914140
November 2003........        93.20698705        July 2007............      54.20581942        March 2011.......      13.94753268
December 2003........        92.49647224        August 2007..........      53.15452367        April 2011.......      13.31144072
January 2004.........        91.78709224        September 2007             52.10841600        May 2011.........      12.69050175
February 2004........        91.07884156        October 2007.........      51.06746947        June 2011........      12.08436044
March 2004...........        90.37171477        November 2007........      50.03165726        July 2011........      11.49266967
April 2004...........        89.66570639        December 2007........      49.00095269        August 2011......      10.91509042
May 2004.............        88.96081101        January 2008.........      47.97532921        September 2011...      10.35129151
June 2004............        88.25702317        February 2008........      46.95476042        October 2011.....       9.80094946
July 2004............        87.45290736        March 2008...........      45.93922007        November 2011....       9.26374832
August 2004..........        86.65066468        April 2008...........      44.92868200        December 2011....       8.73937941
September 2004.......        85.85028740        May 2008.............      43.92312022        January 2012.....       8.22754129
October 2004.........        85.05176788        June 2008............      42.92250887        February 2012....       7.72793951
November 2004........        84.25509840        July 2008............      41.92682222        March 2012.......       7.24028641
December 2004........        83.46027134        August 2008..........      40.93603466        April 2012.......       6.76430109
January 2005.........        82.66727905        September 2008.......      39.95012073        May 2012.........       6.29970912
February 2005........        81.87611392        October 2008.........      38.96905507        June 2012........       5.84624247
March 2005...........        81.08676837        November 2008........      37.99281251        July 2012........       5.40363937
April 2005...........        80.29923478        December 2008........      37.02136794        August 2012......       4.97164409
May 2005.............        79.51350561        January 2009.........      36.05469644        September 2012...       4.55000688
June 2005............        78.72957331        February 2009........      35.09277314        October 2012.....       4.13848378
July 2005............        77.85090934        March 2009...........      34.13557340        November 2012....       3.73683653
August 2005..........        76.97488286        April 2009...........      33.18307261        December 2012....       3.34483241
September 2005.......        76.10148295        May 2009.............      32.23524637        January 2013.....       2.96224409
October 2005.........        75.23069878        June 2009............      31.29207033        February 2013....       2.58884957
November 2005........        74.36251952        July 2009............      30.35352032        March 2013.......       2.22443201
December 2005........        73.49693437        August 2009..........      29.41957227        April 2013.......       1.86877959
January 2006.........        72.63393260        September 2009.......      28.49020223        May 2013.........       1.52168548
February 2006........        71.77350347        October 2009.........      27.56538639        June 2013........       1.18294762
March 2006...........        70.91563631        November 2009........      26.64510105        July 2013........       0.85236870
April 2006...........        70.06032047        December 2009........      25.72932263        August 2013......       0.52975597
May 2006.............        69.20754533        January 2010.........      24.81802769        September 2013...       0.21492120
June 2006............        68.35730033        February 2010........      23.91119287        October 2013
                                                                                                and thereafter.       0.00000000

                          SCHEDULED PRINCIPAL BALANCES
             AS PERCENTAGES OF ORIGINAL AGGREGATE PRINCIPAL BALANCE

                         GROUP IA SCHEDULED CERTIFICATES



                        PERCENTAGE OF                                 PERCENTAGE OF                               PERCENTAGE OF
                        ORIGINAL AGGREGATE                            ORIGINAL AGGREGATE                          ORIGINAL AGGREGATE
DISTRIBUTION DATE       PRINCIPAL BALANCE      DISTRIBUTION DATE      PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------       -----------------      -----------------      -----------------     -----------------     -----------------

July 2001............        99.63153521%       June 2003............      75.74240175%       April 2005.........    36.53941545%
August 2001..........        99.26099782        July 2003............      73.98932063        May 2005...........    34.79724717
September 2001.......        98.88837615        August 2003..........      72.19725838        June 2005..........    33.07103573
October 2001.........        98.51365846        September 2003.......      70.41429959        July 2005..........    31.14835119
November 2001........        98.13683300        October 2003.........      68.64040053        August 2005........    29.24723819
December 2001........        97.75788791        November 2003........      66.87552506        September 2005.....    27.36742526
January 2002.........        97.37681124        December 2003........      65.12366349        October 2005.......    25.50864344
February 2002........        96.99359102        January 2004.........      63.38469439        November 2005......    23.67062617
March 2002...........        96.60821519        February 2004........      61.65849690        December 2005......    21.85310932
April 2002...........        96.22067160        March 2004...........      59.94495095        January 2006.......    20.05583114
May 2002.............        95.83094810        April 2004...........      58.24393712        February 2006......    18.27853223
June 2002............        95.43903241        May 2004.............      56.55533669        March 2006.........    16.52095547
July 2002............        93.67914620        June 2004............      54.87903162        April 2006.........    14.78284614
August 2002..........        91.85421562        July 2004............      52.96716125        May 2006...........    13.06395178
September 2002.......        89.96465092        August 2004..........      51.07311105        June 2006..........    11.36402214
October 2002.........        88.01089640        September 2004.......      49.19668835        July 2006..........     9.15417126
November 2002........        85.99343020        October 2004.........      47.33770194        August 2006........     6.98279527
December 2002........        83.91276424        November 2004........      45.49596205        September 2006.....     4.84922606
January 2003.........        82.64172337        December 2004........      43.67128025        October 2006.......     2.75280473
February 2003........        81.33373996        January 2005.........      41.86346959        November 2006......     0.69317564
March 2003...........        79.98929462        February 2005........      40.07234448        December 2006
April 2003...........        78.60889528        March 2005...........      38.29772072           and thereafter..     0.00000000
May 2003.............        77.19307703

                          SCHEDULED PRINCIPAL BALANCES
             AS PERCENTAGES OF ORIGINAL AGGREGATE PRINCIPAL BALANCE

                         GROUP IB SCHEDULED CERTIFICATES


                        PERCENTAGE OF                                 PERCENTAGE OF                               PERCENTAGE OF
                        ORIGINAL AGGREGATE                            ORIGINAL AGGREGATE                          ORIGINAL AGGREGATE
DISTRIBUTION DATE       PRINCIPAL BALANCE      DISTRIBUTION DATE      PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------       -----------------      -----------------      -----------------     -----------------     -----------------

July 2001............        99.21566397%       February 2006........       9.33689252%       September 2010.....   4.61667693%
August 2001..........        98.30517368        March 2006...........       8.58440634        October 2010.......   4.61667693
September 2001.......        97.26915113        April 2006...........       7.85855491        November 2010......   4.61667693
October 2001.........        96.10841274        May 2006.............       7.15857798        December 2010......   4.61667693
November 2001........        94.82396923        June 2006............       6.48373518        January 2011.......   4.61667693
December 2001........        93.41702509        July 2006............       6.36229145        February 2011......   4.61667693
January 2002.........        91.88897748        August 2006..........       6.24473111        March 2011.........   4.61667693
February 2002........        90.24141467        September 2006.......       6.13095779        April 2011.........   4.61667693
March 2002...........        88.47611397        October 2006.........       6.02087734        May 2011...........   4.61667693
April 2002...........        86.59503919        November 2006........       5.91439785        June 2011..........   4.61667693
May 2002.............        84.60033751        December 2006........       5.81142950        July 2011..........   4.61667693
June 2002............        82.49433598        January 2007.........       5.71188461        August 2011........   4.61667693
July 2002............        80.84314413        February 2007........       5.61567753        September 2011.....   4.61667693
August 2002..........        79.11262258        March 2007...........       5.52272459        October 2011.......   4.61667693
September 2002.......        77.30540776        April 2007...........       5.43294410        November 2011......   4.61667693
October 2002.........        75.42427937        May 2007.............       5.34625627        December 2011......   4.61667693
November 2002........        73.47215451        June 2007............       5.26258318        January 2012.......   4.61667693
December 2002........        71.45208145        July 2007............       5.19870155        February 2012......   4.61667693
January 2003.........        69.36723292        August 2007..........       5.13737397        March 2012.........   4.61667693
February 2003........        67.22089904        September 2007.......       5.07853168        April 2012.........   4.61667693
March 2003...........        65.01647993        October 2007.........       5.02210756        May 2012...........   4.61667693
April 2003...........        62.75747795        November 2007........       4.96803616        June 2012..........   4.61667693
May 2003.............        60.44748957        December 2007........       4.91625356        July 2012..........   4.61667693
June 2003............        58.09019708        January 2008.........       4.86669742        August 2012........   4.61667693
July 2003............        55.87881070        February 2008........       4.81930689        September 2012.....   4.61667693
August 2003..........        53.63179758        March 2008...........       4.77402264        October 2012.......   4.61667693
September 2003.......        51.42576525        April 2008...........       4.73078672        November 2012......   4.61667693
October 2003.........        49.26017907        May 2008.............       4.68954263        December 2012......   4.61667693
November 2003........        47.13452027        June 2008............       4.65023523        January 2013.......   4.61667693
December 2003........        45.05416528        July 2008............       4.64254613        February 2013......   4.61667693
January 2004.........        43.01828120        August 2008..........       4.63593127        March 2013.........   4.61667693
February 2004........        41.02604961        September 2008.......       4.63035307        April 2013.........   4.61667693
March 2004...........        39.07666628        October 2008.........       4.62577501        May 2013...........   4.61667693
April 2004...........        37.16934097        November 2008........       4.62216154        June 2013..........   4.61667693
May 2004.............        35.30329719        December 2008........       4.61947811        July 2013..........   4.61667693
June 2004............        33.47777192        January 2009.........       4.61769115        August 2013........   4.61667693
July 2004............        31.86977400        February 2009........       4.61676800        September 2013.....   4.61667693
August 2004..........        30.29724576        March 2009...........       4.61667693        October 2013.......   4.57203567
September 2004.......        28.75951322        April 2009...........       4.61667693        November 2013......   4.52817735
October 2004.........        27.25591443        May 2009.............       4.61667693        December 2013......   4.48508868
November 2004........        25.78579927        June 2009............       4.61667693        January 2014.......   4.44275655
December 2004........        24.34852915        July 2009............       4.61667693        February 2014......   4.40116809
January 2005.........        22.94347693        August 2009..........       4.61667693        March 2014.........   4.36031065
February 2005........        21.57002668        September 2009.......       4.61667693        April 2014.........   4.32017178
March 2005...........        20.22757341        October 2009.........       4.61667693        May 2014...........   4.28073924
April 2005...........        18.91552303        November 2009........       4.61667693        June 2014..........   4.24200100
May 2005.............        17.64374714        December 2009........       4.61667693        July 2014..........   4.20394522
June 2005............        16.41382371        January 2010.........       4.61667693        August 2014........   4.16656028
July 2005............        15.41833650        February 2010........       4.61667693        September 2014.....   4.12983473
August 2005..........        14.45634378        March 2010...........       4.61667693        October 2014.......   4.09375732
September 2005.......        13.52690727        April 2010...........       4.61667693        November 2014......   4.05831700
October 2005.........        12.62911295        May 2010.............       4.61667693        December 2014......   4.02350288
November 2005........        11.76207043        June 2010............       4.61667693        January 2015.......   3.98930429
December 2005........        10.92491239        July 2010............       4.61667693        February 2015......   3.95571070
January 2006.........        10.11679405        August 2010..........       4.61667693        March 2015.........   3.92271178

                          SCHEDULED PRINCIPAL BALANCES
             AS PERCENTAGES OF ORIGINAL AGGREGATE PRINCIPAL BALANCE

                   GROUP IB SCHEDULED CERTIFICATES (CONTINUED)


                        PERCENTAGE OF                                 PERCENTAGE OF                               PERCENTAGE OF
                        ORIGINAL AGGREGATE                            ORIGINAL AGGREGATE                          ORIGINAL AGGREGATE
DISTRIBUTION DATE       PRINCIPAL BALANCE      DISTRIBUTION DATE      PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------       -----------------      -----------------      -----------------     -----------------     -----------------

April 2015...........         3.89029736%       November 2019........       1.08262736%       June 2024..........     0.21163200%
May 2015.............         3.85845745        December 2019........       1.05309421        July 2024..........     0.20482334
June 2015............         3.82718223        January 2020.........       1.02431225        August 2024........     0.19820202
July 2015............         3.79646203        February 2020........       0.99626311        September 2024.....     0.19176327
August 2015..........         3.76628734        March 2020...........       0.96892889        October 2024.......     0.18550240
September 2015.......         3.73664885        April 2020...........       0.94229207        November 2024......     0.17941486
October 2015.........         3.70753734        May 2020.............       0.91633557        December 2024......     0.17349622
November 2015........         3.67894382        June 2020............       0.89104273        January 2025.......     0.16774213
December 2015........         3.65085938        July 2020............       0.86639728        February 2025......     0.16214838
January 2016.........         3.62327531        August 2020..........       0.84238333        March 2025.........     0.15671082
February 2016........         3.59618301        September 2020.......       0.81898538        April 2025.........     0.15142545
March 2016...........         3.50418190        October 2020.........       0.79618829        May 2025...........     0.14628832
April 2016...........         3.41443745        November 2020........       0.77397728        June 2025..........     0.14129564
May 2016.............         3.32689570        December 2020........       0.75233796        July 2025..........     0.13644365
June 2016............         3.24150399        January 2021.........       0.73125623        August 2025........     0.13172872
July 2016............         3.15821090        February 2021........       0.71071837        September 2025.....     0.12714730
August 2016..........         3.07696619        March 2021...........       0.69071097        October 2025.......     0.12269592
September 2016.......         2.99772083        April 2021...........       0.67122094        November 2025......     0.11837121
October 2016.........         2.92042694        May 2021.............       0.65223551        December 2025......     0.11416988
November 2016........         2.84503774        June 2021............       0.63374223        January 2026.......     0.11008870
December 2016........         2.77150759        July 2021............       0.61572891        February 2026......     0.10612456
January 2017.........         2.69979190        August 2021..........       0.59818370        March 2026.........     0.10227439
February 2017........         2.62984714        September 2021.......       0.58109500        April 2026.........     0.09853523
March 2017...........         2.56163079        October 2021.........       0.56445150        May 2026...........     0.09490415
April 2017...........         2.49510136        November 2021........       0.54824216        June 2026..........     0.09137832
May 2017.............         2.43021831        December 2021........       0.53245623        July 2026..........     0.08795501
June 2017............         2.36694207        January 2022.........       0.51708318        August 2026........     0.08463148
July 2017............         2.30523400        February 2022........       0.50211274        September 2026.....     0.08140514
August 2017..........         2.24505640        March 2022...........       0.48753491        October 2026.......     0.07827341
September 2017.......         2.18637239        April 2022...........       0.47333994        November 2026......     0.07523381
October 2017.........         2.12914603        May 2022.............       0.45951825        December 2026......     0.07228388
November 2017........         2.07334221        June 2022............       0.44606058        January 2027.......     0.06942127
December 2017........         2.01892663        July 2022............       0.43295783        February 2027......     0.06664365
January 2018.........         1.96586580        August 2022..........       0.42020113        March 2027.........     0.06394878
February 2018........         1.91412706        September 2022.......       0.40778185        April 2027.........     0.06133444
March 2018...........         1.86367849        October 2022.........       0.39569154        May 2027...........     0.05879850
April 2018...........         1.81448892        November 2022........       0.38392197        June 2027..........     0.05633886
May 2018.............         1.76652794        December 2022........       0.37246512        July 2027..........     0.05395348
June 2018............         1.71976586        January 2023.........       0.36131313        August 2027........     0.05164040
July 2018............         1.67417366        February 2023........       0.35045836        September 2027.....     0.04939765
August 2018..........         1.62972304        March 2023...........       0.33989334        October 2027.......     0.04722335
September 2018.......         1.58638637        April 2023...........       0.32961080        November 2027......     0.04511567
October 2018.........         1.54413665        May 2023.............       0.31960362        December 2027......     0.04307280
November 2018........         1.50294755        June 2023............       0.30986488        January 2028.......     0.04109301
December 2018........         1.46279334        July 2023............       0.30038779        February 2028......     0.03917458
January 2019.........         1.42364891        August 2023..........       0.29116578        March 2028.........     0.03731586
February 2019........         1.38548975        September 2023.......       0.28219238        April 2028.........     0.03551522
March 2019...........         1.34829193        October 2023.........       0.27346133        May 2028...........     0.03377108
April 2019...........         1.31203209        November 2023........       0.26496649        June 2028..........     0.03208192
May 2019.............         1.27668741        December 2023........       0.25670188        July 2028..........     0.03044622
June 2019............         1.24223564        January 2024.........       0.24866166        August 2028........     0.02886252
July 2019............         1.20865503        February 2024........       0.24084014        September 2028.....     0.02732942
August 2019..........         1.17592436        March 2024...........       0.23323177        October 2028.......     0.02584551
September 2019.......         1.14402293        April 2024...........       0.22583112        November 2028......     0.02440943
October 2019.........         1.11293051        May 2024.............       0.21863293        December 2028......     0.02301990

                          SCHEDULED PRINCIPAL BALANCES
             AS PERCENTAGES OF ORIGINAL AGGREGATE PRINCIPAL BALANCE

                   GROUP IB SCHEDULED CERTIFICATES (CONTINUED)



                        PERCENTAGE OF                                 PERCENTAGE OF                               PERCENTAGE OF
                        ORIGINAL AGGREGATE                            ORIGINAL AGGREGATE                          ORIGINAL AGGREGATE
DISTRIBUTION DATE       PRINCIPAL BALANCE      DISTRIBUTION DATE      PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------       -----------------      -----------------      -----------------     -----------------     -----------------

January 2029.........         0.02167559%       November 2029........       0.01046091%       September 2030.....   0.00257877%
February 2029........         0.02037528        December 2029........       0.00953838        October 2030.......   0.00193961
March 2029...........         0.01911775        January 2030.........       0.00864802        November 2030......   0.00132449
April 2029...........         0.01790179        February 2030........       0.00778893        December 2030......   0.00073271
May 2029.............         0.01672627        March 2030...........       0.00696022        January 2031.......   0.00016359
June 2029............         0.01559004        April 2030...........       0.00616101        February 2031......   0.00011917
July 2029............         0.01449201        May 2030.............       0.00539047        March 2031.........   0.00007644
August 2029..........         0.01343111        June 2030............       0.00464776        April 2031.........   0.00003537
September 2029.......         0.01240631        July 2030............       0.00393209        May 2031
October 2029.........         0.01141657        August 2030..........       0.00324268           and thereafter..   0.00000000

                          SCHEDULED PRINCIPAL BALANCES
                  AS PERCENTAGES OF ORIGINAL PRINCIPAL BALANCE

                             CLASS I-A-7E COMPONENT



                        PERCENTAGE OF                                 PERCENTAGE OF                               PERCENTAGE OF
                        ORIGINAL AGGREGATE                            ORIGINAL AGGREGATE                          ORIGINAL AGGREGATE
DISTRIBUTION DATE       PRINCIPAL BALANCE      DISTRIBUTION DATE      PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------       -----------------      -----------------      -----------------     -----------------     -----------------

July 2001............        95.95851675%       November 2001........      72.29076123%       April 2002.........    26.93292574%
August 2001..........        91.15799247        December 2001........      64.55686787        May 2002...........    15.98917028
September 2001.......        85.60600767        January 2002.........      56.13022498        June 2002..........     4.49406216
October 2001.........        79.31255653        February 2002........      47.03324652        July 2002
                                                March 2002...........      37.29135795           and thereafter..     0.00000000


                           PLANNED PRINCIPAL BALANCES
             AS PERCENTAGES OF ORIGINAL AGGREGATE PRINCIPAL BALANCE

                            GROUP II PAC CERTIFICATES


                        PERCENTAGE OF                                 PERCENTAGE OF                               PERCENTAGE OF
                        ORIGINAL AGGREGATE                            ORIGINAL AGGREGATE                          ORIGINAL AGGREGATE
DISTRIBUTION DATE       PRINCIPAL BALANCE      DISTRIBUTION DATE      PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------       -----------------      -----------------      -----------------     -----------------     -----------------

Up to and including                             June 2007............      44.74849592%       January 2012.......   13.71383862%
November 2002........       100.00000000%       July 2007............      43.90493245        February 2012......   13.42091390
December 2002........        99.11516716        August 2007..........      43.06697394        March 2012.........   13.13403452
January 2003.........        98.19758047        September 2007.......      42.23458405        April 2012.........   12.85307827
February 2003........        97.24773367        October 2007.........      41.40772669        May 2012...........   12.57792537
March 2003...........        96.26614079        November 2007........      40.58636602        June 2012..........   12.30845845
April 2003...........        95.25333574        December 2007........      39.77046640        July 2012..........   12.04456248
May 2003.............        94.20987181        January 2008.........      38.95999246        August 2012........   11.78612470
June 2003............        93.13632116        February 2008........      38.15490903        September 2012.....   11.53303464
July 2003............        92.03327435        March 2008...........      37.35518118        October 2012.......   11.28518402
August 2003..........        90.90133977        April 2008...........      36.56077421        November 2012......   11.04246671
September 2003.......        89.74114308        May 2008.............      35.77165365        December 2012......   10.80477872
October 2003.........        88.58718436        June 2008............      34.98778524        January 2013.......   10.57201813
November 2003........        87.43944081        July 2008............      34.22214322        February 2013......   10.34408505
December 2003........        86.29923235        August 2008..........      33.47256671        March 2013.........   10.12088159
January 2004.........        85.16651064        September 2008.......      32.73872787        April 2013.........    9.90231183
February 2004........        84.04122762        October 2008.........      32.02030543        May 2013...........    9.68828176
March 2004...........        82.92333557        November 2008........      31.31698455        June 2013..........    9.47869924
April 2004...........        81.81278707        December 2008........      30.62845673        July 2013..........    9.27347398
May 2004.............        80.70953502        January 2009.........      29.95441963        August 2013........    9.07251750
June 2004............        79.61353261        February 2009........      29.29457702        September 2013.....    8.87574309
July 2004............        78.52473336        March 2009...........      28.64863856        October 2013.......    8.68306578
August 2004..........        77.44309108        April 2009...........      28.01631981        November 2013......    8.49440228
September 2004.......        76.36855989        May 2009.............      27.39734197        December 2013......    8.30967100
October 2004.........        75.30109418        June 2009............      26.79143191        January 2014.......    8.12879195
November 2004........        74.24064869        July 2009............      26.21435627        February 2014......    7.95168677
December 2004........        73.18717841        August 2009..........      25.64933336        March 2014.........    7.77827865
January 2005.........        72.14063865        September 2009.......      25.09611667        April 2014.........    7.60849234
February 2005........        71.10098500        October 2009.........      24.55446465        May 2014...........    7.44225408
March 2005...........        70.06817336        November 2009........      24.02414063        June 2014..........    7.27949159
April 2005...........        69.04215988        December 2009........      23.50491271        July 2014..........    7.12013404
May 2005.............        68.02290105        January 2010.........      22.99655366        August 2014........    6.96411204
June 2005............        67.01035359        February 2010........      22.49884085        September 2014.....    6.81135756
July 2005............        66.00447455        March 2010...........      22.01155613        October 2014.......    6.66180397
August 2005..........        65.00522122        April 2010...........      21.53448576        November 2014......    6.51538594
September 2005.......        64.01255122        May 2010.............      21.06742032        December 2014......    6.37203949
October 2005.........        63.02642239        June 2010............      20.61015461        January 2015.......    6.23170188
November 2005........        62.04679289        July 2010............      20.17551856        February 2015......    6.09431167
December 2005........        61.07362114        August 2010..........      19.74978487        March 2015.........    5.95980863
January 2006.........        60.10686582        September 2010.......      19.33277443        April 2015.........    5.82813376
February 2006........        59.14648590        October 2010.........      18.92431168        May 2015...........    5.69922921
March 2006...........        58.19244061        November 2010........      18.52422456        June 2015..........    5.57303834
April 2006...........        57.24468945        December 2010........      18.13234443        July 2015..........    5.44950562
May 2006.............        56.30319218        January 2011.........      17.74850602        August 2015........    5.32857663
June 2006............        55.36790884        February 2011........      17.37254734        September 2015.....    5.21019807
July 2006............        54.45019447        March 2011...........      17.00430960        October 2015.......    5.09431768
August 2006..........        53.53856623        April 2011...........      16.64363723        November 2015......    4.98088429
September 2006.......        52.63298480        May 2011.............      16.29037771        December 2015......    4.86984773
October 2006.........        51.73341112        June 2011............      15.94438157        January 2016.......    4.76115884
November 2006........        50.83980637        July 2011............      15.60550232        February 2016......    4.65476948
December 2006........        49.95213200        August 2011..........      15.27359638        March 2016.........    4.55063244
January 2007.........        49.07034970        September 2011.......      14.94852306        April 2016.........    4.44870149
February 2007........        48.19442142        October 2011.........      14.63014443        May 2016...........    4.34893131
March 2007...........        47.32430934        November 2011........      14.31832535        June 2016..........    4.25127752
April 2007...........        46.45997590        December 2011........      14.01293335        July 2016..........    4.15569660
May 2007.............        45.60138379

                           PLANNED PRINCIPAL BALANCES
             AS PERCENTAGES OF ORIGINAL AGGREGATE PRINCIPAL BALANCE

                      GROUP II PAC CERTIFICATES (CONTINUED)


                        PERCENTAGE OF                                 PERCENTAGE OF                               PERCENTAGE OF
                        ORIGINAL AGGREGATE                            ORIGINAL AGGREGATE                          ORIGINAL AGGREGATE
DISTRIBUTION DATE       PRINCIPAL BALANCE      DISTRIBUTION DATE      PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------       -----------------      -----------------      -----------------     -----------------     -----------------

August 2016..........         4.06214595%       March 2021...........       1.09447367%       October 2025.......    0.23503762%
September 2016.......         3.97058379        April 2021...........       1.06716634        November 2025......    0.22757713
October 2016.........         3.88096920        May 2021.............       1.04047002        December 2025......    0.22030001
November 2016........         3.79326209        June 2021............       1.01437174        January 2026.......    0.21320221
December 2016........         3.70742317        July 2021............       0.98885883        February 2026......    0.20627972
January 2017.........         3.62341395        August 2021..........       0.96391889        March 2026.........    0.19952864
February 2017........         3.54119671        September 2021.......       0.93953973        April 2026.........    0.19294516
March 2017...........         3.46073449        October 2021.........       0.91570944        May 2026...........    0.18652552
April 2017...........         3.38199111        November 2021........       0.89241637        June 2026..........    0.18026607
May 2017.............         3.30493106        December 2021........       0.86964908        July 2026..........    0.17416321
June 2017............         3.22951961        January 2022.........       0.84739638        August 2026........    0.16821346
July 2017............         3.15572268        February 2022........       0.82564730        September 2026.....    0.16241335
August 2017..........         3.08350693        March 2022...........       0.80439111        October 2026.......    0.15675955
September 2017.......         3.01283964        April 2022...........       0.78361730        November 2026......    0.15124874
October 2017.........         2.94368881        May 2022.............       0.76331556        December 2026......    0.14587773
November 2017........         2.87602304        June 2022............       0.74347581        January 2027.......    0.14064335
December 2017........         2.80981158        July 2022............       0.72408819        February 2027......    0.13554252
January 2018.........         2.74502432        August 2022..........       0.70514299        March 2027.........    0.13057221
February 2018........         2.68163173        September 2022.......       0.68663077        April 2027.........    0.12572948
March 2018...........         2.61960492        October 2022.........       0.66854223        May 2027...........    0.12101144
April 2018...........         2.55891555        November 2022........       0.65086829        June 2027..........    0.11641525
May 2018.............         2.49953585        December 2022........       0.63360006        July 2027..........    0.11193813
June 2018............         2.44143865        January 2023.........       0.61672882        August 2027........    0.10757740
July 2018............         2.38459731        February 2023........       0.60024604        September 2027.....    0.10333038
August 2018..........         2.32898572        March 2023...........       0.58414335        October 2027.......    0.09919448
September 2018.......         2.27457831        April 2023...........       0.56841258        November 2027......    0.09516718
October 2018.........         2.22135004        May 2023.............       0.55304572        December 2027......    0.09124596
November 2018........         2.16927637        June 2023............       0.53803491        January 2028.......    0.08742842
December 2018........         2.11833324        July 2023............       0.52337247        February 2028......    0.08371215
January 2019.........         2.06849712        August 2023..........       0.50905087        March 2028.........    0.08009485
February 2019........         2.01974492        September 2023.......       0.49506275        April 2028.........    0.07657422
March 2019...........         1.97205404        October 2023.........       0.48140089        May 2028...........    0.07314804
April 2019...........         1.92540234        November 2023........       0.46805822        June 2028..........    0.06981413
May 2019.............         1.87976811        December 2023........       0.45502784        July 2028..........    0.06657035
June 2019............         1.83513011        January 2024.........       0.44230295        August 2028........    0.06341460
July 2019............         1.79146751        February 2024........       0.42987692        September 2028.....    0.06034486
August 2019..........         1.74875993        March 2024...........       0.41774328        October 2028.......    0.05735911
September 2019.......         1.70698737        April 2024...........       0.40589564        November 2028......    0.05445541
October 2019.........         1.66613028        May 2024.............       0.39432779        December 2028......    0.05163183
November 2019........         1.62616946        June 2024............       0.38303362        January 2029.......    0.04888651
December 2019........         1.58708615        July 2024............       0.37200717        February 2029......    0.04621760
January 2020.........         1.54886193        August 2024..........       0.36124260        March 2029.........    0.04362334
February 2020........         1.51147879        September 2024.......       0.35073417        April 2029.........    0.04110194
March 2020...........         1.47491907        October 2024.........       0.34047629        May 2029...........    0.03865171
April 2020...........         1.43916548        November 2024........       0.33046346        June 2029..........    0.03627097
May 2020.............         1.40420106        December 2024........       0.32069032        July 2029..........    0.03395806
June 2020............         1.37000924        January 2025.........       0.31115162        August 2029........    0.03171139
July 2020............         1.33657375        February 2025........       0.30184219        September 2029.....    0.02952939
August 2020..........         1.30387866        March 2025...........       0.29275700        October 2029.......    0.02741052
September 2020.......         1.27190838        April 2025...........       0.28389111        November 2029......    0.02535327
October 2020.........         1.24064764        May 2025.............       0.27523970        December 2029......    0.02335619
November 2020........         1.21008146        June 2025............       0.26679803        January 2030.......    0.02141782
December 2020........         1.18019518        July 2025............       0.25856147        February 2030......    0.01953677
January 2021.........         1.15097445        August 2025..........       0.25052550        March 2030.........    0.01771165
February 2021........         1.12240521        September 2025.......       0.24268566        April 2030.........    0.01594113

                           PLANNED PRINCIPAL BALANCES
             AS PERCENTAGES OF ORIGINAL AGGREGATE PRINCIPAL BALANCE

                      GROUP II PAC CERTIFICATES (CONTINUED)



                        PERCENTAGE OF
                        ORIGINAL AGGREGATE
DISTRIBUTION DATE       PRINCIPAL BALANCE
-----------------       -----------------


May 2030.............         0.01422389%
June 2030............         0.01255864
July 2030............         0.01094412
August 2030..........         0.00937911
September 2030.......         0.00786239
October 2030.........         0.00639280
November 2030........         0.00496918
December 2030........         0.00359041
January 2031.........         0.00225538
February 2031........         0.00096303
March 2031
   and thereafter....         0.00000000

                          SCHEDULED PRINCIPAL BALANCES
             AS PERCENTAGES OF ORIGINAL AGGREGATE PRINCIPAL BALANCE

                         GROUP II SCHEDULED CERTIFICATES


                        PERCENTAGE OF                                 PERCENTAGE OF                               PERCENTAGE OF
                        ORIGINAL AGGREGATE                            ORIGINAL AGGREGATE                          ORIGINAL AGGREGATE
DISTRIBUTION DATE       PRINCIPAL BALANCE      DISTRIBUTION DATE      PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------       -----------------      -----------------      -----------------     -----------------     -----------------

July 2001............        98.94054663%       September 2004.......      35.88397584%       December 2007......   11.78599655%
August 2001..........        97.71273035        October 2004.........      34.93892471        January 2008.......   11.46224800
September 2001.......        96.31705623        November 2004........      34.01348312        February 2008......   11.15001078
October 2001.........        94.75418204        December 2004........      33.10740188        March 2008.........   10.84912458
November 2001........        93.02491820        January 2005.........      32.22043455        April 2008.........   10.55943087
December 2001........        91.13022754        February 2005........      31.35233737        May 2008...........   10.28077294
January 2002.........        89.07122471        March 2005...........      30.50286930        June 2008..........   10.01299588
February 2002........        86.84917547        April 2005...........      29.67179194        July 2008..........    9.75230477
March 2002...........        84.46549576        May 2005.............      28.85886947        August 2008........    9.48396915
April 2002...........        81.92175040        June 2005............      28.06386876        September 2008.....    9.20835235
May 2002.............        79.21965168        July 2005............      27.28655918        October 2008.......    8.92580721
June 2002............        76.36105775        August 2005..........      26.52671269        November 2008......    8.63667638
July 2002............        73.34797065        September 2005.......      25.78410374        December 2008......    8.34129257
August 2002..........        70.18253420        October 2005.........      25.05850930        January 2009.......    8.03997873
September 2002.......        66.86703173        November 2005........      24.34970881        February 2009......    7.73304837
October 2002.........        63.40388340        December 2005........      23.65748413        March 2009.........    7.42080572
November 2002........        59.79564347        January 2006.........      22.98161953        April 2009.........    7.10354604
December 2002........        58.84490822        February 2006........      22.32190174        May 2009...........    6.78155577
January 2003.........        57.85822432        March 2006...........      21.67811979        June 2009..........    6.45511276
February 2003........        56.83696720        April 2006...........      21.05006508        July 2009..........    6.11565562
March 2003...........        55.78256894        May 2006.............      20.43753133        August 2009........    5.77280609
April 2003...........        54.69651583        June 2006............      19.84031456        September 2009.....    5.42680102
May 2003.............        53.58034600        July 2006............      19.27400794        October 2009.......    5.07786995
June 2003............        52.43564668        August 2006..........      18.72250564        November 2009......    4.72623518
July 2003............        51.26405162        September 2006.......      18.18561057        December 2009......    4.37211205
August 2003..........        50.06723824        October 2006.........      17.66312792        January 2010.......    4.01570906
September 2003.......        48.84692472        November 2006........      17.15486498        February 2010......    3.65722807
October 2003.........        47.64786552        December 2006........      16.66063124        March 2010.........    3.29686448
November 2003........        46.46985040        January 2007.........      16.18023831        April 2010.........    2.93480738
December 2003........        45.31437504        February 2007........      15.71349992        May 2010...........    2.57123967
January 2004.........        44.18115817        March 2007...........      15.26023185        June 2010..........    2.20633834
February 2004........        43.06992160        April 2007...........      14.82025201        July 2010..........    1.83461512
March 2004...........        41.98039017        May 2007.............      14.39338030        August 2010........    1.46239792
April 2004...........        40.91229174        June 2007............      13.97943868        September 2010.....    1.08982584
May 2004.............        39.86535714        July 2007............      13.58315078        October 2010.......    0.71703318
June 2004............        38.83932012        August 2007..........      13.19937552        November 2010......    0.34414960
July 2004............        37.83391739        September 2007.......      12.82794124        December 2010
August 2004..........        36.84888849        October 2007.........      12.46867821            and thereafter.    0.00000000
                                                November 2007........      12.12141861

                          SCHEDULED PRINCIPAL BALANCES
                  AS PERCENTAGES OF ORIGINAL PRINCIPAL BALANCE

                       CLASS II-A-5 SCHEDULED CERTIFICATES


                        PERCENTAGE OF                                 PERCENTAGE OF                               PERCENTAGE OF
                        ORIGINAL AGGREGATE                            ORIGINAL AGGREGATE                          ORIGINAL AGGREGATE
DISTRIBUTION DATE       PRINCIPAL BALANCE      DISTRIBUTION DATE      PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------       -----------------      -----------------      -----------------     -----------------     -----------------

July 2001............        98.94052992%       September 2004.......      35.88296498%       December 2007......   11.78460577%
August 2001..........        97.71269429        October 2004.........      34.93789895        January 2008.......   11.46085211
September 2001.......        96.31699816        November 2004........      34.01244276        February 2008......   11.14860998
October 2001.........        94.75409933        December 2004........      33.10634725        March 2008.........   10.84771902
November 2001........        93.02480823        January 2005.........      32.21936594        April 2008.........   10.55802074
December 2001........        91.13008769        February 2005........      31.35125508        May 2008...........   10.27935842
January 2002.........        89.07105239        March 2005...........      30.50177362        June 2008..........   10.01157714
February 2002........        86.84896814        April 2005...........      29.67068314        July 2008..........    9.75088192
March 2002...........        84.46525085        May 2005.............      28.85774786        August 2008........    9.48254207
April 2002...........        81.92146536        June 2005............      28.06273460        September 2008.....    9.20692092
May 2002.............        79.21932405        July 2005............      27.28541277        October 2008.......    8.92437132
June 2002............        76.36068506        August 2005..........      26.52555430        November 2008......    8.63523594
July 2002............        73.34755045        September 2005.......      25.78293365        December 2008......    8.33984747
August 2002..........        70.18206411        October 2005.........      25.05732777        January 2009.......    8.03852888
September 2002.......        66.86650936        November 2005........      24.34851610        February 2009......    7.73159367
October 2002.........        63.40330643        December 2005........      23.65628050        March 2009.........    7.41934611
November 2002........        59.79500961        January 2006.........      22.98040525        April 2009.........    7.10208144
December 2002........        58.84425936        February 2006........      22.32067706        May 2009...........    6.78008608
January 2003.........        57.85755991        March 2006...........      21.67688496        June 2009..........    6.45363793
February 2003........        56.83628669        April 2006...........      21.04882035        July 2009..........    6.11417543
March 2003...........        55.78187180        May 2006.............      20.43627695        August 2009........    5.77132048
April 2003...........        54.69580158        June 2006............      19.83905075        September 2009.....    5.42530998
May 2003.............        53.57961415        July 2006............      19.27273521        October 2009.......    5.07637341
June 2003............        52.43489677        August 2006..........      18.72122421        November 2009......    4.72473309
July 2003............        51.26328324        September 2006.......      18.18432068        December 2009......    4.37060437
August 2003..........        50.06645099        October 2006.........      17.66182979        January 2010.......    4.01419576
September 2003.......        48.84611825        November 2006........      17.15355883        February 2010......    3.65570912
October 2003.........        47.64704013        December 2006........      16.65931731        March 2010.........    3.29533987
November 2003........        46.46900644        January 2007.........      16.17891680        April 2010.........    2.93327703
December 2003........        45.31351286        February 2007........      15.71217104        May 2010...........    2.56970361
January 2004.........        44.18027813        March 2007...........      15.25889584        June 2010..........    2.20479652
February 2004........        43.06902403        April 2007...........      14.81890905        July 2010..........    1.83306743
March 2004...........        41.97947544        May 2007.............      14.39203062        August 2010........    1.46084438
April 2004...........        40.91136016        June 2007............      13.97808248        September 2010.....    1.08826643
May 2004.............        39.86440905        July 2007............      13.58178832        October 2010.......    0.71546789
June 2004............        38.83835586        August 2007..........      13.19800702        November 2010......    0.34257843
July 2004............        37.83293727        September 2007.......      12.82656688        December 2010
August 2004..........        36.84789284        October 2007.........      12.46729818            and thereafter.    0.00000000
                                                November 2007........      12.12003311


            (iii) Notwithstanding the foregoing, (X) on any Distribution Date occurring prior to the Subordination Depletion Date but on or after the date on which the Principal Balances of the Group I-A Certificates (other than the Class I-A-PO Certificates) or the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates) have been reduced to zero and on which (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 3.50% or (b) the average outstanding principal balance of the Mortgage Loans in any Loan Group delinquent 60 days or more over the preceding six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%, the remaining Group of Class A Certificates (other than the Class A-PO Certificates) will be entitled to receive as principal, in addition to any principal payments described in Section 4.01(a) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of each such Group of Class A Certificates has been reduced to zero, amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above but in each case only up to the applicable Apportioned Class B Principal Distribution Amount for such Class of Class B Certificates and (Y) if on any Distribution Date the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance (after giving effect to all distributions on such Distribution Date) is greater than the Group I-A Pool Balance (Non-PO Portion) or Group II-A Pool Balance (Non-PO Portion), respectively (the Group I-A Certificates or Group II-A Certificates, as applicable, in such instance, the "Undercollateralized Group"), the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group will be entitled to receive first in respect of any Class A Unpaid Interest Shortfalls therefor (including any Group I Interest Shortfall Amount or Group II Interest Shortfall Amount, as applicable, arising on such Distribution Date) and second as principal, in addition to any principal payments described in Section 4.01(a)(i) above, in accordance with the priorities set forth in Section 4.01(b)(i) or (ii) above and until the aggregate Principal Balance of the Class A Certificates (other than the Class I-A-PO or Class II-A-PO Certificates, as applicable) of the Undercollateralized Group equals the Group I Pool Balance (Non-PO Portion) or Group II Pool Balance (Non-PO Portion), as applicable (such amount, the "Undercollateralized Amount"), all amounts otherwise distributable (without regard to this Clause (iii)) first to the Class B-6 Certificates pursuant to Paragraph eighteenth of 4.01(a)(ii) above, second to the Class B-5 Certificates pursuant to Paragraph fifteenth of 4.01(a)(ii) above, third to the Class B-4 Certificates pursuant to Paragraph twelfth of 4.01(a)(ii) above, fourth to the Class B-3 Certificates pursuant to Paragraph ninth of 4.01(a)(ii) above, fifth to the Class B-2 Certificates pursuant to Paragraph sixth of 4.01(a)(ii) above and sixth to the Class B-1 Certificates pursuant to Paragraph third of 4.01(a)(ii) above (less any amounts used to pay any Class I-A-PO Deferred Amounts or Class II-A-PO Deferred Amounts).

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, (x) the Group I-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group I-A Certificates (other than the Class I-A-7 and Class I-A-PO Certificates) and Components, and (y) the Group II-A Non-PO Principal Distribution Amount shall be distributed among the Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b)(i) and (ii).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Group I Class B Prepayment Percentage and Group II Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Group I Class B Percentage and Group II Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentages and Group I Subordinated Percentage and Group II Subordinated Percentage in such computations the difference between (A) the Group I Subordinated Prepayment Percentage or Group II Subordinated Prepayment Percentage or Group I Subordinated Percentage or Group II Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Group I Class B Prepayment Percentage, Group II Class B Prepayment Percentage, Group I Class B Percentage and Group II Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Group I Subordinated Prepayment Percentage and Group II Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Group I Class B Prepayment Percentages and Group II Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Group I Subordinated Percentage and Group II Subordinated Percentage for such Distribution Date minus the sum of the Group I Class B Percentages and Group II Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Group I Class B Percentage, Group II Class B Percentage, Group I Class B Prepayment Percentage or Group II Class B Prepayment Percentage.

            (e) The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class I-A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Group I-A Distribution Amount with respect to the Class I-A-LR Certificate and all other amounts distributable to the Class I-A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class I-A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.19, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class I-A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates (other than the Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-15 and Class I-A-17 Certificates) and the Class B Distribution Amount with respect to each such Class of Class B Certificates and in the case of the Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-15 and Class I-A-17 Certificates, as provided in Section 4.06.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance or notional amount of any Class of Class A Certificates (other than the Class I-A-7, Class I-A-R or Class I-A-LR Certificate) or the Principal Balance of any Class of Class B Certificates would be reduce to zero, or, in the case of the Class I-A-7 Certificates, upon the later of (a) the Principal Balance of such Class being reduced to zero or (b) the Class I-A-7C Notional Amount, Class I-A-7D Notional Amount and Class I-A-7E Notional Amount each being reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a)(i).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02    ALLOCATION OF REALIZED LOSSES.
                            ------------------------------

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to Group I Mortgage Loans and Group II Mortgage Loans will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, (i) with respect to such losses occurring with respect to Group I Mortgage Loans, concurrently, to the Group I-A Certificates (other than the Class I-A-PO Certificates) and Class I-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively; and (ii) with respect to such losses occurring with respect to Group II Mortgage Loans, concurrently, to the Group II-A Certificates (other than the Class II-A-PO Certificates) and Class II-A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction of such Mortgage Loans, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan allocable to the Class I-A-PO or Class II-A-PO Certificates, respectively, will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses with respect to any Mortgage Loan in Loan Group I or Loan Group II, respectively, remaining after allocation to the Class I-A-PO or Class II-A-PO Certificates, as applicable, in accordance with the preceding sentence shall be allocated pro rata among the Group I-A Certificates (other than the Class I-A-PO Certificates) or Group II-A Certificates (other than the Class II-A-PO Certificates), respectively, and each Class of Class B Certificates based on the Group I-A Non-PO Principal Balance or Group II-A Non-PO Principal Balance in the case of such Group I-A Certificates or Group II-A Certificates and the Group I Apportioned Principal Balance or Group II Apportioned Principal Balance in the case of each Class of Class B Certificates, respectively. Any such loss allocated to the Group I-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group I-A Certificates (other than the Class I-A-7 and Class I-A-PO Certificates) and Components in accordance with the Group I-A Loss Percentages as of such Determination Date, and any such loss allocated to the Group II-A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Group II-A Certificates (other than the Class II-A-PO Certificates) in accordance with the Group II-A Loss Percentages as of such Determination Date.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) [Intentionally Left Blank]

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan shall be allocated among (i) each Class of Group I-A Certificates or Group II-A Certificates, as applicable, and (ii) each Class of Class B Certificates, pro rata based upon each Class's Group I Apportioned Interest Percentage or Group II Apportioned Interest Percentage, as applicable for the related Distribution Date. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) occurring with respect to any Group I Mortgage Loan or Group II Mortgage Loan will be allocated among the outstanding Classes of Group I-A Certificates and Group II-A Certificates, respectively, based on their Group I-A Interest Percentages and Group II-A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

            (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            SECTION 4.03    PAYING AGENT.
                            -------------

            (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04    STATEMENTS TO CERTIFICATEHOLDERS;
                            REPORT TO THE TRUST ADMINISTRATOR AND THE SELLER.
                            -------------------------------------------------

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Group I-A Interest Distribution Amount allocated to each Class of Group I-A Certificates and Current Group II-A Interest Distribution Amount allocated to each Class of Group II-A Certificates, (c) any Group I Interest Shortfall Amounts or Group II Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Group I Mortgage Loans and Group II Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Group I-A Principal Balance, the Group II-A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Group I Adjusted Pool Amount, the Group II Adjusted Pool Amount, the Group I Adjusted Pool Amount (PO Portion), the Group II Adjusted Pool Amount (PO Portion), the Group I Pool Scheduled Principal Balance of the Group I Mortgage Loans for such Distribution Date, the Group II Pool Scheduled Principal Balance of the Group II Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans in each Loan Group for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Group I Mortgage Loans and Group II Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Group I-A Percentage and Group II-A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xi) the Group I-A Prepayment Percentage and Group II-A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages; for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xiii) the Group I Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages: and Group II Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages; for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xiv) the number and aggregate principal balances of Group I Mortgage Loans and Group II Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Group I Mortgage Loans and Group II Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate with respect to Group I Mortgage Loans or Group II Mortgage Loans acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

            (xviii) the principal and interest portions of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans;

            (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses with respect to Group I Mortgage Loans and Group II Mortgage Loans allocated as of such Distribution Date;

            (xxi) the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxiii) in the case of the Class II-A-9 Certificates, the Notional Amount, if any;

            (xxiv) the Class I-A-PO Deferred Amount and Class II-A-PO Deferred Amount, if any; and

            (xxv) the amount of PMI Advances made by a Servicer, if any with respect to each Loan Group;

            (xxvi) in the case of the Class I-A-7 Certificates, the Class I-A-7C Notional Amount, Class I-A-7D Notional Amount and Class I-A-7F Notional Amount;

            (xxvii) in the case of the Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-15 and Class I-A-17 Certificates, the Rounding Amount, if any, for such Distribution Date and the amount applied to repay the Rounding Amount withdrawn for each such Class on the prior Distribution Date; and

            (xxviii) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns; and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class I-A-R and Class I-A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class I-A-R and Class I-A-LR Certificates with a $50 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Group I-A Distribution Amount or Group II-A Distribution Amount, as applicable, with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05    REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
                            SERVICE.
                            ----------------------------------------------

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 DISTRIBUTIONS IN REDUCTION OF THE CLASS II-A-10, CLASS II-A-11, CLASS II-A-12, CLASS II-A-13, CLASS II-A-15 OR CLASS II-A-17 CERTIFICATES.
                            ------------------------------------------------

            Distributions in reduction of the Principal Balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates will be made in integral multiples of $1,000 at the request of the appropriate representatives of Deceased Holders of such Class and at the request of Living Holders of such Class or by mandatory distributions by random lot, pursuant to clauses (a) and (d) below, or on a pro rata basis pursuant to clause (f) below.

            (a) On each Distribution Date on which distributions in reduction of the Principal Balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates are made, such distributions will be made with respect to such Class in the following priority:

            (ii) any request by the personal representatives of a Deceased Holder or by a surviving tenant by the entirety, by a surviving joint tenant or by a surviving tenant in common, but not exceeding an aggregate principal balance for such Class of $100,000 per request; and

            (iii) any request by a Living Holder, but not exceeding an aggregate principal balance for such Class of $10,000 per request.

            Thereafter, distributions will be made, with respect to such Class, as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions for such Class made by the Beneficial Owners of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates until all such requests have been honored.

            For each such sequence of priorities described above, requests for distributions in reduction of the principal balance of Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in order of their receipt by the Clearing Agency and requests for distributions in reduction of the principal balance of Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates presented by Living Holders in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Clearing Agency after all requests with respect to such Class presented in accordance with clause (i) have been honored. All requests for distributions in reduction of the principal balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates will be accepted in accordance with the provisions set forth in
Section 4.06(c). All requests for distributions in reduction of the principal balance of Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates with respect to any Distribution Date must be received by the Clearing Agency and forwarded to, and received by, the Trust Administrator no later than the close of business on the related Record Date. Requests for distributions which are received by the Clearing Agency and forwarded to, and received by, the Trust Administrator after the related Record Date and requests, in either case, for distributions not accepted with respect to any Distribution Date, will be treated as requests for distributions in reduction of the principal balance of Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in Section 4.06(c). Such requests as are not so withdrawn shall retain their order of priority without the need for any further action on the part of the appropriate Beneficial Owner of the related Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificate, all in accordance with the procedures of the Clearing Agency and the Trust Administrator. Upon the transfer of beneficial ownership of any Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificate, any distribution request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trust Administrator of notification of such withdrawal in the manner required by the Clearing Agency under its APUT System.

            Distributions in reduction of the Principal Balance of Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates will be applied, in the aggregate with respect to such Class, in an amount equal to the Class A Non-PO Principal Distribution Amount allocable to such Class pursuant to Section 4.01(b) minus amounts to repay any funds withdrawn from the Rounding Account for such Class for the prior Distribution Date, plus any amounts available for distribution from the Rounding Account for such Class established as provided in Section 4.06(e), provided that the aggregate distribution in reduction of the Principal Balance of such Class on any Distribution Date is made in an integral multiple of $1,000.

            To the extent that the portion of the Class A Non-PO Principal Distribution Amount allocable to distributions in reduction of the Principal Balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates on any Distribution Date (minus amounts to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date and plus any amounts required to be distributed from the Rounding Account for such Class pursuant to Section 4.06(e)) exceeds the aggregate principal balances of Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates with respect to which distribution requests, as set forth above, have been received, distributions in reduction of the Principal Balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates will be made by mandatory distribution pursuant to Section 4.06(d).

            (b) A Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificate shall be deemed to be held by a Deceased Holder for purposes of this Section 4.06 if the death of the Beneficial Owner thereof is deemed to have occurred. Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 and Class II-A-17 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the Beneficial Owner, and the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the principal balance of such Class thereof, subject to the limitations stated above. Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be Beneficial Owners of a number of Individual Certificates greater than the number of Individual Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a Beneficial Owner of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of such trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Individual Certificates will be deemed to be the death of the Beneficial Owner of such Certificates regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trust Administrator. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a Trust Administrator, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the principal balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates payable with respect thereto. The Trust Administrator shall not be under any duty to determine independently the occurrence of the death of any deceased Beneficial Owner. The Trust Administrator may rely entirely upon documentation delivered to it pursuant to
Section 4.06(c) in establishing the eligibility of any Beneficial Owner to receive the priority accorded Deceased Holders in Section 4.06(a).

            (c) Requests for distributions in reduction of the principal balance of Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates must be made by delivering a written request therefor to the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains the account evidencing such Beneficial Owner's interest in Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the Trust Administrator under separate cover. The Clearing Agency Participant should in turn make the request of the Clearing Agency (or, in the case of a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant of such request, which Clearing Agency Participant should make the request of the Clearing Agency) in the manner required under the rules and regulations of the Clearing Agency's APUT System and provided to the Clearing Agency Participant. Upon receipt of such request, the Clearing Agency will date and time stamp such request and forward such request to the Trust Administrator. The Clearing Agency may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer, the Trust Administrator nor the Trustee shall be liable for any delay in delivery of requests for distributions or withdrawals of such requests by the Clearing Agency, a Clearing Agency Participant or any Clearing Agency Indirect Participant.

            The Trust Administrator shall maintain a list of those Clearing Agency Participants representing the appropriate Beneficial Owners of Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates that have submitted requests for distributions in reduction of the principal balance of Certificates of such Class, together with the order of receipt and the amounts of such requests. The Clearing Agency will honor requests for distributions in the order of their receipt (subject to the priorities described in Section 4.06(a) above). The Trust Administrator shall notify the Clearing Agency and the appropriate Clearing Agency Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Clearing Agency in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.06. The exact procedures to be followed by the Trust Administrator and the Clearing Agency for purposes of determining such priorities and limitations will be those established from time to time by the Trust Administrator or the Clearing Agency, as the case may be. The decisions of the Trust Administrator and the Clearing Agency concerning such matters will be final and binding on all affected persons.

            Individual Certificates which have been accepted for a distribution shall be due and payable on the applicable Distribution Date. Such Certificates shall cease to bear interest after the last day of the month preceding the month in which such Distribution Date occurs.

            Any Beneficial Owner of a Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Clearing Agency Participant or Clearing Agency Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by a Clearing Agency Indirect Participant, such Clearing Agency Indirect Participant must notify the related Clearing Agency Participant which in turn must forward the withdrawal of such request, on a form required by the Clearing Agency, to the Trust Administrator. If such notice of withdrawal of a request for distribution has not been received by the Clearing Agency and forwarded to the Trust Administrator on or before the Record Date for the next Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Principal Balance Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates on such Distribution Date.

            In the event any requests for distributions in reduction of the principal balance of Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates are rejected by the Trust Administrator for failure to comply with the requirements of this Section 4.06, the Trust Administrator shall return such request to the appropriate Clearing Agency Participant with a copy to the Clearing Agency with an explanation as to the reason for such rejection.

            (d) To the extent, if any, that distributions in reduction of the Principal Balance of Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates on a Distribution Date exceed the outstanding principal balances of Certificates of such Class with respect to which distribution requests have been received by the related Record Date, as provided in Section 4.06(a) above, distributions in reduction of the Principal Balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates will be made by mandatory distributions in reduction thereof. Such mandatory distributions on Individual Certificates will be made by random lot in accordance with the then-applicable random lot procedures of the Clearing Agency, the Clearing Agency Participants and the Clearing Agency Indirect Participants representing the Beneficial Owners; provided however, that, if after the distribution in reduction of the Principal Balances of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates on the next succeeding Distribution Date on which mandatory distributions are to be made, the principal balances of Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates would not be reduced to zero, the Individual Certificates to which such distributions will be applied shall be selected by the Clearing Agency from those Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates not otherwise receiving distributions in reduction of the principal balance on such Distribution Date. The Trust Administrator shall notify the Clearing Agency of the aggregate amount of the mandatory distribution in reduction of the Principal Balances of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates to be made on the next Distribution Date. The Clearing Agency shall then allocate such aggregate amount among its Clearing Agency Participants on a random lot basis. Each Clearing Agency Participant and, in turn, each Clearing Agency Indirect Participant will then select, in accordance with its own random lot procedures, Individual Certificates from among those held in its accounts to receive mandatory distributions in reduction of the principal balance of the Certificates of such Class, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Clearing Agency Participant by the Clearing Agency and to such Clearing Agency Indirect Participant by its related Clearing Agency Participant, as the case may be. Clearing Agency Participants and Clearing Agency Indirect Participants which hold Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates selected for mandatory distributions in reduction of the principal balance are required to provide notice of such mandatory distributions to the affected Beneficial Owners. The Master Servicer agrees to notify the Trust Administrator of the amount of distributions in reduction of the principal balance of Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates to be made on each Distribution Date in a timely manner such that the Trust Administrator may fulfill its obligations pursuant to the Letter of Representations dated the Business Day immediately preceding the Closing Date among the Seller, the Trust Administrator and the Clearing Agency.

            (e) On the Closing Date, the Rounding Account shall be established with the Trust Administrator and the Seller shall cause to be initially deposited with the Trust Administrator a $5,999.94 deposit for the Rounding Account. On each Distribution Date on which a distribution is made in reduction of the principal balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates, funds on deposit in the Rounding Account shall be available to be applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class A Principal Balance to be made on the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates. Rounding of such distribution on the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the principal balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates are to be made, the aggregate amount of such distributions allocable to the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates shall be applied first to repay any funds withdrawn from the Rounding Account for such Class on the prior Distribution Date for which funds were withdrawn from such account for such Class, and then the remainder of such allocable amount, if any, shall be similarly rounded upward and applied as distributions in reduction of the principal balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates; this process shall continue on succeeding Distribution Dates until the Principal Balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates has been reduced to zero. The funds in the Rounding Account shall be held in a non-interest bearing account and shall not be reinvested.

            Notwithstanding anything herein to the contrary, on the Distribution Date on which distributions in reduction of the Principal Balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates will reduce the Principal Balance thereof to zero or in the event that distributions in reduction of the Principal Balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates are made in accordance with the provisions set forth in
Section 4.06(f), an amount equal to the difference between $1,000 and the sum then held in the Rounding Account shall be paid from the Pool Distribution Amount to the Rounding Account. Any funds then on deposit in such Rounding Account shall be distributed to the Holder of the Class A-LR Certificate.

            (f) Notwithstanding any provisions herein to the contrary, after any Realized Losses have been allocated to the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates, distributions in reduction of the Principal Balances of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates will be made on a pro rata basis among the Holders of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

            (g) In the event that the pro rata distributions described in
Section 4.06(f) cannot be made through the facilities of the Clearing Agency, the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates will be withdrawn from the facilities of the Clearing Agency and Definitive Certificates will be issued to replace such withdrawn Book-Entry Certificates pursuant to Section 5.07. An amendment to this Agreement, which may be approved without the consent of any Certificateholders, shall establish procedures relating to the manner in which pro rata distributions in reduction of the principal balance of the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates are to be made; provided that such procedures shall be consistent, to the extent practicable and customary for certificates similar to the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-15 or Class II-A-17 Certificates, with the provisions of this Section 4.06.

            SECTION 4.07 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.
                            -----------------------------------------------

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                   ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01    THE CERTIFICATES.
                            -----------------

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class I-A-R and Class I-A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class I-A-R and Class I-A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-I-A-1, A-I-A-2, A-I-A-3, A-I-A-4, A-I-A-5, A-I-A-6, A-I-A-7, A-I-A-8, A-I-A-9, A-I-A-10, A-I-A-11, A-I-A-12, A-I-A-13,
A-I-A-PO, A-I-A-R, A-I-A-LR, A-II-A-1, A-II-A-2, A-II-A-3, A-II-A-4, A-II-A-5,
A-II-A-6, A-II-A-7, A-II-A-8, A-II-A-9, A-II-A-10, A-II-A-11, A-II-A-12,
A-II-A-13, A-II-A-14, A-II-A-15, A-II-A-16, A-II-A-17, A-II-A-18, A-II-A-19,
A-II-A-20, A-II-A-21, A-II-A-22, A-II-A-23, A-II-A-PO, B-1, B-2, B-3, B-4, B-5,
B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

            SECTION 5.02    REGISTRATION OF CERTIFICATES.
                            -----------------------------

            (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trust Administrator and the Seller shall have received
(i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trust Administrator, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class I-A-R or Class I-A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee
(i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class I-A-R or Class I-A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class I-A-R or Class I-A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class I-A-R or Class I-A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class I-A-R or Class I-A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class I-A-R or Class I-A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class I-A-R or Class I-A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class I-A-R or Class I-A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class I-A-R or Class I-A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class I-A-R and Class I-A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class I-A-R or Class I-A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class I-A-R or Class I-A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class I-A-R or Class I-A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class I-A-R or Class I-A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class I-A-R or Class I-A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class I-A-R or Class I-A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03    MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.
                            --------------------------------------------------

            If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04    PERSONS DEEMED OWNERS.
                            ----------------------

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.
                            -----------------------------------------------

            (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06    MAINTENANCE OF OFFICE OR AGENCY.
                            --------------------------------

            The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07    DEFINITIVE CERTIFICATES.
                            ------------------------

            If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.06(g), the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trust Administrator nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08    NOTICES TO CLEARING AGENCY.
                            ---------------------------


            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01    LIABILITY OF THE SELLER AND THE MASTER SERVICER.
                            ------------------------------------------------

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.
                            ---------------------------------------------------

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.
                            -------------------------------------------------

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee or the Trust Administrator in their respective capacities hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            SECTION 6.04    RESIGNATION OF THE MASTER SERVICER.
                            -----------------------------------

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05    COMPENSATION TO THE MASTER SERVICER.
                            ------------------------------------

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06    ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER
                            SERVICER.
                            --------------------------------------------

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07 INDEMNIFICATION OF TRUSTEE, THE TRUST ADMINISTRATOR AND SELLER BY MASTER SERVICER.
                            ---------------------------------------------------


            The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                  ARTICLE VII

                                     DEFAULT

            SECTION 7.01    EVENTS OF DEFAULT.
                            ------------------

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator, on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator, on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee and the Trust Administrator in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator, on behalf of the Trustee, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02    OTHER REMEDIES OF TRUSTEE.
                            --------------------------

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03    DIRECTIONS BY CERTIFICATEHOLDERS AND
                            DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.
                            ------------------------------------------

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04    ACTION UPON CERTAIN FAILURES OF THE
                            MASTER SERVICER AND UPON EVENT OF DEFAULT.
                            ------------------------------------------

            In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

SECTION 7.05      TRUST ADMINISTRATOR TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator, on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06    NOTIFICATION TO CERTIFICATEHOLDERS.
                            -----------------------------------

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

            SECTION 8.01    DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.
                            ----------------------------------------------

            The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator and conforming to the requirements of this Agreement;

            (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator under this Agreement; and

            (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE TRUST ADMINISTRATOR.
                            ---------------------------------------------------

            Except as otherwise provided in Section 8.01:

            (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or the Trust Administrator, as applicable, may prescribe;

            (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) Neither of the Trustee nor the Trust Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to
      Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

            (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03 NEITHER THE TRUSTEE NOR THE TRUST ADMINISTRATOR REQUIRED TO MAKE INVESTIGATION.
                            -----------------------------------------------

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

            SECTION 8.04 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.
                            --------------------------------------------------

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts. SECTION 8.05 TRUSTEE AND TRUST ADMINISTRATOR MAY OWN CERTIFICATES.

            Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06    THE MASTER SERVICER TO PAY FEES AND EXPENSES.
                            ---------------------------------------------

            The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

            SECTION 8.07    ELIGIBILITY REQUIREMENTS.
                            -------------------------

            Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

            SECTION 8.08    RESIGNATION AND REMOVAL.
                            ------------------------

            Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

            If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09.   SUCCESSOR.
                            ----------

            Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10    MERGER OR CONSOLIDATION.
                            ------------------------

            Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

            SECTION 8.11    AUTHENTICATING AGENT.
                            ---------------------

            The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12    SEPARATE TRUSTEES AND CO-TRUSTEES.
                            ----------------------------------

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:


            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13    APPOINTMENT OF CUSTODIANS.
                            --------------------------

            The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14    TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.
                            ----------------------------------------------

            (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any other action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-PO, Class I-A-R, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-20, Class II-A-21, Class II-A-22, Class II-A-23, and Class II-A-PO Certificates and the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interest in the Lower-Tier REMIC represented by the Class I-A-L1, Class I-A-L2, Class I-A-L3, Class I-A-L4, Class I-A-L6, Class I-A-LPO, Class A-LUR, Class II-A-L1, Class II-A-L2, Class II-A-L8, Class II-A-LPO, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class I-A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any of the Upper-Tier REMIC, Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class I-A-R and Class I-A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class I-A-R and Class I-A-LR Certificates shall be tax matters persons for the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the REMICs are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

            In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee, respectively, to perform its obligations under this Section 8.14.

            SECTION 8.15    MONTHLY ADVANCES.
                            -----------------

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01    TERMINATION UPON PURCHASE BY THE
                            SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.
                            --------------------------------------------

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.18. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and
(C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class I-A-R and Class I-A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class, Classes, Component or Components in the manner specified in Section 4.01(a)(iii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and (g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02    ADDITIONAL TERMINATION REQUIREMENTS.
                            ------------------------------------

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator and the Trustee have received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator, on behalf of the Trustee, shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in
      Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01    AMENDMENT.
                             ----------

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and the Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

            (a) changing the Applicable Unscheduled Principal Receipt Period for Type 1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

            SECTION 10.02    RECORDATION OF AGREEMENT.
                             -------------------------

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03    LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.
                             -------------------------------------------

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04    GOVERNING LAW; JURISDICTION.
                             ----------------------------

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05    NOTICES.
                             --------

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, the Servicer or a Certificateholder.

            SECTION 10.06    SEVERABILITY OF PROVISIONS.
                             ---------------------------

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07    SPECIAL NOTICES TO RATING AGENCIES.
                             -----------------------------------

            (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i)  any amendment to this Agreement pursuant to Section 10.01(a);

           (ii)  any sale or transfer of the Class B Certificates pursuant to
                 Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

           (iv)  any resignation of the Master Servicer pursuant to Section
                 6.04;

            (v)  the occurrence of any of the Events of Default described in
                 Section 7.01;

           (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

         (viii)  the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events: (i) the appointment of a Custodian pursuant to Section 2.02; (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08; (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

           (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08    COVENANT OF SELLER.
                             -------------------

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09    RECHARACTERIZATION.
                             -------------------

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01    CUT-OFF DATE.
                             -------------

            The Cut-Off Date for the Certificates is June 1, 2001.

            SECTION 11.02    CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.
                             -----------------------------------------

            The Cut-Off Date Aggregate Principal Balance is $712,468,297.52.

            SECTION 11.03    ORIGINAL GROUP I-A PERCENTAGE.
                             ------------------------------

            The Original Group I-A Percentage is 96.49632832%.

            SECTION 11.04    ORIGINAL GROUP II-A PERCENTAGE.
                             -------------------------------

            The Original Group II-A Percentage is 96.49921018%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A CERTIFICATES.
                             ---------------------------------------------

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                               Original
                  Class                    Principal Balance
                  -----                    -----------------
              Class I-A-1                  $ 26,715,000.00
              Class I-A-2                  $ 32,000,000.00
              Class I-A-3                  $ 41,521,000.00
              Class I-A-4                  $ 40,075,000.00
              Class I-A-5                  $  4,453,000.00
              Class I-A-6                  $ 10,717,000.00
              Class I-A-7                  $ 61,394,000.00
              Class I-A-8                  $ 49,312,000.00
              Class I-A-9                  $  9,648,000.00
              Class I-A-10                 $  7,130,000.00
              Class I-A-11                 $ 17,250,000.00
              Class I-A-12                 $     95,000.00
              Class I-A-13                 $    550,000.00
              Class I-A-PO                 $    323,770.24
              Class I-A-R                  $         50.00
              Class I-A-LR                 $         50.00
              Class II-A-1                 $ 77,364,000.00
              Class II-A-2                 $ 89,736,000.00
              Class II-A-3                 $ 52,559,000.00
              Class II-A-4                 $  5,990,000.00
              Class II-A-5                 $ 60,256,000.00
              Class II-A-6                 $ 11,054,000.00
              Class II-A-7                 $ 16,772,000.00
              Class II-A-8                 $  2,590,928.57
              Class II-A-10                $  3,198,000.00
              Class II-A-11                $  1,442,000.00
              Class II-A-12                $  2,000,000.00
              Class II-A-13                $    500,000.00
              Class II-A-14                $ 12,110,000.00
              Class II-A-15                $  6,728,000.00
              Class II-A-16                $  8,291,000.00
              Class II-A-17                $  7,218,000.00
              Class II-A-18                $  6,895,000.00
              Class II-A-19                $  9,073,071.00
              Class II-A-20                $  3,250,000.00
              Class II-A-21                $  2,750,000.00
              Class II-A-22                $  3,250,000.00
              Class II-A-23                $  3,250,000.00
              Class II-A-PO                $     70,217.57

            SECTION 11.05(A)    ORIGINAL NOTIONAL AMOUNT.
                                -------------------------

                                              Original
            Class or Component             Notional Amount
            ------------------             ---------------
              Class II-A-9                 $  8,596,000.00
              Class I-A-7C                 $  7,437,392.59
              Class I-A-7D                 $  4,153,518.52
              Class I-A-7F                 $  3,298,370.37

            SECTION 11.06    ORIGINAL AGGREGATE NON-PO PRINCIPAL BALANCE.
                             --------------------------------------------

            The Original Aggregate Non-PO Principal Balance is $687,137,099.57.

            SECTION 11.07    ORIGINAL AGGREGATE SUBORDINATE PERCENTAGE.
                             ------------------------------------------

            The Original Aggregate Subordinate Percentage is 3.50205165%.

            SECTION 11.08    ORIGINAL CLASS B PRINCIPAL BALANCE.
                             -----------------------------------

            The Original Class B Principal Balance is $24,937,210.14.

            SECTION 11.09    ORIGINAL GROUP I SUBORDINATED PRINCIPAL BALANCE.
                             ------------------------------------------------

            The Original Group I Subordinated Principal Balance is
$10,923,887.27.

            SECTION 11.10    ORIGINAL GROUP II SUBORDINATED PRINCIPAL BALANCE.
                             -------------------------------------------------

            The Original Group II Subordinated Principal Balance is $14,013,322.87.

            SECTION 11.11 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B CERTIFICATES.
                             ---------------------------------------------

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                               Original
                Class                      Principal Balance
                -----                      -----------------
              Class B-1                    $ 11,755,000.00
              Class B-2                    $  4,988,000.00
              Class B-3                    $  3,206,000.00
              Class B-4                    $  1,781,000.00
              Class B-5                    $  1,781,000.00
              Class B-6                    $  1,426,210.14

            SECTION 11.12    ORIGINAL CLASS B-1 FRACTIONAL INTEREST.
                             ---------------------------------------

            The Original Class B-1 Fractional Interest is 1.85124079%.

            SECTION 11.13    ORIGINAL CLASS B-2 FRACTIONAL INTEREST.
                             ---------------------------------------

            The Original Class B-2 Fractional Interest is 1.15075210%.

            SECTION 11.14    ORIGINAL CLASS B-3 FRACTIONAL INTEREST.
                             ---------------------------------------

            The Original Class B-3 Fractional Interest is 0.70051820%.

            SECTION 11.15    ORIGINAL CLASS B-4 FRACTIONAL INTEREST.
                             ---------------------------------------

            The Original Class B-4 Fractional Interest is 0.45040385%.

            SECTION 11.16    ORIGINAL CLASS B-5 FRACTIONAL INTEREST.
                             ---------------------------------------

            The Original Class B-5 Fractional Interest is 0.20028950%.

            SECTION 11.17    CLOSING DATE.
                             -------------

            The Closing Date is June 28, 2001.

            SECTION 11.18    RIGHT TO PURCHASE.
                             ------------------

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the aggregate Scheduled Principal Balance of the Mortgage Loans being less than $71,246,829.75 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.19    WIRE TRANSFER ELIGIBILITY.
                             --------------------------

            With respect to the Class A Certificates (other than the Class I-A-R, Class I-A-LR, Class I-A-PO, Class II-A-PO, Class I-A-12 and Class II-A-9 Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class II-A-9 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 50% Percentage Interest. The Class I-A-R, Class I-A-LR, Class I-A-PO, Class II-A-PO and Class I-A-12 Certificates are not eligible for wire transfer.

            SECTION 11.20    SINGLE CERTIFICATE.
                             -------------------

            A Single Certificate for the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates represent a $25,000 Denomination. A Single Certificate for the Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class II-A-19, Class II-A-20, Class II-A-21, Class II-A-22 and Class II-A-23 Certificates represent a $1,000 Denomination. A Single Certificate for the Class II-A-9 Certificate represents a $4,298,000.00 Denomination. A Single Certificate for the Class II-A-PO Certificate represents a $70,217.57 Denomination. A Single Certificate for the Class I-A-6, Class I-A-7, Class I-A-PO, Class II-A-7, Class II-A-8, Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class I-A-R and Class I-A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

            SECTION 11.21    SERVICING FEE RATE.
                             -------------------

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.22    MASTER SERVICING FEE RATE.
                             --------------------------

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan shall be 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       WELLS FARGO ASSET SECURITIES CORPORATION
                                            as Seller

                                       By:
                                            ------------------------------------
                                            Name:  Alan S. McKenney
                                            Title: Vice President



                                       WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
                                            as Master Servicer

                                       By:
                                            ------------------------------------
                                            Name:  Nancy E. Burgess
                                            Title: Vice President



                                       FIRST UNION NATIONAL BANK
                                            as Trust Administrator

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:



Attest:
By: ___________________________________
Name: _________________________________
Title: ________________________________



                                       UNITED STATES TRUST COMPANY
                                         OF NEW YORK
                                            as Trustee

                                       By:
                                            ------------------------------------
                                            Name
                                            Title:

STATE OF MARYLAND       )
                        : ss.:
COUNTY OF FREDERICK     )

            On this 28th day of June, 2001, before me, a notary public in and for the State of Maryland, personally Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        : ss.:
COUNTY OF FREDERICK     )

            On this 28th day of June, 2001, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.




-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              : ss.:
COUNTY OF                     )

            On this 28th day of June, 2001, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

STATE OF                )
                        : ss.:
COUNTY OF               )


            On this 28th day of June, 2001, before me, a notary public in and for _________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at ________________ _________________, _________________; that s/he is a ____________________ of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.




------------------------------
Notary Public

[NOTARIAL SEAL]






-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              : ss.:
COUNTY OF                     )

            On this 28th day of June, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.




-------------------------
Notary Public

[NOTARIAL SEAL]

                                 EXHIBIT A-I-A-1
                    [FORM OF FACE OF CLASS I-A-1 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-15, CLASS I-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AA 9           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-1 Certificates required to be distributed to Holders of the Class I-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-1 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-2
                    [FORM OF FACE OF CLASS I-A-2 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
       CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH
         OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-15, CLASS I-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AB 7           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-2 Certificates required to be distributed to Holders of the Class I-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Group I-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-3
                    [FORM OF FACE OF CLASS I-A-3 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-15, CLASS I-A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AC 5           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-3 Certificates required to be distributed to Holders of the Class I-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-3 Certificates applicable to each Distribution Date will be 6.350% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-4
                    [FORM OF FACE OF CLASS I-A-4 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-15, CLASS I-A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AD 3           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-4 Certificates required to be distributed to Holders of the Class I-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-5
                    [FORM OF FACE OF CLASS I-A-5 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-15, CLASS I-A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AE 1           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-5 Certificates required to be distributed to Holders of the Class I-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-6
                    [FORM OF FACE OF CLASS I-A-6 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-15, CLASS I-A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AF 8           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-6 Certificates required to be distributed to Holders of the Class I-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-6 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class I-A-6 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-7
                    [FORM OF FACE OF CLASS I-A-7 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-15, CLASS I-A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON A PORTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AG 6           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-7 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-7 Certificates required to be distributed to Holders of the Class I-A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of Principal Balance, the Class I-A-7 Certificates consist of six components (each, a "Component" and individually, the "Class I-A-7A Component," the "Class I-A-7B Component," the "Class I-A-7C Component," the "Class I-A-7D Component," the "Class I-A-7E Component" and the "Class I-A-7F Component"). The amount of interest which accrues on the Class I-A-7 Certificates in any month will equal the sum of the interest which accrues on the Class I-A-7 Components. The component rate (the "Component Rate") on each of the I-A-7 Components will be 6.750% per annum. Interest with respect to each Component will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Principal Balance in the case of the Class I-A-7A, Class I-A-7B and Class I-A-7E Components or the outstanding notional amount in the case of the Class I-A-7C, Class I-A-7D and Class I-A-7F Components. Prior to the applicable Accretion Termination Date, the interest accrued on the Class I-A-7A, Class I-A-7B and Class I-A-7E Components will not be distributed as interest on this Certificate. Prior to the applicable Accretion Termination Date, the interest on the Class I-A-7A, Class I-A-7B and Class I-A-7E Components otherwise available for distribution on this Certificate will be added to the Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-7 Certificates with respect to their Components, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in
Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-8
                    [FORM OF FACE OF CLASS I-A-8 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-15, CLASS I-A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AH 4           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-8 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-8 Certificates required to be distributed to Holders of the Class I-A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-8 Certificates applicable to each Distribution Date will be 6.125% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-9
                    [FORM OF FACE OF CLASS I-A-9 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-15, CLASS I-A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AJ 0           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-9 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-9 Certificates required to be distributed to Holders of the Class I-A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-9 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-I-A-10
                   [FORM OF FACE OF CLASS I-A-10 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS I-A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AK 7           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-10 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-10 Certificates required to be distributed to Holders of the Class I-A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-10 Certificates applicable to each Distribution Date will be 6.350% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-I-A-11
                   [FORM OF FACE OF CLASS I-A-11 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS I-A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AL 5           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-11 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-11 Certificates required to be distributed to Holders of the Class I-A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-11 Certificates applicable to each Distribution Date will be 6.350% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-I-A-12
                   [FORM OF FACE OF CLASS I-A-12 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS I-A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AM 3           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-12 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-12 Certificates required to be distributed to Holders of the Class I-A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-12 Certificates applicable to each Distribution Date will be 6.350% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class I-A-12 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-I-A-13
                   [FORM OF FACE OF CLASS I-A-13 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS I-A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AN 1           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-13 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-13 Certificates required to be distributed to Holders of the Class I-A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-13 Certificates applicable to each Distribution Date will be 6.350% per annum. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class I-A-13 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-I-A-PO
                   [FORM OF FACE OF CLASS I-A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS I-A-PO

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
        one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AP 6           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class I-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-PO Certificates required to be distributed to Holders of the Class I-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class I-A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                 EXHIBIT A-I-A-R
                    [Form of Face of Class I-A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.


                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-15, CLASS I-A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AQ 4           First Distribution Date:  July 25, 2001

                                 Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%    Final Scheduled Maturity Date: July 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-R Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-R Certificate required to be distributed to the Holder of the Class I-A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-I-A-LR
                   [Form of Face of Class I-A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS I-A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS I-A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AR 2           First Distribution Date: June 25, 2001

Percentage Interest evidenced    Denomination:  $
by this Certificate: %
                                 Final Scheduled Maturity Date: July 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class I-A-LR Certificate with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group I-A Distribution Amount for the Class I-A-LR Certificate required to be distributed to the Holder of the Class I-A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group I-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class I-A-LR Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class I-A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-1
                   [FORM OF FACE OF CLASS II-A-1 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AS 0           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-1 Certificates required to be distributed to Holders of the Class II-A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-1 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-2
                   [FORM OF FACE OF CLASS II-A-2 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AT 8           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-2 Certificates required to be distributed to Holders of the Class II-A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Group I-A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-3
                   [FORM OF FACE OF CLASS II-A-3 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AU 5           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-3 Certificates required to be distributed to Holders of the Class II-A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-4
                   [FORM OF FACE OF CLASS II-A-4 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AV 3           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-4 Certificates required to be distributed to Holders of the Class II-A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-5
                   [FORM OF FACE OF CLASS II-A-5 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AW 1           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-5 Certificates required to be distributed to Holders of the Class II-A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-6
                   [FORM OF FACE OF CLASS II-A-6 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AX 9           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-6 Certificates required to be distributed to Holders of the Class II-A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-7
                   [FORM OF FACE OF CLASS II-A-7 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AY 7           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-7 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-7 Certificates required to be distributed to Holders of the Class II-A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-7 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class II-A-7 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-8
                   [FORM OF FACE OF CLASS II-A-8 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E AZ 4           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-8 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-8 Certificates required to be distributed to Holders of the Class II-A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The Class II-A-8 Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-9
                   [FORM OF FACE OF CLASS II-A-9 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BA 8           First Distribution Date:  July 25, 2001

                                 Denomination: $________________(Initial
                                 Notional Amount)

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-9 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans", respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-9 Certificates required to be distributed to Holders of the Class II-A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class II-A-9 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class II-A-9 Certificates each month in an amount equal to the product of (i) 1/12th of 6.750% and (ii) the notional amount of the Class II-A-9 Certificates as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-10
                   [FORM OF FACE OF CLASS II-A-10 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BB 6           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Initial Percentage Interest
evidenced by this                Final Scheduled Maturity Date:  July 25, 2031
Certificate:  ______%

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-10 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of the Class II-A-10 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class II-A-10 Certificates as described below and in the Agreement. Except as set forth in the next sentence, distributions in reduction of the Principal Balance of this Certificate will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.06 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. After any Realized Losses have been allocated to the Class II-A-10 Certificates, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-10 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-11
                   [FORM OF FACE OF CLASS II-A-11 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BC 4           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Initial Percentage Interest
evidenced by this                Final Scheduled Maturity Date:  July 25, 2031
Certificate: ______%

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-11 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of the Class II-A-11 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class II-A-11 Certificates as described below and in the Agreement. Except as set forth in the next sentence, distributions in reduction of the Principal Balance of this Certificate will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.06 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. After any Realized Losses have been allocated to the Class II-A-11 Certificates, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-11 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-12
                   [FORM OF FACE OF CLASS II-A-12 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BD 2           First Distribution Date:  July 25, 2001
                                 Denomination: $________________

Initial Percentage Interest
evidenced by this                Final Scheduled Maturity Date:  July 25, 2031
Certificate: ______%

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-12 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of the Class II-A-12 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class II-A-12 Certificates as described below and in the Agreement. Except as set forth in the next sentence, distributions in reduction of the Principal Balance of this Certificate will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.06 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. After any Realized Losses have been allocated to the Class II-A-12 Certificates, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-12 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-13
                   [FORM OF FACE OF CLASS II-A-13 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                       MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 2001-15, CLASS II-A-13

                   evidencing an interest in a pool of fixed
                   interest rate, conventional, monthly pay,
                     fully amortizing, first lien, one- to
               four-family residential mortgage loans, which may
                   include loans secured by shares issued by
                   cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BE 0           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Initial Percentage Interest
evidenced by this                Final Scheduled Maturity Date:  March 25, 2017
Certificate: ______%

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-13 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of the Class II-A-13 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class II-A-13 Certificates as described below and in the Agreement. Except as set forth in the next sentence, distributions in reduction of the Principal Balance of this Certificate will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.06 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. After any Realized Losses have been allocated to the Class II-A-13 Certificates, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-13 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-14
                   [FORM OF FACE OF CLASS II-A-14 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BF 7           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-14 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-14 Certificates required to be distributed to Holders of the Class II-A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-14 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-15
                   [FORM OF FACE OF CLASS II-A-15 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BG 5           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Initial Percentage Interest
evidenced by this                Final Scheduled Maturity Date:  July 25, 2031
Certificate: ______%

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-15 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of the Class II-A-15 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class II-A-15 Certificates as described below and in the Agreement. Except as set forth in the next sentence, distributions in reduction of the Principal Balance of this Certificate will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.06 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. After any Realized Losses have been allocated to the Class II-A-15 Certificates, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-15 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-16
                   [FORM OF FACE OF CLASS II-A-16 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-16

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BH 3           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-16 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-16 Certificates required to be distributed to Holders of the Class II-A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-16 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-16 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-17
                   [FORM OF FACE OF CLASS II-A-17 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-17

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BJ 9           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Initial Percentage Interest
evidenced by this                Final Scheduled Maturity Date:  July 25, 2031
Certificate: ______%

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-17 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest to be distributed to Holders of the Class II-A-17 Certificates on such Distribution Date as specified in the Agreement. Distributions of principal will be made to the Holders of the Class II-A-17 Certificates as described below and in the Agreement. Except as set forth in the next sentence, distributions in reduction of the Principal Balance of this Certificate will be made only in lots equal to $1,000 initial principal balance and in accordance with the priorities and procedures set forth in Section 4.06 of the Agreement (i) at the request of Deceased Holders (ii) at the request of Living Holders and (iii) by random lot. After any Realized Losses have been allocated to the Class II-A-17 Certificates, distributions in reduction of principal balance will be made as provided in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-17 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-17 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-18
                   [FORM OF FACE OF CLASS II-A-18 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-18

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BK 6           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-18 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-18 Certificates required to be distributed to Holders of the Class II-A-18 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-18 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-18 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-19
                   [FORM OF FACE OF CLASS II-A-19 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-19

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BL 4           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-19 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-19 Certificates required to be distributed to Holders of the Class II-A-19 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-19 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-19 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-20
                   [FORM OF FACE OF CLASS II-A-20 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-20

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BM 2           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  June 25, 2011

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-20 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-20 Certificates required to be distributed to Holders of the Class II-A-20 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-20 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-20 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-21
                   [FORM OF FACE OF CLASS II-A-21 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-21

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BN 0           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  March 25, 2017

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-21 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-21 Certificates required to be distributed to Holders of the Class II-A-21 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-21 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-21 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-22
                   [FORM OF FACE OF CLASS II-A-22 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-22

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BP 5           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  May 25, 2021

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-22 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-22 Certificates required to be distributed to Holders of the Class II-A-22 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-22 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-22 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-23
                   [FORM OF FACE OF CLASS II-A-23 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
      REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
           CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.
     OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
        DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
       ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-23

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BQ 3           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-23 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-23 Certificates required to be distributed to Holders of the Class II-A-23 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Group II-A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class II-A-23 Certificates applicable to each Distribution Date will be 7.000% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class II-A-23 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class II-A-23 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                EXHIBIT A-II-A-PO
                   [FORM OF FACE OF CLASS II-A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 2001-15, CLASS II-A-PO

            evidencing an interest in a pool of fixed interest rate,
            conventional, monthly pay, fully amortizing, first lien,
        one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BR 1           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class II-A-PO Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Group II-A Distribution Amount for the Class II-A-PO Certificates required to be distributed to Holders of the Class II-A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class II-A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-15, CLASS B-1

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BS 9           First Distribution Date:  July 25, 2001

                                 Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%  Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-15, CLASS B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BT 7           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-15, CLASS B-3

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E BU 4           First Distribution Date:  July 25, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-15, CLASS B-4

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E CB 5           First Distribution Date:  July 25, 2001

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-15, CLASS B-5

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E CC 3           First Distribution Date:  July 25, 2001

                                 Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-15, CLASS B-6

           evidencing an interest in two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  June 1, 2001

CUSIP No.: 94977E CD 1           First Distribution Date:  July 25, 2001

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  July 25, 2031

            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of two pools of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Group I Mortgage Loans" and "Group II Mortgage Loans," respectively), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator



                                       By:____________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator



By:_________________________________
   Authorized Officer

                                    EXHIBIT C
                [Form of Reverse of Series 2001-15 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-15

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Social Security or other Identifying Number of Assignee:

Dated:



                                           -------------------------------------
                                           Signature by or on behalf of assignor



                                           -------------------------------------
                                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________
for the account of _____________________________________________________ account number _____________, or, if mailed by check, to ______________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT
                               -------------------

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                         W I T N E S S E T H     T H A T
                         - - - - - - - - - -     - - - -


            WHEREAS, the Seller, the Master Servicer, and the Trust Administrator and the United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of June 28, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-15 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and


            WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;


            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                              FIRST UNION NATIONAL BANK



401 South Tryon Street                By:_______________________________________
Charlotte, North Carolina, 28202         Name:__________________________________
                                         Title:_________________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATION



7485 New Horizon Way                  By:_______________________________________
Frederick, Maryland 21703                Name:__________________________________
                                         Title:_________________________________


Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                        ASSOCIATION


7485 New Horizon Way
Frederick, Maryland 21703             By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________


Address:                              [CUSTODIAN]



                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                         ---------------------------------------
                                                        Notary Public

         [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                         ---------------------------------------
                                                        Notary Public

         [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                         ---------------------------------------
                                                        Notary Public

         [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association



                                         ---------------------------------------
                                                        Notary Public

         [NOTARIAL SEAL]

                                  EXHIBIT F-1A

                 [Schedule of Type 1 Mortgage Loans in Group I]


WFMBS
WFMBS   2001-15 EXHIBIT F-1A Group I Loans
30 YEAR FIXED RATE NON-RELOCATION  LOANS


(i)           (ii)                                         (iii)      (iv)        (v)          (vi)
--------      -------------------       ------   -----   --------   --------    --------    ----------
                                                                                  NET
MORTGAGE                                                            MORTGAGE    MORTGAGE     CURRENT
LOAN                                              ZIP    PROPERTY   INTEREST    INTEREST     MONTHLY
NUMBER        CITY                       STATE    CODE     TYPE       RATE        RATE       PAYMENT
--------      -------------------       ------   -----   --------   --------    --------    ----------
5067984       HOUSTON                      TX    77059      SFD      7.875       6.750      $2,670.52
5092197       BETHANY BEACH                DE    19930      SFD      7.625       6.750      $3,341.47
5139561       SILVER SPRING                MD    20905      SFD      7.875       6.750      $2,163.61
5144830       OLYMPIA FIELDS               IL    60461      SFD      7.250       6.750      $2,498.46
5147903       WILDWOOD                     MO    63005      SFD      7.625       6.750      $2,470.20
5163980       NORTH CALDWELL               NJ    07006      SFD      7.625       6.750      $3,361.86
5707974       COROLLA                      NC    27927      SFD      7.875       6.750      $2,465.24
5709400       CHAPEL HILL                  NC    27514      SFD      7.625       6.750      $2,675.96
5718306       HOPKINTON                    MA    01748      SFD      7.625       6.750      $2,576.64
5721866       BAYSIDE                      NY    11364      SFD      7.625       6.750      $2,096.31
5722784       READINGTON                   NJ    08870      SFD      7.500       6.750      $3,146.46
5725791       ROCKAWAY                     NJ    07866      SFD      7.625       6.750      $2,832.54
5736016       ATLANTA                      GA    30309      SFD      7.625       6.750      $4,031.59
5741075       CORAL GABLES                 FL    33156      SFD      7.500       6.750      $1,563.42
5741273       BERTHOUD                     CO    80513      SFD      7.625       6.750      $2,336.31
5741657       CONCORD                      CA    94518      SFD      7.625       6.750      $1,971.45
5742008       SKILLMAN                     NJ    08558      SFD      7.625       6.750      $2,195.75
5743628       BRENTWOOD                    TN    37027      SFD      7.500       6.750      $2,552.13
5746123       PRINCETON                    NJ    08540      SFD      7.625       6.750      $2,195.40
5746407       WASHINGTON                   DC    20007      HCO      7.625       6.750      $2,124.73
5746497       SAN JOSE                     CA    95133      SFD      7.625       6.750      $2,263.31
5747615       DANVILLE                     CA    94526      SFD      7.625       6.750      $3,540.68
5748472       HOPKINTON                    MA    01748      SFD      7.625       6.750      $3,570.26
5751796       ANDOVER                      MA    01810      SFD      7.625       6.750      $3,010.49
5754027       RYE                          NY    10580      SFD      8.000       6.750      $6,139.78
5756270       BOCA RATON                   FL    33431      SFD      7.750       6.750      $2,510.09
5763072       BOLTON                       MA    01740      SFD      7.750       6.750      $2,550.43
5766003       CHARLOTTE                    NC    28204      SFD      7.625       6.750      $2,491.94
5784796       FOX RIVER GROVE              IL    60021      SFD      7.500       6.750      $2,910.14
5786490       SCOTTSDALE                   AZ    85262      SFD      7.625       6.750      $3,168.26
5830796       GAITHERSBURG                 MD    20878      SFD      7.375       6.750      $2,528.22
5833527       NEW YORK                     NY    10022      COP      8.000       6.750      $2,659.90
5840903       SILVER SPRING                MD    20905      SFD      7.375       6.750      $3,201.28
5849632       GERMANTOWN                   MD    20874      SFD      7.375       6.750      $2,436.01
5858350       UPPER SADDLE RIVER           NJ    07458      SFD      7.375       6.750      $3,798.72
5868763       BURR RIDGE                   IL    60521      SFD      7.500       6.750      $3,032.85
5869693       MADISON                      CT    06443      SFD      6.875       6.608      $3,806.91
5876477       MENLO PARK                   CA    94025      SFD      7.625       6.750      $7,077.94
5878550       WOODBRIDGE                   CT    06525      SFD      7.000       6.733      $3,071.04
5880457       RYE BROOK                    NY    10573      SFD      7.375       6.750      $2,417.37
5882499       SAN DIEGO                    CA    92116      SFD      7.625       6.750      $3,052.37
5883794       CAMPBELL                     CA    95008      SFD      7.875       6.750      $2,632.01
5885229       GREAT NECK                   NY    11021      SFD      7.125       6.750      $3,611.14
5890490       SACRAMENTO                   CA    95829      SFD      7.250       6.750      $2,865.15
5892365       CONDON                       MT    59826      SFD      7.250       6.750      $2,721.89
5892398       LEESBURG                     VA    20176      SFD      7.125       6.750      $2,526.45
5894434       NOKOMIS                      FL    34275      SFD      7.125       6.750      $3,104.53
5896513       GLEN RIDGE                   NJ    07028      SFD      7.125       6.750      $3,190.74
5898075       BOSTON                       MA    02116      LCO      7.250       6.750      $2,046.53
5898296       FAIRFIELD                    CT    06432      SFD      7.625       6.750      $3,538.97
5899996       FREMONT                      CA    94539      SFD      7.250       6.750      $3,835.88
5901926       HILLSBOROUGH                 NJ    08844      SFD      7.625       6.750      $2,831.18
5902419       CAMPBELL                     CA    95008      SFD      7.375       6.750      $2,210.17
5902734       MORELAND HILLS               OH    44022      SFD      7.250       6.750      $2,808.87
5904445       BREVARD                      NC    28712      SFD      7.375       6.750      $2,485.74
5904736       RANCHO SANTA FE              CA    92067      SFD      7.625       6.750      $6,653.27
5905036       GREENWICH                    CT    06831      SFD      7.250       6.750      $2,899.25
5905382       NEW ROCHELLE                 NY    10801      SFD      7.125       6.750      $3,018.26
5905992       SAN JOSE                     CA    95111      SFD      7.625       6.750      $2,406.50
5907509       ARLINGTON                    VA    22205      SFD      7.500       6.750      $3,912.81
5907874       REDMOND                      WA    98052      SFD      7.375       6.750      $2,638.38
5908612       ALBERT LEA                   MN    56007      SFD      7.250       6.750      $3,667.38
5909147       HOUSTON                      TX    77077      SFD      7.500       6.750      $2,999.64
5910158       SANTA BARBARA                CA    93105      SFD      7.000       6.733      $2,800.93
5910767       RESTON                       VA    20194      SFD      7.375       6.750      $2,547.21
5912117       FAIRFAX                      VA    22030      SFD      7.375       6.750      $2,486.44
5912582       BETHEL                       CT    06801      SFD      7.750       6.750      $2,091.93
5913492       TRABUCO CANYON               CA    92679      SFD      7.250       6.750      $2,281.88
5913609       SEATTLE                      WA    98116      SFD      7.375       6.750      $2,168.72
5914789       ELKHORN                      WI    53121      SFD      7.250       6.750      $3,240.34
5915339       NAPLES                       FL    34119      SFD      7.500       6.750      $2,111.28
5915857       BEDFORD                      NH    03110      SFD      7.500       6.750      $2,824.83
5916484       CALEDONIA                    MI    49316      SFD      7.750       6.750      $2,758.19
5916497       MORRIS TOWNSHIP              NJ    07960      SFD      7.500       6.750      $4,894.51
5916881       SAN DIEGO                    CA    92103      SFD      7.875       6.750      $2,943.79
5916997       BOSTON                       MA    02115      LCO      7.125       6.750      $4,951.84
5917713       FLEMINGTON                   NJ    08822      SFD      7.375       6.750      $1,726.69
5918546       RANCHO MIRAGE                CA    92270      SFD      7.625       6.750      $7,007.16
5918563       SAN FRANCISCO                CA    94114      SFD      7.625       6.750      $2,831.18
5918746       SAN JOSE                     CA    95129      SFD      7.875       6.750      $3,352.73
5919743       SHERBORN                     MA    01770      SFD      7.250       6.750      $3,410.89
5919968       NEWTON                       MA    02461      SFD      7.250       6.750      $2,967.47
5920164       SANTA BARBARA                CA    93109      SFD      7.125       6.750      $2,694.88
5920273       AURORA                       CO    80016      SFD      7.375       6.750      $2,351.34
5920403       DECATUR                      GA    30030      SFD      7.250       6.750      $2,865.15
5922074       HOUSTON                      TX    77005      SFD      7.000       6.733      $3,106.97
5922587       RUNNING SPRINGS              CA    92382      SFD      7.875       6.750      $2,126.27
5923106       CHELTENHAM                   MD    20623      SFD      7.125       6.750      $2,317.59
5923642       SUMMIT                       NJ    07999      SFD      7.250       6.750      $3,581.43
5923972       NORTH CASTLE                 NY    10504      SFD      7.375       6.750      $4,157.87
5924207       IPSWICH                      MA    01938      SFD      7.500       6.750      $4,150.54
5924327       BOWIE                        MD    20721      SFD      7.875       6.750      $3,480.33
5925137       WASHINGTON                   DC    20008      SFD      7.375       6.750      $3,453.38
5925418       MOUNTAIN VIEW                CA    94040      SFD      7.875       6.750      $3,861.00
5925846       ROANOKE                      VA    24015      SFD      7.500       6.750      $3,187.02
5925938       NEW CANAAN                   CT    06840      LCO      7.250       6.750      $2,671.78
5926141       OAK HILL                     VA    20171      SFD      7.625       6.750      $2,468.44
5926341       SAN JOSE                     CA    95125      SFD      7.875       6.750      $4,212.66
5926350       BRENTWOOD                    CA    94513      SFD      7.375       6.750      $1,961.52
5926364       BUCKINGHAM TOWNSHIP          PA    18901      SFD      7.500       6.750      $6,992.15
5926847       LOS ALAMITOS                 CA    90720      SFD      7.250       6.750      $2,442.20
5927029       ROCKVILLE                    MD    20855      SFD      7.625       6.750      $2,470.21
5928307       SAN JOSE                     CA    95124      SFD      7.875       6.750      $3,222.94
5928739       GLENDALE                     CA    91208      SFD      7.125       6.750      $3,627.98
5928919       CARY                         IL    60013      SFD      7.375       6.750      $2,762.71
5928993       SUNNYVALE                    CA    94087      SFD      7.750       6.750      $2,607.75
5929063       NAVARRE                      FL    32566      SFD      7.625       6.750      $2,349.88
5929582       PORTOLA VALLEY               CA    94028      SFD      7.750       6.750      $4,047.73
5929746       CAMILLA                      GA    31730      SFD      7.125       6.750      $1,044.61
5929859       DICKERSON                    MD    20842      SFD      7.250       6.750      $5,116.33
5930664       SAN FRANCISCO                CA    94110      MF2      8.000       6.750      $3,577.11
5930768       SAN RAFAEL                   CA    94903      SFD      7.875       6.750      $2,827.78
5931003       WINSTON-SALEM                NC    27104      SFD      7.375       6.750      $3,293.14
5931676       GRANBY                       CT    06035      SFD      7.375       6.750      $2,403.55
5931697       WASHINGTON                   DC    20016      SFD      8.000       6.750      $4,769.47
5931840       POWAY                        CA    92064      SFD      7.500       6.750      $2,656.32
5932289       PALO ALTO                    CA    94303      SFD      8.500       6.750      $3,806.13
5932368       SUNNYVALE                    CA    94087      SFD      8.250       6.750      $2,697.05
5932531       ROCHESTER                    MN    55901      SFD      7.250       6.750      $3,760.16
5932695       RIVER FOREST                 IL    60305      SFD      7.500       6.750      $3,181.43
5933323       SANTA MONICA                 CA    90405      SFD      7.000       6.733      $1,995.91
5933513       MONROVIA                     CA    91016      SFD      7.875       6.750      $2,819.07
5934190       CORONADO                     CA    92118      SFD      7.625       6.750      $3,432.80
5934386       YORBA LINDA                  CA    92886      SFD      7.875       6.750      $2,682.76
5934397       OGUNQUIT                     ME    03907      SFD      8.000       6.750      $3,668.83
5934478       BROOMALL                     PA    19008      SFD      7.250       6.750      $3,192.59
5934640       COLUMBUS                     IN    47201      SFD      7.375       6.750      $3,626.05
5935343       SAN JOSE                     CA    95125      SFD      8.125       6.750      $3,712.49
5935595       SHERMAN OAKS                 CA    91423      SFD      7.750       6.750      $2,937.30
5935691       MARIETTA                     GA    30064      SFD      7.250       6.750      $3,751.97
5935928       MEADOW VISTA                 CA    95722      SFD      7.875       6.750      $2,537.75
5936537       WINNETKA                     IL    60093      SFD      7.375       6.750      $3,246.18
5936784       LA JOLLA                     CA    92037      LCO      7.625       6.750      $2,866.57
5937219       TYNGSBORO                    MA    01879      SFD      7.750       6.750      $2,415.10
5937392       NEW ROCHELLE                 NY    10804      SFD      7.000       6.733      $3,326.52
5937411       CARLSBAD                     CA    92009      SFD      8.375       6.750      $3,648.35
5937459       NAPLES                       FL    34103      SFD      7.375       6.750      $4,144.06
5937870       WESTFORD                     MA    01886      SFD      7.500       6.750      $2,496.20
5938294       DANVILLE                     CA    94506      SFD      7.500       6.750      $3,090.53
5938609       BOSTON                       MA    02114      SFD      7.500       6.750      $3,817.72
5938944       MORGAN HILL                  CA    95037      SFD      7.500       6.750      $2,716.45
5939036       WILMINGTON                   NC    28409      SFD      7.250       6.750      $2,005.60
5939880       BEVERLY HILLS                CA    90212      SFD      7.500       6.750      $4,544.90
5940060       DUBLIN                       CA    94568      SFD      7.250       6.750      $2,701.42
5940122       SOUTH BETHANY                DE    19930      SFD      7.625       6.750      $3,185.08
5941389       ANTIOCH                      CA    94509      SFD      7.875       6.750      $2,175.21
5942054       ALPHARETTA                   GA    30004      SFD      7.125       6.750      $4,042.32
5942532       MUKILTEO                     WA    98275      SFD      7.250       6.750      $2,271.31
5942975       ROCKVILLE                    MD    20850      SFD      7.250       6.750      $3,410.89
5943161       ARLINGTON                    VA    22207      SFD      7.500       6.750      $2,823.01
5943321       RICHLAND                     MI    49083      SFD      7.625       6.750      $4,600.66
5943405       CHEVY CHASE                  MD    20815      SFD      7.750       6.750      $4,477.58
5943458       VOORHEES                     NJ    08043      SFD      7.625       6.750      $2,972.74
5943523       UPPER SADDLE RIVER           NJ    07458      SFD      7.125       6.750      $3,368.60
5943817       ATLANTA                      GA    30331      SFD      7.500       6.750      $2,342.37
5943884       LOS ANGELES                  CA    90049      SFD      8.250       6.750      $4,470.04
5943965       BROOKLYN                     NY    11234      MF2      8.000       6.750      $2,421.43
5944104       CUPERTINO                    CA    95014      SFD      7.750       6.750      $3,216.70
5944119       LOS ANGELES                  CA    90049      SFD      7.875       6.750      $6,878.01
5944285       LEESBURG                     VA    20176      SFD      7.250       6.750      $4,174.24
5944354       OAKLAND                      CA    94618      SFD      7.500       6.750      $3,496.08
5944524       MOUNTAIN VIEW                CA    94041      SFD      7.750       6.750      $2,364.16
5944777       ARLINGTON                    MA    02476      SFD      7.250       6.750      $3,663.29
5944855       OLD GREENWICH                CT    06870      SFD      7.500       6.750      $2,490.96
5944981       HUNTINGTON BEACH             CA    92648      SFD      7.875       6.750      $2,650.13
5945386       LIVERMORE                    CA    94550      SFD      7.625       6.750      $5,239.45
5945478       ORANGE                       CA    92867      SFD      7.750       6.750      $2,593.41
5945519       VADNAIS HEIGHTS              MN    55127      SFD      7.375       6.750      $2,375.93
5945890       UNIVERSITY PARK              TX    75205      SFD      7.250       6.750      $2,882.19
5945906       LEXINGTON                    MA    02421      SFD      7.500       6.750      $2,880.77
5945966       REDWOOD CITY                 CA    94062      SFD      7.625       6.750      $4,600.66
5946042       FOX RIVER GROVE              IL    60021      SFD      7.500       6.750      $2,991.24
5946435       NEW CASTLE                   NH    03854      SFD      7.125       6.750      $3,031.74
5946436       HOUSTON                      TX    77019      SFD      7.000       6.733      $3,300.57
5946489       FRESNO                       CA    93711      SFD      7.500       6.750      $3,006.63
5946710       SAN JOSE                     CA    95120      SFD      7.125       6.750      $4,150.11
5946766       COLLEGEVILLE                 PA    19426      SFD      8.000       6.750      $2,753.08
5947107       MERIDIAN                     ID    83642      SFD      6.875       6.608      $5,337.55
5947149       DRIFTWOOD                    TX    78619      SFD      7.125       6.750      $2,358.02
5947259       PLEASANTON                   CA    94566      SFD      7.875       6.750      $4,350.42
5947429       MISSION VIEJO                CA    92691      SFD      8.250       6.750      $2,914.92
5947754       WESTPORT                     CT    06880      SFD      6.875       6.608      $3,284.65
5948181       ARNOLD                       MD    21012      SFD      8.375       6.750      $3,030.41
5948453       LAFAYETTE                    CA    94549      SFD      7.125       6.750      $2,385.64
5948548       WEST MILFORD                 NJ    07480      SFD      7.375       6.750      $2,762.71
5948616       YORBA LINDA                  CA    92686      SFD      8.500       6.750      $3,175.62
5949007       BRADENTON                    FL    34202      SFD      7.250       6.750      $2,491.99
5949030       SAN DIEGO                    CA    92128      SFD      7.500       6.750      $2,900.70
5949319       CASTRO VALLEY                CA    94552      SFD      7.250       6.750      $2,694.60
5949363       FRIPP ISLAND                 SC    29920      SFD      7.375       6.750      $2,393.19
5949384       AVALON                       CA    90704      LCO      8.125       6.750      $2,999.69
5949454       NAGS HEAD                    NC    27959      SFD      7.500       6.750      $4,544.90
5949761       JUPITER                      FL    33458      SFD      7.500       6.750      $5,453.88
5949966       COTO DE CAZA                 CA    92679      SFD      7.750       6.750      $2,650.73
5949981       GAMBRILLS                    MD    21054      SFD      7.500       6.750      $2,570.31
5950047       SAN JOSE                     CA    95130      SFD      7.250       6.750      $2,462.66
5950177       GREENBRAE                    CA    94904      SFD      7.250       6.750      $4,386.40
5950179       BOSTON                       MA    02118      HCO      7.625       6.750      $2,382.44
5950747       CHICAGO                      IL    60657      LCO      7.500       6.750      $2,108.14
5950790       HARTLAND                     WI    53029      SFD      7.875       6.750      $5,800.56
5950895       ENCINITAS                    CA    92024      SFD      8.000       6.750      $5,371.16
5951012       SAN CARLOS                   CA    94070      SFD      7.750       6.750      $3,066.25
5951024       SAN JOSE                     CA    95126      SFD      7.500       6.750      $3,496.08
5951035       UPPER MONTCLAIR              NJ    07043      SFD      6.625       6.358      $6,403.11
5951239       OAKTON                       VA    22124      SFD      7.000       6.733      $3,795.56
5951598       ALAMO                        CA    94507      SFD      7.375       6.750      $2,762.71
5951930       NEW VERNON                   NJ    07976      SFD      7.125       6.750      $6,737.19
5952309       SOLVANG                      CA    93463      SFD      7.250       6.750      $3,049.33
5952351       HUNTINGTOWN                  MD    20639      SFD      7.750       6.750      $2,705.89
5952352       SOUTHBOROUGH                 MA    01772      SFD      7.375       6.750      $4,489.39
5952448       TAMPA                        FL    33609      SFD      7.125       6.750      $3,368.60
5952473       SAN MATEO                    CA    94402      SFD      7.000       6.733      $3,492.84
5952547       REISTERSTOWN                 MD    21136      SFD      7.750       6.750      $2,193.65
5952831       WARWICK TOWNSHIP             PA    18929      SFD      7.875       6.750      $2,599.37
5952972       CHANHASSEN                   MN    55317      SFD      7.000       6.733      $3,124.93
5952988       SUNRISE BEACH                MO    65079      SFD      7.375       6.750      $3,206.11
5953060       BOCA RATON                   FL    33496      SFD      7.125       6.750      $3,382.41
5953908       GREAT NECK                   NY    11023      SFD      7.000       6.733      $2,395.09
5954062       COLUMBIA                     MD    21044      SFD      7.375       6.750      $2,223.97
5954249       ALPHARETTA                   GA    30004      SFD      7.000       6.733      $2,792.94
5954268       LINCOLN UNIVERSITY           PA    19352      SFD      7.375       6.750      $3,384.31
5954403       HOUSTON                      TX    77019      HCO      7.250       6.750      $2,275.75
5954424       BEVERLY HILLS                MI    48025      SFD      7.375       6.750      $2,790.33
5954526       GRANITE BAY                  CA    95746      SFD      7.250       6.750      $3,172.12
5954920       BURLINGAME                   CA    94010      SFD      7.375       6.750      $2,762.71
5955077       PIEDMONT                     CA    94611      SFD      7.625       6.750      $2,399.43
5955217       DALY CITY                    CA    94014      SFD      7.250       6.750      $2,087.46
5955306       MILPITAS                     CA    95035      SFD      7.750       6.750      $2,507.45
5955468       MIAMI BEACH                  FL    33140      SFD      7.250       6.750      $4,393.22
5955630       INCLINE VILLAGE              NV    89451      SFD      7.875       6.750      $1,876.48
5955664       SOUTH RIDING                 VA    20152      PUD      7.625       6.750      $2,264.94
5955761       LAKE FOREST                  IL    60045      SFD      7.125       6.750      $2,358.02
5955963       GLEN HEAD                    NY    11545      SFD      7.125       6.750      $2,021.16
5956499       CHARLOTTE                    NC    28211      SFD      7.000       6.733      $4,111.57
5956584       REDWOOD CITY                 CA    94065      SFD      7.625       6.750      $2,972.74
5957041       SAN MATEO                    CA    94403      SFD      7.500       6.750      $2,747.92
5957151       SAN FRANCISCO                CA    94123      MF2      7.875       6.750      $6,996.92
5957192       NICEVILLE                    FL    32578      SFD      7.000       6.733      $2,484.66
5957391       SAN JOSE                     CA    95136      SFD      7.125       6.750      $2,247.53
5957409       SAN JOSE                     CA    95132      SFD      7.750       6.750      $3,839.97
5957416       GREEN BROOK                  NJ    08812      SFD      7.000       6.733      $3,081.02
5957483       GLENDALE                     CA    91207      SFD      8.125       6.750      $3,111.07
5957637       NOVATO                       CA    94947      SFD      7.125       6.750      $2,368.13
5958040       FRANKLIN                     MA    02038      SFD      7.125       6.750      $2,492.76
5958045       BETHESDA                     MD    20817      SFD      7.250       6.750      $3,264.22
5958175       CHICAGO                      IL    60610      HCO      7.625       6.750      $2,409.20
5958528       TUSTIN                       CA    92782      SFD      7.250       6.750      $2,428.55
5958552       MELVILLE                     NY    11747      SFD      7.625       6.750      $2,300.33
5958772       ORLANDO                      FL    32835      SFD      7.750       6.750      $2,127.75
5958935       SAN MATEO                    CA    94402      SFD      7.125       6.750      $2,694.88
5959139       BEACH HAVEN                  NJ    08008      SFD      7.625       6.750      $2,406.50
5959221       BLOOMFIELD HILLS             MI    48304      SFD      7.875       6.750      $2,985.84
5959284       SAN FRANCISCO                CA    94101      LCO      7.125       6.750      $3,894.10
5959513       SEATTLE                      WA    98103      SFD      7.500       6.750      $3,500.97
5959537       CARLSBAD                     CA    92009      SFD      7.250       6.750      $2,046.53
5959615       HOLLIS                       NH    03049      SFD      6.875       6.608      $2,778.81
5959839       BAY HARBOR ISLANDS           FL    33154      SFD      7.500       6.750      $2,328.39
5959946       SNELLVILLE                   GA    30039      SFD      7.000       6.733      $2,199.50
5959997       MILL VALLEY                  CA    94941      SFD      7.375       6.750      $4,489.39
5960021       FAIRFIELD                    CT    06430      SFD      7.250       6.750      $5,137.45
5960066       ASHBURN                      VA    20147      SFD      7.125       6.750      $2,358.01
5960098       GILROY                       CA    95020      SFD      8.125       6.750      $2,888.32
5960106       BEL AIR                      MD    21015      SFD      7.625       6.750      $2,278.84
5960431       ALEXANDRIA                   VA    22312      SFD      7.250       6.750      $2,285.30
5960494       PLEASANTON                   CA    94566      SFD      7.250       6.750      $3,069.80
5960585       SAN FRANCISCO                CA    94123      LCO      7.625       6.750      $2,795.79
5960668       SEBASTOPOL                   CA    95472      SFD      7.375       6.750      $2,719.54
5960681       LAND O LAKES                 FL    34639      SFD      7.625       6.750      $3,468.19
5960934       REDWOOD CITY                 CA    94065      LCO      7.500       6.750      $3,198.91
5961139       FAYETTEVILLE                 GA    30215      SFD      7.625       6.750      $3,933.21
5961612       WEST CHESTER                 PA    19380      SFD      7.250       6.750      $3,410.88
5961921       PLEASANTON                   CA    94588      SFD      7.625       6.750      $2,901.96
5962012       HUNTINGTON BEACH             CA    92648      SFD      7.250       6.750      $4,434.15
5962219       GRANITE BAY                  CA    95746      SFD      7.500       6.750      $2,595.83
5962533       CARLSBAD                     CA    92009      SFD      7.375       6.750      $2,244.70
5962798       CLAYTON                      CA    94517      SFD      7.500       6.750      $2,824.83
5963265       SPARKS                       NV    89436      SFD      7.250       6.750      $1,951.02
5963674       DANA POINT                   CA    92629      SFD      7.250       6.750      $3,001.58
5964201       NEW YORK                     NY    10013      HCO      7.250       6.750      $2,967.47
5964294       WESTPORT                     CT    06880      SFD      7.375       6.750      $2,220.53
5964974       MOORESTOWN                   NJ    08057      SFD      7.500       6.750      $2,831.82
5965192       MCKINNEY                     TX    75070      SFD      7.625       6.750      $3,850.40
5965495       CONCORD                      CA    94518      SFD      7.750       6.750      $2,594.85
5965559       SOUTHLAKE                    TX    76092      SFD      7.375       6.750      $2,465.71
5965618       BURLINGAME                   CA    94010      SFD      7.500       6.750      $3,600.96
5965846       MOORESTOWN                   NJ    08057      PUD      7.500       6.750      $2,808.05
5965937       NAPLES                       FL    34114      LCO      8.000       6.750       $ 943.76
5966994       HOLLIS                       NH    03049      SFD      7.000       6.733      $2,234.09
5967376       DARIEN                       CT    06820      SFD      7.250       6.750      $2,517.24
5967755       SAN RAMON                    CA    94583      SFD      7.750       6.750      $2,256.70
5967965       SANTA BARBARA                CA    93105      SFD      7.500       6.750      $3,181.43
5968087       SAN CARLOS                   CA    94070      SFD      7.500       6.750      $3,496.08
5968190       DALLAS                       TX    75208      SFD      7.500       6.750      $2,629.05
5968246       SAUSALITO                    CA    94965      SFD      7.375       6.750      $3,727.58
5968424       SAN CARLOS                   CA    94070      SFD      7.750       6.750      $2,306.13
5968437       SAN RAMON                    CA    94583      LCO      7.875       6.750      $2,427.53
5968683       ALPHARETTA                   GA    30022      SFD      7.125       6.750      $2,728.57
5969053       GAINESVILLE                  GA    30506      SFD      7.250       6.750      $3,595.07
5969395       RUMSON                       NJ    07760      SFD      7.125       6.750      $6,716.98
5969622       LOS ALTOS                    CA    94024      SFD      7.500       6.750      $6,118.13
5969727       REHOBETH                     DE    19971      SFD      7.625       6.750      $3,538.97
5969752       GREAT FALLS                  VA    22066      SFD      7.250       6.750      $3,069.80
5970129       POTOMAC                      MD    20854      SFD      7.125       6.750      $3,826.73
5970313       ROSEVILLE                    CA    95747      SFD      7.375       6.750      $2,121.75
5970795       NANTUCKET                    MA    02554      SFD      7.250       6.750      $2,200.02
5971045       CINCINNATI                   OH    45208      SFD      7.500       6.750      $3,761.07
5971088       SANTA ROSA                   CA    95409      SFD      7.375       6.750      $3,108.04
5971101       SAN JOSE                     CA    95127      SFD      7.750       6.750      $2,149.24
5971132       RANCHO SANTA MARGARITA       CA    92688      SFD      7.625       6.750      $2,017.21
5971310       HUNTINGTON BEACH             CA    92646      SFD      7.125       6.750      $2,256.96
5971604       SAN DIMAS                    CA    91773      SFD      7.625       6.750      $2,708.73
5971680       MOUNTAIN VIEW                CA    94040      SFD      7.125       6.750      $2,492.76
5972725       SARATOGA                     CA    95070      SFD      7.375       6.750      $2,596.94
5972759       OREM                         UT    84058      SFD      7.250       6.750      $2,053.35
5972857       LAKE OSWEGO                  OR    97034      SFD      7.875       6.750      $2,537.74
5973422       ENCINO                       CA    91436      SFD      7.875       6.750      $4,712.96
5973880       SAVANNAH                     GA    31410      SFD      7.125       6.750      $4,055.79
5973957       SAN MATEO                    CA    94403      SFD      7.250       6.750      $2,217.08
5974642       SHREWSBURY                   MA    01545      SFD      6.875       6.608      $2,174.44
5974758       WARREN                       NJ    07059      SFD      7.250       6.750      $3,131.19
5974874       BARTONVILLE                  TX    75022      SFD      7.250       6.750      $2,667.99
5976611       DANVILLE                     CA    94526      SFD      7.750       6.750      $2,794.01
5976829       SAN FRANCISCO                CA    94122      SFD      7.375       6.750      $4,109.52
5976915       SAN RAMON                    CA    94583      SFD      8.000       6.750      $2,582.85
5977035       SAN JOSE                     CA    95117      SFD      7.500       6.750      $2,167.57
5977082       STAMFORD                     CT    06902      SFD      7.250       6.750      $2,899.25
5977374       MANALAPAN                    NJ    07726      SFD      7.500       6.750      $2,852.80
5977989       SAN DIEGO                    CA    92130      SFD      7.625       6.750      $2,169.39
5978414       BROOKLINE                    MA    02446      LCO      7.750       6.750      $2,478.79
5978575       DENNIS                       MA    02638      SFD      7.250       6.750      $2,387.62
5978585       SUNNYVALE                    CA    94086      SFD      7.125       6.750      $2,694.88
5978956       HOUSTON                      TX    77005      SFD      7.375       6.750      $3,177.11
5979706       HEATH                        TX    75032      SFD      7.000       6.733      $2,693.14
5979893       MENLO PARK                   CA    94025      SFD      7.500       6.750      $4,474.98
5980136       SACRAMENTO                   CA    95829      SFD      7.875       6.750      $2,392.73
5980138       REDWOOD CITY                 CA    94061      SFD      7.625       6.750      $2,399.42
5980147       FAIR OAKS                    CA    95628      PUD      7.750       6.750      $3,453.11
5980164       SAN JOSE                     CA    95124      SFD      7.625       6.750      $2,916.12
5981317       SAN DIEGO                    CA    92037      LCO      7.750       6.750      $3,259.68
5983477       PRESTO                       PA    15142      SFD      7.875       6.750      $2,251.35
5983760       SAG HARBOR                   NY    11963      SFD      7.000       6.733      $2,661.21
5983819       SAG HARBOR                   NY    11963      SFD      7.875       6.750      $3,132.30
5984897       SEATTLE                      WA    98199      SFD      7.375       6.750      $2,935.37
5985365       FOSTER CITY                  CA    94404      SFD      7.375       6.750      $3,405.03
5986104       DANVILLE                     CA    94526      SFD      7.125       6.750      $3,065.42
5986564       STATEN ISLAND                NY    10312      SFD      7.375       6.750      $2,507.15
5986579       FOREST HILLS                 NY    11374      SFD      7.000       6.733      $2,604.66
5986786       FREMONT                      CA    94539      SFD      7.500       6.750      $3,216.39
5987248       NORTHPORT                    NY    11768      SFD      7.125       6.750      $2,905.41
5988737       MADISON                      CT    06443      SFD      7.250       6.750      $2,592.27
5990124       CLAYTON                      CA    94517      SFD      7.875       6.750      $2,899.99
5996854       LOS ALTOS                    CA    94024      SFD      7.250       6.750      $4,413.69
5998749       CHARLOTTE                    NC    28210      SFD      7.375       6.750      $1,891.19
7451660       SIOUX FALLS                  SD    57108      SFD      7.875       6.750      $3,262.81
7538173       MIDLOTHIAN                   VA    23113      SFD      7.625       6.750      $2,717.93
7608036       NORTH KINGSTOWN              RI    02852      SFD      8.000       6.750      $3,669.94
7736433       THURMONT                     MD    21788      SFD      7.875       6.750      $2,141.85
7742378       LAKE BARRINGTON              IL    60010      SFD      7.750       6.750      $3,937.15
7769851       REISTERSTOWN                 MD    21136      SFD      7.750       6.750      $2,477.34
7778050       AUSTIN                       TX    78669      SFD      7.500       6.750      $2,964.67
7803316       POOLESVILLE                  MD    20837      SFD      7.625       6.750      $2,564.17
7837391       KERRVILLE                    TX    78028      SFD      7.875       6.750      $2,717.37
7851985       FAIRFAX                      VA    22033      SFD      7.500       6.750      $2,622.05
7875356       INVER GROVE HTS              MN    55073      SFD      7.750       6.750      $2,091.92
7882646       FORT COLLINS                 CO    80526      SFD      7.875       6.750      $2,320.22
7886581       POOLESVILLE                  MD    20837      SFD      7.625       6.750      $2,595.48
7909088       STILLWATER                   MN    55082      SFD      7.625       6.750      $3,623.90
7920473       INVER GROVE HTS              MN    55076      SFD      7.500       6.750      $2,360.55
7929272       RESTON                       VA    20191      SFD      7.625       6.750      $2,101.51
7929805       NEWPORT BEACH                CA    92663      SFD      7.250       6.750      $3,410.88
7931036       DRAPER                       UT    84020      SFD      7.625       6.750      $4,561.38
7934651       MANALAPAN                    NJ    07726      SFD      7.625       6.750      $2,121.46
7936416       SPARKS                       MD    21152      SFD      7.875       6.750      $3,599.61
7940237       BOULDER                      CO    80302      SFD      7.625       6.750      $3,993.40
7944786       COTO DE CAZA                 CA    92679      SFD      7.875       6.750      $3,763.30
7952980       DRESBACH                     MN    55947      SFD      7.625       6.750      $2,833.82
7954605       COTO DE CAZA                 CA    92679      SFD      7.750       6.750      $4,027.24
7955763       MIDDLETOWN TWP               PA    19063      SFD      7.500       6.750      $2,296.92
7958908       DUCK                         NC    27949      SFD      8.000       6.750      $2,324.88
7959114       REDMOND                      WA    98053      SFD      7.875       6.750      $2,117.20
7964967       ELLICOTT CITY                MD    21043      SFD      7.875       6.750      $2,702.55
7990189       CARLSBAD                     CA    92009      SFD      7.875       6.750      $3,641.00
7992455       DENVER                       CO    80204      HCO      7.875       6.750      $2,112.19
7993968       VERNON HILLS                 IL    60061      SFD      7.875       6.750      $2,610.25
8018242       MARINA DEL REY               CA    90292      LCO      7.875       6.750      $2,836.47
8030765       SAN JOSE                     CA    95123      SFD      7.500       6.750      $2,097.64
8033393       MONTCLAIR                    NJ    07043      SFD      7.625       6.750      $3,451.19
8034801       HIGHLAND VILLAGE             TX    75077      SFD      7.750       6.750      $2,866.77
8035469       SAN BUENAVENTURA             CA    93003      SFD      7.875       6.750      $2,311.31
8047392       INVER GROVE HTS              MN    55076      SFD      7.500       6.750      $2,601.08
8050451       LONGMONT                     CO    80501      SFD      7.625       6.750      $2,039.65
8051778       BERKELEY                     CA    94708      SFD      7.625       6.750      $2,725.01
8053247       ALBUQUERQUE                  NM    87122      SFD      7.875       6.750      $3,480.33
8054742       SAN JOSE                     CA    95123      SFD      7.625       6.750      $2,272.02
8056247       DILLON                       CO    80435      LCO      7.625       6.750      $2,123.38
8064059       SAN DIEGO                    CA    92128      SFD      7.625       6.750      $2,528.34
8064703       ESCONDIDO                    CA    92027      SFD      7.625       6.750      $2,249.16
8069164       SAN DIEGO                    CA    92121      SFD      7.750       6.750      $2,196.88
8069985       SAN JOSE                     CA    95123      SFD      7.625       6.750      $3,433.79
8070201       FAIR OAKS RANCH              CA    91351      SFD      7.875       6.750      $2,201.85
8073125       WEST CHESTER                 PA    19380      SFD      7.875       6.750      $2,096.81
8073510       SAN DIEGO                    CA    92128      SFD      7.625       6.750      $2,543.27
8076007       LITTLE SILVER                NJ    07739      SFD      7.625       6.750      $2,379.22
8079608       SAN DIEGO                    CA    92128      SFD      8.000       6.750      $2,430.23
8080027       RIVERSIDE                    CA    92508      SFD      7.875       6.750      $2,315.94
8082890       BASKING RIDGE                NJ    07920      SFD      7.625       6.750      $3,540.48
8084134       SAN DIEGO                    CA    92128      SFD      7.750       6.750      $2,678.31
8085260       FAIRFAX STATION              VA    22039      SFD      7.750       6.750      $2,291.80
8087305       BETHESDA                     MD    20816      HCO      7.875       6.750      $2,099.80
8087828       RIVERSIDE                    CA    92508      SFD      7.875       6.750      $2,525.78
8089148       BELLEVUE                     WA    98006      SFD      7.750       6.750      $2,235.92
8091240       SANDWICH                     MA    02563      SFD      7.625       6.750      $2,831.75
8091516       SAN DIEGO                    CA    92121      SFD      7.875       6.750      $2,345.47
8091524       OCEAN CITY                   NJ    08226      LCO      7.875       6.750      $3,625.35
8092244       LEESBURG                     VA    20175      SFD      7.625       6.750      $2,391.81
8093285       PAYSON                       AZ    85541      SFD      7.625       6.750      $2,651.24
8096496       CENTERPORT                   NY    11721      SFD      8.000       6.750      $2,091.55
8097291       WILLIAMSBURG                 VA    23185      SFD      7.750       6.750      $2,463.42
8097292       BERKELEY HGTS TWP            NJ    07922      SFD      7.625       6.750      $2,157.09
8098117       THOUSAND OAKS                CA    91320      SFD      7.625       6.750      $2,374.65
8099294       ANDOVER                      MN    55304      SFD      7.625       6.750      $2,153.20
8099850       THE WOODLANDS                TX    77380      SFD      7.625       6.750      $2,833.59
8100476       KIRKLAND                     WA    98033      SFD      7.750       6.750      $2,443.68
8100971       CONCORD                      MA    01742      SFD      7.625       6.750      $2,944.96
8102468       RANCHO MURIETA               CA    95683      SFD      7.750       6.750      $2,500.28
8102855       FAIRFAX                      VA    22031      SFD      7.500       6.750      $2,175.96
8104274       EDINA                        MN    55424      SFD      7.875       6.750      $2,200.57
8107086       LIGHTHOUSE POINTE            FL    33063      SFD      7.750       6.750      $2,077.60
8107210       OCEAN CITY                   NJ    08226      SFD      7.625       6.750      $3,538.97
8108807       TAMPA                        FL    33629      SFD      7.500       6.750      $3,146.46
8109226       SCOTTSDALE                   AZ    85262      LCO      7.625       6.750      $2,302.14
8110407       SAN JUAN CAPISTRA            CA    92675      SFD      7.625       6.750      $2,406.50
8111241       EASTHAM                      MA    02642      SFD      7.750       6.750      $2,129.22
8112050       ATLANTA                      GA    30329      SFD      7.750       6.750      $2,464.46
8115598       REDMOND                      WA    98053      SFD      7.500       6.750      $3,373.71
8115918       SEA ISLE CITY                NJ    08243      LCO      7.875       6.750      $2,175.21
8116781       ALEXANDRIA                   VA    22310      SFD      7.875       6.750      $2,087.62
8119910       SAN JOSE                     CA    95120      SFD      7.625       6.750      $3,453.57
8123430       LEAWOOD                      KS    66224      SFD      7.750       6.750      $2,447.03
8123834       AURORA                       CO    80016      SFD      7.625       6.750      $2,110.47
8124274       VANCOUVER                    WA    98665      SFD      7.625       6.750      $1,738.72
8124464       BRECKENRIDGE                 CO    80424      SFD      7.625       6.750      $7,081.74
8124606       ALPHARETTA                   GA    30022      SFD      7.500       6.750      $2,252.59
8125373       ELLICOTT CITY                MD    21043      SFD      7.125       6.750      $3,007.86
8126643       VIENNA                       VA    22180      SFD      7.875       6.750      $2,667.53
8126821       STONE HARBOR                 NJ    08247      SFD      7.750       6.750      $4,638.77
8127697       MEDINA                       MN    55340      SFD      7.625       6.750      $3,397.41
8127781       THE WOODLANDS                TX    77382      SFD      7.625       6.750      $4,559.11
8127798       CAMARILLO                    CA    93012      SFD      7.500       6.750      $1,920.60
8128037       MECHANICSBURG                PA    17055      SFD      7.625       6.750      $2,095.07
8128255       LAKE OSWEGO                  OR    97035      SFD      7.625       6.750      $2,567.88
8128327       LUTHERVILLE                  MD    21093      SFD      7.875       6.750      $3,226.56
8128383       HOCKESSIN                    DE    19707      SFD      7.625       6.750      $2,315.13
8128420       AUSTIN                       TX    78726      SFD      7.625       6.750      $2,049.12
8129899       HOUSTON                      TX    77019      SFD      7.500       6.750      $2,297.17
8130443       NEW YORK                     NY    10025      LCO      7.625       6.750      $2,888.35
8130870       PALISADES PARK               NJ    07650      LCO      7.625       6.750      $2,029.31
8132040       CARLSBAD                     CA    92009      SFD      7.625       6.750      $3,265.49
8133190       NORFOLK                      NE    68701      SFD      7.875       6.750      $2,145.99
8135142       SOUTH PASADENA               CA    91030      SFD      7.625       6.750      $3,682.00
8137356       SOUTH LYON                   MI    48178      SFD      7.625       6.750      $1,951.02
8138027       DALLAS                       TX    75205      SFD      7.625       6.750      $2,225.14
8141027       GRANVILLE                    OH    43023      SFD      8.000       6.750      $3,814.62
8141499       TONKA BAY                    MN    55331      SFD      7.625       6.750      $7,081.35
8142193       BOSTON                       MA    02215      LCO      7.625       6.750      $2,426.89
8144087       CARLSBAD                     CA    92009      SFD      7.625       6.750      $2,805.75
8144092       SAN LUIS OBISPO              CA    93401      SFD      7.500       6.750      $2,447.25
8144337       FLORHAM PARK                 NJ    07932      SFD      8.375       6.750      $2,189.22
8145665       FAIR OAKS RANCH              CA    91351      SFD      7.875       6.750      $2,087.84
8146098       SOUTHLAKE                    TX    76092      SFD      7.500       6.750      $3,475.41
8146269       MAPLE GROVE                  MN    55434      SFD      7.625       6.750      $2,123.38
8146291       ROCHESTER                    MN    55902      SFD      7.500       6.750      $1,985.77
8148115       CRYSTAL LAKE                 IL    60014      SFD      7.625       6.750      $2,214.38
8149294       ALAMEDA                      CA    94501      SFD      7.625       6.750      $2,389.14
8149898       MITCHELL                     SD    57301      SFD      7.625       6.750      $2,361.20
8150537       OMAHA                        NE    68154      SFD      7.500       6.750      $3,915.60
8150769       BREA                         CA    92821      SFD      7.875       6.750      $2,238.65
8152735       REISTERSTOWN                 MD    21136      SFD      7.500       6.750      $3,020.54
8152952       NORTH BETHESDA               MD    20852      PUD      7.750       6.750      $2,033.89
8153498       SILVER SPRING                MD    20906      SFD      7.625       6.750      $2,208.32
8155171       MONROE TOWNSHIP              NJ    08831      SFD      7.250       6.750      $2,292.11
8155834       BIG CANOE                    GA    30143      SFD      7.500       6.750      $3,464.61
8156468       SANIBEL ISLAND               FL    33957      LCO      7.625       6.750      $3,538.97
8156620       SEATTLE                      WA    98103      SFD      7.625       6.750      $2,536.73
8159745       ELLICOTT CITY                MD    21042      SFD      7.500       6.750      $3,042.98
8159883       MIAMI                        FL    33133      SFD      7.625       6.750      $2,400.30
8159990       HUDSON                       OH    44236      SFD      7.750       6.750      $2,869.46
8164270       ALPHARETTA                   GA    30022      SFD      7.500       6.750      $2,348.80
8165229       BEL AIR                      MD    21014      SFD      7.625       6.750      $2,010.79
8167432       ATLANTA                      GA    30342      SFD      7.500       6.750      $3,354.27
8167764       POTOMAC                      MD    20854      SFD      7.500       6.750      $3,182.82
8168132       FORT COLLINS                 CO    80528      SFD      7.625       6.750      $4,600.66
8168232       HAVERFORD                    PA    19041      SFD      7.625       6.750      $3,851.03
8168351       CHARLOTTE                    NC    28277      SFD      7.750       6.750      $2,215.83
8168918       JAMESTOWN                    NC    27282      SFD      7.625       6.750      $2,040.04
8169445       LAGUNA NIGUEL                CA    92677      SFD      7.500       6.750      $2,097.64
8169692       DUNKIRK                      MD    20754      SFD      7.625       6.750      $2,450.15
8173322       RENTON                       WA    98056      SFD      7.625       6.750      $2,190.50
8175450       BARTLETT                     IL    60103      SFD      7.750       6.750      $2,710.90
8175851       FORT COLLINS                 CO    80528      SFD      8.000       6.750      $2,067.06
8179109       UPPER MONTCLAIR              NJ    07043      SFD      7.625       6.750      $2,294.85
8180122       OAKTON                       VA    22124      SFD      7.500       6.750      $1,992.76
8184504       SAN DIEGO                    CA    92122      SFD      8.000       6.750      $2,653.92
8185475       ATLANTA                      GA    30306      SFD      8.000       6.750      $2,164.86
8187384       LAKE FOREST                  CA    92630      SFD      7.625       6.750      $2,103.49
8187913       FAIRFAX STATION              VA    22039      SFD      7.625       6.750      $3,108.13
8190315       DOWNINGTOWN                  PA    19335      SFD      7.625       6.750      $2,103.45
8190749       SUGAR LAND                   TX    77479      SFD      7.875       6.750      $2,088.20
8191724       FRAMINGHAM                   MA    01701      SFD      7.500       6.750      $2,492.70
8193496       ATLANTA                      GA    30307      SFD      7.625       6.750      $2,006.58
8193635       LAFAYETTE                    CO    80026      SFD      7.625       6.750      $2,815.55
8194239       LOS ANGELES                  CA    90077      SFD      8.000       6.750      $2,495.22
8196731       LADERA RANCH                 CA    92694      LCO      7.625       6.750      $1,985.37
8201255       ATLANTA                      GA    30305      SFD      7.625       6.750      $2,889.43
8204371       AUSTIN                       TX    78703      SFD      7.625       6.750      $4,107.82
8209127       AUSTIN                       TX    78746      SFD      7.625       6.750      $3,894.75
8210169       ROCHESTER                    MN    55906      SFD      7.375       6.750      $2,431.18
8210515       GALLATIN                     TN    37066      SFD      7.000       6.733      $2,328.56
8211837       OLATHE                       KS    66062      SFD      7.375       6.750      $2,346.01
8214455       BLOOMINGDALE                 IL    60108      SFD      7.500       6.750      $2,785.58
8215229       ASPEN                        CO    81611      SFD      7.625       6.750      $4,564.79
8215860       SOUTH RIVER                  NJ    08882      SFD      7.750       6.750      $2,349.83
8215927       KENNEBUNKPORT                ME    04046      SFD      7.750       6.750      $2,150.76
8216410       NORTH MIAMI                  FL    33181      SFD      7.625       6.750      $2,070.64
8218322       THOUSAND OAKS                CA    91320      SFD      8.000       6.750      $2,563.65
8220347       SARASOTA                     FL    34228      SFD      7.625       6.750      $2,124.58
8221128       GRAND JUNCTION               CO    81505      SFD      7.250       6.750      $2,728.71
8221247       COPPER MOUNTAIN              CO    80443      LCO      7.625       6.750      $2,406.50
8222330       MCLEAN                       VA    22102      SFD      7.625       6.750      $7,055.69
8222970       THOUSAND OAKS                CA    91320      SFD      7.625       6.750      $2,392.41
8224002       MINNEAPOLIS                  MN    55410      SFD      7.625       6.750      $3,958.48
8225249       CUMMING                      IA    50061      SFD      7.375       6.750      $2,210.16
8233429       EVERGREEN                    CO    80439      SFD      8.000       6.750      $2,553.66
8234047       MCLEAN                       VA    22101      SFD      7.625       6.750      $4,604.28
8234097       ALEXANDRIA                   VA    22302      SFD      7.625       6.750      $2,719.09
8236992       LARCHMONT                    NY    10538      SFD      7.625       6.750      $2,478.79
8237637       BROOKLYN                     WI    53589      SFD      7.625       6.750      $2,534.28
8238697       CASTLE ROCK                  CO    80104      SFD      7.625       6.750      $2,310.00
8245189       LYONS                        CO    80540      SFD      7.625       6.750      $2,678.63
8246228       OCEAN CITY                   NJ    08226      LCO      8.000       6.750      $2,192.99
8247095       MANCHESTER                   MD    21102      SFD      8.000       6.750      $2,124.94
8247373       WEST CONSHOHOCKEN            PA    19428      SFD      7.625       6.750      $2,748.80
8248196       SALEM                        OR    97302      SFD      7.500       6.750      $2,321.39
8249467       BRECKENRIDGE                 CO    80424      SFD      8.000       6.750      $2,201.74
8250643       LAKE MARY                    FL    32746      SFD      7.625       6.750      $2,293.91
8257427       ALBUQUERQUE                  NM    87111      SFD      7.875       6.750      $2,465.24
8258143       SPARKS                       MD    21152      SFD      6.875       6.608      $4,151.13
8258534       BRECKENRIDGE                 CO    80424      SFD      8.000       6.750      $3,356.97
8263408       POOLESVILLE                  MD    20837      SFD      7.625       6.750      $2,124.18
8266899       OCEAN CITY                   NJ    08226      LCO      8.000       6.750      $2,612.98
8271128       BURBANK                      CA    91504      SFD      7.750       6.750      $2,004.54
8273186       FAIRFAX                      VA    22033      SFD      6.875       6.608      $2,627.72
8273256       GLEN MILLS                   PA    19342      SFD      6.875       6.608      $2,729.21
8274576       DARNESTOWN                   MD    20878      SFD      7.750       6.750      $2,149.24
8275363       SOUTHLAKE                    TX    76092      SFD      7.375       6.750      $2,569.31
8278840       WASHINGTON                   DC    20008      SFD      7.625       6.750      $3,028.35
8280149       FAIRFAX                      VA    22033      SFD      7.000       6.733      $2,594.68
8280254       LAKE ELMO                    MN    55042      SFD      7.625       6.750      $2,444.46
8281267       MILPITAS                     CA    95035      SFD      7.625       6.750      $2,039.21
8282886       SAN CLEMENTE                 CA    92672      SFD      8.000       6.750      $3,389.41
8283663       KNOXVILLE                    TN    37922      SFD      7.625       6.750      $2,306.35
8284966       DENVER                       CO    80220      SFD      7.625       6.750      $4,248.35
8289176       CLIFTON                      VA    20124      SFD      7.625       6.750      $2,943.01
8298247       WAUKEE                       IA    50263      SFD      7.625       6.750      $3,441.42
8304395       BERESFORD                    SD    57004      SFD      7.625       6.750      $2,406.50
8315580       VIENNA                       VA    22181      SFD      7.000       6.733      $2,195.50
8316141       CHARLOTTE                    VT    05445      SFD      7.375       6.750      $3,232.36
8321789       CHAPEL HILL                  NC    27516      SFD      7.375       6.750      $2,417.36
8350913       AVONDALE                     PA    19311      SFD      7.125       6.750      $2,765.61
8358470       OAKLAND                      CA    94611      SFD      7.375       6.750      $2,431.18
8359025       WOODBINE                     MD    21797      SFD      7.750       6.750      $2,257.16
8359462       SAN CLEMENTE                 CA    92691      SFD      7.125       6.750      $2,217.59
8369558       FAIR OAKS RANCH              CA    91351      SFD      6.875       6.608      $2,436.21
8370954       FREDERICK                    MD    21704      SFD      7.125       6.750      $2,246.85
8377512       ANTIOCH                      CA    94509      SFD      7.125       6.750      $2,107.73
8387449       EDEN PRAIRIE                 MN    55347      SFD      7.375       6.750      $2,555.50
8393915       VALLEY CENTER                CA    92082      SFD      7.000       6.733      $2,110.34
8418383       CLARKSVILLE                  MD    21029      SFD      7.375       6.750      $2,382.83
8428610       ALEXANDRIA                   VA    22311      SFD      7.875       6.750      $2,552.24
8430616       WASHINGTON                   DC    20016      MF2      7.125       6.750      $2,586.81
8438265       THOUSAND OAKS                CA    91362      LCO      7.375       6.750      $2,652.95
8439164       MOORPARK                     CA    93021      SFD      7.625       6.750      $2,556.90
8442306       CLARKSVILLE                  MD    21029      SFD      7.125       6.750      $3,368.59
8445758       AURORA                       OH    44202      SFD      7.125       6.750      $2,070.67
8449061       PORTLAND                     OR    97210      SFD      7.000       6.733      $3,925.28
8452776       EDEN PRAIRIE                 MN    55347      SFD      7.000       6.733      $3,160.19
8462503       DENVER                       CO    80220      SFD      7.125       6.750      $2,425.39
8474482       LAKE FOREST                  IL    60045      SFD      7.000       6.733      $3,087.00
8474771       LAKE OSWEGO                  OR    97035      SFD      7.375       6.750      $2,541.68
8477238       WESTMINISTER                 CO    80031      SFD      7.125       6.750      $2,342.18
8477316       MORRISON                     CO    80465      SFD      7.375       6.750      $2,175.63
8479999       GREAT FALLS                  VA    22066      SFD      7.125       6.750      $2,358.01
8485282       ERIE                         CO    80516      SFD      7.125       6.750      $2,425.39
8487284       LITTLETON                    CO    80124      SFD      7.125       6.750      $3,644.82
8487901       FAIRFAX                      VA    22031      SFD      7.375       6.750      $2,624.57
8489351       MINNETRISTA                  MN    55364      SFD      7.500       6.750      $2,594.09
8492401       VIRGINIA BEACH               VA    23454      SFD      7.125       6.750      $2,344.54
8496207       LOUISVILLE                   KY    40241      SFD      7.250       6.750      $2,734.16
8502769       COLORADO SPRINGS             CO    80907      SFD      7.125       6.750      $2,829.62
8507202       ROCKY HILL                   CT    06067      SFD      7.500       6.750      $3,146.47
8509740       DUNWOODY                     GA    30338      SFD      7.500       6.750      $2,684.98
8511340       AMES                         IA    50014      SFD      7.625       6.750      $2,802.86
8511635       ORANGE                       CA    92867      SFD      7.250       6.750      $2,148.86
8512463       EDEN PRAIRIE                 MN    55347      SFD      7.500       6.750      $2,545.14
8515874       WEST DES MOINES              IA    50265      SFD      7.375       6.750      $2,444.99
8516642       LOMPOC                       CA    93436      SFD      7.000       6.733      $2,020.86
8516921       HIGHLANDS RANCH              CO    80126      SFD      7.375       6.750      $2,451.90
8519303       HIGHLAND HTS                 OH    44143      SFD      7.875       6.750      $2,378.23
8519552       SAN FRANCISCO                CA    94127      SFD      7.250       6.750      $2,181.60
8520318       CHICAGO                      IL    60657      SFD      7.875       6.750      $2,734.60
8520555       SAN DIEGO                    CA    92124      SFD      6.500       6.233      $1,738.19
8521594       BROOMFIELD                   CO    80020      SFD      7.250       6.750      $2,383.11
8521634       WATSONVILLE                  CA    93950      SFD      7.500       6.750      $1,957.80
8522728       BETHESDA                     MD    20817      SFD      7.375       6.750      $2,392.50
8524058       GEORGETOWN                   KY    40324      SFD      7.875       6.750      $2,169.77
8529574       MONTGOMERY TWP.              NJ    08558      SFD      7.375       6.750      $3,536.26
8530332       PACIFIC GROVE                CA    93950      SFD      7.375       6.750      $2,279.23
8530869       SCOTTSDALE                   AZ    85262      SFD      8.125       6.750      $2,786.22
8533617       VICTORIA                     MN    55386      SFD      7.500       6.750      $2,656.46
8533905       DAVIS                        CA    95616      SFD      7.375       6.750      $2,044.40
8534735       BOULDER CITY                 NV    89005      SFD      7.500       6.750      $2,657.02
8534773       WILDWOOD                     MO    63038      SFD      7.500       6.750      $3,126.89
8539150       CROWNSVILLE                  MD    21032      SFD      7.125       6.750      $3,174.56
8539390       LONG BEACH                   CA    90803      LCO      8.000       6.750      $2,146.26
8539627       SAN JOSE                     CA    95121      SFD      7.375       6.750      $2,389.74
8540770       ALPHARETTA                   GA    30005      SFD      7.500       6.750      $3,427.86
8540870       ARLINGTON                    VA    22201      SFD      7.500       6.750      $2,410.89
8541305       BROOKLINE                    MA    02445      LCO      7.625       6.750      $2,236.63
8541398       LAGUNA NIGUEL                CA    92677      SFD      7.500       6.750      $3,272.32
8541436       BLOOMINGTON                  MN    55438      SFD      7.375       6.750      $2,659.10
8542713       DANVILLE                     CA    94526      SFD      7.125       6.750      $2,256.96
8544466       FOLSOM                       CA    95630      SFD      7.500       6.750      $2,153.58
8545835       PLEASANTON                   CA    94588      SFD      7.250       6.750      $2,626.38
8546957       RIDGEFIELD                   CT    06877      SFD      7.750       6.750      $2,686.55
8548388       ALISO VIEJO                  CA    92656      SFD      7.625       6.750      $2,342.80
8549725       FORT COLLINS                 CO    80524      SFD      7.000       6.733      $2,388.44
8550125       BASALT                       CO    81621      SFD      7.500       6.750      $4,426.03
8550213       OLDSMAR                      FL    34677      SFD      7.500       6.750      $2,594.09
8550489       ASPEN                        CO    81611      LCO      7.375       6.750      $2,182.53
8551329       DANVILLE                     CA    94506      SFD      7.375       6.750      $2,534.78
8556766       CENTERVILLE                  VA    20120      SFD      7.500       6.750      $2,638.32
8556850       ROCKVILLE                    MD    20850      SFD      7.375       6.750      $3,076.33
8557864       LONGBOAT KEY                 FL    34228      LCO      7.500       6.750      $3,496.07
8558857       HUNTINGTON BEACH             CA    92647      SFD      7.500       6.750      $2,361.25
8558888       WACONIA                      MN    55387      SFD      7.250       6.750      $2,182.28
8559183       SCOTTS VALLEY                CA    95066      SFD      7.375       6.750      $2,520.96
8560531       CHAPEL HILL                  NC    27514      SFD      7.250       6.750      $2,046.53
8560741       DENVER                       CO    80207      SFD      7.375       6.750      $2,659.10
8562304       EL PASO                      TX    79912      SFD      6.875       6.608      $2,417.50
8563713       BROOMFIELD                   CO    80020      SFD      7.500       6.750      $2,779.38
8565496       CHAPEL HILL                  NC    27514      SFD      7.125       6.750      $3,537.02
8566041       GERMANTOWN                   MD    20874      SFD      7.625       6.750      $2,689.62
8566362       RESTON                       VA    20194      SFD      7.500       6.750      $3,496.07
8567228       LITTLETON                    CO    80124      SFD      7.750       6.750      $2,632.81
8567373       EVESHAM TWP                  NJ    08053      SFD      7.875       6.750      $2,349.22
8568536       ROCKVILLE                    MD    20850      SFD      7.000       6.733      $3,559.37
8569612       BOULDER                      CO    80302      SFD      7.250       6.750      $2,305.76
8569878       REDMOND                      WA    98053      SFD      7.500       6.750      $2,499.69
8569944       SUWANEE                      GA    30024      SFD      7.250       6.750      $3,454.88
8570890       SHINGLE SPRINGS              CA    95682      SFD      7.375       6.750      $2,762.70
8571015       LAS FLORES                   CA    92688      SFD      7.375       6.750      $2,279.23
8571090       SANTA BARBARA                CA    93105      SFD      6.875       6.608      $1,937.94
8571300       ONEIDA                       WI    54155      SFD      7.500       6.750      $4,544.89
8571526       WASHINGTON                   DC    20007      SFD      7.125       6.750      $2,425.39
8574076       OJAI                         CA    93023      SFD      7.250       6.750      $2,933.36
8574115       MONUMENT                     CO    80132      SFD      7.250       6.750      $2,591.59
8574438       KNOXVILLE                    TN    37919      SFD      7.250       6.750      $6,761.73
8574838       DAVIS                        CA    95616      SFD      7.625       6.750      $2,477.99
8575487       LOS ANGELES                  CA    90272      SFD      7.250       6.750      $5,286.87
8576189       VIRGINIA BEACH               VA    23455      SFD      7.250       6.750      $2,226.62
8576637       CARBONDALE                   CO    81623      SFD      7.500       6.750      $6,642.54
8580406       LAS VEGAS                    NV    89134      SFD      7.625       6.750      $4,388.32
8581695       RICHMOND                     CA    94803      SFD      7.375       6.750      $2,279.23
8583588       FAIRFAX                      VA    22033      SFD      7.125       6.750      $2,403.29
8587702       ALEXANDRIA                   VA    22301      SFD      7.250       6.750      $2,180.24
8588110       ROCHESTER                    MN    55902      SFD      7.250       6.750      $2,755.99
8588406       NORTH POTOMAC                MD    20878      SFD      7.125       6.750      $2,314.22
8590241       GOLETA                       CA    93117      SFD      7.000       6.733      $2,321.91
8591442       WILMINGTON                   DE    19807      SFD      7.250       6.750      $4,147.63
8591887       ORANGE AREA                  CA    92869      SFD      7.000       6.733      $3,699.08
8594417       GOLETA                       CA    93117      SFD      7.375       6.750      $3,108.04
8595269       ATLANTA                      GA    30309      SFD      7.000       6.733      $2,271.21
8597290       REDLANDS                     CA    92373      SFD      6.875       6.608      $3,284.64
8604460       BETHESDA                     MD    20816      SFD      7.250       6.750      $4,434.15
8605281       EAGLE                        ID    83616      SFD      7.000       6.733      $2,539.79
8609891       KIHEI                        HI    96753      SFD      7.250       6.750      $3,376.77
8617093       LYME                         CT    06371      SFD      6.875       6.608      $2,233.56
8619105       CHULA VISTA                  CA    91915      SFD      7.250       6.750      $2,094.28
8626796       MONUMENT                     CO    80132      SFD      7.000       6.733      $2,581.37
8630597       HOOVER                       AL    35226      SFD      7.375       6.750      $2,762.70
8632034       WASHINGTON                   DC    20016      SFD      7.375       6.750      $3,287.61
8632784       FULLERTON                    CA    92835      SFD      7.250       6.750      $3,465.46
8639515       ALPHARETTA                   GA    30004      SFD      7.125       6.750      $3,202.21
8641621       RENO                         NV    89511      SFD      7.125       6.750      $2,964.36
8643143       MINNEAPOLIS                  MN    55405      SFD      7.250       6.750      $3,056.15
8649231       SAN FRANCISCO                CA    94109      HCO      7.125       6.750      $2,350.68
8656962       AURORA                       CO    80015      SFD      7.250       6.750      $2,353.51
8659349       WESTLAKE                     OH    44145      SFD      7.125       6.750      $2,182.85
8664212       HUDSON                       WI    54016      SFD      7.250       6.750      $2,455.83
8682185       ATLANTA                      GA    30327      SFD      7.125       6.750      $3,600.97
9070938       KENNESAW                     GA    30152      SFD      7.375       6.750      $2,182.54
9232258       SAN JOSE                     CA    95132      SFD      7.625       6.750      $2,477.28
9233939       HAYWARD                      CA    94541      SFD      7.500       6.750      $2,377.33


WFMBS
WFMBS 2001-15 EXHIBIT F-1A Group I Loans
30 YEAR FIXED RATE NON-RELOCATION LOANS (continued)



(i)            (vii)       (viii)        (ix)       (x)        (xi)       (xii)      (xiii)      (xv)       (xvi)
--------     --------    ----------   ---------  --------    ---------  ----------  --------  --------     ------
                                       CUT-OFF
MORTGAGE     ORIGINAL    SCHEDULED       DATE                            MORTGAGE               MASTER      FIXED
LOAN          TERM TO     MATURITY    PRINCIPAL                         INSURANCE   SERVICE    SERVICE     RETAIN
NUMBER       MATURITY       DATE       BALANCE      LTV       SUBSIDY      CODE       FEE        FEE        YIELD
--------     --------    ----------   ---------  --------    ---------  ----------  --------  --------     ------
5067984         360       1-Jun-30   $361,684.84   80.00                             0.250      0.017       0.858
5092197         360       1-Jun-30   $467,530.27   80.00                             0.250      0.017       0.608
5139561         360       1-Apr-30   $295,399.05   80.00                             0.250      0.017       0.858
5144830         360       1-Jun-31   $366,248.00   80.00                             0.250      0.017       0.233
5147903         360       1-Apr-30   $345,313.10   77.73                             0.250      0.017       0.608
5163980         360       1-Sep-30   $471,804.04   69.85                             0.250      0.017       0.608
5707974         360       1-Apr-30   $336,580.65   80.00                             0.250      0.017       0.858
5709400         360       1-May-30   $374,374.65   80.00                             0.250      0.017       0.608
5718306         360       1-Jul-30   $361,046.18   80.00                             0.250      0.017       0.608
5721866         360       1-May-30   $293,279.79   80.00                             0.250      0.017       0.608
5722784         360       1-Jul-30   $446,209.16   75.00                             0.250      0.017       0.483
5725791         360       1-Jul-30   $396,903.81   78.13                             0.250      0.017       0.608
5736016         360       1-Jul-30   $564,918.20   80.00                             0.250      0.017       0.608
5741075         360       1-Jul-30   $198,819.98   27.34                             0.250      0.017       0.483
5741273         360       1-Sep-30   $327,877.54   66.67                             0.250      0.017       0.608
5741657         360       1-Jul-30   $276,244.97   80.00                             0.250      0.017       0.608
5742008         360       1-Sep-30   $308,151.70   77.50                             0.250      0.017       0.608
5743628         360       1-Jul-30   $361,925.35   70.87                             0.250      0.017       0.483
5746123         360       1-Aug-30   $307,864.87   55.36                             0.250      0.017       0.608
5746407         360       1-Jul-30   $297,723.67   80.00                             0.250      0.017       0.608
5746497         360       1-Jul-30   $317,141.97   73.83                             0.250      0.017       0.608
5747615         360       1-Jul-30   $496,129.72   80.00                             0.250      0.017       0.608
5748472         360       1-Aug-30   $497,631.57   79.32                             0.250      0.017       0.608
5751796         360       1-Jul-30   $421,838.84   68.59                             0.250      0.017       0.608
5754027         360       1-Aug-30   $828,580.78   70.00                             0.250      0.017       0.983
5756270         360       1-Jul-30   $347,560.15   90.00                    33       0.250      0.017       0.733
5763072         360       1-Oct-30   $353,943.86   80.00                             0.250      0.017       0.733
5766003         360       1-Sep-30   $349,604.27   80.00                             0.250      0.017       0.608
5784796         360       1-May-31   $415,891.11   80.00                             0.250      0.017       0.483
5786490         360       1-Oct-30   $444,974.29   79.61                             0.250      0.017       0.608
5830796         360       1-Apr-31   $365,491.22   80.00                             0.250      0.017       0.358
5833527         360       1-May-31   $362,256.77   50.00      FX30YR                 0.250      0.017       0.983
5840903         360       1-May-31   $463,067.23   80.00                             0.250      0.017       0.358
5849632         360       1-Apr-31   $352,161.61   79.99                             0.250      0.017       0.358
5858350         360       1-May-31   $549,581.49   78.57                             0.250      0.017       0.358
5868763         360       1-May-31   $433,428.09   50.00                             0.250      0.017       0.483
5869693         360       1-May-31   $579,013.14   72.44                             0.250      0.017       0.000
5876477         360       1-May-31   $999,276.23   52.91                             0.250      0.017       0.608
5878550         360       1-May-31   $461,221.63   80.00                             0.250      0.017       0.000
5880457         360       1-Jun-31   $350,000.00   68.49      FX30YR                 0.250      0.017       0.358
5882499         360       1-Apr-31   $430,623.74   74.35                             0.250      0.017       0.608
5883794         360       1-May-31   $362,750.18   72.60                             0.250      0.017       0.858
5885229         360       1-May-31   $535,271.36   74.97                             0.250      0.017       0.108
5890490         360       1-May-31   $419,672.35   75.00                             0.250      0.017       0.233
5892365         360       1-May-31   $398,688.74   65.63                             0.250      0.017       0.233
5892398         360       1-Jun-31   $375,000.00   45.73                             0.250      0.017       0.108
5894434         360       1-Apr-31   $460,065.81   63.56                             0.250      0.017       0.108
5896513         360       1-May-31   $473,221.26   80.00                             0.250      0.017       0.108
5898075         360       1-Apr-31   $299,530.53   48.78                             0.250      0.017       0.233
5898296         360       1-Apr-31   $499,273.92   76.92                             0.250      0.017       0.608
5899996         360       1-May-31   $561,697.23   64.26                             0.250      0.017       0.233
5901926         360       1-May-31   $399,710.49   80.00                             0.250      0.017       0.608
5902419         360       1-Apr-31   $319,130.67   69.26                             0.250      0.017       0.358
5902734         360       1-May-31   $411,428.79   90.00                    01       0.250      0.017       0.233
5904445         360       1-Jun-31   $359,900.00   64.27                             0.250      0.017       0.358
5904736         360       1-May-31   $939,319.65   46.42                             0.250      0.017       0.608
5905036         360       1-May-31   $424,668.46   21.25                             0.250      0.017       0.233
5905382         360       1-May-31   $447,641.74   80.00                             0.250      0.017       0.108
5905992         360       1-Apr-31   $339,412.18   80.00                             0.250      0.017       0.608
5907509         360       1-May-31   $559,184.69   80.00                             0.250      0.017       0.483
5907874         360       1-Apr-31   $380,568.18   79.92                             0.250      0.017       0.358
5908612         360       1-Apr-31   $536,758.71   80.00                             0.250      0.017       0.233
5909147         360       1-Jun-31   $429,000.00   80.00                             0.250      0.017       0.483
5910158         360       1-May-31   $420,654.90   37.56                             0.250      0.017       0.000
5910767         360       1-May-31   $368,519.37   80.00                             0.250      0.017       0.358
5912117         360       1-Apr-31   $359,450.44   77.42                             0.250      0.017       0.358
5912582         360       1-Apr-31   $291,586.47   80.00                             0.250      0.017       0.733
5913492         360       1-May-31   $334,239.06   77.79                             0.250      0.017       0.233
5913609         360       1-Mar-31   $312,661.18   80.00                             0.250      0.017       0.358
5914789         360       1-May-31   $474,629.45   50.00                             0.250      0.017       0.233
5915339         360       1-May-31   $301,725.91   79.93                             0.250      0.017       0.483
5915857         360       1-May-31   $403,700.17   80.00                             0.250      0.017       0.483
5916484         360       1-Apr-31   $384,454.78   71.96                             0.250      0.017       0.733
5916497         360       1-May-31   $699,228.93   80.00                             0.250      0.017       0.483
5916881         360       1-May-31   $405,720.59   66.02                             0.250      0.017       0.858
5916997         360       1-May-31   $734,412.22   44.82                             0.250      0.017       0.108
5917713         360       1-Apr-31   $249,618.37   74.29                             0.250      0.017       0.358
5918546         360       1-May-31   $989,283.47   74.72                             0.250      0.017       0.608
5918563         360       1-May-31   $399,710.49   57.97                             0.250      0.017       0.608
5918746         360       1-May-31   $462,081.77   80.00                             0.250      0.017       0.858
5919743         360       1-May-31   $499,609.94   69.01                             0.250      0.017       0.233
5919968         360       1-May-31   $434,660.66   71.90                             0.250      0.017       0.233
5920164         360       1-May-31   $399,680.12   66.12                             0.250      0.017       0.108
5920273         360       1-Apr-31   $339,920.31   89.90                    12       0.250      0.017       0.358
5920403         360       1-May-31   $419,672.35   80.00                             0.250      0.017       0.233
5922074         360       1-May-31   $465,844.88   69.19                             0.250      0.017       0.000
5922587         360       1-Apr-31   $292,845.05   85.00                    24       0.250      0.017       0.858
5923106         360       1-Apr-31   $343,448.19   80.00                             0.250      0.017       0.108
5923642         360       1-May-31   $524,590.45   36.84                             0.250      0.017       0.233
5923972         360       1-May-31   $601,541.92   70.00                             0.250      0.017       0.358
5924207         360       1-May-31   $592,659.46   70.00                             0.250      0.017       0.483
5924327         360       1-Sep-30   $476,946.68   80.00                             0.250      0.017       0.858
5925137         360       1-Apr-31   $499,235.84   69.93                             0.250      0.017       0.358
5925418         360       1-May-31   $532,133.53   53.52                             0.250      0.017       0.858
5925846         360       1-May-31   $455,461.73   72.70                             0.250      0.017       0.483
5925938         360       1-May-31   $391,349.47   59.34      GD 9YR                 0.250      0.017       0.233
5926141         360       1-May-31   $348,497.58   71.91                             0.250      0.017       0.608
5926341         360       1-Apr-31   $580,197.68   55.33                             0.250      0.017       0.858
5926350         360       1-May-31   $283,783.90   80.00                             0.250      0.017       0.358
5926364         360       1-May-31   $999,257.85   68.97                             0.250      0.017       0.483
5926847         360       1-May-31   $357,720.72   68.85                             0.250      0.017       0.233
5927029         360       1-Apr-31   $348,493.18   79.86                             0.250      0.017       0.608
5928307         360       1-May-31   $444,194.09   70.00                             0.250      0.017       0.858
5928739         360       1-Apr-31   $537,636.17   69.48                             0.250      0.017       0.108
5928919         360       1-May-31   $399,658.33   74.77                             0.250      0.017       0.358
5928993         360       1-Apr-31   $363,484.50   52.00                             0.250      0.017       0.733
5929063         360       1-May-31   $331,759.70   80.00                             0.250      0.017       0.608
5929582         360       1-Apr-31   $564,199.88   33.24                             0.250      0.017       0.733
5929746         360       1-May-31   $154,926.00   56.38                             0.250      0.017       0.108
5929859         360       1-May-31   $749,414.92   75.00                             0.250      0.017       0.233
5930664         360       1-May-31   $487,172.89   75.00                             0.250      0.017       0.983
5930768         360       1-Apr-31   $389,461.43   76.47                             0.250      0.017       0.858
5931003         360       1-Jun-31   $476,800.00   80.00                             0.250      0.017       0.358
5931676         360       1-May-31   $347,488.75   72.50                             0.250      0.017       0.358
5931697         360       1-May-31   $649,563.86   67.71                             0.250      0.017       0.983
5931840         360       1-May-31   $379,618.06   67.24                             0.250      0.017       0.483
5932289         360       1-May-31   $494,700.12   52.11                             0.250      0.017       1.483
5932368         360       1-Apr-31   $357,832.80   42.99                             0.250      0.017       1.233
5932531         360       1-Apr-31   $550,337.42   80.00                             0.250      0.017       0.233
5932695         360       1-Apr-31   $454,322.53   70.00                             0.250      0.017       0.483
5933323         360       1-Jun-31   $300,000.00   56.07                             0.250      0.017       0.000
5933513         360       1-May-31   $388,532.43   51.16                             0.250      0.017       0.858
5934190         360       1-May-31   $484,648.97   59.15                             0.250      0.017       0.608
5934386         360       1-Apr-31   $369,489.06   79.91                             0.250      0.017       0.858
5934397         360       1-May-31   $499,664.50   79.87                             0.250      0.017       0.983
5934478         360       1-May-31   $467,634.91   80.00                             0.250      0.017       0.233
5934640         360       1-May-31   $524,600.51   72.41                             0.250      0.017       0.358
5935343         360       1-May-31   $499,672.93   77.52                             0.250      0.017       1.108
5935595         360       1-May-31   $409,710.62   65.60                             0.250      0.017       0.733
5935691         360       1-May-31   $549,570.95   78.57                             0.250      0.017       0.233
5935928         360       1-Apr-31   $349,516.67   64.81                             0.250      0.017       0.858
5936537         360       1-May-31   $469,642.36   64.83                             0.250      0.017       0.358
5936784         360       1-May-31   $404,706.87   68.64                             0.250      0.017       0.608
5937219         360       1-Apr-31   $336,469.45   79.13                             0.250      0.017       0.733
5937392         360       1-May-31   $499,590.15   60.06                             0.250      0.017       0.000
5937411         360       1-May-31   $479,701.65   75.00                             0.250      0.017       1.358
5937459         360       1-Jun-31   $600,000.00   75.00                             0.250      0.017       0.358
5937870         360       1-Apr-31   $356,468.44   60.92                             0.250      0.017       0.483
5938294         360       1-Jun-31   $442,000.00   54.50                             0.250      0.017       0.483
5938609         360       1-May-31   $545,594.78   75.83                             0.250      0.017       0.483
5938944         360       1-Apr-31   $387,921.55   74.43                             0.250      0.017       0.483
5939036         360       1-Jun-31   $294,000.00   65.85                             0.250      0.017       0.233
5939880         360       1-May-31   $649,517.60   65.00                             0.250      0.017       0.483
5940060         360       1-May-31   $395,691.08   66.00                             0.250      0.017       0.233
5940122         360       1-May-31   $449,674.30   72.00                             0.250      0.017       0.608
5941389         360       1-May-31   $299,793.54   79.92                             0.250      0.017       0.858
5942054         360       1-Apr-31   $599,037.51   54.55                             0.250      0.017       0.108
5942532         360       1-Apr-31   $332,428.68   90.00                    01       0.250      0.017       0.233
5942975         360       1-Apr-31   $499,217.53   71.94                             0.250      0.017       0.233
5943161         360       1-May-31   $403,440.37   80.00                             0.250      0.017       0.483
5943321         360       1-May-31   $649,529.55   65.00                             0.250      0.017       0.608
5943405         360       1-May-31   $624,558.88   52.08                             0.250      0.017       0.733
5943458         360       1-May-31   $419,696.01   80.00                             0.250      0.017       0.608
5943523         360       1-May-31   $499,600.15   61.73                             0.250      0.017       0.108
5943817         360       1-May-31   $334,751.38   79.38                             0.250      0.017       0.483
5943884         360       1-May-31   $594,620.59   70.00                             0.250      0.017       1.233
5943965         360       1-Apr-31   $329,555.66   71.74                             0.250      0.017       0.983
5944104         360       1-May-31   $448,683.09   53.14                             0.250      0.017       0.733
5944119         360       1-May-31   $947,947.18   64.31                             0.250      0.017       0.858
5944285         360       1-Apr-31   $610,942.43   80.00                             0.250      0.017       0.233
5944354         360       1-May-31   $499,628.92   62.50                             0.250      0.017       0.483
5944524         360       1-Mar-31   $329,207.91   51.56                             0.250      0.017       0.733
5944777         360       1-May-31   $536,581.09   70.66                             0.250      0.017       0.233
5944855         360       1-May-31   $355,985.60   75.00                             0.250      0.017       0.483
5944981         360       1-Apr-31   $364,995.27   67.06                             0.250      0.017       0.858
5945386         360       1-May-31   $739,714.22   75.00                             0.250      0.017       0.608
5945478         360       1-Apr-31   $361,487.37   68.95                             0.250      0.017       0.733
5945519         360       1-May-31   $343,738.24   79.08                             0.250      0.017       0.358
5945890         360       1-May-31   $422,170.41   60.36                             0.250      0.017       0.233
5945906         360       1-May-31   $411,494.23   72.28                             0.250      0.017       0.483
5945966         360       1-May-31   $649,529.55   61.90                             0.250      0.017       0.608
5946042         360       1-May-31   $427,482.51   80.56                    33       0.250      0.017       0.483
5946435         360       1-Jun-31   $450,000.00   47.37                             0.250      0.017       0.108
5946436         360       1-Apr-31   $495,284.32   64.01                             0.250      0.017       0.000
5946489         360       1-May-31   $429,359.75   66.15                             0.250      0.017       0.483
5946710         360       1-Jun-31   $616,000.00   80.00                             0.250      0.017       0.108
5946766         360       1-Apr-31   $374,694.84   80.00                             0.250      0.017       0.983
5947107         360       1-Apr-31   $811,130.89   65.00                             0.250      0.017       0.000
5947149         360       1-Apr-31   $349,438.55   51.47                             0.250      0.017       0.108
5947259         360       1-May-31   $599,587.08   75.00                             0.250      0.017       0.858
5947429         360       1-May-31   $387,752.58   80.00                             0.250      0.017       1.233
5947754         360       1-Apr-31   $499,157.47   55.01                             0.250      0.017       0.000
5948181         360       1-May-31   $398,452.18   90.00                    01       0.250      0.017       1.358
5948453         360       1-Jun-31   $354,100.00   47.21                             0.250      0.017       0.108
5948548         360       1-Jun-31   $400,000.00   86.96                    11       0.250      0.017       0.358
5948616         360       1-May-31   $412,749.80   55.81                             0.250      0.017       1.483
5949007         360       1-May-31   $365,015.03   74.55                             0.250      0.017       0.233
5949030         360       1-May-31   $414,542.11   61.92                             0.250      0.017       0.483
5949319         360       1-May-31   $394,691.86   59.85                             0.250      0.017       0.233
5949363         360       1-May-31   $346,236.34   90.00                    06       0.250      0.017       0.358
5949384         360       1-May-31   $403,735.73   80.00                             0.250      0.017       1.108
5949454         360       1-May-31   $649,517.60   59.09                             0.250      0.017       0.483
5949761         360       1-May-31   $779,021.84   62.90                             0.250      0.017       0.483
5949966         360       1-May-31   $369,738.85   77.08                             0.250      0.017       0.733
5949981         360       1-Apr-31   $367,052.67   80.00                             0.250      0.017       0.483
5950047         360       1-Apr-31   $360,435.06   69.42                             0.250      0.017       0.233
5950177         360       1-May-31   $642,498.39   43.74                             0.250      0.017       0.233
5950179         360       1-Jun-31   $336,600.00   69.40                             0.250      0.017       0.608
5950747         360       1-Apr-31   $301,051.08   90.00                    01       0.250      0.017       0.483
5950790         360       1-May-31   $799,449.44   28.07                             0.250      0.017       0.858
5950895         360       1-May-31   $731,508.84   74.69                             0.250      0.017       0.983
5951012         360       1-May-31   $427,447.92   80.00                             0.250      0.017       0.733
5951024         360       1-May-31   $499,628.92   50.05                             0.250      0.017       0.483
5951035         360       1-Jun-31  $1,000,000.00  66.67                             0.250      0.017       0.000
5951239         360       1-May-31   $570,032.36   70.00                             0.250      0.017       0.000
5951598         360       1-May-31   $399,695.62   38.10                             0.250      0.017       0.358
5951930         360       1-May-31   $999,200.31   39.22                             0.250      0.017       0.108
5952309         360       1-May-31   $446,651.30   47.05                             0.250      0.017       0.233
5952351         360       1-Apr-31   $376,762.55   79.52                             0.250      0.017       0.733
5952352         360       1-May-31   $649,505.40   78.60                             0.250      0.017       0.358
5952448         360       1-May-31   $499,600.15   57.14                             0.250      0.017       0.108
5952473         360       1-Apr-31   $524,129.61   50.00                             0.250      0.017       0.000
5952547         360       1-Apr-31   $305,766.40   77.52                             0.250      0.017       0.733
5952831         360       1-Apr-31   $358,004.96   77.10                             0.250      0.017       0.858
5952972         360       1-May-31   $469,314.99   78.28                             0.250      0.017       0.000
5952988         360       1-Apr-31   $463,491.40   70.00                             0.250      0.017       0.358
5953060         360       1-Jun-31   $502,050.00   66.94                             0.250      0.017       0.108
5953908         360       1-May-31   $359,704.91   44.94                             0.250      0.017       0.000
5954062         360       1-Apr-31   $321,508.47   86.56                    11       0.250      0.017       0.358
5954249         360       1-May-31   $419,455.89   73.65                             0.250      0.017       0.000
5954268         360       1-May-31   $489,627.15   70.00                             0.250      0.017       0.358
5954403         360       1-Apr-31   $333,077.93   80.00                             0.250      0.017       0.233
5954424         360       1-May-31   $403,692.59   79.22                             0.250      0.017       0.358
5954526         360       1-May-31   $464,637.26   63.70                             0.250      0.017       0.233
5954920         360       1-May-31   $399,695.62   43.96                             0.250      0.017       0.358
5955077         360       1-May-31   $338,754.63   45.20                             0.250      0.017       0.608
5955217         360       1-May-31   $305,761.29   68.76                             0.250      0.017       0.233
5955306         360       1-Jun-31   $350,000.00   69.72                             0.250      0.017       0.733
5955468         360       1-May-31   $643,497.61   80.00                             0.250      0.017       0.233
5955630         360       1-Apr-31   $258,442.63   69.99                             0.250      0.017       0.858
5955664         360       1-Apr-31   $319,535.32   79.80                             0.250      0.017       0.608
5955761         360       1-Jun-31   $350,000.00   65.30                             0.250      0.017       0.108
5955963         360       1-Apr-31   $299,518.76   66.67                             0.250      0.017       0.108
5956499         360       1-May-31   $617,493.43   74.82                             0.250      0.017       0.000
5956584         360       1-May-31   $419,693.75   64.62                             0.250      0.017       0.608
5957041         360       1-May-31   $392,708.33   49.13                             0.250      0.017       0.483
5957151         360       1-May-31   $964,335.89   66.55                             0.250      0.017       0.858
5957192         360       1-Apr-31   $372,723.00   90.00                    06       0.250      0.017       0.000
5957391         360       1-Apr-31   $333,064.86   63.54                             0.250      0.017       0.108
5957409         360       1-May-31   $535,621.70   80.00                             0.250      0.017       0.733
5957416         360       1-May-31   $462,720.40   66.63                             0.250      0.017       0.000
5957483         360       1-May-31   $418,725.91   79.66                             0.250      0.017       1.108
5957637         360       1-Apr-31   $350,936.14   67.60                             0.250      0.017       0.108
5958040         360       1-May-31   $369,704.12   74.00                             0.250      0.017       0.108
5958045         360       1-Jun-31   $478,500.00   77.80                             0.250      0.017       0.233
5958175         360       1-Apr-31   $339,886.71   90.00                    13       0.250      0.017       0.608
5958528         360       1-Jun-31   $356,000.00   55.63                             0.250      0.017       0.233
5958552         360       1-Apr-31   $324,528.06   74.71                             0.250      0.017       0.608
5958772         360       1-Apr-31   $296,579.40   89.99                    06       0.250      0.017       0.733
5958935         360       1-May-31   $399,680.12   25.40                             0.250      0.017       0.108
5959139         360       1-Apr-31   $339,506.27   53.97                             0.250      0.017       0.608
5959221         360       1-Apr-31   $411,231.34   74.87                             0.250      0.017       0.858
5959284         360       1-May-31   $577,537.78   85.00                    12       0.250      0.017       0.108
5959513         360       1-May-31   $500,328.41   64.61                             0.250      0.017       0.483
5959537         360       1-Apr-31   $299,530.53   55.88                             0.250      0.017       0.233
5959615         360       1-May-31   $422,644.63   68.67                             0.250      0.017       0.000
5959839         360       1-May-31   $332,752.86   90.00                    12       0.250      0.017       0.483
5959946         360       1-May-31   $330,329.00   63.95                             0.250      0.017       0.000
5959997         360       1-May-31   $649,505.40   59.09                             0.250      0.017       0.358
5960021         240       1-Jun-21   $650,000.00   63.41                             0.250      0.017       0.233
5960066         360       1-May-31   $349,720.12   52.62                             0.250      0.017       0.108
5960098         360       1-May-31   $388,745.53   78.59                             0.250      0.017       1.108
5960106         360       1-Apr-31   $321,496.46   80.00                             0.250      0.017       0.608
5960431         360       1-May-31   $334,738.66   64.42                             0.250      0.017       0.233
5960494         360       1-May-31   $449,648.95   72.58                             0.250      0.017       0.233
5960585         360       1-May-31   $394,714.11   47.88                             0.250      0.017       0.608
5960668         360       1-May-31   $393,450.38   75.00                             0.250      0.017       0.358
5960681         360       1-May-31   $489,645.35   70.00                             0.250      0.017       0.608
5960934         360       1-May-31   $457,160.47   69.32                             0.250      0.017       0.483
5961139         360       1-May-31   $554,774.70   73.51                             0.250      0.017       0.608
5961612         360       1-May-31   $499,609.95   71.43                             0.250      0.017       0.233
5961921         360       1-May-31   $409,703.25   67.77                             0.250      0.017       0.608
5962012         360       1-May-31   $649,492.93   66.67                             0.250      0.017       0.233
5962219         360       1-Apr-31   $370,697.24   75.00                             0.250      0.017       0.483
5962533         360       1-May-31   $324,752.70   48.15                             0.250      0.017       0.358
5962798         360       1-May-31   $403,700.17   62.15                             0.250      0.017       0.483
5963265         360       1-Apr-31   $285,552.45   79.89                             0.250      0.017       0.233
5963674         360       1-May-31   $439,656.75   68.75                             0.250      0.017       0.233
5964201         360       1-May-31   $434,660.66   62.59                             0.250      0.017       0.233
5964294         360       1-May-31   $321,255.36   69.89                             0.250      0.017       0.358
5964974         360       1-Apr-31   $404,396.98   72.65                             0.250      0.017       0.483
5965192         360       1-Apr-31   $543,210.04   80.00                             0.250      0.017       0.608
5965495         360       1-Jun-31   $362,200.00   72.59                             0.250      0.017       0.733
5965559         360       1-Apr-31   $356,455.04   70.00                             0.250      0.017       0.358
5965618         360       1-May-31   $514,617.79   41.20                             0.250      0.017       0.483
5965846         360       1-May-31   $401,301.95   79.91                             0.250      0.017       0.483
5965937         360       1-Apr-31   $128,445.82   90.00                    33       0.250      0.017       0.983
5966994         360       1-May-31   $335,524.74   72.22                             0.250      0.017       0.000
5967376         360       1-May-31   $368,712.14   76.24      FX30YR                 0.250      0.017       0.233
5967755         360       1-Apr-31   $314,553.91   67.74                             0.250      0.017       0.733
5967965         360       1-May-31   $454,662.32   70.00                             0.250      0.017       0.483
5968087         360       1-May-31   $499,628.92   57.80                             0.250      0.017       0.483
5968190         360       1-Apr-31   $375,440.16   80.00                             0.250      0.017       0.483
5968246         360       1-Jun-31   $539,700.00   70.00                             0.250      0.017       0.358
5968424         360       1-Apr-31   $321,214.00   24.76                             0.250      0.017       0.733
5968437         360       1-Apr-31   $334,337.68   74.40                             0.250      0.017       0.858
5968683         360       1-May-31   $404,676.12   73.64                             0.250      0.017       0.108
5969053         360       1-May-31   $526,588.89   56.06                             0.250      0.017       0.233
5969395         360       1-Jun-31   $997,000.00   47.48                             0.250      0.017       0.108
5969622         360       1-May-31   $874,350.62   62.50                             0.250      0.017       0.483
5969727         360       1-Jun-31   $500,000.00   66.23                             0.250      0.017       0.608
5969752         360       1-May-31   $449,648.95   60.00                             0.250      0.017       0.233
5970129         360       1-May-31   $567,545.77   71.00                             0.250      0.017       0.108
5970313         360       1-Apr-31   $306,731.06   80.00                             0.250      0.017       0.358
5970795         360       1-Jun-31   $322,500.00   69.35                             0.250      0.017       0.233
5971045         360       1-May-31   $537,500.81   74.19                             0.250      0.017       0.483
5971088         360       1-Apr-31   $449,313.06   74.01                             0.250      0.017       0.358
5971101         360       1-Apr-31   $299,575.15   69.77                             0.250      0.017       0.733
5971132         360       1-Apr-31   $284,586.15   75.00                             0.250      0.017       0.608
5971310         360       1-Apr-31   $334,262.02   72.04                             0.250      0.017       0.108
5971604         360       1-Apr-31   $382,144.26   89.00                    06       0.250      0.017       0.608
5971680         360       1-May-31   $369,704.12   43.53                             0.250      0.017       0.108
5972725         360       1-May-31   $375,713.89   45.58                             0.250      0.017       0.358
5972759         360       1-Apr-31   $300,528.96   69.35                             0.250      0.017       0.233
5972857         360       1-Apr-31   $349,516.69   76.09                             0.250      0.017       0.858
5973422         360       1-May-31   $649,552.67   60.47                             0.250      0.017       0.858
5973880         360       1-Jun-31   $602,000.00   70.00                             0.250      0.017       0.108
5973957         360       1-May-31   $324,746.46   52.85                             0.250      0.017       0.233
5974642         360       1-Jun-31   $331,000.00   64.27                             0.250      0.017       0.000
5974758         360       1-May-31   $458,641.94   50.00                             0.250      0.017       0.233
5974874         360       1-May-31   $390,794.91   52.15                             0.250      0.017       0.233
5976611         360       1-Apr-31   $389,241.71   56.28                             0.250      0.017       0.733
5976829         360       1-May-31   $594,547.25   70.00                             0.250      0.017       0.358
5976915         360       1-Apr-31   $351,526.06   80.00                             0.250      0.017       0.983
5977035         360       1-May-31   $309,769.93   43.06                             0.250      0.017       0.483
5977082         360       1-Jun-31   $425,000.00   50.90                             0.250      0.017       0.233
5977374         360       1-Jun-31   $408,000.00   80.00                             0.250      0.017       0.483
5977989         360       1-Apr-31   $306,054.92   59.51                             0.250      0.017       0.608
5978414         360       1-Apr-31   $345,510.02   76.89                             0.250      0.017       0.733
5978575         360       1-Apr-31   $349,452.28   74.47                             0.250      0.017       0.233
5978585         360       1-May-31   $399,680.12   53.33                             0.250      0.017       0.108
5978956         360       1-May-31   $459,649.97   69.70                             0.250      0.017       0.358
5979706         360       1-May-31   $404,468.19   80.00                             0.250      0.017       0.000
5979893         360       1-May-31   $639,525.02   80.00                             0.250      0.017       0.483
5980136         360       1-Apr-31   $329,544.30   61.91                             0.250      0.017       0.858
5980138         360       1-Apr-31   $324,215.61   56.50                             0.250      0.017       0.608
5980147         360       1-Apr-31   $481,317.42   64.27                             0.250      0.017       0.733
5980164         360       1-May-31   $411,701.80   68.67                             0.250      0.017       0.608
5981317         360       1-Apr-31   $454,355.66   59.87                             0.250      0.017       0.733
5983477         360       1-May-31   $310,286.31   90.00                    11       0.250      0.017       0.858
5983760         360       1-May-31   $399,672.12   63.49                             0.250      0.017       0.000
5983819         360       1-May-31   $431,702.70   80.00                             0.250      0.017       0.858
5984897         360       1-May-31   $424,676.61   48.57                             0.250      0.017       0.358
5985365         360       1-Jun-31   $493,000.00   50.31                             0.250      0.017       0.358
5986104         360       1-Jun-31   $455,000.00   45.50                             0.250      0.017       0.108
5986564         360       1-May-31   $362,723.79   79.96                             0.250      0.017       0.358
5986579         360       1-May-31   $391,179.09   90.00                    01       0.250      0.017       0.000
5986786         360       1-May-31   $459,658.61   64.97                             0.250      0.017       0.483
5987248         360       1-May-31   $430,905.14   75.00                             0.250      0.017       0.108
5988737         360       1-Jun-31   $380,000.00   69.47                             0.250      0.017       0.233
5990124         360       1-Jun-31   $399,960.00   80.00                             0.250      0.017       0.858
5996854         360       1-Jun-31   $647,000.00   43.13                             0.250      0.017       0.233
5998749         240       1-Jun-21   $237,000.00   66.76                             0.250      0.017       0.358
7451660         360       1-Jun-30   $446,146.69   60.81                             0.250      0.017       0.858
7538173         360       1-Apr-30   $379,944.12   80.00                             0.250      0.017       0.608
7608036         360       1-May-30   $495,610.95   80.00                             0.250      0.017       0.983
7736433         360       1-Aug-30   $293,305.96   86.88                    33       0.250      0.017       0.858
7742378         360       1-Jun-30   $544,493.15   77.28                             0.250      0.017       0.733
7769851         360       1-Jul-30   $343,024.62   79.84                             0.250      0.017       0.733
7778050         360       1-May-31   $423,685.33   80.00                             0.250      0.017       0.483
7803316         360       1-May-30   $358,528.03   79.99                             0.250      0.017       0.608
7837391         360       1-Aug-30   $371,919.91   76.53                             0.250      0.017       0.858
7851985         360       1-Apr-30   $370,941.29   53.97                             0.250      0.017       0.483
7875356         360       1-Jul-30   $289,658.39   80.00                             0.250      0.017       0.733
7882646         360       1-May-30   $317,021.66   65.24                             0.250      0.017       0.858
7886581         360       1-May-30   $363,115.04   79.99                             0.250      0.017       0.608
7909088         360       1-Jun-30   $507,394.43   80.00                             0.250      0.017       0.608
7920473         360       1-Jul-30   $334,756.19   80.00                             0.250      0.017       0.483
7929272         360       1-Feb-30   $293,302.88   90.00                    11       0.250      0.017       0.608
7929805         360       1-May-31   $499,609.95   25.64                             0.250      0.017       0.233
7931036         360       1-Aug-30   $639,650.09   78.54                             0.250      0.017       0.608
7934651         360       1-Aug-30   $297,495.88   80.00                             0.250      0.017       0.608
7936416         360       1-Jul-30   $492,566.00   79.20                             0.250      0.017       0.858
7940237         360       1-Jun-30   $559,129.07   80.00                             0.250      0.017       0.608
7944786         360       1-Jun-30   $514,309.05   80.00                             0.250      0.017       0.858
7952980         360       1-Jul-30   $396,881.90   80.00                             0.250      0.017       0.608
7954605         360       1-May-30   $556,492.46   80.00                             0.250      0.017       0.733
7955763         360       1-Jan-30   $324,141.65   90.00                    01       0.250      0.017       0.483
7958908         360       1-Jun-30   $313,792.53   79.20                             0.250      0.017       0.983
7959114         360       1-Jul-30   $289,715.58   67.13                             0.250      0.017       0.858
7964967         360       1-May-30   $368,448.33   79.99                             0.250      0.017       0.858
7990189         360       1-May-30   $497,019.87   79.99                             0.250      0.017       0.858
7992455         360       1-May-30   $288,255.91   79.94                             0.250      0.017       0.858
7993968         360       1-Jun-30   $356,917.30   75.31                             0.250      0.017       0.858
8018242         360       1-Jun-30   $387,850.10   80.00                             0.250      0.017       0.858
8030765         360       1-May-30   $296,994.64   58.36                             0.250      0.017       0.483
8033393         360       1-May-30   $482,831.44   49.95                             0.250      0.017       0.608
8034801         360       1-May-30   $396,339.02   87.72                    33       0.250      0.017       0.733
8035469         360       1-May-30   $315,499.74   80.00                             0.250      0.017       0.858
8047392         360       1-Sep-30   $369,452.23   79.80                             0.250      0.017       0.483
8050451         360       1-May-30   $285,205.76   80.00                             0.250      0.017       0.608
8051778         360       1-Apr-30   $380,927.80   69.87                             0.250      0.017       0.608
8053247         360       1-Jul-30   $476,244.75   75.00                             0.250      0.017       0.858
8054742         360       1-Jun-30   $318,112.49   59.89                             0.250      0.017       0.608
8056247         360       1-May-30   $297,067.13   56.23                             0.250      0.017       0.608
8064059         360       1-Jun-30   $354,001.67   79.99                             0.250      0.017       0.608
8064703         360       1-May-30   $314,663.34   80.00                             0.250      0.017       0.608
8069164         360       1-May-30   $303,724.74   79.99                             0.250      0.017       0.733
8069985         360       1-Aug-30   $481,526.52   72.59                             0.250      0.017       0.608
8070201         360       1-Jul-30   $300,897.09   75.00                             0.250      0.017       0.858
8073125         360       1-May-30   $286,495.43   68.81                             0.250      0.017       0.858
8073510         360       1-Jul-30   $356,271.25   73.59                             0.250      0.017       0.608
8076007         360       1-Apr-30   $332,596.20   56.95                             0.250      0.017       0.608
8079608         360       1-Apr-30   $327,826.35   90.00                    06       0.250      0.017       0.983
8080027         360       1-Jun-30   $316,674.94   90.00                    13       0.250      0.017       0.858
8082890         360       1-Aug-30   $496,488.53   69.44                             0.250      0.017       0.608
8084134         360       1-Jun-30   $370,568.74   80.00                             0.250      0.017       0.733
8085260         360       1-May-30   $316,848.39   79.98                             0.250      0.017       0.733
8087305         360       1-May-30   $286,904.59   80.00                             0.250      0.017       0.858
8087828         360       1-Jun-30   $345,367.06   90.00                    11       0.250      0.017       0.858
8089148         360       1-Jun-30   $309,360.03   80.00                             0.250      0.017       0.733
8091240         360       1-May-30   $396,169.35   53.40                             0.250      0.017       0.608
8091516         360       1-Aug-30   $320,970.45   80.00                             0.250      0.017       0.858
8091524         360       1-Jun-30   $495,718.45   73.26                             0.250      0.017       0.858
8092244         360       1-Sep-30   $335,666.03   79.96                             0.250      0.017       0.608
8093285         360       1-Jun-30   $371,049.48   58.59                             0.250      0.017       0.608
8096496         360       1-May-30   $282,455.61   93.44                    01       0.250      0.017       0.983
8097291         360       1-Jul-30   $341,063.48   90.00                    33       0.250      0.017       0.733
8097292         360       1-Jun-30   $302,003.06   80.00                             0.250      0.017       0.608
8098117         360       1-May-30   $332,220.04   78.95                             0.250      0.017       0.608
8099294         360       1-Aug-30   $301,946.63   80.00                             0.250      0.017       0.608
8099850         360       1-Apr-30   $396,113.25   80.00                             0.250      0.017       0.608
8100476         360       1-May-30   $337,846.15   90.00                    33       0.250      0.017       0.733
8100971         360       1-Jun-30   $412,333.44   80.00                             0.250      0.017       0.608
8102468         360       1-Jun-30   $345,936.85   79.32                             0.250      0.017       0.733
8102855         360       1-May-30   $308,082.30   80.00                             0.250      0.017       0.483
8104274         360       1-Jun-30   $300,898.35   80.00                             0.250      0.017       0.858
8107086         360       1-May-30   $287,233.54   77.33                             0.250      0.017       0.733
8107210         360       1-May-30   $495,111.86   68.03                             0.250      0.017       0.608
8108807         360       1-Jun-30   $445,851.70   60.00                             0.250      0.017       0.483
8109226         360       1-Jul-30   $322,582.66   61.90                             0.250      0.017       0.608
8110407         360       1-May-30   $336,676.07   68.14                             0.250      0.017       0.608
8111241         360       1-Jun-30   $294,597.59   90.00                    33       0.250      0.017       0.733
8112050         360       1-May-30   $340,718.44   80.00                             0.250      0.017       0.733
8115598         360       1-May-30   $477,666.27   65.87                             0.250      0.017       0.483
8115918         360       1-Jun-30   $296,155.04   66.67                             0.250      0.017       0.858
8116781         360       1-Jun-30   $285,454.53   80.00                             0.250      0.017       0.858
8119910         360       1-May-30   $483,150.19   80.00                             0.250      0.017       0.608
8123430         360       1-May-30   $338,309.10   89.87                    33       0.250      0.017       0.733
8123834         360       1-May-30   $295,261.47   74.50                             0.250      0.017       0.608
8124274         360       1-May-30   $243,252.45   95.00                    01       0.250      0.017       0.608
8124464         360       1-Jun-30   $991,537.31   51.41                             0.250      0.017       0.608
8124606         360       1-Jun-30   $319,190.21   80.00                             0.250      0.017       0.483
8125373         360       1-Apr-31   $445,739.82   80.00                             0.250      0.017       0.108
8126643         360       1-May-30   $364,475.37   80.00                             0.250      0.017       0.858
8126821         360       1-Jun-30   $641,816.96   50.00                             0.250      0.017       0.733
8127697         360       1-Aug-30   $476,424.86   79.68                             0.250      0.017       0.608
8127781         360       1-May-30   $637,832.77   70.00                             0.250      0.017       0.608
8127798         360       1-Aug-30   $272,381.43   72.37                             0.250      0.017       0.483
8128037         360       1-Jun-30   $293,337.37   80.00                             0.250      0.017       0.608
8128255         360       1-May-30   $359,253.10   80.00                             0.250      0.017       0.608
8128327         360       1-Jun-30   $441,189.42   53.23                             0.250      0.017       0.858
8128383         360       1-May-30   $323,892.73   80.00                             0.250      0.017       0.608
8128420         360       1-Jun-30   $286,903.78   80.00                             0.250      0.017       0.608
8129899         360       1-May-30   $324,537.90   80.00                             0.250      0.017       0.483
8130443         360       1-May-30   $404,011.30   80.00                             0.250      0.017       0.608
8130870         360       1-Jul-30   $284,352.73   80.00                             0.250      0.017       0.608
8132040         360       1-Jun-30   $457,211.93   80.00                             0.250      0.017       0.608
8133190         360       1-Jun-30   $293,262.88   80.00                             0.250      0.017       0.858
8135142         360       1-May-30   $515,121.87   80.00                             0.250      0.017       0.608
8137356         360       1-Jun-30   $273,168.56   95.00                    33       0.250      0.017       0.608
8138027         360       1-Jun-30   $311,549.59   79.90                             0.250      0.017       0.608
8141027         360       1-Jul-30   $516,059.13   80.00                             0.250      0.017       0.983
8141499         360       1-Jul-30   $992,259.52   64.52                             0.250      0.017       0.608
8142193         360       1-Jun-30   $339,471.19   80.00                             0.250      0.017       0.608
8144087         360       1-Jun-30   $392,841.75   80.00                             0.250      0.017       0.608
8144092         360       1-Jul-30   $347,051.77   38.89                             0.250      0.017       0.483
8144337         360       1-Jul-30   $285,988.06   89.67                    06       0.250      0.017       1.358
8145665         360       1-Jun-30   $285,484.25   94.99                    33       0.250      0.017       0.858
8146098         360       1-Jun-30   $491,643.19   71.43                             0.250      0.017       0.483
8146269         360       1-Jun-30   $297,301.41   79.37                             0.250      0.017       0.608
8146291         360       1-Jul-30   $281,607.69   80.00                             0.250      0.017       0.483
8148115         360       1-Jun-30   $310,042.98   80.00                             0.250      0.017       0.608
8149294         360       1-Aug-30   $335,032.85   80.00                             0.250      0.017       0.608
8149898         360       1-Jun-30   $330,599.17   80.00                             0.250      0.017       0.608
8150537         360       1-Apr-31   $559,166.20   80.00                             0.250      0.017       0.483
8150769         360       1-Jun-30   $306,106.20   95.00                    11       0.250      0.017       0.858
8152735         360       1-Jun-30   $428,008.60   80.00                             0.250      0.017       0.483
8152952         360       1-Jun-30   $281,408.29   79.99                             0.250      0.017       0.733
8153498         360       1-Jul-30   $309,435.53   80.00                             0.250      0.017       0.608
8155171         360       1-Apr-31   $335,274.20   79.06                             0.250      0.017       0.233
8155834         360       1-Jul-30   $491,326.12   74.23                             0.250      0.017       0.483
8156468         360       1-Jun-30   $495,502.33   69.44                             0.250      0.017       0.608
8156620         360       1-Aug-30   $355,730.61   80.00                             0.250      0.017       0.608
8159745         360       1-Jul-30   $431,534.09   76.35                             0.250      0.017       0.483
8159883         360       1-Jun-30   $335,879.23   80.00                             0.250      0.017       0.608
8159990         360       1-Jun-30   $396,753.65   89.89                    33       0.250      0.017       0.733
8164270         360       1-Jun-30   $332,823.38   80.00                             0.250      0.017       0.483
8165229         360       1-Jul-30   $281,757.33   80.00                             0.250      0.017       0.608
8167432         360       1-Jul-30   $475,679.07   80.00                             0.250      0.017       0.483
8167764         360       1-Sep-30   $452,082.49   80.00                             0.250      0.017       0.483
8168132         360       1-Sep-30   $645,656.72   72.63                             0.250      0.017       0.608
8168232         360       1-Jul-30   $539,617.40   80.00                             0.250      0.017       0.608
8168351         360       1-Jul-30   $306,815.72   90.00                    01       0.250      0.017       0.733
8168918         360       1-May-30   $285,407.38   80.00                             0.250      0.017       0.608
8169445         360       1-Jul-30   $297,472.99   80.00                             0.250      0.017       0.483
8169692         360       1-Jul-30   $343,321.75   80.00                             0.250      0.017       0.608
8173322         360       1-Aug-30   $307,177.41   74.99                             0.250      0.017       0.608
8175450         360       1-Jun-30   $375,078.89   80.00                             0.250      0.017       0.733
8175851         360       1-Sep-30   $279,883.64   80.00                             0.250      0.017       0.983
8179109         360       1-Aug-30   $321,811.59   79.61                             0.250      0.017       0.608
8180122         360       1-Aug-30   $282,824.41   44.32                             0.250      0.017       0.483
8184504         360       1-Jul-30   $358,925.08   78.78                             0.250      0.017       0.983
8185475         360       1-Jul-30   $292,783.56   74.68                             0.250      0.017       0.983
8187384         360       1-Jul-30   $294,746.45   90.00                    01       0.250      0.017       0.608
8187913         360       1-Aug-30   $435,822.66   80.00                             0.250      0.017       0.608
8190315         360       1-Jul-30   $294,741.61   74.85                             0.250      0.017       0.608
8190749         360       1-Aug-30   $285,958.43   80.00                             0.250      0.017       0.858
8191724         360       1-Jul-30   $353,497.01   65.23                             0.250      0.017       0.483
8193496         360       1-Jul-30   $281,168.04   95.00                    11       0.250      0.017       0.608
8193635         360       1-Jul-30   $394,522.39   80.00                             0.250      0.017       0.608
8194239         360       1-Sep-30   $337,947.95   80.00                             0.250      0.017       0.983
8196731         360       1-Nov-30   $279,053.25   95.00                    06       0.250      0.017       0.608
8201255         360       1-Aug-30   $405,189.96   80.00                             0.250      0.017       0.608
8204371         360       1-Jul-30   $575,599.24   80.00                             0.250      0.017       0.608
8209127         360       1-Jul-30   $545,742.73   61.87                             0.250      0.017       0.608
8210169         360       1-Apr-31   $351,462.66   80.00                             0.250      0.017       0.358
8210515         360       1-Apr-31   $349,121.18   71.43                             0.250      0.017       0.000
8211837         360       1-Apr-31   $339,150.49   90.00                    33       0.250      0.017       0.358
8214455         360       1-Aug-30   $395,346.08   80.00                             0.250      0.017       0.483
8215229         360       1-Aug-30   $639,893.59   75.00                             0.250      0.017       0.608
8215860         360       1-Apr-31   $327,535.51   80.00                             0.250      0.017       0.733
8215927         360       1-Sep-30   $298,255.74   93.75                    33       0.250      0.017       0.733
8216410         360       1-Jul-30   $290,143.50   90.00                    11       0.250      0.017       0.608
8218322         360       1-Jul-30   $346,716.11   79.99                             0.250      0.017       0.983
8220347         360       1-Aug-30   $297,933.82   50.00                             0.250      0.017       0.608
8221128         360       1-Apr-31   $399,374.03   54.79                             0.250      0.017       0.233
8221247         360       1-Jul-30   $337,205.43   79.09                             0.250      0.017       0.608
8222330         360       1-Aug-30   $988,220.63   62.11                             0.250      0.017       0.608
8222970         360       1-Jul-30   $335,231.71   80.00                             0.250      0.017       0.608
8224002         360       1-Jul-30   $554,673.14   79.97                             0.250      0.017       0.608
8225249         360       1-Apr-31   $319,511.52   78.05                             0.250      0.017       0.358
8233429         360       1-Sep-30   $345,863.03   62.14                             0.250      0.017       0.983
8234047         360       1-Jul-30   $645,165.39   78.79                             0.250      0.017       0.608
8234097         360       1-Aug-30   $381,303.11   80.00                             0.250      0.017       0.608
8236992         360       1-Sep-30   $347,873.53   61.85                             0.250      0.017       0.608
8237637         360       1-Sep-30   $351,635.32   90.00                    06       0.250      0.017       0.608
8238697         360       1-Sep-30   $324,185.24   90.00                    33       0.250      0.017       0.608
8245189         360       1-Sep-30   $375,919.47   60.22                             0.250      0.017       0.608
8246228         360       1-Aug-30   $295,887.70   80.00                             0.250      0.017       0.983
8247095         360       1-Sep-30   $287,797.60   80.00                             0.250      0.017       0.983
8247373         360       1-Sep-30   $385,766.89   75.00                             0.250      0.017       0.608
8248196         360       1-Aug-30   $329,465.63   80.00                             0.250      0.017       0.483
8249467         360       1-Aug-30   $297,985.77   41.38                             0.250      0.017       0.983
8250643         360       1-Aug-30   $321,679.64   80.00                             0.250      0.017       0.608
8257427         360       1-Sep-30   $337,837.95   64.15                             0.250      0.017       0.858
8258143         360       1-Apr-31   $630,835.22   80.00                             0.250      0.017       0.000
8258534         360       1-Sep-30   $454,662.43   75.00                             0.250      0.017       0.983
8263408         360       1-Sep-30   $298,106.91   80.00                             0.250      0.017       0.608
8266899         360       1-Aug-30   $353,644.35   80.00                             0.250      0.017       0.983
8271128         360       1-Sep-30   $277,971.41   85.00                    33       0.250      0.017       0.733
8273186         360       1-May-31   $399,663.95   44.81                             0.250      0.017       0.000
8273256         360       1-May-31   $415,100.97   80.00                             0.250      0.017       0.000
8274576         360       1-Apr-31   $299,575.15   46.45                             0.250      0.017       0.733
8275363         360       1-Apr-31   $371,432.14   64.70                             0.250      0.017       0.358
8278840         360       1-Sep-30   $424,998.63   75.00                             0.250      0.017       0.608
8280149         360       1-Apr-31   $389,358.78   49.94                             0.250      0.017       0.000
8280254         360       1-Sep-30   $343,055.51   57.50                             0.250      0.017       0.608
8281267         360       1-Sep-30   $286,182.62   74.81                             0.250      0.017       0.608
8282886         360       1-Sep-30   $459,054.97   80.00                             0.250      0.017       0.983
8283663         360       1-Sep-30   $323,672.65   95.00                    01       0.250      0.017       0.608
8284966         360       1-Sep-30   $596,213.76   78.43                             0.250      0.017       0.608
8289176         360       1-Sep-30   $411,169.48   67.61                             0.250      0.017       0.608
8298247         360       1-Oct-30   $483,338.87   75.00                             0.250      0.017       0.608
8304395         360       1-Apr-31   $339,506.27   78.16                             0.250      0.017       0.608
8315580         360       1-Apr-31   $329,457.42   52.44                             0.250      0.017       0.000
8316141         360       1-Apr-31   $467,285.59   74.88                             0.250      0.017       0.358
8321789         360       1-Apr-31   $348,962.53   77.78                             0.250      0.017       0.358
8350913         360       1-Apr-31   $409,841.51   80.00                             0.250      0.017       0.108
8358470         360       1-Apr-31   $351,462.66   80.00                             0.250      0.017       0.358
8359025         360       1-Dec-30   $313,708.74   90.00                    01       0.250      0.017       0.733
8359462         360       1-May-31   $328,893.78   80.00                             0.250      0.017       0.108
8369558         360       1-Apr-31   $370,084.22   80.00                             0.250      0.017       0.000
8370954         360       1-May-31   $333,233.31   80.00                             0.250      0.017       0.108
8377512         360       1-Apr-31   $312,348.15   80.00                             0.250      0.017       0.108
8387449         360       1-Apr-31   $369,435.19   35.24                             0.250      0.017       0.358
8393915         360       1-Apr-31   $316,678.47   79.99                             0.250      0.017       0.000
8418383         360       1-Apr-31   $344,473.35   59.91                             0.250      0.017       0.358
8428610         360       1-Apr-31   $351,513.93   80.00                             0.250      0.017       0.858
8430616         360       1-May-31   $383,652.95   80.00                             0.250      0.017       0.108
8438265         360       1-Apr-31   $383,020.59   74.58                             0.250      0.017       0.358
8439164         360       1-Apr-31   $360,725.42   85.00                    16       0.250      0.017       0.608
8442306         360       1-May-31   $499,600.16   61.73                             0.250      0.017       0.108
8445758         360       1-Apr-31   $306,856.98   78.81                             0.250      0.017       0.108
8449061         360       1-May-31   $589,516.39   62.11                             0.250      0.017       0.000
8452776         360       1-Apr-31   $474,219.01   60.13                             0.250      0.017       0.000
8462503         360       1-Apr-31   $359,422.51   75.00                             0.250      0.017       0.108
8474482         360       1-Apr-31   $463,237.12   80.00                             0.250      0.017       0.000
8474771         360       1-Apr-31   $367,438.26   80.00                             0.250      0.017       0.358
8477238         360       1-Apr-31   $347,092.33   79.99                             0.250      0.017       0.108
8477316         360       1-Apr-31   $314,519.14   50.40                             0.250      0.017       0.358
8479999         360       1-Apr-31   $349,438.57   38.89                             0.250      0.017       0.108
8485282         360       1-Apr-31   $359,422.51   80.00                             0.250      0.017       0.108
8487284         360       1-May-31   $540,344.81   78.57                             0.250      0.017       0.108
8487901         360       1-Apr-31   $379,419.92   80.00                             0.250      0.017       0.358
8489351         360       1-Apr-31   $370,447.55   70.00                             0.250      0.017       0.483
8492401         360       1-Apr-31   $347,441.77   80.00                             0.250      0.017       0.108
8496207         360       1-May-31   $400,487.34   80.00                             0.250      0.017       0.233
8502769         360       1-May-31   $419,664.13   70.00                             0.250      0.017       0.108
8507202         360       1-Apr-31   $449,329.97   75.00                             0.250      0.017       0.483
8509740         360       1-Apr-31   $383,428.26   80.00                             0.250      0.017       0.483
8511340         360       1-Apr-31   $395,424.96   76.15                             0.250      0.017       0.608
8511635         360       1-Apr-31   $314,504.76   75.00                             0.250      0.017       0.233
8512463         360       1-Apr-31   $363,458.03   80.00                             0.250      0.017       0.483
8515874         360       1-Apr-31   $353,459.61   57.99                             0.250      0.017       0.358
8516642         360       1-Apr-31   $303,250.57   75.00                             0.250      0.017       0.000
8516921         360       1-Apr-31   $354,458.08   79.94                             0.250      0.017       0.358
8519303         360       1-Apr-31   $327,547.06   80.00                             0.250      0.017       0.858
8519552         360       1-Apr-31   $318,660.82   43.22                             0.250      0.017       0.233
8520318         360       1-Apr-31   $376,629.19   95.00                    06       0.250      0.017       0.858
8520555         360       1-Apr-31   $274,494.02   67.90                             0.250      0.017       0.000
8521594         360       1-Apr-31   $348,765.71   80.00                             0.250      0.017       0.233
8521634         360       1-Apr-31   $279,583.10   80.00                             0.250      0.017       0.483
8522728         360       1-Apr-31   $345,871.22   80.00                             0.250      0.017       0.358
8524058         360       1-Apr-31   $298,836.77   95.00                    01       0.250      0.017       0.858
8529574         360       1-Apr-31   $511,218.42   80.00                             0.250      0.017       0.358
8530332         360       1-Apr-31   $329,295.01   73.33                             0.250      0.017       0.358
8530869         360       1-Mar-31   $374,508.61   95.00                    01       0.250      0.017       1.108
8533617         360       1-Apr-31   $379,354.32   80.00                             0.250      0.017       0.483
8533905         360       1-Apr-31   $295,386.83   63.66                             0.250      0.017       0.358
8534735         360       1-Apr-31   $379,434.20   92.68                    12       0.250      0.017       0.483
8534773         360       1-Apr-31   $446,534.15   80.00                             0.250      0.017       0.483
8539150         360       1-Apr-31   $470,444.14   80.00                             0.250      0.017       0.108
8539390         360       1-Apr-31   $292,106.17   75.00                             0.250      0.017       0.983
8539627         360       1-Apr-31   $345,050.01   78.64                             0.250      0.017       0.358
8540770         360       1-Apr-31   $489,515.07   80.00                             0.250      0.017       0.483
8540870         360       1-Apr-31   $344,286.62   80.00                             0.250      0.017       0.483
8541305         360       1-Apr-31   $315,541.12   80.00                             0.250      0.017       0.608
8541398         360       1-May-31   $467,652.68   80.00                             0.250      0.017       0.483
8541436         360       1-Apr-31   $384,330.24   70.00                             0.250      0.017       0.358
8542713         360       1-Apr-31   $334,462.61   63.81                             0.250      0.017       0.108
8544466         360       1-Apr-31   $307,541.41   80.00                             0.250      0.017       0.483
8545835         360       1-Apr-31   $384,397.51   29.62                             0.250      0.017       0.233
8546957         360       1-Apr-31   $374,468.94   28.85                             0.250      0.017       0.733
8548388         360       1-Apr-31   $330,519.34   78.81                             0.250      0.017       0.608
8549725         360       1-Apr-31   $358,109.27   61.90                             0.250      0.017       0.000
8550125         360       1-May-31   $632,530.22   75.00                             0.250      0.017       0.483
8550213         360       1-Apr-31   $369,113.66   77.29                             0.250      0.017       0.483
8550489         360       1-Apr-31   $315,517.63   50.97                             0.250      0.017       0.358
8551329         360       1-Apr-31   $366,439.76   58.35                             0.250      0.017       0.358
8556766         360       1-Apr-31   $376,764.19   80.00                             0.250      0.017       0.483
8556850         360       1-Apr-31   $444,729.08   80.00                             0.250      0.017       0.358
8557864         360       1-Apr-31   $499,255.54   78.74                             0.250      0.017       0.483
8558857         360       1-Apr-31   $337,197.19   71.09                             0.250      0.017       0.483
8558888         360       1-Apr-31   $319,399.39   79.99                             0.250      0.017       0.233
8559183         360       1-Apr-31   $364,442.83   40.11                             0.250      0.017       0.358
8560531         360       1-Apr-31   $299,027.51   41.96                             0.250      0.017       0.233
8560741         360       1-Apr-31   $383,964.13   59.23                             0.250      0.017       0.358
8562304         360       1-Apr-31   $366,979.89   80.00                             0.250      0.017       0.000
8563713         360       1-Apr-31   $396,908.15   69.45                             0.250      0.017       0.483
8565496         360       1-Apr-31   $524,157.84   79.91                             0.250      0.017       0.108
8566041         360       1-Apr-31   $379,433.20   80.00                             0.250      0.017       0.608
8566362         360       1-May-31   $499,628.93   78.74                             0.250      0.017       0.483
8567228         360       1-Apr-31   $366,979.58   75.00                             0.250      0.017       0.733
8567373         360       1-Apr-31   $323,552.60   90.00                    01       0.250      0.017       0.858
8568536         360       1-Apr-31   $534,120.37   64.46                             0.250      0.017       0.000
8569612         360       1-Apr-31   $337,471.05   48.63                             0.250      0.017       0.233
8569878         360       1-May-31   $357,234.69   76.06                             0.250      0.017       0.483
8569944         360       1-Apr-31   $505,657.46   79.99                             0.250      0.017       0.233
8570890         360       1-May-31   $399,695.63   54.79                             0.250      0.017       0.358
8571015         360       1-Apr-31   $329,496.24   77.65                             0.250      0.017       0.358
8571090         360       1-May-31   $294,752.16   45.38                             0.250      0.017       0.000
8571300         360       1-Apr-31   $649,032.21   65.00                             0.250      0.017       0.483
8571526         360       1-Apr-31   $359,422.51   80.00                             0.250      0.017       0.108
8574076         360       1-May-31   $429,664.56   67.72                             0.250      0.017       0.233
8574115         360       1-Apr-31   $379,305.49   69.07                             0.250      0.017       0.233
8574438         360       1-Apr-31   $989,648.87   58.31                             0.250      0.017       0.233
8574838         360       1-Apr-31   $349,069.58   46.68                             0.250      0.017       0.608
8575487         360       1-May-31   $774,395.42   63.52                             0.250      0.017       0.233
8576189         360       1-Apr-31   $325,889.22   80.00                             0.250      0.017       0.233
8576637         360       1-Apr-31   $948,585.51   47.50                             0.250      0.017       0.483
8580406         360       1-May-31   $619,551.26   56.36                             0.250      0.017       0.608
8581695         360       1-Apr-31   $329,496.24   80.00                             0.250      0.017       0.358
8583588         360       1-Apr-31   $356,147.78   79.99                             0.250      0.017       0.108
8587702         360       1-Apr-31   $319,099.85   80.00                             0.250      0.017       0.233
8588110         360       1-Apr-31   $403,367.78   76.95                             0.250      0.017       0.233
8588406         360       1-Apr-31   $342,700.57   65.43                             0.250      0.017       0.108
8590241         360       1-Apr-31   $348,426.17   63.57                             0.250      0.017       0.000
8591442         360       1-Apr-31   $607,048.54   80.00                             0.250      0.017       0.233
8591887         360       1-May-31   $555,544.25   80.00                             0.250      0.017       0.000
8594417         360       1-May-31   $449,657.58   60.00                             0.250      0.017       0.358
8595269         360       1-Apr-31   $340,818.71   48.77                             0.250      0.017       0.000
8597290         360       1-May-31   $499,579.94   73.53                             0.250      0.017       0.000
8604460         360       1-Apr-31   $648,982.80   75.93                             0.250      0.017       0.233
8605281         360       1-May-31   $381,437.08   78.71                             0.250      0.017       0.000
8609891         360       1-May-31   $494,613.86   71.74                             0.250      0.017       0.233
8617093         360       1-May-31   $339,447.92   38.64                             0.250      0.017       0.000
8619105         360       1-Jun-31   $307,000.00   75.25                             0.250      0.017       0.233
8626796         360       1-Apr-31   $387,362.07   80.00                             0.250      0.017       0.000
8630597         360       1-May-31   $399,695.63   80.00                             0.250      0.017       0.358
8632034         360       1-May-31   $475,637.81   77.91                             0.250      0.017       0.358
8632784         360       1-Jun-31   $508,000.00   80.00                             0.250      0.017       0.233
8639515         360       1-May-31   $474,923.91   80.00                             0.250      0.017       0.108
8641621         360       1-May-31   $439,648.14   80.00                             0.250      0.017       0.108
8643143         360       1-Apr-31   $447,298.93   80.00                             0.250      0.017       0.233
8649231         360       1-Jun-31   $348,912.00   80.00                             0.250      0.017       0.108
8656962         360       1-May-31   $344,730.87   93.98                    12       0.250      0.017       0.233
8659349         360       1-May-31   $323,740.90   59.56                             0.250      0.017       0.108
8664212         360       1-May-31   $359,719.17   45.23                             0.250      0.017       0.233
8682185         240       1-Jun-21   $460,000.00   80.00                             0.250      0.017       0.108
9070938         360       1-Apr-31   $315,517.61   59.07                             0.250      0.017       0.358
9232258         360       1-Apr-31   $349,367.97   68.49                             0.250      0.017       0.608
9233939         360       1-Apr-31   $338,244.53   66.02                             0.250      0.017       0.483

                                 $292,703,026.92



COUNT:                               703
WAC:                         7.491518434
WAM:                         355.2327675
WALTV:                       70.65524564

                                  EXHIBIT F-1B

                 [Schedule of Type 1 Mortgage Loans in Group II]


WFMBS
WFMBS 2001-15 EXHIBIT F-1B Group II Loans
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)                 (ii)                                     (iii)        (iv)          (v)          (vi)
------------        -----------------     -------   -----   --------    --------     --------     ----------
                                                                                        NET
MORTGAGE                                                                MORTGAGE     MORTGAGE       CURRENT
LOAN                                                 ZIP    PROPERTY    INTEREST     INTEREST       MONTHLY
NUMBER              CITY                  STATE     CODE      TYPE        RATE         RATE         PAYMENT
------------        -----------------     -------   -----   --------    --------     --------     ----------
5159341             VIENNA                 VA       22182     SFD        7.625         6.750      $ 2,869.08
5710869             FLEMINGTON             NJ       08822     SFD        7.875         6.750      $ 3,016.29
5713883             HOLLIS                 NH       03049     SFD        7.500         6.750      $ 1,979.13
5715256             BETHESDA               MD       20816     SFD        7.625         6.750      $ 1,970.15
5716533             OVILLA                 TX       75154     SFD        7.500         6.750      $ 1,957.80
5730117             BUCKINGHAM             PA       18901     SFD        7.500         6.750      $ 2,223.50
5755247             FREMONT                CA       94539     SFD        7.625         6.750      $ 2,448.06
5757639             PONTE VEDRA BEACH      FL       32082     SFD        7.500         6.750      $ 3,775.76
5789632             WEST LINN              OR       97068     SFD        8.500         6.750      $ 4,997.94
5824209             SUMMIT                 NJ       07901     SFD        7.500         6.750      $ 3,286.31
5830688             DERRY                  NH       03038     SFD        8.000         6.750      $   990.59
5838569             DALLAS                 TX       75234     SFD        7.375         6.750      $ 2,032.81
5861402             NEW YORK               NY       10023     HCO        7.625         6.750      $ 4,105.21
5870437             CHARLESTON             SC       29412     PUD        7.875         6.750      $ 2,175.21
5874874             CORONA DEL MAR         CA       92625     SFD        7.875         6.750      $ 6,634.38
5878349             NAPERVILLE             IL       60565     SFD        7.500         6.750      $ 2,065.31
5878903             FREMONT                CA       94536     SFD        7.250         6.750      $ 2,618.20
5882690             SANDUSKY               OH       44870     SFD        7.375         6.750      $ 2,731.87
5884774             SAN JOSE               CA       95125     SFD        7.750         6.750      $ 5,480.56
5889419             NORTH ANDOVER          MA       01845     SFD        8.250         6.750      $ 2,629.43
5898069             WESTON                 CT       06880     SFD        7.125         6.750      $ 4,365.70
5903749             NYACK                  NY       10960     SFD        7.500         6.750      $ 2,926.22
5904504             EASTCHESTER            NY       10707     SFD        7.375         6.750      $ 4,088.80
5905572             LAGUNA NIGUEL          CA       92677     SFD        7.500         6.750      $ 5,628.68
5906883             BURLINGAME             CA       94010     SFD        7.500         6.750      $ 6,118.13
5908727             PLEASANTON             CA       94588     SFD        8.250         6.750      $ 4,883.24
5910706             GLADWYNE               PA       19035     SFD        7.500         6.750      $ 5,506.31
5911837             STILLWATER             MN       55082     SFD        7.875         6.750      $ 2,746.93
5913121             KIRKWOOD               MO       63122     SFD        7.625         6.750      $ 2,636.53
5913773             WASHINGTON             DC       20024     SFD        7.875         6.750      $ 2,691.03
5914019             LEWES                  DE       19958     SFD        7.625         6.750      $ 2,622.38
5918413             AGOURA HILLS           CA       91301     SFD        7.000         6.733      $ 3,359.78
5919129             CONWAY                 AR       72032     SFD        7.375         6.750      $ 2,334.48
5919667             LUBBOCK                TX       79424     SFD        8.625         6.750      $ 2,551.15
5920263             AUSTIN                 TX       78703     SFD        7.750         6.750      $ 7,880.53
5922600             SAN JOSE               CA       95111     SFD        8.375         6.750      $ 2,249.81
5923851             LAS VEGAS              NV       89144     SFD        8.000         6.750      $ 3,547.02
5924723             DANVILLE               CA       94506     SFD        7.750         6.750      $ 5,695.48
5925576             UNIVERSITY PARK        TX       75225     SFD        7.375         6.750      $ 6,216.08
5926112             ALPINE                 CA       91901     SFD        7.375         6.750      $ 2,396.65
5926240             DUNKIRK                MD       20754     SFD        7.250         6.750      $ 2,522.35
5926609             GLENDALE               CA       91208     SFD        8.500         6.750      $ 2,018.40
5926718             MILL VALLEY            CA       94941     SFD        8.000         6.750      $ 4,109.09
5927702             SHERMAN OAKS           CA       91423     SFD        8.375         6.750      $ 5,624.54
5927919             MALVERN                PA       19335     SFD        7.750         6.750      $ 4,656.68
5929577             HENDERSON              NV       89011     SFD        7.750         6.750      $ 5,408.91
5929658             NORTHFIELD             MN       55057     SFD        7.500         6.750      $ 2,796.86
5929660             FRONTENAC              MO       63131     SFD        7.125         6.750      $ 2,503.54
5929903             CHEVY CHASE            MD       20815     SFD        7.125         6.750      $ 3,745.88
5930009             SEATTLE                WA       98146     SFD        7.500         6.750      $ 2,516.82
5930597             CHAPPAQUA              NY       10514     SFD        8.500         6.750      $ 4,997.94
5930888             NISSWA                 MN       56468     SFD        7.250         6.750      $ 2,728.71
5931216             MENLO PARK             CA       94025     SFD        7.500         6.750      $ 2,328.39
5932287             YORK                   PA       17404     SFD        7.875         6.750      $ 2,610.25
5932574             ALAMEDA                CA       94502     SFD        8.000         6.750      $ 2,568.18
5933578             COLLEYVILLE            TX       76034     SFD        7.250         6.750      $ 2,848.64
5933951             SAN DIEGO              CA       92109     SFD        8.375         6.750      $ 3,610.34
5933975             SARATOGA               CA       95070     SFD        8.500         6.750      $ 7,543.05
5934296             CHICAGO                IL       60657     SFD        7.250         6.750      $ 5,133.38
5935272             MARINA DEL REY         CA       90292     LCO        8.250         6.750      $ 2,629.44
5935495             SAN JOSE               CA       95135     LCO        7.250         6.750      $ 2,097.70
5935525             STATEN ISLAND          NY       10314     SFD        7.375         6.750      $ 2,237.79
5935613             NEW MILFORD            CT       06776     SFD        7.625         6.750      $ 2,123.39
5939135             MONSEY                 NY       10952     SFD        7.875         6.750      $ 2,196.97
5939683             PARAMUS                NJ       07652     SFD        7.125         6.750      $ 2,505.02
5939874             LA CANADA FLINTRIDGE   CA       91011     SFD        8.000         6.750      $ 7,315.64
5940072             MERRICK                NY       11566     SFD        8.000         6.750      $ 1,761.04
5940077             BLOOMFIELD TOWNSHIP    MI       48304     SFD        7.875         6.750      $ 4,350.42
5940233             CALABASAS              CA       91302     SFD        7.375         6.750      $ 3,684.76
5940397             KEY WEST               FL       33040     SFD        7.750         6.750      $ 2,579.08
5941358             WOODBURY               MN       55125     SFD        7.250         6.750      $ 3,540.49
5941493             SAN DIEGO              CA       92106     SFD        7.625         6.750      $ 3,538.97
5941708             JACKSONVILLE           FL       32211     SFD        7.375         6.750      $ 2,348.30
5941910             SAN DIEGO              CA       92131     SFD        8.250         6.750      $ 4,883.24
5942409             ELY                    MN       55731     SFD        7.500         6.750      $ 2,237.49
5942418             NEW YORK               NY       10011     LCO        7.375         6.750      $ 2,707.45
5943063             LEESBURG               VA       20176     PUD        7.500         6.750      $ 2,503.89
5944153             RED BANK               NJ       07701     SFD        7.375         6.750      $ 2,522.27
5944567             CORTE MADERA           CA       94925     SFD        7.500         6.750      $ 2,027.73
5945497             WARREN                 NJ       07059     SFD        7.250         6.750      $ 4,434.15
5945503             SAUSALITO              CA       94965     SFD        7.750         6.750      $ 5,127.01
5945599             FAIRFAX                VA       22030     SFD        7.625         6.750      $ 2,508.42
5946226             HIGHLANDS RANCH        CO       80126     SFD        7.000         6.733      $ 2,394.19
5946228             WINTER HAVEN           FL       33884     SFD        7.875         6.750      $ 2,534.84
5946623             DANA POINT             CA       92629     SFD        7.250         6.750      $ 3,827.01
5946853             CUPERTINO              CA       95014     SFD        7.625         6.750      $ 4,246.77
5947483             LAUREL                 MD       20723     SFD        7.375         6.750      $ 2,277.16
5947748             COLORADO SPRINGS       CO       80919     SFD        7.250         6.750      $ 4,174.92
5947845             CROWNSVILLE            MD       21032     SFD        7.500         6.750      $ 4,307.16
5948080             HALLANDALE             FL       33009     SFD        7.125         6.750      $ 2,479.28
5948982             THE WOODLANDS          TX       77382     SFD        7.625         6.750      $ 2,739.17
5949934             TAKOMA                 MD       20912     SFD        9.000         6.750      $ 2,413.87
5950801             ARLINGTON HEIGHTS      IL       60005     SFD        6.875         6.608      $ 2,161.30
5951085             REDWOOD CITY           CA       94064     SFD        7.625         6.750      $ 3,043.52
5951277             SAN CLEMENTE           CA       92672     SFD        7.250         6.750      $ 2,217.08
5951568             LA CRESCENTA           CA       91214     SFD        7.500         6.750      $ 2,220.01
5951649             ROCKVILLE CENTRE       NY       11570     SFD        7.500         6.750      $ 2,405.30
5951947             FRANKLIN LAKES         NJ       07417     SFD        7.750         6.750      $ 3,180.88
5951978             FRANKTOWN              CO       80116     SFD        7.000         6.733      $ 2,550.77
5952266             FOREST HILLS           NY       11375     COP        7.875         6.750      $   431.42
5952537             HOPKINTON              MA       01748     SFD        7.500         6.750      $ 2,398.31
5952898             SCOTTS VALLEY          CA       95060     SFD        7.375         6.750      $ 4,488.70
5953037             CRESSKILL              NJ       07626     SFD        7.500         6.750      $ 2,223.51
5953335             ARLINGTON              VA       22207     SFD        7.125         6.750      $ 3,853.67
5953457             NORWALK                CT       06850     SFD        7.000         6.733      $ 2,295.30
5953751             STOCKTON               NJ       08559     SFD        7.625         6.750      $ 4,246.77
5954325             HOUSTON                TX       77024     SFD        7.250         6.750      $ 3,165.30
5954394             HOUSON                 TX       77005     SFD        7.125         6.750      $ 3,166.48
5954901             FREMONT                CA       94539     SFD        8.625         6.750      $ 3,733.40
5955329             STILLWATER             MN       55082     SFD        7.500         6.750      $ 2,326.29
5955641             WINDERMERE             FL       34786     SFD        7.250         6.750      $ 2,071.82
5955789             WINSTON SALEM          NC       27106     SFD        7.125         6.750      $ 2,910.47
5955900             BIRMINGHAM             AL       35244     SFD        7.250         6.750      $ 1,998.10
5955964             OCEAN CITY             MD       21842     SFD        7.375         6.750      $ 2,065.12
5956091             SAN CLEMENTE           CA       92672     LCO        8.250         6.750      $ 2,343.96
5956262             SANTA CLARITA          CA       91351     PUD        7.500         6.750      $ 4,897.30
5956610             INCLINE VILLAGE        NV       89451     SFD        7.500         6.750      $ 5,279.07
5956781             SAN RAFAEL             CA       94901     SFD        7.625         6.750      $ 2,819.86
5956876             PHILADELPHIA           PA       19118     SFD        7.500         6.750      $ 3,006.62
5956922             EAST HAMPTON           NY       11937     SFD        7.250         6.750      $ 2,728.71
5957389             SAN DIEGO              CA       92131     SFD        7.625         6.750      $ 4,232.61
5957462             BOISE                  ID       83706     SFD        7.125         6.750      $ 2,868.69
5957496             SANTA BARBARA          CA       93105     SFD        7.500         6.750      $ 2,691.98
5957607             SANTA ROSA             CA       95404     SFD        7.250         6.750      $ 3,356.31
5957661             NEEDHAM                MA       02492     SFD        7.250         6.750      $ 4,093.06
5957772             ALEXANDRIA             VA       22304     SFD        7.000         6.733      $ 2,227.77
5957883             POWAY                  CA       92064     SFD        7.500         6.750      $ 2,782.18
5957956             CHICAGO                IL       60614     SFD        7.250         6.750      $ 3,146.20
5957987             WYCKOFF                NJ       07481     SFD        7.250         6.750      $ 2,271.65
5958417             COOKSVILLE             MD       21723     SFD        7.000         6.733      $ 2,168.89
5958618             FREMONT                CA       94536     SFD        7.625         6.750      $ 2,505.59
5958660             BEDFORD                MA       01731     SFD        7.375         6.750      $ 3,446.47
5958712             ASHBURN                VA       20148     SFD        7.500         6.750      $ 2,835.31
5958719             NEWTON                 NC       28658     SFD        7.125         6.750      $ 3,705.46
5958809             OKLAHOMA CITY          OK       73131     SFD        7.500         6.750      $ 2,971.66
5958904             NORTH WALES            PA       19454     SFD        7.500         6.750      $ 2,863.28
5959153             STARKE                 FL       32091     SFD        7.375         6.750      $ 2,448.45
5959215             SAN CARLOS             CA       94070     SFD        7.500         6.750      $ 3,726.82
5959525             STEVENSON RANCH        CA       91381     SFD        7.125         6.750      $ 2,098.30
5959695             CHARLOTTE              NC       28277     SFD        7.125         6.750      $ 2,420.00
5960079             SAN RAMON              CA       94583     SFD        7.500         6.750      $ 3,300.30
5960082             GAITHERSBURG           MD       20878     SFD        7.500         6.750      $ 2,704.56
5961055             MCLEAN                 VA       22101     SFD        7.500         6.750      $ 2,796.86
5961639             LILLYDALE              MN       55118     SFD        7.500         6.750      $ 1,398.43
5962124             V. OF MAPLE BLUFF      WI       53704     SFD        7.500         6.750      $ 2,370.34
5962349             CARNATION              WA       98014     SFD        7.125         6.750      $ 2,155.90
5963298             ALBANY                 CA       94706     SFD        7.750         6.750      $ 2,629.24
5963342             ARLINGTON              VA       22207     SFD        7.625         6.750      $ 2,576.37
5963362             TUCSON                 AZ       85749     SFD        7.125         6.750      $ 2,358.00
5963794             SAMMAMISH              WA       98029     SFD        7.000         6.733      $ 2,474.93
5963994             BOSTON                 MA       02116     LCO        7.250         6.750      $ 2,387.62
5966231             MARCO ISLAND           FL       34145     SFD        7.500         6.750      $ 3,076.55
5966561             ELKRIDGE               MD       21075     SFD        7.500         6.750      $ 2,100.44
5967050             AURORA                 CO       80016     SFD        7.375         6.750      $ 2,911.89
5967339             PIEDMONT               CA       94618     SFD        7.375         6.750      $ 6,837.69
5967715             LOS ANGELES            CA       90034     SFD        7.750         6.750      $ 2,715.57
5967879             POTOMAC                MD       20854     SFD        7.000         6.733      $ 2,734.40
5968158             BAKERSFIELD            CA       93308     SFD        7.375         6.750      $ 2,118.94
5968569             MARSHFIELD HILLS       MA       02051     SFD        7.250         6.750      $ 2,174.44
5969124             MAPLEWOOD              NJ       07040     SFD        7.250         6.750      $ 3,281.27
5969186             COTO DE CAZA           CA       92679     SFD        6.875         6.608      $ 4,184.64
5969188             ATHERTON               CA       94027     SFD        7.375         6.750      $ 4,834.73
5969249             WEST HARRISON          NY       10604     MF2        7.625         6.750      $ 2,654.23
5969654             DALLAS                 TX       75287     SFD        7.250         6.750      $ 2,414.90
5969744             BOCA RATON             FL       33496     SFD        7.500         6.750      $ 2,775.89
5969791             ISSAQUAH               WA       98027     SFD        7.125         6.750      $ 3,368.59
5970125             ANTIOCH                CA       94509     SFD        7.375         6.750      $ 2,113.47
5970363             MALIBU                 CA       90265     LCO        7.375         6.750      $ 3,453.38
5970631             SARATOGA               CA       95070     SFD        7.375         6.750      $ 5,318.20
5970903             WOODSTOCK              NY       12498     SFD        7.625         6.750      $ 1,160.78
5971154             SAN DIEGO              CA       92037     SFD        7.250         6.750      $ 3,214.41
5971315             ELLICOTT CITY          MD       21042     SFD        7.000         6.733      $ 2,850.83
5971415             NEW ROCHELLE           NY       10804     SFD        7.500         6.750      $ 2,466.83
5971590             ORANGE                 CA       92869     SFD        7.375         6.750      $ 2,261.96
5971962             MCKINNEY               TX       75070     SFD        7.375         6.750      $ 3,425.75
5972076             TRACY                  CA       95377     SFD        7.750         6.750      $ 2,267.45
5972821             BELL CANYON BELL CANY  CA       91307     SFD        7.750         6.750      $ 3,582.06
5973098             LAKE OSWEGO            OR       97034     SFD        7.000         6.733      $ 3,220.07
5973216             BERNARDS TWSP          NJ       07920     SFD        7.750         6.750      $ 2,374.91
5973270             SAN FRANCISCO          CA       94114     SFD        7.625         6.750      $ 5,743.75
5973621             REDWOOD CITY           CA       94065     SFD        7.500         6.750      $ 3,356.23
5973800             BETHANY BEACH          DE       19930     SFD        7.875         6.750      $ 2,486.99
5974423             CHESTERFIELD           MO       63005     SFD        7.000         6.733      $ 2,002.57
5974839             MILPITAS               CA       95035     SFD        8.250         6.750      $ 3,493.39
5975345             OJAI                   CA       93023     SFD        7.250         6.750      $ 4,318.18
5975637             CARPINTERIA            CA       93013     SFD        7.250         6.750      $ 2,483.13
5975769             JUPITER                FL       33458     SFD        7.375         6.750      $ 2,845.59
5976132             AVON                   CO       81620     LCO        7.250         6.750      $ 3,069.80
5976250             MESA                   AZ       85213     SFD        7.375         6.750      $ 2,989.24
5976694             FOSTER CITY            CA       94404     SFD        7.500         6.750      $ 3,111.51
5976819             GRANITE BAY            CA       95746     SFD        7.250         6.750      $ 2,182.97
5977032             WEST BLOOMFIELD        MI       48324     LCO        7.625         6.750      $ 2,817.02
5977440             SAN JUAN CAPISTRANO    CA       92675     SFD        7.625         6.750      $ 4,086.10
5977544             WESTON                 MA       02493     SFD        7.500         6.750      $ 6,992.15
5978022             FAIRFIELD              CT       06432     SFD        7.250         6.750      $ 2,509.05
5978498             RALEIGH                NC       27606     SFD        7.250         6.750      $ 2,217.08
5978559             WAYNE                  PA       19087     SFD        8.250         6.750      $ 3,395.73
5978777             LABELLE                FL       33935     SFD        7.750         6.750      $ 1,155.22
5978955             SAINT PETERSBURG       FL       33704     SFD        7.375         6.750      $ 3,936.85
5980287             GREENWICH              CT       06831     SFD        7.250         6.750      $ 3,485.93
5980300             HUNTINGTON BEACH       CA       92648     SFD        8.250         6.750      $ 3,013.34
5982435             MANDEVILLE             LA       70471     SFD        7.750         6.750      $ 2,109.84
5982491             NEWBURY                MA       01951     SFD        7.250         6.750      $ 2,586.82
5983410             JOPLIN                 MO       64804     SFD        7.625         6.750      $ 2,264.94
5983459             REDWOOD CITY           CA       94065     LCO        7.375         6.750      $ 2,369.02
5984198             ASHBURN                VA       20147     SFD        7.375         6.750      $ 2,244.69
5984497             ELK GROVE              CA       95758     SFD        7.375         6.750      $ 2,652.20
5984704             DANVILLE               CA       94506     SFD        7.375         6.750      $ 2,762.70
5985029             SAN JOSE               CA       95121     SFD        7.750         6.750      $ 2,149.24
5985153             HOLMDEL                NJ       07733     SFD        7.000         6.733      $ 1,995.91
5985370             SUDBURY                MA       01776     SFD        7.125         6.750      $ 3,778.89
5985412             ALPHARETTA             GA       30005     SFD        7.375         6.750      $ 2,334.49
5985775             SAN DIEGO              CA       92128     SFD        7.125         6.750      $ 2,182.85
5985878             WASHINGTON TOWNSHIP    NJ       07853     SFD        7.750         6.750      $ 2,163.57
5985891             COTO DE CAZA AREA      CA       92679     SFD        7.250         6.750      $ 3,274.45
5986082             CAPE CORAL             FL       33904     SFD        7.500         6.750      $ 2,674.50
5986214             RANDOLPH               NJ       07869     SFD        7.500         6.750      $ 2,964.67
5987174             GREENWICH              NJ       08804     SFD        7.875         6.750      $ 2,323.85
5987323             FULLERTON              CA       92835     SFD        7.500         6.750      $ 2,559.13
5987395             HONOLULU               HI       96821     SFD        7.000         6.733      $ 3,243.35
5988267             AUGUSTA                MI       49012     SFD        7.375         6.750      $ 3,798.72
5988673             EDEN PRAIRIE           MN       55346     SFD        7.250         6.750      $ 2,384.21
5989133             JACKSONVILLE           FL       32217     SFD        7.375         6.750      $ 4,293.24
5989316             SAN RAMON              CA       94583     SFD        7.375         6.750      $ 2,555.50
5989361             CAMPBELL               CA       95008     SFD        7.750         6.750      $ 2,435.80
5989859             SILVER SPRING          MD       20904     SFD        7.625         6.750      $ 2,455.29
5990594             GATLINBURG             TN       37738     SFD        8.000         6.750      $ 2,436.84
5990612             SANIBEL                FL       33957     SFD        7.375         6.750      $ 2,659.10
5990905             COLTS NECK             NJ       07722     SFD        7.250         6.750      $ 4,848.23
5995844             WESTFIELD              NJ       07090     SFD        7.000         6.733      $ 2,820.89
5996543             MANSFIELD              MA       02048     SFD        7.250         6.750      $ 2,046.53
7592368             CARBONDALE             CO       81623     SFD        7.625         6.750      $ 2,477.28
7926060             MENIFEE                CA       92584     SFD        7.250         6.750      $ 2,749.17
7950704             ELLICOTT CITY          MD       20866     PUD        7.750         6.750      $ 2,868.04
7969161             ANAHEIM                CA       92807     SFD        7.625         6.750      $ 2,018.17
7973866             MISSION VIEJO          CA       92692     SFD        7.750         6.750      $ 2,228.15
7975471             SEA ISLE CITY          NJ       08243     LCO        7.875         6.750      $ 2,494.24
7979427             MARINA DEL REY         CA       90292     HCO        7.750         6.750      $ 2,802.61
7981519             RIVERSIDE              CT       06878     SFD        7.625         6.750      $ 2,427.74
7987251             AURORA                 CO       80016     SFD        7.750         6.750      $ 2,313.56
7998118             WASHINGTON             DC       20008     SFD        7.750         6.750      $ 2,636.40
8007001             OCEAN CITY             NJ       08226     LCO        7.500         6.750      $ 2,587.09
8009738             CASTLE ROCK            CO       80104     SFD        7.625         6.750      $ 2,232.90
8027321             BRISBANE               CA       94005     LCO        7.875         6.750      $ 2,585.28
8032705             HARRISBURG             PA       17112     SFD        7.875         6.750      $ 2,348.57
8034420             TAMPA                  FL       33609     SFD        7.625         6.750      $ 2,753.84
8035646             DISCOVERY BAY          CA       94514     SFD        7.625         6.750      $ 2,916.11
8044095             PRINCETON JUNCTIO      NJ       08550     SFD        7.625         6.750      $ 2,054.51
8044445             LAKEWOOD               CO       80228     SFD        7.875         6.750      $ 2,111.40
8049596             LITTLETON              CO       80123     SFD        7.625         6.750      $ 2,477.56
8053231             ASHTON                 MD       20861     SFD        7.875         6.750      $ 2,900.28
8053838             REDMOND                WA       98053     SFD        7.875         6.750      $ 2,148.02
8053929             SEATTLE                WA       98121     LCO        7.750         6.750      $ 2,235.13
8056910             ATLANTA                GA       30339     PUD        7.750         6.750      $ 2,507.44
8057447             ST PETE BEACH          FL       33706     SFD        7.875         6.750      $ 2,900.28
8059331             SAN DIEGO              CA       92130     SFD        7.750         6.750      $ 2,758.19
8059555             DALWORTHINGTON         TX       76016     SFD        7.375         6.750      $ 2,417.36
8067335             BAINBRIDGE ISLAND      WA       98110     SFD        7.625         6.750      $ 2,634.24
8070734             THOUSAND OAKS          CA       91362     LCO        7.875         6.750      $ 2,555.73
8070848             CAMARILLO              CA       93012     SFD        7.750         6.750      $ 2,373.30
8070852             THOUSAND OAKS          CA       91362     LCO        7.875         6.750      $ 2,534.12
8072052             FAIR OAKS RANCH        CA       91351     SFD        7.625         6.750      $ 2,269.54
8080164             BOULDER               CO       80303     SFD        7.625         6.750      $ 2,760.40
8081026             WINDHAM               NH       03087     SFD        7.750         6.750      $ 2,452.18
8086470             BEND                  OR       97701     SFD        7.875         6.750      $ 2,286.24
8094313             ATLANTA               GA       30328     SFD        7.625         6.750      $ 1,998.81
8095037             FLOYDS KNOBS          IN       47119     SFD        7.625         6.750      $ 2,327.09
8096520             CHESAPEAKE            VA       23323     SFD        7.750         6.750      $ 2,210.19
8098207             MISSION VIEJO         CA       92692     SFD        7.875         6.750      $ 2,066.33
8098244             DILLON                CO       80435     SFD        7.875         6.750      $ 2,283.97
8105243             WINNEWOOD             PA       19096     SFD        7.625         6.750      $ 2,150.05
8110145             WASHINGTON            DC       20009     SFD        7.875         6.750      $ 2,421.73
8117297             SCOTTSDALE            AZ       85259     SFD        8.000         6.750      $ 4,684.06
8171144             RANDALLSTOWN          MD       21133     SFD        7.625         6.750      $ 2,358.12
8186760             MILLER PLACE          NY       11764     SFD        7.625         6.750      $ 2,123.37
8193501             SOMERS                NY       10589     SFD        7.500         6.750      $ 3,524.06
8195683             HOUSTON               TX       77082     SFD        7.250         6.750      $ 2,569.01
8218457             HIGHLANDS RANCH       CO       80126     SFD        7.500         6.750      $ 2,510.18
8225206             NORTH WALES           PA       18454     SFD        7.875         6.750      $ 2,747.29
8242383             FREDERICKSBURG        TX       78624     SFD        7.250         6.750      $ 2,316.67
8249960             SUGARLAND             TX       77479     SFD        7.500         6.750      $ 4,999.38
8265640             WESTMINSTER           CO       80020     SFD        7.125         6.750      $ 6,737.19
8279004             COLTS NECK            NJ       07722     SFD        7.750         6.750      $ 2,149.91
8303558             SAMMAMISH             WA       98075     SFD        7.375         6.750      $ 3,609.40
8305128             CARLSBAD              CA       92009     SFD        7.250         6.750      $ 3,230.00
8319163             BURTONSVILLE          MD       20866     SFD        7.500         6.750      $ 2,466.48
8333898             BLAINE                MN       55449     SFD        7.250         6.750      $ 2,391.63
8353813             NORTH BEACH           NJ       08008     SFD        7.500         6.750      $ 3,635.92
8354388             FOLSOM                CA       95630     SFD        7.250         6.750      $ 2,037.66
8358649             MT OLIVE              NJ       07828     SFD        7.750         6.750      $ 2,643.56
8361525             HENDERSON             NV       89052     SFD        7.125         6.750      $ 2,405.18
8367087             IRVINE                CA       92618     SFD        7.000         6.733      $ 2,198.49
8388759             IRVINE                CA       92602     SFD        7.125         6.750      $ 2,960.99
8404933             RIPON                 CA       95366     SFD        8.375         6.750      $ 2,421.59
8414022             ENCINITAS             CA       92024     SFD        7.250         6.750      $ 3,283.43
8450377             CAPE MAY              NJ       08204     LCO        7.500         6.750      $ 2,433.27
8473758             BETHESDA              MD       20816     SFD        7.750         6.750      $ 2,579.08
8474781             BAINBRIDGE ISLAND     WA       98110     SFD        7.125         6.750      $ 4,439.80
8478795             ADAMS                 NE       68301     SFD        7.875         6.750      $ 2,501.49
8489849             TULSA                 OK       74136     SFD        7.250         6.750      $ 2,204.79
8492437             HOUSTON               TX       77005     SFD        7.500         6.750      $ 2,299.02
8493938             GRANITE BAY           CA       95746     SFD        7.625         6.750      $ 3,213.38
8496003             CALABASAS            CA       91301     SFD        7.500         6.750      $ 2,237.49
8502497             FAIR OAKS            CA       95628     SFD        7.625         6.750      $ 2,300.33
8505776             BETHESDA             MD       20814     SFD        7.375         6.750      $ 2,302.71
8507435             LONGMONT             CO       80501     SFD        7.250         6.750      $ 2,363.74
8508147             FORT COLLINS         CO       80528     SFD        7.250         6.750      $ 2,469.48
8511698             DAVIS                CA       95616     SFD        7.375         6.750      $ 2,762.70
8513253             CHEVY CHASE          MD       20815     SFD        7.375         6.750      $ 2,555.50
8515213             PASADENA             CA       91105     SFD        7.250         6.750      $ 2,442.19
8515903             DENVER               CO       80123     SFD        7.125         6.750      $ 2,836.35
8521514             GLENWOOD SPRINGS     CO       81601     SFD        7.375         6.750      $ 2,317.91
8523480             VASHON               WA       98070     SFD        7.500         6.750      $ 2,517.17
8524892             LOS ANGELES          CA       91325     SFD        7.500         6.750      $ 2,097.64
8526743             ORO VALLEY           AZ       85737     SFD        7.375         6.750      $ 2,790.33
8527540             BELLEVUE             WA       98005     SFD        7.625         6.750      $ 2,176.47
8528292             DALLAS               TX       75219     LCO        7.125         6.750      $ 2,459.07
8528323             OAKTON               VA       22124     SFD        7.375         6.750      $ 3,287.61
8530169             SCOTTSDALE           AZ       85259     SFD        7.875         6.750      $ 2,428.98
8531656             OJAI                 CA       93023     SFD        7.375         6.750      $ 2,417.36
8531966             PRINCETON            NJ       08540     SFD        7.500         6.750      $ 2,852.80
8532363             POTOMAC              MD       20854     SFD        7.250         6.750      $ 3,465.46
8532381             HUDSON               WI       54016     SFD        7.250         6.750      $ 2,189.79
8532607             PORTLAND             OR       97220     SFD        7.500         6.750      $ 3,188.42
8532831             TUCSON               AZ       85750     SFD        7.375         6.750      $ 3,177.11
8534347             NEWTOWN SQUARE       PA       19073     SFD        7.750         6.750      $ 6,949.20
8534788             HILLSDALE            NJ       07642     SFD        7.500         6.750      $ 2,796.86
8535958             LAYTON               UT       84040     SFD        7.000         6.733      $ 4,324.47
8537845             RENO                 NV       89511     SFD        7.375         6.750      $ 2,348.30
8538774             WASHINGTON           DC       20011     SFD        7.375         6.750      $ 3,688.21
8541321             TAMPA                FL       33626     SFD        7.375         6.750      $ 2,362.11
8542962             HAMILTON             VA       20158     SFD        7.500         6.750      $ 2,526.72
8544155             FOREST HILLS         NY       11375     SFD        7.375         6.750      $ 2,748.89
8545958             SEATTLE              WA       98102     SFD        6.875         6.608      $ 2,141.59
8547297             RENTON               WA       98056     SFD        7.500         6.750      $ 2,062.68
8549355             ASPEN                CO       81611     SFD        7.500         6.750      $ 2,478.72
8550581             DUNN LORING          VA       22027     SFD        7.125         6.750      $ 2,813.88
8551282             SAN JOSE             CA       95127     SFD        7.750         6.750      $ 2,605.95
8551463             CARLSBAD             CA       92009     SFD        7.250         6.750      $ 2,760.09
8551526             PLEASANT HILL        CA       94523     SFD        7.625         6.750      $ 2,406.50
8551690             SAN JOSE             CA       95122     SFD        7.375         6.750      $ 2,106.56
8552074             CHARLOTTESVILLE      VA       22901     SFD        7.500         6.750      $ 4,544.89
8553404             LIVERMORE            CO       80536     SFD        7.375         6.750      $ 2,327.58
8553697             LITTLETON            CO       80126     SFD        7.500         6.750      $ 2,332.58
8556416             PIEDMONT             CA       94611     SFD        7.500         6.750      $ 6,992.15
8556796             CENTERVILLE          VA       20120     SFD        7.750         6.750      $ 3,079.48
8556928             TUCSON               AZ       85742     SFD        7.750         6.750      $ 2,292.52
8557103             CUPERTINO            CA       95014     SFD        7.125         6.750      $ 4,379.16
8558077             DENVER               CO       80218     HCO        7.375         6.750      $ 2,624.57
8558429             MINNEAPOLIS          MN       55405     SFD        7.625         6.750      $ 7,077.94
8558724             PACIFICA             CA       94044     SFD        7.375         6.750      $ 2,097.93
8559162             STEVENSON RANCH      CA       91381     SFD        7.125         6.750      $ 2,155.90
8559180             NEWPORT BEACH        CA       92660     SFD        7.500         6.750      $ 3,487.33
8559220             CHASKA               MN       55318     SFD        7.375         6.750      $ 3,038.97
8559637             CHICAGO              IL       60614     SFD        7.125         6.750      $ 3,368.59
8560274             CHULA VISTA          CA       91914     SFD        7.000         6.733      $ 1,995.91
8562383             SAN DIEGO            CA       92130     SFD        7.125         6.750      $ 3,503.34
8563812             OJAI                 CA       93023     SFD        7.000         6.733      $ 2,468.27
8567064             MINNETONKA           MN       55345     SFD        7.250         6.750      $ 2,831.03
8569359             HIGHLANDS RANCH      CO       80126     SFD        7.375         6.750      $ 2,728.17
8569912             STOCKTON             CA       95219     SFD        7.500         6.750      $ 2,307.41
8570706             COTATI               CA       94931     SFD        7.625         6.750      $ 2,548.06
8573807             DANVILLE             CA       94506     SFD        7.375         6.750      $ 3,522.44
8574025             REDWOOD CITY         CA       94062     SFD        7.250         6.750      $ 3,905.46
8574271             RANCHO CUCAMONGA     CA       91739     SFD        7.250         6.750      $ 2,350.10
8574274             LITTLETON            CO       80124     SFD        7.500         6.750      $ 2,221.40
8574896             BELLEVUE             WA       98008     SFD        7.125         6.750      $ 2,603.25
8574966             LINCOLN              CA       95648     SFD        7.375         6.750      $ 2,900.84
8575619             DEL MAR              CA       92014     SFD        7.625         6.750      $ 4,473.26
8575928             PALATINE             IL       60067     SFD        7.375         6.750      $ 2,458.80
8576499             SYLVAN LAKE          MI       48320     SFD        7.375         6.750      $ 2,783.42
8576652             CEDAR RAPIDS         IA       52403     SFD        7.375         6.750      $ 4,489.39
8579156             HARRISON TWP         MI       48045     SFD        7.375         6.750      $ 3,232.36
8579516             NORWELL              MA       02061     SFD        7.750         6.750      $ 2,435.80
8580036             RESTON               VA       20191     SFD        7.375         6.750      $ 2,431.18
8580513             EL DORADO HILLS      CA       95762     SFD        7.500         6.750      $ 2,656.96
8580545             LOS ANGELES          CA       90064     SFD        7.500         6.750      $ 2,657.02
8583104             CHEVY CHASE          MD       20815     SFD        7.375         6.750      $ 2,926.74
8583570             SYKESVILLE           MD       21784     SFD        7.500         6.750      $ 2,594.09
8584012             EDGARTOWN            MA       02539     SFD        7.500         6.750      $ 3,882.04
8585848             BAINBRIDGE ISLAND    WA       98110     SFD        7.500         6.750      $ 4,894.50
8586056             DRAPER               UT       84020     SFD        7.250         6.750      $ 2,646.84
8586490             WINDSOR              CO       80550     SFD        7.375         6.750      $ 2,469.85
8587158             SEATTLE              WA       98122     SFD        7.125         6.750      $ 2,702.96
8588092             POTOMAC              MD       20854     SFD        7.375         6.750      $ 3,148.79
8588141             NEWPORT BEACH        CA       92662     SFD        7.375         6.750      $ 6,319.68
8588763             LANGHORNE            PA       18940     SFD        7.500         6.750      $ 2,503.19
8588839             SARASOTA             FL       34275     SFD        7.375         6.750      $ 3,999.01
8589088             OAK PARK             CA       91377     SFD        7.375         6.750      $ 2,313.76
8589239             CERES                CA       95307     SFD        7.250         6.750      $ 2,947.00
8589276             FRIDAY HARBOR        WA       98250     SFD        7.250         6.750      $ 4,816.16
8589649             SANTA ANA            CA       92705     SFD        7.250         6.750      $ 4,229.49
8589729             AVALON               NJ       08202     SFD        7.500         6.750      $ 5,873.40
8589845             WEIMAR               CA       95736     SFD        7.250         6.750      $ 2,336.11
8590565             BONSALL              CA       92003     SFD        7.000         6.733      $ 3,659.16
8590722             NAPA                 CA       94558     SFD        7.375         6.750      $ 2,425.65
8591672             IPSWICH              MA       01938     SFD        7.875         6.750      $ 3,232.18
8592173             ALPHARETTA           GA       30027     SFD        7.250         6.750      $ 2,941.54
8598886             MUNSON TOWNSHIP      OH       44024     SFD        7.500         6.750      $ 2,202.53
8598984             LOUISVILLE           CO       80027     SFD        7.375         6.750      $ 2,590.03
8600285             ALPHARETTA           GA       30022     SFD        7.000         6.733      $ 6,519.96
8600446             EVERGREEN            CO       80439     SFD        7.250         6.750      $ 4,093.06
8600469             MADISON              WI       53705     SFD        7.000         6.733      $ 2,940.64
8602680             COPPEROPOLIS         CA       95228     SFD        7.125         6.750      $ 3,503.34
8603020             LOS GATOS            CA       95032     SFD        7.250         6.750      $ 3,601.89
8603051             TRACY                CA       95376     SFD        7.250         6.750      $ 2,097.37
8604263             AGUA DULCE           CA       91350     SFD        7.375         6.750      $ 2,071.33
8607324             MALABAR              FL       32950     SFD        7.250         6.750      $ 2,455.83
8608146             SANTA CRUZ           CA       95060     SFD        7.375         6.750      $ 2,458.80
8608592             MCLEAN               VA       22101     SFD        7.375         6.750      $ 2,666.01
8609081             HAYWARD              CA       94542     SFD        7.250         6.750      $ 2,503.59
8610611             SHERMAN OAKS         CA       91423     SFD        7.500         6.750      $ 4,454.00
8612297             ASPEN                CO       81611     LCO        7.375         6.750      $ 2,272.32
8613185             OCEANSIDE            CA       92054     SFD        7.375         6.750      $ 2,590.03
8614763             NORTH ANDOVER        MA       01845     SFD        7.375         6.750      $ 2,406.35
8615002             ATLANTA              GA       30342     SFD        7.125         6.750      $ 4,790.14
8616029             RIVERSIDE            CA       92507     SFD        7.125         6.750      $ 2,748.77
8617612             NORWELL              MA       02061     SFD        7.250         6.750      $ 2,244.36
8618303             BETHESDA             MD       20878     PUD        7.125         6.750      $ 2,182.85
8621579             FAIR OAKS RANCH      CA       91351     SFD        7.750         6.750      $ 2,278.19
8622911             MINNEAPOLIS          MN       55419     SFD        7.000         6.733      $ 2,128.97
8623356             OMAHA                NE       68164     SFD        7.500         6.750      $ 2,592.69
8624226             ALLEN                TX       75002     SFD        7.125         6.750      $ 4,008.63
8625229             BRIDGETWATER         NJ       08807     SFD        7.500         6.750      $ 4,242.11
8627025             SANTA FE             NM       87505     SFD        7.750         6.750      $ 2,614.90
8627307             FOLSOM               CA       95630     SFD        7.125         6.750      $ 2,923.94
8627565             CHEVY CHASE          MD       20815     SFD        7.000         6.733      $ 5,488.75
8628366             OCEAN CITY           NJ       08226     LCO        7.375         6.750      $ 3,733.10
8629620             ST PETERSBURG BEA    FL       33736     SFD        7.250         6.750      $ 2,660.49
8631852             POTOMAC              MD       20854     SFD        7.250         6.750      $ 3,132.55
8633388             CARLSBAD             CA       92009     SFD        7.375         6.750      $ 3,536.26
8634563             ENGLEWOOD            CO       80111     SFD        7.125         6.750      $ 2,762.25
8636704             WASHINGTON           DC       20016     SFD        7.125         6.750      $ 2,312.20
8638765             GRAYSLAKE            IL       60030     SFD        7.625         6.750      $ 2,979.81
8641952             MARLBORO TOWNSHIP    NJ       07746     SFD        7.375         6.750      $ 2,729.55
8643367             ATLANTA              GA       30318     SFD        7.125         6.750      $ 2,115.48
8647980             PLEASANT HILL        CA       94523     SFD        7.375         6.750      $ 2,938.82
8652038             SAN FRANCISCO        CA       94107     LCO        7.375         6.750      $ 2,341.39
8653177             SAN CLEMENTE         CA       92672     SFD        7.375         6.750      $ 2,154.91
8656580             WAKE FOREST          NC       27587     SFD        7.000         6.733      $ 2,661.21
8657948             ATLANTA              GA       30324     SFD        7.125         6.750      $ 2,475.92
8665458             SAN DIEGO            CA       92008     SFD        7.625         6.750      $ 3,957.98
8671288             LOS ANGELES          CA       90272     SFD        7.125         6.750      $ 4,306.41
8671411             STONE HARBOR         NJ       08247     SFD        7.250         6.750      $ 2,298.93
9001881             BAKERSFIELD          CA       93312     SFD        8.250         6.750      $ 2,730.86
9002659             FAIRFIELD            CA       94533     SFD        7.625         6.750      $ 2,282.64
9003448             MORGAN HILL          CA       95037     SFD        8.000         6.750      $ 2,751.62
9005052             LITTLETON            CO       80126     SFD        7.625         6.750      $ 2,151.70
9006427             WALNUT CREEK         CA       94596     SFD        8.000         6.750      $ 2,366.39
9007537             SALINAS              CA       93901     SFD        7.625         6.750      $ 2,052.61
9010155             SCOTTSDALE           AZ       85257     SFD        8.125         6.750      $ 2,581.67
9010515             FALLSTON             MD       21047     SFD        7.500         6.750      $ 2,360.39
9010659             CASTRO VALLEY        CA       94546     SFD        7.375         6.750      $ 2,154.91
9011612             CLAYTON              CA       94517     SFD        7.875         6.750      $ 3,555.74
9011954             BEND                 OR       97702     SFD        8.750         6.750      $ 2,212.60
9012841             SANTA CLARITA        CA       91355     LCO        8.125         6.750      $ 2,209.68
9013159             REDWOOD CITY         CA       94061     SFD        7.750         6.750      $ 2,278.19
9013422             BURLINGAME           CA       94010     SFD        7.875         6.750      $ 4,190.90
9013577             MORGAN HILL          CA       95037     SFD        8.500         6.750      $ 2,968.01
9013821             CAMPBELL             CA       95008     SFD        7.250         6.750      $ 2,899.25
9014448             CUPERTINO            CA       95014     SFD        8.375         6.750      $ 4,940.47
9014486             SAN JOSE             CA       95131     SFD        8.375         6.750      $ 2,166.21
9014884             SAN ANSELMO          CA       94960     SFD        7.875         6.750      $ 4,241.66
9015194             FREMONT              CA       94539     SFD        8.375         6.750      $ 3,420.33
9017050             SAN JOSE             CA       95129     SFD        8.375         6.750      $ 2,797.07
9018727             BAKERSFIELD          CA       93311     SFD        7.625         6.750      $ 2,746.24
9026102             FOSTER CITY          CA       94404     LCO        7.500         6.750      $ 2,789.87
9026155             SIMI VALLEY          CA       93065     SFD        7.375         6.750      $ 2,320.67
9055344             SNOHOMISH            WA       98296     SFD        7.500         6.750      $ 2,180.99
9058315             SAN FRANCISCO        CA       94121     LCO        7.125         6.750      $ 1,980.74
9058443             LAFAYETTE            CO       80026     SFD        7.250         6.750      $ 2,290.75
9058496             FAIRPLAY             CO       80440     SFD        7.375         6.750      $ 2,624.57
9058525             LAFAYETTE            CA       94549     SFD        7.750         6.750      $ 6,179.42
9058637             PALO ALTO            CA       94306     SFD        8.375         6.750      $ 4,735.25
9058885             NOVATO               CA       94945     SFD        7.625         6.750      $ 2,817.02
9062844             CLAYTON              CA       94517     SFD        7.375         6.750      $ 2,866.31
9063681             SAN JOSE             CA       95124     SFD        7.500         6.750      $ 2,272.45
9063695             SAN JOSE             CA       95129     SFD        8.375         6.750      $ 2,599.45
9063929             SAN JOSE             CA       95131     SFD        8.375         6.750      $ 2,401.83
9063946             SAN JOSE             CA       95129     SFD        8.250         6.750      $ 2,704.56
9064212             PLEASANTON           CA       94566     SFD        7.875         6.750      $ 4,703.89
9064262             SANTA ROSA           CA       95404     SFD        8.250         6.750      $ 2,591.87
9064853             NEWARK               CA       94560     SFD        8.500         6.750      $ 2,368.26
9065373             HOUSTON              TX       77069     SFD        7.750         6.750      $ 3,023.26
9066438             PENNGROVE            CA       94951     SFD        7.125         6.750      $ 3,159.74
9066501             SAN PEDRO            CA       90732     SFD        7.625         6.750      $ 5,839.30
9066574             AURORA               CO       80016     SFD        7.625         6.750      $ 2,194.16
9068028             YORBA LINDA          CA       92886     SFD        7.375         6.750      $ 2,849.04
9068170             ROSEVILLE            CA       95747     SFD        8.000         6.750      $ 2,658.43
9068344             EDWARDS              CO       81632     LCO        7.750         6.750      $ 2,292.52
9068847             HAYWARD              CA       94545     SFD        8.125         6.750      $ 2,530.43
9068995             SACRAMENTO           CA       95821     SFD        7.375         6.750      $ 2,603.85
9069278             MISSION VIEJO        CA       92692     SFD        7.625         6.750      $ 3,036.44
9069455             MILLBRAE             CA       94030     SFD        7.500         6.750      $ 3,915.61
9069495             BERKELEY             CA       94708     LCO        7.875         6.750      $ 2,191.53
9070470             LIVERMORE            CA       94550     SFD        7.375         6.750      $ 3,405.03
9071664             SOUTH BARRINGTON     IL       60010     SFD        7.375         6.750      $ 3,246.18
9072365             FREMONT              CA       94539     SFD        8.500         6.750      $ 3,998.35
9079439             HEBER                UT       84032     SFD        7.250         6.750      $ 3,056.15
9210675             PLEASANT HILL        CA       94523     SFD        7.375         6.750      $ 2,693.64
9210742             CONCORD              CA       94521     SFD        7.250         6.750      $ 2,387.62
9211584             STEAMBOAT SPRINGS    CO       80477     SFD        7.625         6.750      $ 3,220.47
9214079             LOS ANGELES          CA       91403     SFD        7.375         6.750      $ 2,182.54
9218639             LAFAYETTE            CA       94549     SFD        8.625         6.750      $ 4,837.86
9232067             LOS ANGELES          CA       90272     LCO        7.625         6.750      $ 2,526.83
9232711             PLEASANTON           CA       94588     SFD        7.750         6.750      $ 2,143.87
9233615             SUNNYVALE            CA       94087     SFD        7.750         6.750      $ 3,219.56
9234062             ROCKLIN              CA       95765     SFD        7.875         6.750      $ 2,210.02
9234262             SANTA ROSA           CA       95409     SFD        7.625         6.750      $ 2,338.55
9234499             SARATOGA             CA       95070     SFD        7.750         6.750      $ 4,642.36
9235175             SAN FRANCISCO        CA       94110     SFD        7.625         6.750      $ 2,075.96
9235187             CORONADO             CA       92118     SFD        8.875         6.750      $ 4,773.87
9265369             SONOMA               CA       94576     SFD        7.000         6.733      $ 3,991.82
9265744             SALT LAKE CITY       UT       84117     SFD        7.750         6.750      $ 4,011.91
9266051             LIVERMORE            CA       94550     SFD        7.625         6.750      $ 2,250.79


WFMBS
WFMBS 2001-15 EXHIBIT F-1B Group II Loans
30 YEAR FIXED RATE NON-RELOCATION LOANS (Continued)


(i)             (vii)        (viii)            (ix)           (x)          (xi)        (xii)       (xiii)        (xv)        (xvi)
------------  --------     ----------     ------------       -----      --------     ----------   --------   -----------  --------
                                             CUT-OFF
MORTGAGE      ORIGINAL      SCHEDULED          DATE                                   MORTGAGE                  MASTER       FIXED
LOAN           TERM TO      MATURITY        PRINCIPAL                                INSURANCE     SERVICE     SERVICE      RETAIN
NUMBER        MATURITY        DATE           BALANCE          LTV        SUBSIDY        CODE         FEE         FEE         YIELD
------------  --------     ----------     ------------       -----      --------     ----------   --------   -----------  --------
5159341          360        1-Apr-30       $401,073.95       51.00                                  0.250       0.017        0.608
5710869          360        1-Apr-30       $411,816.40       80.00                                  0.250       0.017        0.858
5713883          360        1-May-30       $280,214.34       90.00                       06         0.250       0.017        0.483
5715256          360        1-May-30       $275,411.88       80.00                                  0.250       0.017        0.608
5716533          360        1-Apr-30       $276,969.48       80.00                                  0.250       0.017        0.483
5730117          360        1-Aug-30       $315,572.42       80.00                                  0.250       0.017        0.483
5755247          360        1-Jul-30       $343,029.42       80.00                                  0.250       0.017        0.608
5757639          360        1-Jul-30       $535,451.27       80.00                                  0.250       0.017        0.483
5789632          360        1-Sep-30       $646,353.95       72.22                                  0.250       0.017        1.483
5824209          360        1-Feb-31       $468,591.63       67.14                                  0.250       0.017        0.483
5830688          360        1-May-31       $134,909.41       53.57                                  0.250       0.017        0.983
5838569          360        1-Jun-31       $294,322.00       80.00                                  0.250       0.017        0.358
5861402          360        1-Jun-31       $580,000.00       80.00                                  0.250       0.017        0.608
5870437          360        1-Feb-31       $299,165.57       75.00                                  0.250       0.017        0.858
5874874          360        1-Feb-31       $912,122.40       67.78                                  0.250       0.017        0.858
5878349          360        1-May-31       $295,155.78       85.00                       01         0.250       0.017        0.483
5878903          360        1-May-31       $383,500.59       76.00                                  0.250       0.017        0.233
5882690          360        1-Jun-31       $395,535.00       80.00                                  0.250       0.017        0.358
5884774          360        1-May-31       $764,460.06       72.86                                  0.250       0.017        0.733
5889419          360        1-Feb-31       $349,098.04       57.85                                  0.250       0.017        1.233
5898069          360        1-Jun-31       $648,000.00       80.00                                  0.250       0.017        0.108
5903749          360        1-May-31       $418,189.41       90.00        FX30YR         11         0.250       0.017        0.483
5904504          360        1-Jun-31       $592,000.00       80.00                                  0.250       0.017        0.358
5905572          360        1-Mar-31       $803,196.49       70.00                                  0.250       0.017        0.483
5906883          360        1-Mar-31       $873,039.66       62.95                                  0.250       0.017        0.483
5908727          360        1-Apr-31       $649,168.17       79.75                                  0.250       0.017        1.233
5910706          360        1-Mar-31       $785,735.71       70.00                                  0.250       0.017        0.483
5911837          360        1-Mar-31       $378,062.69       79.93                                  0.250       0.017        0.858
5913121          360        1-Mar-31       $371,686.04       74.50                                  0.250       0.017        0.608
5913773          360        1-May-31       $370,885.58       95.00                       33         0.250       0.017        0.858
5914019          360        1-May-31       $370,231.84       77.19                                  0.250       0.017        0.608
5918413          360        1-May-31       $504,586.05       48.10                                  0.250       0.017        0.000
5919129          360        1-May-31       $337,742.81       79.53                                  0.250       0.017        0.358
5919667          360        1-Aug-30       $325,999.65       80.00                                  0.250       0.017        1.608
5920263          360        1-Jan-31      $1,096,067.73      68.75                                  0.250       0.017        0.733
5922600          360        1-Oct-30       $293,991.66       80.00                                  0.250       0.017        1.358
5923851          360        1-Jan-31       $481,756.47       80.00                                  0.250       0.017        0.983
5924723          360        1-May-31       $794,438.89       72.27                                  0.250       0.017        0.733
5925576          360        1-Mar-31       $897,932.86       40.00                                  0.250       0.017        0.358
5926112          360        1-Jun-31       $347,000.00       61.63                                  0.250       0.017        0.358
5926240          360        1-May-31       $369,461.56       85.00                       12         0.250       0.017        0.233
5926609          360        1-May-31       $262,340.97       75.00                                  0.250       0.017        1.483
5926718          360        1-Apr-31       $559,245.98       56.00                                  0.250       0.017        0.983
5927702          360        1-Apr-31       $739,076.87       64.35                                  0.250       0.017        1.358
5927919          360        1-Apr-31       $649,079.51       50.00                                  0.250       0.017        0.733
5929577          360        1-Apr-31       $753,930.83       50.33                                  0.250       0.017        0.733
5929658          360        1-May-31       $399,703.14       61.54                                  0.250       0.017        0.483
5929660          360        1-Jun-31       $371,600.00       80.00                                  0.250       0.017        0.108
5929903          360        1-Jun-31       $556,000.00       80.00                                  0.250       0.017        0.108
5930009          360        1-Apr-31       $359,414.07       90.00                       01         0.250       0.017        0.483
5930597          360        1-Apr-31       $649,209.66       50.98                                  0.250       0.017        1.483
5930888          360        1-Apr-31       $399,374.03       72.20                                  0.250       0.017        0.233
5931216          360        1-May-31       $332,752.86       38.06                                  0.250       0.017        0.483
5932287          360        1-May-31       $359,752.25       88.45                       06         0.250       0.017        0.858
5932574          360        1-May-31       $349,765.15       41.92                                  0.250       0.017        0.983
5933578          360        1-Jun-31       $417,580.00       79.69                                  0.250       0.017        0.233
5933951          360        1-May-31       $474,704.76       67.38                                  0.250       0.017        1.358
5933975          360        1-May-31       $980,405.70       38.47                                  0.250       0.017        1.483
5934296          360        1-Jun-31       $752,500.00       62.55                                  0.250       0.017        0.233
5935272          360        1-Jun-31       $350,000.00       70.00                                  0.250       0.017        1.233
5935495          360        1-May-31       $307,260.11       55.71                                  0.250       0.017        0.233
5935525          360        1-May-31       $323,753.46       80.00                                  0.250       0.017        0.358
5935613          360        1-May-31       $299,782.86       86.96                       12         0.250       0.017        0.608
5939135          360        1-May-31       $302,791.47       79.95                                  0.250       0.017        0.858
5939683          240        1-May-21       $319,394.48       76.19                                  0.250       0.017        0.108
5939874          360        1-May-31       $996,331.03       66.47                                  0.250       0.017        0.983
5940072          360        1-Jun-31       $240,000.00       68.57                                  0.250       0.017        0.983
5940077          360        1-May-31       $599,587.08       48.00                                  0.250       0.017        0.858
5940233          360        1-Jun-31       $533,500.00       63.51                                  0.250       0.017        0.358
5940397          360        1-May-31       $359,745.92       80.00                                  0.250       0.017        0.733
5941358          360        1-May-31       $518,595.14       79.12                                  0.250       0.017        0.233
5941493          360        1-May-31       $499,638.11       64.52                                  0.250       0.017        0.608
5941708          360        1-Apr-31       $339,480.97       68.00                                  0.250       0.017        0.358
5941910          360        1-May-31       $649,585.51       66.33                                  0.250       0.017        1.233
5942409          360        1-Apr-31       $319,521.09       60.95                                  0.250       0.017        0.483
5942418          360        1-May-31       $391,701.72       80.00                                  0.250       0.017        0.358
5943063          360        1-Apr-31       $357,566.80       79.99                                  0.250       0.017        0.483
5944153          300        1-May-26       $344,698.66       41.58                                  0.250       0.017        0.358
5944567          360        1-May-31       $289,784.77       51.79                                  0.250       0.017        0.483
5945497          360        1-May-31       $649,492.93       51.59                                  0.250       0.017        0.233
5945503          360        1-May-31       $715,144.90       29.82                                  0.250       0.017        0.733
5945599          360        1-May-31       $354,143.50       79.82                                  0.250       0.017        0.608
5946226          360        1-May-31       $359,569.02       79.82                                  0.250       0.017        0.000
5946228          360        1-May-31       $349,359.41       95.00                       12         0.250       0.017        0.858
5946623          360        1-May-31       $560,562.37       66.00                                  0.250       0.017        0.233
5946853          360        1-May-31       $599,565.73       40.00                                  0.250       0.017        0.608
5947483          360        1-May-31       $329,449.12       79.83                                  0.250       0.017        0.358
5947748          360        1-Jun-31       $612,000.00       62.13                                  0.250       0.017        0.233
5947845          360        1-Apr-31       $615,082.82       80.00                                  0.250       0.017        0.483
5948080          360        1-Jun-31       $368,000.00       47.48                                  0.250       0.017        0.108
5948982          360        1-May-31       $386,719.89       73.02                                  0.250       0.017        0.608
5949934          360        1-Mar-31       $299,504.69       94.94                       06         0.250       0.017        1.983
5950801          360        1-Jun-31       $329,000.00       68.54                                  0.250       0.017        0.000
5951085          360        1-May-31       $429,688.77       43.00                                  0.250       0.017        0.608
5951277          360        1-May-31       $324,746.46       32.50                                  0.250       0.017        0.233
5951568          360        1-May-31       $317,264.37       75.60                                  0.250       0.017        0.483
5951649          360        1-Jun-31       $344,000.00       80.00                                  0.250       0.017        0.483
5951947          360        1-Jun-31       $444,000.00       80.00                                  0.250       0.017        0.733
5951978          360        1-May-31       $383,085.73       63.90                                  0.250       0.017        0.000
5952266          360        1-May-31       $59,459.05        70.00                                  0.250       0.017        0.858
5952537          360        1-May-31       $342,745.44       77.95                                  0.250       0.017        0.483
5952898          360        1-Jun-31       $649,900.00       76.47                                  0.250       0.017        0.358
5953037          360        1-Jun-31       $318,000.00       80.00                                  0.250       0.017        0.483
5953335          360        1-Jun-31       $572,000.00       80.00                                  0.250       0.017        0.108
5953457          360        1-Jun-31       $345,000.00       51.49                                  0.250       0.017        0.000
5953751          360        1-Jun-31       $600,000.00       71.92                                  0.250       0.017        0.608
5954325          360        1-May-31       $463,638.03       80.00                                  0.250       0.017        0.233
5954394          360        1-May-31       $469,624.15       43.93                                  0.250       0.017        0.108
5954901          360        1-May-31       $479,716.60       36.92                                  0.250       0.017        1.608
5955329          360        1-Jun-31       $332,700.00       79.98                                  0.250       0.017        0.483
5955641          345        1-Jan-30       $299,479.79       63.23                                  0.250       0.017        0.233
5955789          360        1-May-31       $431,654.53       80.00                                  0.250       0.017        0.108
5955900          360        1-May-31       $292,671.50       76.88                                  0.250       0.017        0.233
5955964          360        1-May-31       $298,442.80       77.66                                  0.250       0.017        0.358
5956091          360        1-May-31       $311,801.04       52.00                                  0.250       0.017        1.233
5956262          360        1-May-31       $699,880.20       58.37                                  0.250       0.017        0.483
5956610          360        1-May-31       $754,439.68       39.74                                  0.250       0.017        0.483
5956781          360        1-May-31       $398,111.64       65.96                                  0.250       0.017        0.608
5956876          360        1-Apr-31       $429,359.77       73.50                                  0.250       0.017        0.483
5956922          360        1-May-31       $399,687.96       20.00                                  0.250       0.017        0.233
5957389          360        1-May-31       $597,567.18       54.36                                  0.250       0.017        0.608
5957462          360        1-May-31       $425,459.50       34.06                                  0.250       0.017        0.108
5957496          360        1-May-31       $384,706.25       62.70                                  0.250       0.017        0.483
5957607          360        1-Jun-31       $492,000.00       75.69                                  0.250       0.017        0.233
5957661          360        1-May-31       $599,531.94       51.06                                  0.250       0.017        0.233
5957772          360        1-May-31       $334,575.52       79.99                                  0.250       0.017        0.000
5957883          360        1-May-31       $397,604.70       68.60                                  0.250       0.017        0.483
5957956          360        1-Jun-31       $461,200.00       72.63                                  0.250       0.017        0.233
5957987          360        1-Jun-31       $333,000.00       69.96                                  0.250       0.017        0.233
5958417          360        1-Jun-31       $326,000.00       74.09                                  0.250       0.017        0.000
5958618          360        1-May-31       $353,743.79       65.56                                  0.250       0.017        0.608
5958660          360        1-May-31       $498,620.30       69.31                                  0.250       0.017        0.358
5958712          360        1-Apr-31       $404,896.25       80.00                                  0.250       0.017        0.483
5958719          360        1-Jun-31       $550,000.00       44.00                                  0.250       0.017        0.108
5958809          360        1-Apr-31       $424,367.21       74.30                                  0.250       0.017        0.483
5958904          360        1-Apr-31       $408,890.30       90.00                       33         0.250       0.017        0.483
5959153          360        1-May-31       $354,230.25       62.19                                  0.250       0.017        0.358
5959215          360        1-May-31       $532,604.43       60.91                                  0.250       0.017        0.483
5959525          360        1-Apr-31       $310,749.80       79.99                                  0.250       0.017        0.108
5959695          360        1-May-31       $358,912.75       80.00                                  0.250       0.017        0.108
5960079          360        1-May-31       $470,950.00       68.41                                  0.250       0.017        0.483
5960082          360        1-May-31       $386,512.94       80.00                                  0.250       0.017        0.483
5961055          360        1-Jun-31       $400,000.00       72.73                                  0.250       0.017        0.483
5961639          360        1-May-31       $199,851.57       51.95                                  0.250       0.017        0.483
5962124          360        1-Jun-31       $339,000.00       57.95                                  0.250       0.017        0.483
5962349          360        1-Jun-31       $320,000.00       69.57                                  0.250       0.017        0.108
5963298          360        1-May-31       $366,740.97       78.92                                  0.250       0.017        0.733
5963342          360        1-Jun-31       $364,000.00       80.00                                  0.250       0.017        0.608
5963362          360        1-Apr-31       $349,438.59       70.17                                  0.250       0.017        0.108
5963794          360        1-May-31       $371,695.07       80.00                                  0.250       0.017        0.000
5963994          360        1-Jun-31       $350,000.00       38.89                                  0.250       0.017        0.233
5966231          360        1-May-31       $439,673.45       53.33                                  0.250       0.017        0.483
5966561          360        1-Mar-31       $299,726.98       74.99                                  0.250       0.017        0.483
5967050          360        1-May-31       $421,279.19       80.00                                  0.250       0.017        0.358
5967339          360        1-May-31       $989,246.68       69.96                                  0.250       0.017        0.358
5967715          360        1-May-31       $378,782.46       95.00                       24         0.250       0.017        0.733
5967879          360        1-Jun-31       $411,000.00       43.26                                  0.250       0.017        0.000
5968158          360        1-May-31       $306,559.56       79.07                                  0.250       0.017        0.358
5968569          360        1-Jun-31       $318,750.00       75.00                                  0.250       0.017        0.233
5969124          360        1-Jun-31       $481,000.00       73.16                                  0.250       0.017        0.233
5969186          360        1-May-31       $636,464.84       53.08                                  0.250       0.017        0.000
5969188          360        1-May-31       $698,302.08       42.42                                  0.250       0.017        0.358
5969249          360        1-May-31       $374,728.58       78.95                                  0.250       0.017        0.608
5969654          360        1-May-31       $353,723.85       80.00                                  0.250       0.017        0.233
5969744          360        1-Jun-31       $397,000.00       79.40                                  0.250       0.017        0.483
5969791          360        1-May-31       $499,600.16       78.74                                  0.250       0.017        0.108
5970125          360        1-May-31       $295,767.15       78.92                                  0.250       0.017        0.358
5970363          360        1-May-31       $499,619.54       80.00                                  0.250       0.017        0.358
5970631          360        1-May-31       $769,414.09       64.17                                  0.250       0.017        0.358
5970903          360        1-May-31       $163,881.30       63.81                                  0.250       0.017        0.608
5971154          360        1-Apr-31       $470,462.62       80.00                                  0.250       0.017        0.233
5971315          360        1-May-31       $428,148.75       63.96                                  0.250       0.017        0.000
5971415          360        1-May-31       $352,538.17       90.00                       01         0.250       0.017        0.483
5971590          360        1-Apr-31       $326,999.89       90.00                       01         0.250       0.017        0.358
5971962          360        1-May-31       $495,622.58       79.65                                  0.250       0.017        0.358
5972076          360        1-May-31       $316,276.61       75.00                                  0.250       0.017        0.733
5972821          360        1-May-31       $499,647.11       68.03                                  0.250       0.017        0.733
5973098          360        1-May-31       $483,603.26       44.00                                  0.250       0.017        0.000
5973216          360        1-May-31       $331,266.03       78.93                                  0.250       0.017        0.733
5973270          360        1-Jun-31       $811,500.00       57.96                                  0.250       0.017        0.608
5973621          360        1-Jun-31       $480,000.00       52.75                                  0.250       0.017        0.483
5973800          360        1-May-31       $342,763.95       79.95                                  0.250       0.017        0.858
5974423          360        1-Jun-31       $301,000.00       70.66                                  0.250       0.017        0.000
5974839          360        1-May-31       $464,703.49       68.89                                  0.250       0.017        1.233
5975345          360        1-Jun-31       $633,000.00       57.55                                  0.250       0.017        0.233
5975637          360        1-May-31       $363,716.04       70.00                                  0.250       0.017        0.233
5975769          360        1-Jun-31       $412,000.00       80.00                                  0.250       0.017        0.358
5976132          360        1-Jun-31       $450,000.00       50.00                                  0.250       0.017        0.233
5976250          360        1-May-31       $432,470.68       68.50                                  0.250       0.017        0.358
5976694          360        1-May-31       $444,669.74       63.12                                  0.250       0.017        0.483
5976819          360        1-May-31       $319,750.36       78.82                                  0.250       0.017        0.233
5977032          360        1-May-31       $397,711.94       47.38                                  0.250       0.017        0.608
5977440          360        1-May-31       $576,882.16       65.60                                  0.250       0.017        0.608
5977544          360        1-Jun-31      $1,000,000.00      41.67                                  0.250       0.017        0.483
5978022          360        1-Jun-31       $367,800.00       68.11                                  0.250       0.017        0.233
5978498          360        1-Jun-31       $325,000.00       73.03                                  0.250       0.017        0.233
5978559          360        1-Jun-31       $452,000.00       80.00                                  0.250       0.017        1.233
5978777          360        1-Jun-31       $161,250.00       75.00                                  0.250       0.017        0.733
5978955          360        1-May-31       $569,566.27       60.00                                  0.250       0.017        0.358
5980287          360        1-Jun-31       $511,000.00       67.24                                  0.250       0.017        0.233
5980300          360        1-May-31       $400,844.22       70.00                                  0.250       0.017        1.233
5982435          360        1-Jun-31       $294,500.00       95.00                       24         0.250       0.017        0.733
5982491          360        1-Jun-31       $379,200.00       80.00                                  0.250       0.017        0.233
5983410          360        1-Jun-31       $320,000.00       65.41                                  0.250       0.017        0.608
5983459          360        1-May-31       $342,739.00       52.77                                  0.250       0.017        0.358
5984198          360        1-May-31       $324,752.71       64.41                                  0.250       0.017        0.358
5984497          360        1-Jun-31       $384,000.00       80.00                                  0.250       0.017        0.358
5984704          360        1-Apr-31       $399,073.46       30.77                                  0.250       0.017        0.358
5985029          360        1-Jun-31       $300,000.00       75.00                                  0.250       0.017        0.733
5985153          360        1-Jun-31       $300,000.00       41.96                                  0.250       0.017        0.000
5985370          360        1-Jun-31       $560,900.00       51.60                                  0.250       0.017        0.108
5985412          360        1-Jun-31       $338,000.00       79.53                                  0.250       0.017        0.358
5985775          360        1-Apr-31       $323,480.26       80.00                                  0.250       0.017        0.108
5985878          360        1-May-31       $301,786.85       77.44                                  0.250       0.017        0.733
5985891          360        1-Apr-31       $479,248.84       58.11                                  0.250       0.017        0.233
5986082          360        1-May-31       $382,216.13       75.00                                  0.250       0.017        0.483
5986214          360        1-Jun-31       $424,000.00       74.39                                  0.250       0.017        0.483
5987174          360        1-Mar-31       $319,833.94       79.98                                  0.250       0.017        0.858
5987323          360        1-Apr-31       $365,455.04       62.03                                  0.250       0.017        0.483
5987395          360        1-Apr-31       $486,698.47       75.00                                  0.250       0.017        0.000
5988267          360        1-May-31       $549,581.49       73.33                                  0.250       0.017        0.358
5988673          360        1-Jun-31       $349,500.00       63.55                                  0.250       0.017        0.233
5989133          360        1-Jun-31       $621,600.00       70.00                                  0.250       0.017        0.358
5989316          360        1-May-31       $369,718.46       46.25                                  0.250       0.017        0.358
5989361          360        1-May-31       $339,760.03       79.81                                  0.250       0.017        0.733
5989859          360        1-May-31       $346,642.93       80.00                                  0.250       0.017        0.608
5990594          360        1-Jun-31       $332,100.00       90.00                       33         0.250       0.017        0.983
5990612          360        1-May-31       $384,707.05       62.60                                  0.250       0.017        0.358
5990905          360        1-Jun-31       $710,700.00       61.80                                  0.250       0.017        0.233
5995844          360        1-Jun-31       $424,000.00       80.00                                  0.250       0.017        0.000
5996543          360        1-May-31       $299,765.97       85.71                       11         0.250       0.017        0.233
7592368          360        1-Mar-30       $345,892.47       68.63                                  0.250       0.017        0.608
7926060          360        1-May-31       $402,685.62       77.50                                  0.250       0.017        0.233
7950704          360        1-Apr-30       $396,208.28       89.80                       33         0.250       0.017        0.733
7969161          360        1-Mar-30       $281,135.63       74.03                                  0.250       0.017        0.608
7973866          360        1-Mar-30       $307,569.27       80.00                                  0.250       0.017        0.733
7975471          360        1-Mar-30       $340,281.04       80.00                                  0.250       0.017        0.858
7979427          360        1-Apr-30       $387,168.05       80.00                                  0.250       0.017        0.733
7981519          360        1-Mar-30       $339,106.91       73.76                                  0.250       0.017        0.608
7987251          360        1-Mar-30       $319,358.81       80.00                                  0.250       0.017        0.733
7998118          360        1-Mar-30       $363,922.82       80.00                                  0.250       0.017        0.733
8007001          360        1-Feb-30       $365,394.48       78.72                                  0.250       0.017        0.483
8009738          360        1-Apr-30       $312,141.53       80.00                                  0.250       0.017        0.608
8027321          360        1-Apr-30       $352,970.21       80.00                                  0.250       0.017        0.858
8032705          360        1-Feb-30       $320,159.26       90.00                       06         0.250       0.017        0.858
8034420          360        1-Mar-30       $384,656.05       80.00                                  0.250       0.017        0.608
8035646          360        1-Mar-30       $407,153.21       79.84                                  0.250       0.017        0.608
8044095          360        1-Mar-30       $286,973.50       68.24                                  0.250       0.017        0.608
8044445          360        1-Apr-30       $288,160.38       80.00                                  0.250       0.017        0.858
8049596          360        1-Apr-30       $346,343.25       80.00                                  0.250       0.017        0.608
8053231          360        1-Apr-30       $395,977.28       59.26                                  0.250       0.017        0.858
8053838          360        1-Apr-30       $293,270.69       76.95                                  0.250       0.017        0.858
8053929          360        1-Apr-30       $308,774.45       80.00                                  0.250       0.017        0.733
8056910          360        1-Apr-30       $346,392.68       70.42                                  0.250       0.017        0.733
8057447          360        1-Apr-30       $395,977.28       48.48                                  0.250       0.017        0.858
8059331          360        1-Mar-30       $380,734.50       67.84                                  0.250       0.017        0.733
8059555          360        1-May-31       $349,733.68       70.00                                  0.250       0.017        0.358
8067335          360        1-Mar-30       $367,950.79       80.00                                  0.250       0.017        0.608
8070734          360        1-Mar-30       $348,669.43       80.00                                  0.250       0.017        0.858
8070848          360        1-Mar-30       $327,605.75       80.00                                  0.250       0.017        0.733
8070852          360        1-Apr-30       $345,985.16       80.00                                  0.250       0.017        0.858
8072052          360        1-Mar-30       $317,009.66       79.99                                  0.250       0.017        0.608
8080164          360        1-Apr-30       $385,880.72       79.59                                  0.250       0.017        0.608
8081026          360        1-Apr-30       $338,758.12       90.00                       33         0.250       0.017        0.733
8086470          360        1-Apr-30       $301,944.58       51.61                                  0.250       0.017        0.858
8094313          360        1-Apr-30       $279,417.25       80.00                                  0.250       0.017        0.608
8095037          360        1-Apr-30       $325,308.03       90.00                       33         0.250       0.017        0.608
8096520          360        1-Apr-30       $305,328.03       90.00                       33         0.250       0.017        0.733
8098207          360        1-Apr-30       $282,114.71       78.08                                  0.250       0.017        0.858
8098244          360        1-Apr-30       $311,832.11       53.66                                  0.250       0.017        0.858
8105243          360        1-Apr-30       $300,559.27       72.45                                  0.250       0.017        0.608
8110145          360        1-Apr-30       $330,629.88       80.00                                  0.250       0.017        0.858
8117297          360        1-Apr-30       $632,095.99       75.00                                  0.250       0.017        0.983
8171144          360        1-May-31       $332,923.87       80.00                                  0.250       0.017        0.608
8186760          360        1-Aug-30       $297,699.65       75.00                                  0.250       0.017        0.608
8193501          360        1-May-31       $503,628.96       80.00                                  0.250       0.017        0.483
8195683          360        1-May-31       $376,297.23       79.45                                  0.250       0.017        0.233
8218457          360        1-May-31       $358,733.57       76.97                                  0.250       0.017        0.483
8225206          360        1-Apr-31       $378,370.21       89.99                       12         0.250       0.017        0.858
8242383          360        1-May-31       $337,943.60       76.31                                  0.250       0.017        0.233
8249960          360        1-May-31       $714,469.37       63.21                                  0.250       0.017        0.483
8265640          360        1-May-31       $999,200.31       62.50                                  0.250       0.017        0.108
8279004          360        1-Sep-30       $298,137.74       80.00                                  0.250       0.017        0.733
8303558          360        1-Apr-31       $521,792.26       80.00                                  0.250       0.017        0.358
8305128          360        1-May-31       $473,114.63       80.00                                  0.250       0.017        0.233
8319163          360        1-Apr-31       $352,108.71       79.99                                  0.250       0.017        0.483
8333898          360        1-Apr-31       $350,039.36       80.00                                  0.250       0.017        0.233
8353813          360        1-May-31       $519,614.08       80.00                                  0.250       0.017        0.483
8354388          360        1-May-31       $298,466.99       80.00                                  0.250       0.017        0.233
8358649          360        1-May-31       $368,739.56       88.35                       01         0.250       0.017        0.733
8361525          360        1-May-31       $356,714.51       78.64                                  0.250       0.017        0.108
8367087          360        1-May-31       $330,179.13       79.99                                  0.250       0.017        0.000
8388759          360        1-May-31       $439,148.54       79.99                                  0.250       0.017        0.108
8404933          360        1-Jan-31       $317,530.69       90.00                       01         0.250       0.017        1.358
8414022          360        1-May-31       $480,941.53       80.00                                  0.250       0.017        0.233
8450377          360        1-May-31       $347,741.73       80.00                                  0.250       0.017        0.483
8473758          360        1-Mar-31       $359,232.83       80.00                                  0.250       0.017        0.733
8474781          360        1-Apr-31       $657,942.89       52.72                                  0.250       0.017        0.108
8478795          360        1-Apr-31       $344,523.58       75.00                                  0.250       0.017        0.858
8489849          360        1-Mar-31       $322,439.05       80.00                                  0.250       0.017        0.233
8492437          360        1-Apr-31       $328,310.43       80.00                                  0.250       0.017        0.483
8493938          360        1-May-31       $453,671.41       60.29                                  0.250       0.017        0.608
8496003          360        1-May-31       $319,762.51       80.00                                  0.250       0.017        0.483
8502497          360        1-Apr-31       $324,528.05       72.71                                  0.250       0.017        0.608
8505776          360        1-Mar-31       $332,205.39       79.19                                  0.250       0.017        0.358
8507435          360        1-May-31       $346,229.70       79.66                                  0.250       0.017        0.233
8508147          360        1-Mar-31       $361,147.68       79.91                                  0.250       0.017        0.233
8511698          360        1-May-31       $399,695.63       60.70                                  0.250       0.017        0.358
8513253          360        1-May-31       $369,718.46       63.79                                  0.250       0.017        0.358
8515213          360        1-May-31       $357,720.73       79.91                                  0.250       0.017        0.233
8515903          360        1-May-31       $420,663.34       70.18                                  0.250       0.017        0.108
8521514          360        1-May-31       $335,344.63       80.00                                  0.250       0.017        0.358
8523480          360        1-Mar-31       $359,193.47       88.02                       01         0.250       0.017        0.483
8524892          360        1-May-31       $299,777.36       80.00                                  0.250       0.017        0.483
8526743          360        1-May-31       $403,692.59       80.00                                  0.250       0.017        0.358
8527540          360        1-Apr-31       $307,053.46       75.00                                  0.250       0.017        0.608
8528292          360        1-Apr-31       $364,414.50       77.66                                  0.250       0.017        0.108
8528323          360        1-May-31       $475,637.81       80.00                                  0.250       0.017        0.358
8530169          360        1-May-31       $334,769.46       77.91                                  0.250       0.017        0.858
8531656          360        1-Apr-31       $349,299.94       49.30                                  0.250       0.017        0.358
8531966          360        1-May-31       $407,697.20       80.00                                  0.250       0.017        0.483
8532363          360        1-May-31       $507,603.71       80.00                                  0.250       0.017        0.233
8532381          360        1-Apr-31       $320,497.66       75.00                                  0.250       0.017        0.233
8532607          360        1-May-31       $447,297.82       69.62                                  0.250       0.017        0.483
8532831          360        1-Apr-31       $459,297.79       80.00                                  0.250       0.017        0.358
8534347          360        1-Apr-31       $968,626.34       64.67                                  0.250       0.017        0.733
8534788          360        1-May-31       $399,703.14       76.56                                  0.250       0.017        0.483
8535958          360        1-May-31       $649,467.20       67.71                                  0.250       0.017        0.000
8537845          360        1-May-31       $339,741.28       80.00                                  0.250       0.017        0.358
8538774          360        1-May-31       $533,593.66       76.29                                  0.250       0.017        0.358
8541321          360        1-May-31       $341,739.76       90.00                       06         0.250       0.017        0.358
8542962          360        1-May-31       $361,096.81       75.00                                  0.250       0.017        0.483
8544155          360        1-May-31       $397,697.15       80.00                                  0.250       0.017        0.358
8545958          360        1-May-31       $325,726.12       39.76                                  0.250       0.017        0.000
8547297          360        1-Apr-31       $294,560.77       79.73                                  0.250       0.017        0.483
8549355          360        1-May-31       $354,236.91       41.71                                  0.250       0.017        0.483
8550581          360        1-May-31       $417,330.00       80.00                                  0.250       0.017        0.108
8551282          360        1-Apr-31       $363,234.88       75.00                                  0.250       0.017        0.733
8551463          360        1-Apr-31       $403,926.68       70.00                                  0.250       0.017        0.233
8551526          360        1-May-31       $339,753.92       80.00                                  0.250       0.017        0.608
8551690          360        1-May-31       $304,767.92       67.78                                  0.250       0.017        0.358
8552074          360        1-May-31       $649,517.61       44.83                                  0.250       0.017        0.483
8553404          360        1-May-31       $336,743.57       73.58                                  0.250       0.017        0.358
8553697          360        1-Apr-31       $333,103.29       80.00                                  0.250       0.017        0.483
8556416          360        1-Apr-31       $998,511.06       52.63                                  0.250       0.017        0.483
8556796          360        1-May-31       $429,544.62       80.00                                  0.250       0.017        0.733
8556928          360        1-May-31       $319,774.15       80.00                                  0.250       0.017        0.733
8557103          360        1-May-31       $649,479.21       32.50                                  0.250       0.017        0.108
8558077          360        1-May-31       $379,710.85       63.33                                  0.250       0.017        0.358
8558429          360        1-May-31       $999,276.23       41.67                                  0.250       0.017        0.608
8558724          360        1-May-31       $303,518.87       75.00                                  0.250       0.017        0.358
8559162          360        1-May-31       $319,744.10       63.54                                  0.250       0.017        0.108
8559180          360        1-Apr-31       $498,007.40       75.00                                  0.250       0.017        0.483
8559220          360        1-Apr-31       $439,328.34       80.00                                  0.250       0.017        0.358
8559637          360        1-May-31       $499,600.16       54.11                                  0.250       0.017        0.108
8560274          360        1-Apr-31       $299,376.73       73.71                                  0.250       0.017        0.000
8562383          360        1-Apr-31       $519,165.85       69.33                                  0.250       0.017        0.108
8563812          360        1-May-31       $370,695.90       70.00                                  0.250       0.017        0.000
8567064          360        1-May-31       $414,676.26       79.81                                  0.250       0.017        0.233
8569359          360        1-May-31       $394,699.43       74.53                                  0.250       0.017        0.358
8569912          360        1-May-31       $329,755.09       54.10                                  0.250       0.017        0.483
8570706          360        1-May-31       $359,739.44       76.76                                  0.250       0.017        0.608
8573807          360        1-Apr-31       $509,143.92       60.00                                  0.250       0.017        0.358
8574025          360        1-Apr-31       $571,604.09       36.35                                  0.250       0.017        0.233
8574271          360        1-May-31       $344,231.25       87.22                       01         0.250       0.017        0.233
8574274          360        1-May-31       $317,464.23       64.84                                  0.250       0.017        0.483
8574896          360        1-May-31       $386,091.00       80.00                                  0.250       0.017        0.108
8574966          360        1-Apr-31       $419,258.24       73.68                                  0.250       0.017        0.358
8575619          360        1-Apr-31       $631,082.24       80.00                                  0.250       0.017        0.608
8575928          360        1-Apr-31       $354,450.43       67.17                                  0.250       0.017        0.358
8576499          360        1-Apr-31       $402,384.82       36.64                                  0.250       0.017        0.358
8576652          360        1-May-31       $649,505.40       60.75                                  0.250       0.017        0.358
8579156          360        1-Apr-31       $467,285.59       80.00                                  0.250       0.017        0.358
8579516          360        1-May-31       $339,760.03       80.00                                  0.250       0.017        0.733
8580036          360        1-May-31       $351,732.15       80.00                                  0.250       0.017        0.358
8580513          360        1-May-31       $379,709.99       80.00                                  0.250       0.017        0.483
8580545          360        1-May-31       $379,717.98       80.00                                  0.250       0.017        0.483
8583104          360        1-May-31       $423,427.56       75.00                                  0.250       0.017        0.358
8583570          360        1-Apr-31       $370,447.60       72.04                                  0.250       0.017        0.483
8584012          360        1-May-31       $554,787.96       80.00                                  0.250       0.017        0.483
8585848          360        1-May-31       $699,480.50       50.00                                  0.250       0.017        0.483
8586056          360        1-Apr-31       $387,392.83       80.00                                  0.250       0.017        0.233
8586490          360        1-Apr-31       $357,054.13       80.00                                  0.250       0.017        0.358
8587158          360        1-May-31       $400,879.17       80.00                                  0.250       0.017        0.108
8588092          360        1-May-31       $455,553.10       79.98                                  0.250       0.017        0.358
8588141          360        1-May-31       $914,303.76       53.35                                  0.250       0.017        0.358
8588763          360        1-May-31       $357,734.31       80.00                                  0.250       0.017        0.483
8588839          360        1-May-31       $578,559.42       21.05                                  0.250       0.017        0.358
8589088          360        1-May-31       $334,745.09       72.83                                  0.250       0.017        0.358
8589239          360        1-May-31       $431,662.62       90.00                       13         0.250       0.017        0.233
8589276          360        1-May-31       $705,449.26       33.62                                  0.250       0.017        0.233
8589649          360        1-Apr-31       $619,029.76       68.13                                  0.250       0.017        0.233
8589729          360        1-May-31       $839,376.60       56.00                                  0.250       0.017        0.483
8589845          360        1-May-31       $342,182.86       64.61                                  0.250       0.017        0.233
8590565          360        1-May-31       $549,549.17       60.31                                  0.250       0.017        0.000
8590722          360        1-May-31       $350,932.77       80.00                                  0.250       0.017        0.358
8591672          360        1-May-31       $445,468.22       80.00                                  0.250       0.017        0.858
8592173          360        1-May-31       $430,863.63       79.12                                  0.250       0.017        0.233
8598886          360        1-May-31       $314,766.22       92.65                       06         0.250       0.017        0.483
8598984          360        1-May-31       $374,714.66       63.03                                  0.250       0.017        0.358
8600285          360        1-Apr-31       $978,388.73       70.00                                  0.250       0.017        0.000
8600446          360        1-Apr-31       $599,061.05       80.00                                  0.250       0.017        0.233
8600469          360        1-Apr-31       $441,273.27       68.00                                  0.250       0.017        0.000
8602680          360        1-May-31       $519,584.16       74.29                                  0.250       0.017        0.108
8603020          360        1-May-31       $527,588.11       66.00                                  0.250       0.017        0.233
8603051          360        1-May-31       $307,213.16       95.00                       01         0.250       0.017        0.233
8604263          360        1-May-31       $299,671.81       59.99                                  0.250       0.017        0.358
8607324          360        1-May-31       $359,719.17       78.26                                  0.250       0.017        0.233
8608146          360        1-May-31       $355,729.12       69.80                                  0.250       0.017        0.358
8608592          360        1-May-31       $385,706.28       80.00                                  0.250       0.017        0.358
8609081          360        1-May-31       $366,713.70       71.96                                  0.250       0.017        0.233
8610611          360        1-Apr-31       $636,051.55       70.00                                  0.250       0.017        0.483
8612297          360        1-May-31       $328,749.66       70.00                                  0.250       0.017        0.358
8613185          360        1-Apr-31       $374,427.56       75.00                                  0.250       0.017        0.358
8614763          360        1-May-31       $348,139.89       68.99                                  0.250       0.017        0.358
8615002          360        1-May-31       $710,431.42       66.14                                  0.250       0.017        0.108
8616029          360        1-May-31       $407,673.73       80.00                                  0.250       0.017        0.108
8617612          360        1-May-31       $328,743.35       79.28                                  0.250       0.017        0.233
8618303          360        1-May-31       $323,740.90       80.00                                  0.250       0.017        0.108
8621579          360        1-May-31       $317,775.56       87.12                       12         0.250       0.017        0.733
8622911          360        1-May-31       $319,737.70       40.40                                  0.250       0.017        0.000
8623356          360        1-May-31       $370,524.81       75.67                                  0.250       0.017        0.483
8624226          360        1-Apr-31       $594,045.54       70.00                                  0.250       0.017        0.108
8625229          360        1-May-31       $606,246.75       66.67                                  0.250       0.017        0.483
8627025          360        1-May-31       $364,742.39       94.81                       06         0.250       0.017        0.733
8627307          360        1-May-31       $433,652.94       63.36                                  0.250       0.017        0.108
8627565          360        1-Apr-31       $823,643.55       75.00                                  0.250       0.017        0.000
8628366          360        1-May-31       $540,088.72       45.04                                  0.250       0.017        0.358
8629620          360        1-May-31       $389,695.76       72.22                                  0.250       0.017        0.233
8631852          360        1-May-31       $458,841.78       80.00                                  0.250       0.017        0.233
8633388          360        1-May-31       $511,610.41       66.06                                  0.250       0.017        0.358
8634563          360        1-May-31       $409,672.13       50.55                                  0.250       0.017        0.108
8636704          360        1-May-31       $342,925.55       80.00                                  0.250       0.017        0.108
8638765          360        1-May-31       $420,695.29       79.73                                  0.250       0.017        0.608
8641952          360        1-May-31       $394,899.28       80.00                                  0.250       0.017        0.358
8643367          360        1-May-31       $313,748.90       68.26                                  0.250       0.017        0.108
8647980          360        1-May-31       $425,176.23       67.43                                  0.250       0.017        0.358
8652038          360        1-May-31       $338,742.05       69.90                                  0.250       0.017        0.358
8653177          360        1-May-31       $311,762.59       74.29                                  0.250       0.017        0.358
8656580          360        1-May-31       $399,672.12       66.67                                  0.250       0.017        0.000
8657948          360        1-May-31       $367,206.11       75.00                                  0.250       0.017        0.108
8665458          360        1-May-31       $558,795.27       80.00                                  0.250       0.017        0.608
8671288          360        1-May-31       $638,688.84       80.00                                  0.250       0.017        0.108
8671411          360        1-May-31       $336,737.11       37.65                                  0.250       0.017        0.233
9001881          360        1-Mar-31       $362,799.81       86.55                       33         0.250       0.017        1.233
9002659          360        1-Feb-31       $321,557.38       75.00                                  0.250       0.017        0.608
9003448          360        1-Feb-31       $373,579.40       50.68                                  0.250       0.017        0.983
9005052          360        1-Feb-31       $303,111.45       80.00                                  0.250       0.017        0.608
9006427          360        1-Feb-31       $321,483.43       75.00                                  0.250       0.017        0.983
9007537          360        1-Feb-31       $289,152.35       71.08                                  0.250       0.017        0.608
9010155          360        1-Feb-31       $346,780.92       79.99                                  0.250       0.017        1.108
9010515          240        1-Mar-21       $291,402.64       79.19                                  0.250       0.017        0.483
9010659          360        1-Mar-31       $311,283.38       80.00                                  0.250       0.017        0.358
9011612          360        1-Mar-31       $489,380.88       80.00                                  0.250       0.017        0.858
9011954          360        1-Mar-31       $280,760.99       75.00                                  0.250       0.017        1.733
9012841          360        1-Mar-31       $296,910.79       80.00                                  0.250       0.017        1.108
9013159          360        1-Mar-31       $317,286.99       52.13                                  0.250       0.017        0.733
9013422          360        1-Mar-31       $576,798.83       68.00                                  0.250       0.017        0.858
9013577          360        1-Mar-31       $385,293.49       67.72                                  0.250       0.017        1.483
9013821          360        1-Mar-31       $423,999.36       64.89                                  0.250       0.017        0.233
9014448          360        1-Mar-31       $648,779.49       50.00                                  0.250       0.017        1.358
9014486          360        1-Mar-31       $284,464.84       53.77                                  0.250       0.017        1.358
9014884          360        1-Mar-31       $583,784.26       45.00                                  0.250       0.017        0.858
9015194          360        1-Mar-31       $403,144.12       45.00                                  0.250       0.017        1.358
9017050          360        1-Mar-31       $367,306.04       46.00                                  0.250       0.017        1.358
9018727          360        1-Mar-31       $387,152.17       80.00                                  0.250       0.017        0.608
9026102          360        1-Mar-31       $398,106.08       70.00                                  0.250       0.017        0.483
9026155          360        1-Mar-31       $335,228.27       64.62                                  0.250       0.017        0.358
9055344          360        1-Apr-31       $311,455.57       80.00                                  0.250       0.017        0.483
9058315          360        1-Mar-31       $293,213.66       70.00                                  0.250       0.017        0.108
9058443          360        1-Mar-31       $334,682.51       67.16                                  0.250       0.017        0.233
9058496          360        1-Mar-31       $379,127.20       80.00                                  0.250       0.017        0.358
9058525          360        1-Mar-31       $860,711.83       46.62                                  0.250       0.017        0.733
9058637          360        1-Mar-31       $621,830.19       64.90                                  0.250       0.017        1.358
9058885          360        1-Mar-31       $397,127.32       72.36                                  0.250       0.017        0.608
9062844          360        1-Mar-31       $414,046.80       75.45                                  0.250       0.017        0.358
9063681          360        1-Mar-31       $324,013.74       58.04                                  0.250       0.017        0.483
9063695          360        1-Mar-31       $341,357.82       51.82                                  0.250       0.017        1.358
9063929          360        1-Apr-31       $315,605.81       60.77                                  0.250       0.017        1.358
9063946          360        1-Mar-31       $359,306.57       62.07                                  0.250       0.017        1.233
9064212          360        1-Mar-31       $647,401.78       60.92                                  0.250       0.017        0.858
9064262          360        1-Apr-31       $344,558.50       74.51                                  0.250       0.017        1.233
9064853          360        1-Mar-31       $307,171.83       45.29                                  0.250       0.017        1.483
9065373          360        1-Mar-31       $421,100.69       80.00                                  0.250       0.017        0.733
9066438          360        1-Mar-31       $467,868.15       70.00                                  0.250       0.017        0.108
9066501          360        1-Mar-31       $823,197.26       50.00                                  0.250       0.017        0.608
9066574          360        1-Mar-31       $309,322.61       76.11                                  0.250       0.017        0.608
9068028          360        1-Apr-31       $411,870.31       75.00                                  0.250       0.017        0.358
9068170          360        1-Mar-31       $360,490.83       79.63                                  0.250       0.017        0.983
9068344          360        1-Feb-31       $318,097.27       80.00                                  0.250       0.017        0.733
9068847          360        1-Mar-31       $340,126.67       80.00                                  0.250       0.017        1.108
9068995          360        1-Mar-31       $376,134.09       69.81                                  0.250       0.017        0.358
9069278          360        1-Mar-31       $428,062.56       72.71                                  0.250       0.017        0.608
9069455          360        1-Mar-31       $558,745.36       67.07                                  0.250       0.017        0.483
9069495          360        1-Apr-31       $301,832.61       66.72                                  0.250       0.017        0.858
9070470          360        1-Mar-31       $491,867.67       51.41                                  0.250       0.017        0.358
9071664          360        1-Apr-31       $469,282.52       39.17                                  0.250       0.017        0.358
9072365          360        1-Apr-31       $519,367.73       58.10                                  0.250       0.017        1.483
9079439          360        1-May-31       $447,650.52       80.00                                  0.250       0.017        0.233
9210675          360        1-Apr-31       $389,404.64       68.42                                  0.250       0.017        0.358
9210742          360        1-Apr-31       $349,452.27       79.55                                  0.250       0.017        0.233
9211584          360        1-Apr-31       $454,339.26       51.70                                  0.250       0.017        0.608
9214079          360        1-Apr-31       $315,517.61       60.19                                  0.250       0.017        0.358
9218639          360        1-Apr-31       $621,262.90       60.86                                  0.250       0.017        1.608
9232067          360        1-Apr-31       $356,005.40       71.54                                  0.250       0.017        0.608
9232711          360        1-Apr-31       $298,826.21       59.85                                  0.250       0.017        0.733
9233615          360        1-Apr-31       $448,763.58       64.20                                  0.250       0.017        0.733
9234062          360        1-Apr-31       $304,379.08       80.00                                  0.250       0.017        0.858
9234262          360        1-Apr-31       $329,920.22       80.00                                  0.250       0.017        0.608
9234499          360        1-Apr-31       $647,082.33       36.00                                  0.250       0.017        0.733
9235175          360        1-Mar-31       $292,659.10       70.00                                  0.250       0.017        0.608
9235187          360        1-Mar-31       $598,983.41       80.00                                  0.250       0.017        1.858
9265369          360        1-Apr-31       $596,875.51       69.36                                  0.250       0.017        0.000
9265744          360        1-Apr-31       $559,206.96       80.00                                  0.250       0.017        0.733
9266051          360        1-Apr-31       $317,538.21       75.00                                  0.250       0.017        0.608

                                       $220,964,712.84



COUNT:                            515
WAC:                      7.520641425
WAM:                      357.1287494
WALTV:                    68.64104645

                                   EXHIBIT F-2

                 [Schedule of Type 2 Mortgage Loans in Group I]


WFMBS
WFMBS   2001-15 EXHIBIT F-2 Group I Loans
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)          (ii)                                        (iii)       (iv)       (v)          (vi)
-----        ------------------    -----     ------     ---------  --------   --------    ----------
                                                                                NET
MORTGAGE                                                           MORTGAGE   MORTGAGE     CURRENT
LOAN                                           ZIP      PROPERTY   INTEREST   INTEREST     MONTHLY
NUMBER       CITY                  STATE      CODE        TYPE       RATE       RATE       PAYMENT
--------     ------------------    -----     ------     ---------  --------   --------    ----------
8123252      SUNNYVALE              CA        94086       SFD       7.875      6.750      $ 3,290.44
8129742      ESCONDIDO              CA        92027       PUD       7.875      6.750      $ 2,063.67
8187011      EL DORADO HILLS        CA        95762       PUD       7.875      6.750      $ 2,128.55
8213265      SAN JOSE               CA        95125       SFD       7.875      6.750      $ 2,393.71




WFMBS
WFMBS   2001-15 EXHIBIT F-2 Group I Loans
30 YEAR FIXED RATE NON-RELOCATION LOANS


(continued)

(i)            (vii)        (viii)      (ix)              (x)        (xi)      (xii)      (xiii)      (xv)      (xvi)
--------      --------    ----------    --------------   ------   ---------  ----------  --------  ----------------------
                                        CUT-OFF
MORTGAGE      ORIGINAL     SCHEDULED    DATE                                  MORTGAGE               MASTER     FIXED
LOAN          TERM TO      MATURITY     PRINCIPAL                            INSURANCE   SERVICE    SERVICE    RETAINED
NUMBER        MATURITY       DATE       BALANCE           LTV      SUBSIDY      CODE       FEE        FEE       YIELD
--------      --------    ----------    --------------   ------   ---------  ----------  --------  ----------------------
8123252         360        1-Jun-30     $   449,923.70   80.00                            0.250      0.017      0.858
8129742         360        1-Jul-30     $   282,390.03   79.99                            0.250      0.017      0.858
8187011         360        1-Jul-30     $   291,268.71   80.00                            0.250      0.017      0.858
8213265         360        1-Jul-30     $   327,552.57   57.89                            0.250      0.017      0.858

                                        $ 1,351,135.01


COUNT:                         4
WAC:                       7.875
WAM:                 348.6670032
WALTV:               74.63783325

                                  EXHIBIT F-3A

             [Schedule of Other Servicer Mortgage Loans in Group I]


WFMBS
WFMBS 2001-15 EXHIBIT F-3A Group I Loans
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)           (ii)                                        (iii)      (iv)        (v)          (vi)
-----         ------------------------------    -----   --------   --------   --------     ----------
                                                                                 NET
MORTGAGE                                                           MORTGAGE   MORTGAGE       CURRENT
LOAN                                             ZIP    PROPERTY   INTEREST   INTEREST       MONTHLY
NUMBER        CITY                     STATE     CODE     TYPE       RATE       RATE         PAYMENT
--------      -------------------------------------------------------------   --------     ----------
5835190       LAKE ST CROIX BEACH        MN     55043      SFD       7.250      6.750      $   865.68
5871392       NEVADA CITY                CA     95959      SFD       8.500      6.750      $ 3,252.50
5889641       SAN DIEGO                  CA     92124      SFD       8.125      6.750      $ 2,405.69
5906136       GRANITE BAY                CA     95746      SFD       8.000      6.750      $ 2,183.68
5911393       WESTERN SPRINGS            IL     60558      SFD       8.500      6.750      $ 1,937.66
5921539       SANTA ROSA                 CA     95409      SFD       7.875      6.750      $ 3,590.55
5922329       DAVENPORT                  IA     52803      SFD       8.125      6.750      $ 2,572.04
5937593       SARASOTA                   FL     34238      SFD       7.500      6.750      $ 2,342.37
5943859       KNOXVILLE                  TN     37922      SFD       7.000      6.733      $ 2,927.34
5944297       PEORIA                     AZ     85382      SFD       7.375      6.750      $ 2,213.06
5949055       SANTA FE                   NM     87501      SFD       7.500      6.750      $ 3,408.68
5953693       HARVEY CEDARS              NJ     08008      SFD       7.125      6.750      $ 3,085.64
5955520       ASHBURN                    VA     20148      SFD       7.375      6.750      $ 2,293.04
5959549       TREDYFFRIN                 PA     19333      SFD       6.500      6.233      $ 2,578.84
5962367       TULSA                      OK     74132      SFD       7.500      6.750      $ 3,817.71
5962701       LAGUNA NIGUEL              CA     92677      SFD       7.625      6.750      $ 2,654.23
5963035       ALBANY                     CA     94706      SFD       7.875      6.750      $ 2,986.92
5963116       SAN JOSE                   CA     95121      SFD       7.250      6.750      $ 2,455.83
5970335       MARIETTA                   GA     30062      SFD       8.000      6.750      $ 2,341.06
5972262       MARIETTA                   GA     30068      PUD       7.250      6.750      $ 2,210.25
5972355       GROSSE POINTE SHORES       MI     48236      SFD       7.250      6.750      $ 3,751.97
5972418       HIGHLAND PARK              IL     60035      SFD       8.500      6.750      $ 2,245.23
5973044       SANTA FE                   NM     87505      SFD       7.125      6.750      $ 1,121.07
5974949       NEW ROCHELLE               NY     10805      SFD       7.750      6.750      $ 2,246.67
5975274       EASTON                     CT     06612      SFD       7.750      6.750      $ 3,940.27
5975394       FULLERTON                  CA     92833      SFD       7.250      6.750      $ 2,363.75
5975538       VERNON HILLS               IL     60061      SFD       8.250      6.750      $ 2,854.81
5976926       LAKEWOOD                   OH     44107      SFD       7.375      6.750      $ 2,182.54
5977052       BRIARCLIFF MANOR           NY     10510      SFD       7.125      6.750      $ 2,290.64
5977399       FAIRFIELD                  CT     06430      SFD       7.000      6.733      $ 2,631.28
5978436       ROCKVILLE CENTRE           NY     11570      SFD       7.625      6.750      $ 2,795.79
5979170       RAMSEY                     NJ     07446      SFD       6.750      6.483      $ 1,976.93
5979540       SCARSDALE                  NY     10583      SFD       7.125      6.750      $ 2,102.00
5979748       CHICAGO                    IL     60615      SFD       7.750      6.750      $ 2,600.58
5979798       RENO                       NV     89509      SFD       7.750      6.750      $ 2,779.68
5979823       FALMOUTH                   ME     04105      SFD       7.750      6.750      $ 2,220.88
5979858       PLAINSBORO                 NJ     08536      SFD       7.000      6.733      $ 2,262.03
5980812       MONROE                     CT     06468      SFD       7.625      6.750      $ 2,307.41
5980871       KATONAH                    NY     10536      SFD       7.750      6.750      $ 2,579.08
5981145       SAN DIEGO                  CA     92109      SFD       7.875      6.750      $ 2,298.47
5983272       MIAMI                      FL     33137      SFD       7.375      6.750      $ 9,331.03
5983768       LAYTONVILLE                MD     20882      SFD       7.625      6.750      $ 3,892.87
5983794       FRISCO                     TX     75034      SFD       7.375      6.750      $ 2,302.71
5984587       WASHINGTON                 DC     20001      SFD       6.625      6.358      $ 2,766.15
5989810       THE WOODLANDS              TX     77382      SFD       6.625      6.358      $ 1,299.84
6007963       PEWAUKEE                   WI     53072      SFD       7.250      6.750      $ 2,408.08
6009387       ONEIDA                     WI     54155      SFD       7.500      6.750      $ 3,094.02



COUNT:                             47
WAC:                      7.505371442
WAM:                      356.0407592
WALTV:                     73.7528995

WFMBS
WFMBS 2001-15 EXHIBIT F-3A Group I Loans
30 YEAR FIXED RATE NON-RELOCATION LOANS (continued)


(i)            (vii)        (viii)            (ix)          (x)      (xi)      (xii)      (xiii)     (xv)       (xvi)
-----         --------    ----------     --------------    ------  --------- ----------  --------  ---------------------
                                             CUT-OFF
MORTGAGE      ORIGINAL     SCHEDULED          DATE                            MORTGAGE              MASTER      FIXED
LOAN          TERM TO      MATURITY         PRINCIPAL                        INSURANCE   SERVICE    SERVICE    RETAINED
NUMBER        MATURITY       DATE            BALANCE        LTV     SUBSIDY     CODE       FEE        FEE       YIELD
--------      --------    -----------    --------------    ------  --------- ----------  --------  ---------------------
5835190         360        1-Apr-31       $126,701.42      90.00                 38       0.250      0.017      0.233
5871392         360        1-Nov-30       $420,762.46      69.34                          0.250      0.017      1.483
5889641         360        1-Jan-31       $322,925.85      80.00                          0.250      0.017      1.108
5906136         360        1-Jan-31       $296,588.20      80.00                          0.250      0.017      0.983
5911393         360        1-Jan-31       $251,225.81      80.00                          0.250      0.017      1.483
5921539         360        1-Apr-31       $494,516.16      80.00                          0.250      0.017      0.858
5922329         300        1-Jan-26       $327,978.36      65.29                          0.250      0.017      1.108
5937593         360        1-Apr-31       $334,501.21      69.07                          0.250      0.017      0.483
5943859         360        1-Dec-30       $437,804.11      67.69                          0.250      0.017      0.000
5944297         360        1-Mar-31       $319,684.06      80.00                          0.250      0.017      0.358
5949055         360        1-Apr-31       $486,774.13      72.76                          0.250      0.017      0.483
5953693         360        1-Mar-31       $456,738.55      57.25                          0.250      0.017      0.108
5955520         360        1-Apr-31       $331,493.20      80.00                          0.250      0.017      0.358
5959549         360        1-May-31       $407,631.16      80.00                          0.250      0.017      0.000
5962367         360        1-May-31       $545,594.79      58.09                          0.250      0.017      0.483
5962701         360        1-Mar-31       $374,178.09      78.95                          0.250      0.017      0.608
5963035         360        1-Mar-31       $411,093.91      74.90                          0.250      0.017      0.858
5963116         360        1-Mar-31       $359,051.81      79.12                          0.250      0.017      0.233
5970335         357        1-Dec-30       $317,740.45      63.43                          0.250      0.017      0.983
5972262         360        1-Mar-31       $323,237.16      78.07                          0.250      0.017      0.233
5972355         360        1-Mar-31       $548,705.05      75.86                          0.250      0.017      0.233
5972418         360        1-Mar-31       $291,465.54      67.91                          0.250      0.017      1.483
5973044         360        1-Mar-31       $165,892.04      80.00                          0.250      0.017      0.108
5974949         360        1-Mar-31       $312,900.03      80.00                          0.250      0.017      0.733
5975274         360        1-Mar-31       $548,827.90      70.60                          0.250      0.017      0.733
5975394         360        1-Apr-31       $345,957.76      90.00                 06       0.250      0.017      0.233
5975538         360        1-Apr-31       $379,513.71      65.52                          0.250      0.017      1.233
5976926         360        1-Apr-31       $315,517.61      80.00                          0.250      0.017      0.358
5977052         360        1-Mar-31       $339,179.48      80.00                          0.250      0.017      0.108
5977399         360        1-Apr-31       $394,849.71      70.00                          0.250      0.017      0.000
5978436         360        1-Apr-31       $392,706.36      72.48                          0.250      0.017      0.608
5979170         360        1-Apr-31       $304,217.09      80.00                          0.250      0.017      0.000
5979540         360        1-Apr-31       $311,499.52      80.00                          0.250      0.017      0.108
5979748         360        1-Apr-31       $362,317.61      84.42                 13       0.250      0.017      0.733
5979798         360        1-Apr-31       $387,450.53      80.00                          0.250      0.017      0.733
5979823         360        1-Apr-31       $308,876.41      53.73                          0.250      0.017      0.733
5979858         360        1-Apr-31       $339,440.98      68.48                          0.250      0.017      0.000
5980812         360        1-Apr-31       $325,526.60      77.07                          0.250      0.017      0.608
5980871         360        1-Apr-31       $359,490.20      80.00                          0.250      0.017      0.733
5981145         360        1-Apr-31       $316,562.25      74.59                          0.250      0.017      0.858
5983272         360        1-Mar-31      $1,347,896.98     70.00                          0.250      0.017      0.358
5983768         360        1-Mar-31       $548,798.16      66.27                          0.250      0.017      0.608
5983794         360        1-Apr-31       $332,891.06      79.99                          0.250      0.017      0.358
5984587         360        1-Apr-31       $431,235.60      69.12                          0.250      0.017      0.000
5989810         360        1-Jan-31       $202,094.51      80.00                          0.250      0.017      0.000
6007963         360        1-May-31       $352,724.63      79.33                          0.250      0.017      0.233
6009387         360        1-Jan-31       $440,837.37      75.00                          0.250      0.017      0.483

                                         $18,053,595.58

WFMBS
WFHMI 2001-15 Exhibit F-3A
30 YEAR FIXED RATE NON-RELOCATION LOANS (continued)


(i)         (xvii)                           (xviii)
--------    ---------------------------      -------------------------------
MORTGAGE                                     NMI
LOAN                                         LOAN
NUMBER      SERVICER                         SELLER
--------    ---------------------------      -------------------------------
5835190     CUNA MUTUAL MORTGAGE CORP        CUNA MUTUAL MORTGAGE CORP
5871392     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5889641     COUNTRYWIDE FUNDING CORP.        COUNTRYWIDE FUNDING CORP.
5906136     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5911393     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5921539     COLONIAL SAVINGS & LOAN          COLONIAL SAVINGS & LOAN
5922329     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
5937593     HUNTINGTON MORTGAGE COMPANY      HUNTINGTON MORTGAGE COMPANY
5943859     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5944297     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5949055     COLONIAL SAVINGS & LOAN          COLONIAL SAVINGS & LOAN
5953693     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5955520     HSBC MORTGAGE CORPORATION        HSBC MORTGAGE CORPORATION
5959549     FIRSTAR                          FIRSTAR
5962367     BANK OF OKLAHOMA, N.A.           BANK OF OKLAHOMA, N.A.
5962701     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5963035     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5963116     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5970335     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5972262     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5972355     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5972418     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5973044     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5974949     CHASE MANHATTAN MORTGAGE         CHASE MANHATTAN MORTGAGE
5975274     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
5975394     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
5975538     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
5976926     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
5977052     CHASE MANHATTAN MORTGAGE         CHASE MANHATTAN MORTGAGE
5977399     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
5978436     CHASE MANHATTAN MORTGAGE         CHASE MANHATTAN MORTGAGE
5979170     CHASE MANHATTAN MORTGAGE         CHASE MANHATTAN MORTGAGE
5979540     CHASE MANHATTAN MORTGAGE         CHASE MANHATTAN MORTGAGE
5979748     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
5979798     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
5979823     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
5979858     CHASE MANHATTAN MORTGAGE         CHASE MANHATTAN MORTGAGE
5980812     CHASE MANHATTAN MORTGAGE         CHASE MANHATTAN MORTGAGE
5980871     CHASE MANHATTAN MORTGAGE         CHASE MANHATTAN MORTGAGE
5981145     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
5983272     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5983768     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
5983794     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
5984587     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
5989810     NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
6007963     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.
6009387     HOMESIDE LENDING, INC.           HOMESIDE LENDING, INC.

COUNT:                              47
WAC:                       7.505371442
WAM:                       356.0407592
WALTV:                      73.7528995

                                  EXHIBIT F-3B

             [Schedule of Other Servicer Mortgage Loans in Group II]


WFMBS
WFMBS 2001-15 EXHIBIT F-3B Group II Loans
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)             (ii)                                                     (iii)       (iv)         (v)          (vi)        (vii)
------------    ---------------------------          -----     ------   --------   --------    --------     ----------    --------
                                                                                                  NET
MORTGAGE                                                                           MORTGAGE    MORTGAGE       CURRENT     ORIGINAL
LOAN                                                            ZIP     PROPERTY   INTEREST    INTEREST       MONTHLY     TERM TO
NUMBER          CITY                                 STATE     CODE       TYPE       RATE        RATE         PAYMENT     MATURITY
------------    ---------------------------          -----     ------   --------   --------    --------     ----------    --------
5832321         ALEXANDRIA                            MN       56308      SFD        7.500       6.750      $   755.15      360
5832329         MANKATO                               MN       56001      SFD        7.125       6.750      $ 1,280.07      360
5843632         LLOYD HARBOR                          NY       11743      SFD        8.750       6.750      $11,800.51      360
5871299         SANTA ANA                             CA       92705      SFD        8.625       6.750      $ 2,628.15      360
5878627         CLEARWATER                            FL       33761      SFD        8.875       6.750      $ 2,864.32      360
5888551         HALF MOON BAY COLONY MONT             CA       94037      SFD        8.500       6.750      $ 5,848.85      360
5893264         KINGSVILLE                            MD       21087      SFD        8.000       6.750      $ 4,079.74      360
5905321         HIGHLANDS RANCH                       CO       80126      SFD        8.000       6.750      $ 4,387.92      360
5905501         LAKEWOOD                              WA       98499      SFD        8.875       6.750      $ 7,956.45      360
5909731         AUSTIN                                TX       78738      SFD        8.625       6.750      $ 2,973.74      350
5909927         DELRAY BEACH                          FL       33484      PUD        8.625       6.750      $ 5,755.64      360
5914370         FISHERS                               IN       46038      SFD        8.250       6.750      $ 9,766.47      360
5919389         LONGBOAT KEY                          FL       34228      SFD        7.000       6.733      $ 5,495.40      360
5935775         ALAMEDA                               CA       94501      SFD        7.375       6.750      $ 2,210.16      360
5939806         RAMONA                                CA       92065      SFD        7.375       6.750      $ 2,016.77      360
5943473         SCOTTSDALE                            AZ       85258      SFD        7.375       6.750      $ 2,044.40      360
5947355         SCHWENKSVILLE                         PA       19473      SFD        7.750       6.750      $ 2,596.85      360
5947946         NORTH HAVEN                           NY       11963      SFD        7.875       6.750      $ 2,381.86      360
5953897         ALEXANDRIA                            VA       22315      SFD        7.625       6.750      $ 2,406.50      360
5953925         CLARKSTON                             MI       48348      SFD        7.375       6.750      $ 6,225.75      360
5954166         INDIANAPOLIS                          IN       46256      SFD        8.375       6.750      $ 3,187.75      360
5958580         SANTA BARBARA                         CA       93109      SFD        7.375       6.750      $ 5,663.54      360
5959218         LAWRENCE                              NY       11559      SFD        7.500       6.750      $ 3,496.00      360
5960089         WOODLAND HILLS AREA                   CA       91364      SFD        7.250       6.750      $ 2,908.80      360
5960132         LAGUNA BEACH                          CA       92651      LCO        7.875       6.750      $ 2,780.64      360
5960146         SEBASTOPOL                            CA       95472      SFD        7.750       6.750      $ 3,080.57      360
5960155         TRACY                                 CA       95377      SFD        7.625       6.750      $ 2,129.75      360
5960167         SANTA ROSA                            CA       95403      SFD        7.375       6.750      $ 3,591.51      360
5961622         LIVERMORE                             CA       94550      SFD        7.875       6.750      $ 2,653.75      360
5961636         WALNUT CREEK                          CA       94596      SFD        7.750       6.750      $ 2,930.13      360
5961646         ANN ARBOR                             MI       48104      SFD        7.750       6.750      $ 5,373.09      360
5961747         MILPITAS                              CA       95035      SFD        7.625       6.750      $ 3,131.99      360
5961795         VALLEY CENTER                         CA       92082      SFD        7.375       6.750      $ 2,900.84      360
5961932         SAN JOSE                              CA       95133      SFD        7.875       6.750      $ 2,900.28      360
5961940         LIVERMORE                             CA       94550      SFD        7.375       6.750      $ 4,102.61      360
5961950         KELSEYVILLE                           CA       95451      SFD        7.875       6.750      $   993.35      360
5961951         FALLBROOK                             CA       92028      SFD        7.250       6.750      $ 2,387.62      360
5961964         EL DORADO HILLS                       CA       95762      SFD        7.625       6.750      $ 2,349.88      360
5961970         WALNUT CREEK                          CA       94596      SFD        7.250       6.750      $ 2,210.25      360
5961984         UNION CITY                            CA       94587      SFD        7.500       6.750      $ 3,076.54      360
5961988         PORTLAND                              OR       97225      SFD        6.875       6.608      $ 2,667.13      360
5961998         RANCHO SANTA FE                       CA       92067      SFD        7.750       6.750      $ 4,191.01      360
5962013         MILL VALLEY                           CA       94941      LCO        7.250       6.750      $ 2,380.80      360
5962029         SARATOGA                              CA       95070      SFD        7.500       6.750      $ 3,013.61      360
5962038         BERKELEY                              CA       94708      SFD        8.125       6.750      $ 3,751.84      360
5962052         TINLEY PARK                           IL       60477      LCO        8.125       6.750      $   642.26      360
5962073         FREMONT                               CA       94539      PUD        8.125       6.750      $ 2,598.74      360
5962083         ENCINITAS                             CA       92024      SFD        7.375       6.750      $ 2,514.06      360
5962100         SAN PEDRO AREA                        CA       90731      SFD        7.250       6.750      $ 2,182.96      360
5962354         FAIRFIELD                             CA       94533      SFD        7.875       6.750      $ 2,233.21      360
5962442         SAN DIEGO                             CA       92116      SFD        7.875       6.750      $ 3,719.61      360
5962466         GILROY                                CA       95020      SFD        7.250       6.750      $ 2,026.06      360
5962495         TEMPE                                 AZ       85284      SFD        8.000       6.750      $ 2,179.28      360
5962505         SALINAS                               CA       93908      SFD        7.500       6.750      $ 2,847.90      360
5962520         SAN JOSE                              CA       95112      SFD        7.500       6.750      $ 2,125.61      360
5962546         CAMARILLO                             CA       93010      SFD        7.125       6.750      $ 2,155.90      360
5962557         PLEASANTON                            CA       94588      PUD        7.750       6.750      $ 2,328.34      360
5962571         LODI                                  CA       95240      SFD        7.625       6.750      $ 2,916.11      360
5962579         CAMPBELL                              CA       95008      SFD        7.375       6.750      $ 3,418.84      360
5962589         LAFAYETTE                             CA       94549      SFD        7.500       6.750      $ 3,635.92      360
5962603         SANTA CLARA                           CA       95051      SFD        7.625       6.750      $ 3,110.05      360
5962614         SAN DIEGO                             CA       92130      SFD        8.125       6.750      $ 3,972.36      360
5962623         SAN DIEGO                             CA       92127      SFD        7.625       6.750      $ 2,675.46      360
5962636         SAN JOSE                              CA       95136      SFD        7.375       6.750      $ 2,208.09      360
5962665         RIPON                                 CA       95366      SFD        7.625       6.750      $ 1,787.89      360
5962685         VENTURA                               CA       93003      SFD        7.625       6.750      $ 4,600.66      360
5962690         FREMONT                               CA       94536      SFD        7.500       6.750      $ 2,237.49      360
5963135         SOLANA BEACH                          CA       92075      LCO        8.125       6.750      $ 2,969.99      360
5963142         NEEDHAM                               MA       02492      SFD        7.750       6.750      $ 3,402.96      360
5963148         FAIR OAKS                             CA       95628      SFD        7.750       6.750      $ 2,127.74      360
5963153         PHOENIX                               AZ       85028      SFD        7.500       6.750      $ 2,153.58      360
5963419         DISCOVERY BAY                         CA       94514      SFD        7.750       6.750      $ 3,008.93      360
5963436         ROWLAND HEIGHTS                       CA       91748      SFD        7.375       6.750      $ 2,762.70      360
5963468         FREMONT                               CA       94536      SFD        7.500       6.750      $ 2,455.64      360
5963494         SEATTLE                               WA       98119      SFD        7.250       6.750      $ 2,892.43      360
5963614         SALINAS                               CA       93908      SFD        7.625       6.750      $ 3,173.39      360
5963625         CRESTLINE                             CA       92325      SFD        7.500       6.750      $   981.70      360
5963633         MARTINEZ                              CA       94553      SFD        7.500       6.750      $ 4,020.48      360
5963635         SAN RAMON                             CA       94583      SFD        7.500       6.750      $ 3,873.65      360
5963649         PHOENIX                               AZ       85003      SFD        7.750       6.750      $ 2,166.43      360
5963650         SANTA CLARA                           CA       95051      SFD        7.750       6.750      $ 2,256.70      360
5963660         MANDEVILLE                            LA       70448      SFD        7.625       6.750      $ 2,272.02      360
5963667         CAMPBELL                              CA       95008      SFD        7.750       6.750      $ 3,868.63      360
5963672         BELLEAIR                              FL       33756      SFD        8.125       6.750      $ 2,598.74      360
5963700         SAN DIEGO                             CA       92124      SFD        7.500       6.750      $ 2,069.67      360
5963734         OAKLAND                               CA       94611      SFD        7.500       6.750      $ 2,459.49      360
5963774         NOVATO                                CA       94947      SFD        7.375       6.750      $ 2,375.92      360
5963786         PLEASANTON                            CA       94588      SFD        7.375       6.750      $ 3,005.82      360
5963797         FORT BRAGG                            CA       95437      SFD        8.125       6.750      $ 3,712.49      360
5963810         ATLANTA                               GA       30327      SFD        8.125       6.750      $ 3,266.99      360
5963824         LA MESA                               CA       91941      SFD        7.375       6.750      $ 2,369.02      360
5963834         SAN DIEGO                             CA       92130      SFD        7.500       6.750      $ 2,388.52      360
5963837         LOS ANGELES                           CA       90038      MF2        8.000       6.750      $ 1,232.72      360
5963839         WEST HOLLYWOOD                        CA       90069      SFD        7.875       6.750      $ 2,283.97      360
5963855         BELLEVUE                              WA       98006      SFD        7.375       6.750      $ 3,259.99      360
5963872         HOLLISTER                             CA       95023      SFD        7.375       6.750      $ 3,425.06      360
5963885         SOUTH SAN FRANCISCO                   CA       94080      SFD        7.750       6.750      $ 2,786.84      360
5963929         FOSTER CITY                           CA       94404      SFD        7.750       6.750      $ 3,417.29      360
5964011         SAN DIEGO                             CA       92114      SFD        7.750       6.750      $ 1,002.98      360
5964031         ESCONDIDO                             CA       92027      SFD        7.750       6.750      $ 1,253.72      360
5964038         SAN FRANCISCO                         CA       94121      SFD        7.500       6.750      $ 3,041.58      360
5964041         ANTIOCH                               CA       94509      SFD        7.250       6.750      $ 2,571.46      360
5964050         EL DORADO HILLS                       CA       95741      SFD        7.500       6.750      $ 3,076.54      360
5964058         FREMONT                               CA       94539      SFD        8.125       6.750      $ 3,350.15      360
5964060         SCOTTSDALE                            AZ       85258      PUD        7.500       6.750      $ 3,310.78      360
5964080         PLEASANTON                            CA       94588      SFD        7.500       6.750      $ 3,321.27      360
5964086         ALAMEDA                               CA       94501      SFD        7.500       6.750      $ 2,307.41      360
5964089         ATLANTA                               GA       30327      SFD        7.375       6.750      $ 2,507.15      360
5964096         PLEASANTON                            CA       94566      SFD        7.875       6.750      $ 3,734.11      360
5964098         ALAMEDA                               CA       94502      SFD        7.625       6.750      $ 3,185.07      360
5964102         SAN JOSE                              CA       95124      SFD        7.875       6.750      $ 2,769.77      360
5964111         SAN JOSE                              CA       95116      SFD        8.625       6.750      $ 2,840.88      360
5964140         HAYWARD                               CA       94541      SFD        7.750       6.750      $ 3,116.39      360
5964153         LIVERMORE                             CA       94550      SFD        7.500       6.750      $ 2,831.82      360
5964159         LIVERMORE                             CA       94550      SFD        7.500       6.750      $ 2,838.81      360
5964160         SAN JOSE                              CA       95130      SFD        7.000       6.733      $ 2,561.41      360
5964166         IRVINE                                CA       92618      SFD        8.250       6.750      $ 3,865.27      360
5964170         SAN DIEGO                             CA       92128      SFD        7.875       6.750      $ 3,096.05      360
5964175         SAN CLEMENTE                          CA       92673      SFD        7.500       6.750      $ 2,520.67      360
5964188         ROHNERT PARK                          CA       94928      SFD        7.250       6.750      $ 2,619.56      360
5964740         CASTRO VALLEY                         CA       94546      SFD        7.375       6.750      $ 2,148.00      360
5964749         PRESTON                               WA       98050      SFD        7.625       6.750      $ 3,467.48      360
5964759         SAN JOSE                              CA       95132      SFD        7.625       6.750      $ 2,322.27      360
5964768         DUBLIN                                CA       94568      SFD        7.500       6.750      $ 2,304.61      360
5964965         TACOMA                                WA       98406      SFD        7.250       6.750      $ 4,229.15      360
5964979         POTOMAC                               MD       20854      SFD        7.750       6.750      $ 7,705.73      360
5966208         YORBA LINDA                           CA       92886      SFD        7.500       6.750      $ 3,321.27      360
5966228         CARLSBAD                              CA       92008      SFD        7.500       6.750      $ 2,129.11      360
5966237         HOPEDALE                              MA       01747      SFD        8.125       6.750      $ 2,111.66      360
5966246         BELMONT                               MA       02478      SFD        7.500       6.750      $ 2,489.20      360
5966264         BROOKLINE                             MA       02446      HCO        7.750       6.750      $ 3,324.15      360
5966274         LEMONT                                IL       60439      SFD        7.750       6.750      $ 2,657.89      360
5969431         ARLINGTON                             VA       22207      SFD        7.375       6.750      $ 3,453.38      360
5969443         LAKEWOOD                              CO       80215      SFD        7.750       6.750      $ 2,686.55      360
5969455         COLUMBUS                              OH       43221      SFD        7.500       6.750      $ 3,104.52      360
5969479         MANALAPAN                             NJ       08820      SFD        7.875       6.750      $ 3,655.80      360
5969487         BOULDER                               CO       80304      SFD        7.375       6.750      $ 2,068.23      360
5969490         BEAVERTON                             OR       97007      SFD        7.625       6.750      $ 2,017.22      360
5969509         STAFFORD                              NJ       08058      SFD        7.500       6.750      $ 2,265.46      360
5969524         CEDAR PARK                            TX       78613      SFD        7.375       6.750      $   690.68      360
5969539         BEAVERTON                             OR       97007      SFD        7.500       6.750      $   587.35      360
5969558         BETHESDA                              MD       20817      SFD        7.375       6.750      $ 4,012.82      360
5969596         CHANDLER                              AZ       85249      SFD        7.375       6.750      $ 2,577.60      360
5969645         MONUMENT                              CO       80132      SFD        7.500       6.750      $ 4,111.39      360
5969675         LAS VEGAS                             NV       89110      SFD        7.500       6.750      $ 1,725.32      360
5970350         BUFFALO GROVE                         IL       60089      SFD        7.500       6.750      $ 2,936.71      360
5970361         OAK PARK                              IL       60302      SFD        7.500       6.750      $ 2,097.65      360
5970371         WINCHESTER                            VA       22601      SFD        7.500       6.750      $ 2,008.15      360
5970384         BOULDER                               CO       80304      SFD        7.500       6.750      $ 3,887.63      360
5970402         PALOS HEIGHTS                         IL       60463      SFD        8.125       6.750      $   482.62      360
5970411         LAKE VILLA                            IL       60046      SFD        7.875       6.750      $   580.06      360
5970441         TEWKSBURY                             MA       01878      SFD        7.625       6.750      $ 2,371.11      360
5970459         NATICK                                MA       01760      SFD        7.875       6.750      $ 2,283.97      360
5970471         NAPERVILLE                            IL       60565      SFD        8.375       6.750      $ 2,249.81      360
5972208         ALISO VIEJO                           CA       92656      SFD        7.375       6.750      $ 2,704.00      360
5972213         HOBOKEN                               NJ       07030      SFD        8.125       6.750      $ 2,548.26      360
5972228         LAFAYETTE                             CO       80026      SFD        7.500       6.750      $ 2,403.10      360
5972240         GERMANTOWN                            MD       20874      SFD        7.250       6.750      $ 3,410.89      360
5973090         JEFFERSONVILLE                        NY       12748      SFD        7.875       6.750      $ 3,625.35      360
5973100         WELLESLEY                             MA       02481      SFD        7.625       6.750      $ 7,042.55      360
5973112         MORRISON                              CO       80465      SFD        7.375       6.750      $ 3,038.97      360
5973119         BROOKVILLE                            MD       20833      SFD        7.750       6.750      $ 3,524.75      360
5973124         LAFAYETTE                             CO       80026      SFD        7.375       6.750      $ 3,398.13      360
5973141         FAIRFAX                               VA       22032      SFD        8.000       6.750      $ 2,205.03      357
5973157         RINGOES                               NJ       08551      SFD        7.625       6.750      $ 2,477.28      360
5973411         FALLBROOK                             CA       92028      SFD        8.000       6.750      $ 3,852.27      360
5973429         DOWNERS GROVE                         IL       60515      SFD        7.500       6.750      $ 2,330.84      360
5973440         SCOTTSDALE                            AZ       85259      SFD        7.500       6.750      $ 3,244.36      360
5973460         KANSAS CITY                           MO       64112      HCO        7.750       6.750      $ 2,865.65      360
5973480         LEAWOOD                               KS       66224      SFD        7.375       6.750      $ 3,978.29      360
5973499         CHICAGO                               IL       60657      LCO        8.000       6.750      $ 2,127.92      360
5973671         WEST LINN                             OR       97068      SFD        7.375       6.750      $ 2,210.17      360
5973681         ANTIOCH                               CA       94509      SFD        7.500       6.750      $ 2,279.44      360
5973690         KELLER                                TX       76248      SFD        7.750       6.750      $ 2,477.00      360
5973709         MT AIRY                               MD       21771      SFD        7.625       6.750      $ 3,397.41      360
5974292         HILTON HEAD ISLAND                    SC       29926      SFD        7.250       6.750      $ 2,217.08      360
5974302         CENTREVILLE                           VA       20120      SFD        7.375       6.750      $ 3,876.07      360
5974312         GREAT NECK                            NY       11020      SFD        7.250       6.750      $ 2,725.30      360
5974656         GAINESVILLE                           GA       30506      SFD        8.000       6.750      $ 2,612.21      360
5974667         GAITHERSBURG                          MD       20882      SFD        7.500       6.750      $ 2,545.15      360
5974685         ASHBURN                               VA       20147      SFD        7.375       6.750      $ 2,403.55      360
5974700         CHEVY CHASE                           MD       20815      SFD        7.750       6.750      $ 2,629.24      360
5974707         UNIVERSITY PARK                       TX       75205      SFD        7.500       6.750      $ 4,251.23      360
5975137         SEA ISLE CITY                         NJ       08243      LCO        7.875       6.750      $ 3,103.30      360
5975187         SAN JOSE                              CA       95131      SFD        7.250       6.750      $ 2,899.25      360
5975195         ARCADIA                               CA       91006      HCO        7.250       6.750      $ 2,073.82      360
5975203         FOLSOM                                CA       95630      SFD        7.375       6.750      $ 2,462.26      360
5975224         SEBASTOPOL                            CA       95472      SFD        7.500       6.750      $ 2,447.25      360
5975225         SAN JOSE                              CA       95116      SFD        7.750       6.750      $ 3,077.71      360
5975247         FAIRFIELD                             CA       94533      SFD        7.625       6.750      $ 2,264.94      360
5975315         SAN JOSE                              CA       95111      SFD        7.375       6.750      $ 2,369.02      360
5975355         ANNAPOLIS                             MD       21403      SFD        8.000       6.750      $ 2,852.88      360
5975375         BURLINGTON                            CA       94010      SFD        7.375       6.750      $ 4,489.39      360
5975392         SAN LEANDRO                           CA       94577      SFD        7.625       6.750      $ 2,032.78      360
5976168         EVERGREEN                             CO       80439      SFD        7.625       6.750      $ 3,354.95      360
5977248         SHOW LOW                              AZ       85902      PUD        7.500       6.750      $ 2,796.86      360
5977497         MULLICA HILL                          NJ       08062      SFD        7.500       6.750      $ 2,943.70      360
5977525         SUPERIOR                              CO       80027      SFD        7.500       6.750      $ 2,456.86      360
5977528         SAN DIEGO                             CA       92130      SFD        7.375       6.750      $ 3,246.17      360
5977538         BUFFALO GROVE                         IL       60089      SFD        8.500       6.750      $ 2,940.33      360
5977551         LITTLTON                              CO       80128      SFD        8.125       6.750      $ 1,647.60      360
5977579         CARLSBAD                              CA       92009      SFD        7.375       6.750      $ 2,801.38      360
5977580         GAITHERSBURG                          MD       20878      SFD        7.250       6.750      $ 3,255.95      360
5977597         MIAMI                                 FL       33187      SFD        8.000       6.750      $ 3,301.95      360
5977604         BREWSTER                              NY       10509      SFD        7.250       6.750      $ 2,196.61      360
5977623         ELIZABETH                             CO       80107      SFD        7.000       6.733      $ 2,524.82      360
5977645         PHOENIX                               AZ       85018      SFD        7.875       6.750      $ 2,854.97      360
5977666         PLEASANTON                            CA       94588      SFD        7.625       6.750      $ 2,477.28      360
5977668         STERLING                              VA       20164      SFD        7.500       6.750      $ 2,237.49      360
5977676         LISLE                                 IL       60532      SFD        7.500       6.750      $ 2,136.80      360
5977710         TEMPE                                 AZ       85284      SFD        8.000       6.750      $ 2,221.47      360
5977728         UPPER ARLINGTON                       OH       43221      SFD        7.750       6.750      $ 2,034.62      360
5977806         BRISTOW                               VA       20136      SFD        8.125       6.750      $ 2,461.38      360
5977849         BLOOMFIELD HILLS                      MI       48302      SFD        7.500       6.750      $ 6,957.19      360
5977878         SAN FRANCISCO                         CA       94110      MF2        7.750       6.750      $ 1,432.82      360
5977894         PRINCETON                             NJ       08540      SFD        7.625       6.750      $ 6,440.93      360
5977922         ASHBURN                               VA       20147      SFD        7.625       6.750      $ 2,745.89      360
5977944         SAN JOSE                              CA       95133      SFD        7.250       6.750      $ 2,728.71      360
5977970         PARADISE VALLEY                       AZ       85253      SFD        7.625       6.750      $ 2,468.44      360
5977981         EAST POINT                            FL       32328      SFD        7.375       6.750      $ 3,315.25      360
5977996         GAITHERSBURG                          MD       20882      SFD        7.750       6.750      $ 2,246.67      360
5978082         LIVERMORE                             CA       94550      SFD        7.500       6.750      $ 4,118.38      360
5978110         TUCSON                                AZ       85750      SFD        7.750       6.750      $ 3,094.90      360
5978125         TUCSON                                AZ       85718      SFD        7.750       6.750      $ 2,908.63      360
5978259         PENNGROVE                             CA       94951      SFD        7.625       6.750      $ 3,146.14      360
5978278         SAN JOSE                              CA       95121      SFD        7.750       6.750      $ 2,794.01      360
5978288         SAN DIEGO                             CA       92119      SFD        8.000       6.750      $ 2,421.42      360
5978295         OLDSMAR                               FL       34677      SFD        7.250       6.750      $ 2,558.16      360
5978348         AUSTIN                                TX       78703      SFD        7.375       6.750      $ 5,870.74      360
5978352         WATSONVILLE                           CA       95076      SFD        7.250       6.750      $ 2,346.69      360
5978410         CROWNSVILLE                           MD       21032      SFD        7.250       6.750      $ 3,833.83      360
5978459         SAN RAMON                             CA       94583      SFD        7.250       6.750      $ 2,892.09      360
5978609         MILL VALLEY                           CA       94941      SFD        7.500       6.750      $ 3,216.39      360
5978610         ALEXANDRIA                            VA       22314      HCO        7.250       6.750      $ 2,024.70      360
5978624         NORTH BEND                            WA       98045      SFD        7.250       6.750      $ 2,870.26      360
5978642         WASHINGTON                            DC       20007      PUD        7.500       6.750      $ 4,544.89      360
5978653         GRANADA HILLS                         CA       91344      SFD        7.750       6.750      $ 2,579.08      360
5978665         PLEASANTON                            CA       94588      SFD        7.500       6.750      $ 3,132.48      360
5978686         SALINAS                               CA       93908      SFD        7.500       6.750      $ 3,369.51      360
5978691         DUBLIN                                CA       94568      SFD        7.750       6.750      $ 3,044.75      360
5978707         EL CAJON                              CA       92020      SFD        7.250       6.750      $ 2,680.95      360
5978708         MOUNTAIN CENTER                       CA       92561      SFD        8.125       6.750      $   779.62      360
5978709         SEATTLE                               WA       98115      SFD        7.625       6.750      $ 2,135.77      360
5978718         TUSTIN                                CA       92782      LCO        7.375       6.750      $ 2,020.22      360
5978723         DALY CITY                             CA       94015      SFD        7.750       6.750      $ 2,309.71      360
5978739         SOUTH SAN FRANCISCO                   CA       94080      SFD        7.750       6.750      $ 2,462.31      360
5978744         SAN JOSE                              CA       95119      SFD        8.000       6.750      $ 2,553.50      360
5978757         CORONA                                CA       92882      SFD        7.500       6.750      $ 2,796.86      360
5978767         BANNING                               CA       92220      SFD        7.750       6.750      $ 2,378.49      360
5978776         SAN DIEGO                             CA       92130      SFD        7.500       6.750      $ 3,091.23      360
5978784         NEW ORLEANS                           LA       70118      SFD        7.625       6.750      $ 3,737.15      360
5978786         MERCER ISLAND                         WA       98040      SFD        7.250       6.750      $ 3,192.58      360
5978791         EDGEWATER                             MD       21037      SFD        7.750       6.750      $ 3,270.06      360
5978905         TUCSON                                AZ       85718      SFD        7.625       6.750      $ 2,011.55      360
5978917         WESTMINSTER                           CO       80031      SFD        7.500       6.750      $ 3,048.58      360
5979053         PARKER                                CO       80134      SFD        7.375       6.750      $ 2,171.49      360
5979069         ENGLEWOOD                             CO       80111      SFD        7.625       6.750      $ 2,689.62      360
5979072         CONCORD                               CA       94521      SFD        7.500       6.750      $ 2,311.95      360
5979084         WINNETKA                              IL       60093      SFD        7.500       6.750      $ 3,391.19      360
5979101         BOULDER                               CO       80301      SFD        7.875       6.750      $ 2,697.62      360
5979115         CHANDLER                              AZ       85225      SFD        7.875       6.750      $   642.41      360
5979158         HUNTINGTON BEACH                      CA       92648      SFD        7.500       6.750      $ 3,251.35      360
5979161         SOUTH LYON                            MI       48178      SFD        7.625       6.750      $ 2,965.66      360
5979181         WEST BLOOMFIELD                       MI       48323      SFD        7.750       6.750      $ 2,149.24      360
5979205         SAN PEDRO                             CA       90731      SFD        7.375       6.750      $ 3,018.25      360
5979211         WALL                                  NJ       08750      SFD        7.875       6.750      $ 2,334.73      360
5979235         FISHERS                               IN       46038      SFD        7.875       6.750      $ 1,273.23      360
5979242         SAN JOSE                              CA       95136      SFD        7.750       6.750      $ 3,381.47      360
5979274         OAKLAND                               CA       94602      SFD        7.375       6.750      $ 3,259.99      360
5979280         ST.LOUIS                              MO       63117      SFD        7.500       6.750      $ 3,691.86      360
5979296         MEDFORD                               NJ       08055      SFD        7.125       6.750      $ 2,317.60      360
5979322         MORGAN HILL                           CA       95037      SFD        7.375       6.750      $ 4,351.25      360
5979325         SCOTTSDALE                            AZ       85255      SFD        7.500       6.750      $ 2,216.52      360
5979350         TUCSON                                AZ       85719      SFD        7.750       6.750      $   967.16      360
5979360         PHOENIX                               AZ       85008      SFD        7.625       6.750      $ 1,090.00      360
5979368         SCOTTSDALE                            AZ       85259      SFD        7.875       6.750      $ 2,710.31      360
5979383         SAN RAMON                             CA       94583      SFD        7.500       6.750      $ 3,146.47      360
5979393         ASHBURN                               VA       20148      SFD        7.500       6.750      $ 2,182.60      360
5979406         OLNEY                                 MD       20832      SFD        7.250       6.750      $ 2,670.38      360
5979474         SONOMA                                CA       95476      SFD        7.500       6.750      $ 3,251.35      360
5979547         SOUTH SAN FRANCISCO                   CA       94080      SFD        7.875       6.750      $ 1,645.91      360
5979579         ENCINITAS                             CA       92024      SFD        7.500       6.750      $ 2,338.17      360
5979617         SAN DIEGO                             CA       92107      SFD        7.750       6.750      $ 2,650.73      360
5979651         RIVERSIDE                             CA       92504      SFD        7.500       6.750      $ 3,076.54      360
5979736         SARATOGA                              CA       95070      SFD        7.625       6.750      $ 3,317.78      360
5979784         LIVERMORE                             CA       94550      SFD        7.625       6.750      $ 2,827.64      360
5979884         NEW ROCHELLE                          NY       10804      SFD        7.375       6.750      $ 1,942.52      360
5980550         TEMECULA                              CA       92591      SFD        7.625       6.750      $ 3,057.67      360
5980751         CONCORD                               CA       94521      SFD        7.625       6.750      $ 2,393.76      360
5980770         PLEASANTON                            CA       94588      SFD        7.750       6.750      $ 2,364.16      360
5980900         CYPRESS                               TX       77429      SFD        7.375       6.750      $ 2,579.67      360
5980926         EVANSTON                              IL       60202      SFD        7.875       6.750      $ 2,675.51      360
5980996         NOVATO                                CA       94949      SFD        7.625       6.750      $ 3,468.19      360
5981027         CHAPEL HILL                           NC       27514      SFD        7.500       6.750      $ 4,544.89      360
5981073         PLACITAS                              NM       87043      SFD        7.250       6.750      $ 2,054.71      360
5981094         YUCAIPA                               CA       92399      SFD        7.500       6.750      $ 2,671.00      360
5981111         NEEDHAM                               MA       02192      SFD        7.375       6.750      $ 3,108.04      360
5981165         CARLSBAD                              CA       92009      SFD        7.625       6.750      $ 2,205.49      360
5981363         DALLAS                                TX       75230      SFD        7.250       6.750      $ 2,319.40      360
5981919         LIBERTYVILLE                          IL       60048      SFD        7.500       6.750      $ 2,209.52      360
5981935         POTOMAC                               MD       20854      SFD        7.375       6.750      $ 2,866.31      360
5981953         DEERFIELD                             IL       60015      SFD        7.375       6.750      $ 2,403.55      360
5981974         ALEXANDRIA                            VA       22307      SFD        7.125       6.750      $ 3,368.60      360
5981975         REISTERSTOWN                          MD       21136      SFD        7.250       6.750      $ 2,953.82      360
5981990         DALLAS                                TX       75225      SFD        7.750       6.750      $ 3,782.66      360
5982016         TAKOMA PARK                           MD       20912      SFD        7.750       6.750      $ 2,856.70      360
5982036         HIGLEY                                AZ       85236      SFD        7.625       6.750      $ 2,208.32      360
5982051         SPRINGBORO                            OH       45066      SFD        7.625       6.750      $ 2,984.06      360
5982085         BETHESDA                              MD       20816      SFD        7.375       6.750      $ 2,271.29      360
5982099         OREGON CITY                           OR       97045      SFD        7.125       6.750      $ 2,007.69      360
5982112         PHOENIX                               AZ       85023      SFD        7.500       6.750      $ 2,710.47      360
5982127         KENILWORTH                            IL       60043      SFD        8.375       6.750      $ 3,496.34      360
5982147         CHARLOTTESVILLE                       VA       22903      SFD        7.375       6.750      $ 3,280.71      360
5982148         GILBERT                               AZ       85296      SFD        7.250       6.750      $ 2,964.06      360
5982157         HERNDON                               VA       20171      SFD        7.375       6.750      $ 2,583.82      360
5982170         PORTSMOUTH                            VA       23701      SFD        7.375       6.750      $ 2,237.79      360
5982176         TEMECULA                              CA       92592      SFD        7.375       6.750      $ 1,712.19      360
5982294         WELLFLEET                             MA       02667      SFD        8.250       6.750      $ 1,202.03      360
5982309         SAN JOSE                              CA       95131      SFD        7.750       6.750      $ 1,697.90      360
5982333         MILPITAS                              CA       95035      SFD        7.250       6.750      $ 2,933.36      360
5982335         GAMBRILLS                             MD       21054      SFD        7.250       6.750      $ 2,068.36      360
5982352         VALLEY CENTER                         CA       92082      SFD        7.750       6.750      $ 2,229.47      360
5982353         ANCHORAGE                             KY       40223      SFD        7.500       6.750      $ 2,904.89      360
5982361         CORTE MADERA                          CA       94925      SFD        7.375       6.750      $ 2,424.27      360
5982371         LADERA RANCH                          CA       92694      SFD        7.500       6.750      $ 2,936.70      360
5982374         FREMONT                               CA       94555      SFD        8.250       6.750      $ 2,986.28      360
5982375         BARTLETT                              IL       60103      SFD        7.750       6.750      $ 2,603.09      360
5982382         SAN BRUNO                             CA       94066      SFD        7.125       6.750      $ 2,270.43      360
5982383         VIENNA                                VA       22182      SFD        7.875       6.750      $ 2,827.78      360
5982391         DANVILLE                              CA       94526      SFD        7.625       6.750      $ 4,140.59      360
5982393         ATLANTA                               GA       30307      SFD        7.375       6.750      $ 2,106.56      360
5982401         SALINAS                               CA       93907      SFD        7.500       6.750      $ 2,153.58      360
5982413         LAGUNA NIGUEL                         CA       92677      SFD        7.500       6.750      $ 2,272.45      360
5982420         SOUTH SAN FRANCISCO                   CA       94080      SFD        7.500       6.750      $ 2,995.43      360
5982423         PARADISE VALLEY                       AZ       85253      SFD        7.375       6.750      $ 2,624.57      360
5982428         PLEASANTON                            CA       94566      SFD        7.500       6.750      $ 2,771.69      360
5982436         VERNON HILLS                          IL       60061      LCO        7.625       6.750      $ 2,050.84      360
5982440         FAIR OAKS                             CA       95628      SFD        7.500       6.750      $ 2,293.42      360
5982448         DALLAS                                TX       75214      SFD        7.625       6.750      $ 3,284.17      360
5982453         AUSTIN                                TX       78746      SFD        7.250       6.750      $ 3,005.67      360
5982668         LOUISVILLE                            KY       40222      SFD        7.250       6.750      $ 2,285.30      360
5982669         SEATTLE                               WA       98105      SFD        7.250       6.750      $ 2,251.18      360
5982681         MONTCLAIR                             NJ       07042      SFD        7.500       6.750      $ 2,447.26      360
5982687         WASHINGTON                            DC       20015      SFD        7.375       6.750      $ 2,999.61      360
5982693         SAN JOSE                              CA       95132      SFD        7.500       6.750      $ 2,398.31      360
5982730         ELDORADO HILLS                        CA       95762      SFD        7.375       6.750      $ 1,194.87      360
5982735         EVERGREEN                             CO       80439      SFD        8.000       6.750      $ 2,383.27      360
5982754         LOTHIAN                               MD       20711      SFD        7.500       6.750      $ 2,176.14      360
5982760         BROOMES ISLAND                        MD       20615      SFD        7.500       6.750      $ 3,322.76      360
5982768         CARRY                                 NC       27513      SFD        7.500       6.750      $ 3,282.11      360
5982779         ALPHARETTA                            GA       30005      SFD        7.125       6.750      $ 2,573.60      360
5982815         SAN DIEGO                             CA       92131      SFD        7.125       6.750      $ 2,213.17      360
5982837         AUBURN                                CA       95602      SFD        7.750       6.750      $ 3,940.27      360
5982865         BOULDER                               CO       80301      PUD        7.500       6.750      $ 2,508.88      300
5982878         MONMOUTH BEACH                        NJ       07750      SFD        7.625       6.750      $ 2,388.10      360
5982888         CINCINNATI                            OH       45241      SFD        7.500       6.750      $ 2,167.56      360
5982893         HYATTSVILLE                           MD       20782      SFD        7.500       6.750      $ 2,681.49      360
5982906         SANTA CLARITA                         CA       91350      SFD        7.375       6.750      $ 2,710.90      360
5982908         CINCINNATI                            OH       45242      SFD        7.500       6.750      $ 2,265.46      360
5982916         SANTA CLARA                           CA       95054      SFD        8.250       6.750      $ 2,238.77      360
5982923         TEMECULA                              CA       92592      SFD        7.500       6.750      $ 2,097.65      360
5982937         GREAT FALLS                           VA       22066      SFD        7.000       6.733      $ 5,079.59      360
5982941         GROSSE ILE                            MI       48138      SFD        7.375       6.750      $ 3,045.88      360
5982949         ROCKFORD                              MI       49341      SFD        7.500       6.750      $ 2,083.66      360
5982980         OMAHA                                 NE       68118      SFD        7.250       6.750      $ 2,182.97      360
5982992         SCOTTSDALE                            AZ       85255      SFD        7.250       6.750      $ 2,660.49      360
5983006         BOULDER                               CO       80302      SFD        7.625       6.750      $ 4,220.23      360
5983007         SCOTTSDALE                            AZ       85255      SFD        7.500       6.750      $ 2,740.92      360
5983048         LIGHTHOUSE POINT                      FL       33064      SFD        7.375       6.750      $ 2,845.59      360
5983092         TUCSON                                AZ       85749      SFD        7.250       6.750      $ 2,182.96      360
5983109         BLUE SPRINGS                          MO       64014      SFD        7.500       6.750      $ 3,775.76      360
5983148         RESTON                                VA       20194      SFD        7.500       6.750      $ 3,146.47      360
5983178         DUNE ACRES                            IN       46304      SFD        7.500       6.750      $ 2,293.43      360
5983193         ALEXANDRIA                            VA       22314      SFD        7.250       6.750      $ 3,301.74      360
5983213         TUCSON                                AZ       85749      SFD        7.500       6.750      $ 2,587.09      360
5983219         ALEXANDRIA                            VA       22315      SFD        8.125       6.750      $ 2,632.53      360
5983227         ATLANTA                               GA       30327      SFD        7.750       6.750      $ 4,420.26      360
5983236         ALISO VIEJO                           CA       92656      SFD        7.125       6.750      $ 2,509.94      360
5983256         MESA                                  AZ       85202      SFD        8.250       6.750      $ 1,103.61      360
5983260         ATLANTA                               GA       30318      PUD        7.375       6.750      $ 1,547.12      360
5983399         ORANGE PARK                           FL       32073      SFD        7.625       6.750      $ 1,305.88      360
5983405         ASHLAND                               OR       97520      SFD        7.500       6.750      $ 2,349.37      360
5983447         OAKTON                                VA       22124      SFD        7.500       6.750      $ 2,267.91      360
5983449         AURORA                                CO       80015      SFD        7.500       6.750      $ 2,891.26      360
5983463         CHICAGO                               IL       60614      LCO        7.875       6.750      $ 2,711.76      360
5983479         ROANOKE                               VA       24019      SFD        7.250       6.750      $ 2,659.13      360
5983501         HIGHPOINT                             NC       27265      SFD        7.250       6.750      $ 3,376.78      360
5983511         OVIEDO                                FL       32765      SFD        7.500       6.750      $ 2,097.65      360
5983672         DEARBORN                              MI       48126      SFD        7.500       6.750      $ 3,160.45      360
5983733         LOUISVILLE                            KY       40223      SFD        7.500       6.750      $ 3,076.55      360
5983773         BOWIE                                 MD       20720      SFD        7.500       6.750      $ 1,958.15      360
5983828         BELTSVILLE                            MD       20705      SFD        8.000       6.750      $ 2,739.43      353
5984131         RIO VERDE                             AZ       85263      SFD        7.375       6.750      $ 2,127.28      360
5984141         EVANSTON                              IL       60201      SFD        7.500       6.750      $ 2,228.75      360
5984147         LONGWOOD                              FL       32779      SFD        7.500       6.750      $ 2,097.64      360
5984158         AURORA                                OH       44202      SFD        7.375       6.750      $ 3,902.31      360
5984167         HOUSTON                               TX       77024      SFD        7.375       6.750      $ 3,108.04      360
5984176         FARMINGTON                            MI       48331      SFD        7.375       6.750      $ 2,520.97      360
5984177         ASHBURN                               VA       20147      SFD        7.500       6.750      $ 2,612.27      360
5984186         TRACY                                 CA       95377      SFD        7.625       6.750      $ 2,264.95      360
5984202         TUCSON                                AZ       85715      SFD        7.500       6.750      $ 2,691.98      360
5984214         POTOMAC                               MD       20854      SFD        7.250       6.750      $ 3,990.73      360
5984224         ROCKVILLE                             MD       20850      SFD        7.250       6.750      $ 3,192.58      360
5984235         WASHINGTON                            DC       20016      SFD        7.375       6.750      $ 2,648.74      360
5984250         WASHINGTON                            DC       20016      SFD        7.500       6.750      $ 2,746.52      360
5984256         LAGUNA BEACH                          CA       92651      SFD        7.750       6.750      $ 2,471.63      360
5984262         ANN ARBOR                             MI       48104      SFD        7.500       6.750      $ 2,261.96      360
5984276         SAN DIEGO                             CA       92131      SFD        8.000       6.750      $ 2,179.29      360
5984293         LEXINGTON                             KY       40504      SFD        7.875       6.750      $ 3,253.27      354
5984295         LYONS                                 CO       80540      SFD        7.625       6.750      $ 2,070.30      360
5984327         MALVERN                               PA       19355      SFD        7.625       6.750      $ 3,715.92      360
5984488         BOULDER                               CO       80304      SFD        7.375       6.750      $ 4,144.06      360
5984524         MERRICK                               NY       11566      SFD        7.625       6.750      $ 2,406.50      360
5984555         CONCORD                               CA       94520      LCO        7.875       6.750      $   866.46      360
5984649         BOULDER                               CO       80302      SFD        7.500       6.750      $ 3,910.01      360
5984670         RALEIGH                               NC       27612      SFD        7.375       6.750      $ 2,762.70      360
5984710         MONTGOMERY                            NJ       08853      SFD        7.375       6.750      $ 2,408.11      360
5984752         VIENNA                                VA       22181      SFD        7.375       6.750      $ 3,038.29      360
5984817         RINGWOOD                              NJ       07456      SFD        8.250       6.750      $   901.53      360
5984839         TUCSON                                AZ       85718      SFD        7.500       6.750      $ 1,394.93      360
5984937         UNIVERSITY PARK                       TX       75225      SFD        7.500       6.750      $ 6,852.30      360
5984959         WOODSTOCK                             IL       60098      SFD        7.375       6.750      $ 3,703.40      360
5984995         MANSON                                IA       50563      SFD        7.000       6.733      $   972.68      360
5985011         SUMMIT                                NJ       07901      SFD        7.250       6.750      $ 2,614.10      360
5985235         SISTERS                               OR       97759      SFD        7.500       6.750      $ 3,076.55      360
5985278         FAIRFIELD                             CA       94585      SFD        7.250       6.750      $ 2,333.05      360
5985345         CHANTILLY                             VA       20151      SFD        7.750       6.750      $ 2,319.03      360
5985378         SANTA FE                              NM       87505      SFD        7.250       6.750      $ 3,629.18      360
5985407         WASHINGTON                            DC       20007      SFD        7.500       6.750      $ 5,943.33      360
5985456         KANSAS CITY                           MO       64154      SFD        7.375       6.750      $ 3,411.94      360
5985465         SCOTTSDALE                            AZ       85255      SFD        7.500       6.750      $ 4,488.96      360
5987280         CINCINNATI                            OH       45243      SFD        7.875       6.750      $ 4,011.81      360
5987326         OLD TAPPAN                            NJ       07675      SFD        7.750       6.750      $ 3,796.99      360
5987370         ANNANDALE                             VA       22003      SFD        7.500       6.750      $ 2,789.87      360
5987525         LONG BEACH                            NJ       08008      SFD        7.250       6.750      $ 4,423.92      360
5987536         PANAMA CITY BEACH                     FL       32408      SFD        8.250       6.750      $ 2,133.60      360
5987561         CARMEL                                IN       46032      SFD        7.500       6.750      $ 2,516.48      360
5987564         FLAGSTAFF                             AZ       86001      SFD        7.375       6.750      $ 3,038.98      360
5987581         ARLINGTON                             VA       22202      PUD        7.250       6.750      $ 2,368.52      360
5987591         SYLVAN LAKE                           MI       48320      SFD        7.250       6.750      $ 3,751.97      360
5988195         DEL MAR                               CA       92014      SFD        7.500       6.750      $ 2,796.86      360
5988887         HIALEAH GARDENS                       FL       33016      SFD        7.875       6.750      $ 2,530.50      360
5988930         TOLEDO                                OH       43606      SFD        7.500       6.750      $ 2,115.83      360
5989008         MAPLETON                              UT       84664      SFD        7.250       6.750      $ 2,004.82      360
5989830         WOODBRIDGE                            VA       22192      SFD        8.500       6.750      $ 2,191.41      360
5989877         SPICEWOOD                             TX       78669      SFD        7.250       6.750      $ 2,182.97      360


WFMBS
WFMBS 2001-15 EXHIBIT F-3B Group II Loans
30 YEAR FIXED RATE NON-RELOCATION LOANS (continued)


(i)            (viii)          (ix)         (x)        (xi)        (xii)       (xiii)       (xv)       (xvi)
------------  ---------     ------------   ------    ---------   ----------    -------    -------     ------
                              CUT-OFF
MORTGAGE      SCHEDULED        DATE                               MORTGAGE                 MASTER      FIXED
LOAN          MATURITY       PRINCIPAL                           INSURANCE     SERVICE    SERVICE     RETAIN
NUMBER          DATE          BALANCE       LTV       SUBSIDY       CODE         FEE        FEE        YIELD
------------  ---------     ------------   ------    ---------   ----------    -------    -------     ------
5832321       1-Apr-31       $107,839.20   90.00                     38         0.250      0.017       0.483
5832329       1-Apr-31       $189,695.21   66.67                                0.250      0.017       0.108
5843632       1-Oct-30     $1,492,917.13   60.00                                0.250      0.017       1.733
5871299       1-Dec-30       $334,686.51   73.78                                0.250      0.017       1.608
5878627       1-Nov-30       $358,555.53   90.00                     11         0.250      0.017       1.858
5888551       1-Nov-30       $695,650.80   75.75                                0.375      0.017       1.358
5893264       1-Jan-31       $554,109.61   80.00                                0.250      0.017       0.983
5905321       1-Jan-31       $595,966.86   77.16                                0.250      0.017       0.983
5905501       1-Jan-31       $997,155.14   73.05                                0.250      0.017       1.858
5909731       1-Jan-30       $378,265.52   76.00                                0.250      0.017       1.608
5909927       1-Nov-30       $736,875.03   76.02                                0.250      0.017       1.608
5914370       1-Jan-31     $1,295,797.76   68.42                                0.250      0.017       1.233
5919389       1-Apr-31       $824,641.91   53.29                                0.250      0.017       0.000
5935775       1-Mar-31       $319,265.02   53.78                                0.250      0.017       0.358
5939806       1-Mar-31       $291,185.45   80.00                                0.250      0.017       0.358
5943473       1-Mar-31       $295,320.14   79.57                                0.250      0.017       0.358
5947355       1-Feb-31       $361,446.71   80.00                                0.250      0.017       0.733
5947946       1-Feb-31       $327,586.74   90.00                     01         0.250      0.017       0.858
5953897       1-Feb-31       $339,006.25   80.00                                0.250      0.017       0.608
5953925       1-Mar-31       $899,329.64   80.00                                0.250      0.017       0.358
5954166       1-Jan-31       $418,078.24   95.00                     13         0.250      0.017       1.358
5958580       1-Feb-31       $817,407.48   48.96                                0.250      0.017       0.358
5959218       1-Mar-31       $498,869.84   32.94                                0.250      0.017       0.483
5960089       1-Mar-31       $425,396.07   80.00                                0.250      0.017       0.233
5960132       1-Mar-31       $382,703.03   53.64                                0.250      0.017       0.858
5960146       1-Mar-31       $429,083.64   78.18                                0.250      0.017       0.733
5960155       1-Mar-31       $300,243.89   89.96                                0.250      0.017       0.608
5960167       1-Mar-31       $518,805.65   61.18                                0.250      0.017       0.358
5961622       1-Mar-31       $365,239.41   75.00                                0.250      0.017       0.858
5961636       1-Mar-31       $408,128.38   79.42                                0.250      0.017       0.733
5961646       1-Mar-31       $748,401.70   60.00                                0.250      0.017       0.733
5961747       1-Mar-31       $441,533.07   73.75                                0.250      0.017       0.608
5961795       1-Mar-31       $418,989.12   80.00                                0.250      0.017       0.358
5961932       1-Mar-31       $399,168.73   80.00                                0.250      0.017       0.858
5961940       1-Mar-31       $592,635.69   54.00                                0.250      0.017       0.358
5961950       1-Mar-31       $136,715.27   59.57                                0.250      0.017       0.858
5961951       1-Mar-31       $349,075.32   69.31                                0.250      0.017       0.233
5961964       1-Mar-31       $331,274.52   76.85                                0.250      0.017       0.608
5961970       1-Mar-31       $323,237.16   80.00                                0.250      0.017       0.233
5961984       1-Mar-31       $439,014.25   80.00                                0.250      0.017       0.483
5961988       1-Mar-31       $404,970.85   70.00                                0.250      0.017       0.000
5961998       1-Mar-31       $583,753.32   36.00                                0.250      0.017       0.733
5962013       1-Mar-31       $348,178.28   69.94                                0.250      0.017       0.233
5962029       1-Mar-31       $430,034.41   35.92                                0.250      0.017       0.483
5962038       1-Mar-31       $494,233.94   74.86                                0.250      0.017       1.108
5962052       1-Mar-31        $85,726.40   67.58                                0.250      0.017       1.108
5962073       1-Mar-31       $349,308.49   60.34                                0.250      0.017       1.108
5962083       1-Mar-31       $363,163.95   80.00                                0.250      0.017       0.358
5962100       1-Mar-31       $318,869.52   69.57                                0.250      0.017       0.233
5962354       1-Mar-31       $307,359.94   70.00                                0.250      0.017       0.858
5962442       1-Mar-31       $511,933.89   76.57                                0.250      0.017       0.858
5962466       1-Apr-31       $296,370.59   68.28                                0.250      0.017       0.233
5962495       1-Mar-31       $296,398.16   88.66                     06         0.250      0.017       0.983
5962505       1-Mar-31       $406,387.50   72.09                                0.250      0.017       0.483
5962520       1-Mar-31       $303,318.93   80.00                                0.250      0.017       0.483
5962546       1-Mar-31       $319,227.73   67.37                                0.250      0.017       0.108
5962557       1-Apr-31       $324,539.76   78.88                                0.250      0.017       0.733
5962571       1-Mar-31       $411,099.73   74.91                                0.250      0.017       0.608
5962579       1-Mar-31       $493,863.08   75.00                                0.250      0.017       0.358
5962589       1-Mar-31       $518,834.99   80.00                                0.250      0.017       0.483
5962603       1-Mar-31       $438,439.84   75.76                                0.250      0.017       0.608
5962614       1-Mar-31       $533,942.99   66.63                                0.250      0.017       1.108
5962623       1-Mar-31       $377,174.03   74.85                                0.250      0.017       0.608
5962636       1-Mar-31       $318,965.70   73.49                                0.250      0.017       0.358
5962665       1-Mar-31       $252,048.02   62.37                                0.250      0.017       0.608
5962685       1-Mar-31       $643,949.77   80.00                                0.250      0.017       0.608
5962690       1-Mar-31       $318,554.62   69.57                                0.250      0.017       0.483
5963135       1-Mar-31       $399,209.70   78.13                                0.250      0.017       1.108
5963142       1-Mar-31       $473,987.73   55.23                                0.250      0.017       0.733
5963148       1-Mar-31       $296,367.08   64.57                                0.250      0.017       0.733
5963153       1-Apr-31       $307,541.41   80.00                                0.250      0.017       0.483
5963419       1-Mar-31       $419,057.71   60.00                                0.250      0.017       0.733
5963436       1-Mar-31       $399,081.27   76.92                                0.250      0.017       0.358
5963468       1-Mar-31       $350,413.18   80.00                                0.250      0.017       0.483
5963494       1-Mar-31       $423,001.71   74.52                                0.250      0.017       0.233
5963614       1-Mar-31       $447,210.62   79.99                                0.250      0.017       0.608
5963625       1-Mar-31       $140,085.44   80.00                                0.250      0.017       0.483
5963633       1-Mar-31       $573,711.79   66.09                                0.250      0.017       0.483
5963635       1-Mar-31       $552,758.82   74.76                                0.250      0.017       0.483
5963649       1-Apr-31       $301,971.76   90.00                     06         0.250      0.017       0.733
5963650       1-Mar-31       $314,328.70   75.00                                0.250      0.017       0.733
5963660       1-Apr-31       $320,533.86   66.88                                0.250      0.017       0.608
5963667       1-Mar-31       $538,748.13   71.05                                0.250      0.017       0.733
5963672       1-Mar-31       $349,308.49   66.67                                0.250      0.017       1.108
5963700       1-Mar-31       $295,245.50   80.00                                0.250      0.017       0.483
5963734       1-Mar-31       $350,538.65   67.00                                0.250      0.017       0.483
5963774       1-Mar-31       $343,209.91   80.00                                0.250      0.017       0.358
5963786       1-Apr-31       $434,487.53   80.00                                0.250      0.017       0.358
5963797       1-Mar-31       $499,012.12   65.10                                0.250      0.017       1.108
5963810       1-Mar-31       $439,130.68   80.00                                0.250      0.017       1.108
5963824       1-Mar-31       $342,212.18   77.43                                0.250      0.017       0.358
5963834       1-Mar-31       $340,834.68   80.00                                0.250      0.017       0.483
5963837       1-Mar-31       $167,659.58   80.00                                0.250      0.017       0.983
5963839       1-Mar-31       $314,345.37   75.90                                0.250      0.017       0.858
5963855       1-Mar-31       $470,915.89   80.00                                0.250      0.017       0.358
5963872       1-Mar-31       $494,588.71   80.00                                0.250      0.017       0.358
5963885       1-Mar-31       $388,171.02   74.81                                0.250      0.017       0.733
5963929       1-Apr-31       $476,324.49   74.53                                0.250      0.017       0.733
5964011       1-Mar-31       $139,701.65   58.82                                0.250      0.017       0.733
5964031       1-Mar-31       $174,627.07   79.91                                0.250      0.017       0.733
5964038       1-Mar-31       $434,003.67   77.68                                0.250      0.017       0.483
5964041       1-Mar-31       $376,062.50   79.95                                0.250      0.017       0.233
5964050       1-Mar-31       $439,014.25   57.89                                0.250      0.017       0.483
5964058       1-Mar-31       $450,308.54   80.00                                0.250      0.017       1.108
5964060       1-Mar-31       $472,439.19   77.62                                0.250      0.017       0.483
5964080       1-Apr-31       $474,292.76   73.08                                0.250      0.017       0.483
5964086       1-Mar-31       $329,260.67   64.08                                0.250      0.017       0.483
5964089       1-Apr-31       $362,445.88   79.78                                0.250      0.017       0.358
5964096       1-Mar-31       $513,929.74   75.74                                0.250      0.017       0.858
5964098       1-Apr-31       $449,346.55   64.29                                0.250      0.017       0.608
5964102       1-Mar-31       $381,206.13   67.02                                0.250      0.017       0.858
5964111       1-Mar-31       $364,598.39   75.00                                0.250      0.017       1.608
5964140       1-Mar-31       $433,916.17   79.52                                0.250      0.017       0.733
5964153       1-Apr-31       $404,396.98   58.27                                0.250      0.017       0.483
5964159       1-Mar-31       $405,081.16   79.76                                0.250      0.017       0.483
5964160       1-Mar-31       $383,972.55   64.17                                0.250      0.017       0.000
5964166       1-Mar-31       $513,508.97   70.00                                0.250      0.017       1.233
5964170       1-Mar-31       $422,701.46   74.26                                0.250      0.017       0.858
5964175       1-Mar-31       $359,565.52   70.00                                0.250      0.017       0.483
5964188       1-Apr-31       $383,399.07   80.00                                0.250      0.017       0.233
5964740       1-Mar-31       $310,285.69   73.18                                0.250      0.017       0.358
5964749       1-Mar-31       $488,829.51   69.99                                0.250      0.017       0.608
5964759       1-Mar-31       $327,383.05   65.62                                0.250      0.017       0.608
5964768       1-Mar-31       $328,861.57   80.00                                0.250      0.017       0.483
5964965       1-Mar-31       $616,818.06   76.54                                0.250      0.017       0.233
5964979       1-Apr-31     $1,006,076.80   67.23                                0.250      0.017       0.733
5966208       1-Mar-31       $473,777.37   61.29                                0.250      0.017       0.483
5966228       1-Mar-31       $303,768.63   75.00                                0.250      0.017       0.483
5966237       1-Mar-31       $283,838.11   90.00                                0.250      0.017       1.108
5966246       1-Mar-31       $355,202.44   80.00                                0.250      0.017       0.483
5966264       1-Mar-31       $463,011.19   77.20                                0.250      0.017       0.733
5966274       1-Mar-31       $370,209.37   79.78                                0.250      0.017       0.733
5969431       1-Apr-31       $499,236.74   72.57                                0.250      0.017       0.358
5969443       1-Mar-31       $374,200.59   69.44                                0.250      0.017       0.733
5969455       1-Mar-31       $443,005.25   74.00                                0.250      0.017       0.483
5969479       1-Apr-31       $503,503.75   79.99                                0.250      0.017       0.858
5969487       1-Mar-31       $298,762.21   79.85                                0.250      0.017       0.358
5969490       1-Apr-31       $284,586.13   50.89                                0.250      0.017       0.608
5969509       1-Mar-31       $323,274.10   80.00                                0.250      0.017       0.483
5969524       1-Mar-31        $99,770.31   67.11                                0.250      0.017       0.358
5969539       1-Apr-31        $83,874.91   42.00                                0.250      0.017       0.483
5969558       1-Mar-31       $579,665.56   58.57                                0.250      0.017       0.358
5969596       1-Mar-31       $372,342.82   80.00                                0.250      0.017       0.358
5969645       1-Mar-31       $586,682.63   81.10                                0.250      0.017       0.483
5969675       1-Mar-31       $246,197.16   80.00                                0.250      0.017       0.483
5970350       1-Mar-31       $419,059.01   64.62                                0.250      0.017       0.483
5970361       1-Mar-31       $299,327.87   89.55                                0.250      0.017       0.483
5970371       1-Mar-31       $286,556.55   80.00                                0.250      0.017       0.483
5970384       1-Mar-31       $554,754.36   80.00                                0.250      0.017       0.483
5970402       1-Apr-31        $64,914.68   36.11                                0.250      0.017       1.108
5970411       1-Apr-31        $79,889.52   52.81                                0.250      0.017       0.858
5970441       1-Mar-31       $334,267.98   77.91                                0.250      0.017       0.608
5970459       1-Mar-31       $314,345.37   90.00                                0.250      0.017       0.858
5970471       1-Apr-31       $295,630.76   70.48                                0.250      0.017       1.358
5972208       1-Mar-31       $390,600.77   79.99                                0.250      0.017       0.358
5972213       1-Apr-31       $342,749.46   80.00                                0.250      0.017       1.108
5972228       1-Mar-31       $342,673.93   68.60                                0.250      0.017       0.483
5972240       1-Mar-31       $498,822.75   71.43                                0.250      0.017       0.233
5973090       1-Apr-31       $499,309.54   79.37                                0.250      0.017       0.858
5973100       1-Mar-31       $992,825.79   47.38                                0.250      0.017       0.608
5973112       1-Mar-31       $438,989.41   80.00                                0.250      0.017       0.358
5973119       1-Mar-31       $490,951.51   80.00                                0.250      0.017       0.733
5973124       1-Mar-31       $490,869.94   80.00                                0.250      0.017       0.358
5973141       1-Dec-30       $299,167.80   74.98                                0.250      0.017       0.983
5973157       1-Mar-31       $349,235.20   73.53                                0.250      0.017       0.608
5973411       1-Apr-31       $524,293.11   75.00                                0.250      0.017       0.983
5973429       1-Mar-31       $332,603.15   69.23                                0.250      0.017       0.483
5973440       1-Apr-31       $463,309.13   80.00                                0.250      0.017       0.483
5973460       1-Mar-31       $399,147.56   80.00                                0.250      0.017       0.733
5973480       1-Mar-31       $574,677.04   80.00                                0.250      0.017       0.358
5973499       1-Mar-31       $289,412.34   64.88                                0.250      0.017       0.983
5973671       1-Apr-31       $319,511.50   80.00                                0.250      0.017       0.358
5973681       1-Mar-31       $325,268.07   79.99                                0.250      0.017       0.483
5973690       1-Mar-31       $345,013.17   80.00                                0.250      0.017       0.733
5973709       1-Apr-31       $479,302.97   80.00                                0.250      0.017       0.608
5974292       1-Mar-31       $324,234.78   73.86                                0.250      0.017       0.233
5974302       1-Mar-31       $559,911.03   76.77                                0.250      0.017       0.358
5974312       1-Mar-31       $398,409.08   37.13                                0.250      0.017       0.233
5974656       1-Mar-31       $355,278.58   80.00                                0.250      0.017       0.983
5974667       1-Mar-31       $363,031.42   80.00                                0.250      0.017       0.483
5974685       1-Mar-31       $347,200.71   80.00                                0.250      0.017       0.358
5974700       1-Apr-31       $366,480.27   75.67                                0.250      0.017       0.733
5974707       1-Mar-31       $606,399.82   80.00                                0.250      0.017       0.483
5975137       1-Mar-31       $427,110.54   80.00                                0.250      0.017       0.858
5975187       1-Apr-31       $424,334.92   65.38                                0.250      0.017       0.233
5975195       1-Apr-31       $303,524.26   80.00                                0.250      0.017       0.233
5975203       1-Apr-31       $355,955.79   79.99                                0.250      0.017       0.358
5975224       1-Apr-31       $349,478.88   70.00                                0.250      0.017       0.483
5975225       1-Apr-31       $428,991.62   80.00                                0.250      0.017       0.733
5975247       1-Apr-31       $319,535.31   80.00                                0.250      0.017       0.608
5975315       1-Apr-31       $342,476.40   76.22                                0.250      0.017       0.358
5975355       1-Feb-31       $387,746.00   90.00                     12         0.250      0.017       0.983
5975375       1-Apr-31       $648,997.08   56.52                                0.250      0.017       0.358
5975392       1-Apr-31       $286,782.96   80.00                                0.250      0.017       0.608
5976168       1-May-31       $473,656.93   74.65                                0.250      0.017       0.608
5977248       1-Feb-31       $398,224.23   88.74                                0.250      0.017       0.483
5977497       1-Apr-31       $420,372.14   72.59                                0.250      0.017       0.483
5977525       1-Mar-31       $350,587.79   70.42                                0.250      0.017       0.483
5977528       1-Apr-31       $469,282.54   76.05                                0.250      0.017       0.358
5977538       1-Mar-31       $381,700.08   80.00                                0.250      0.017       1.483
5977551       1-Mar-31       $221,260.24   70.00                                0.250      0.017       1.108
5977579       1-Apr-31       $404,980.84   80.00                                0.250      0.017       0.358
5977580       1-Apr-31       $476,541.09   80.00                                0.250      0.017       0.233
5977597       1-Apr-31       $449,394.09   78.95                                0.250      0.017       0.983
5977604       1-Apr-31       $321,496.10   65.05                                0.250      0.017       0.233
5977623       1-Mar-31       $378,561.34   79.99                                0.250      0.017       0.000
5977645       1-Apr-31       $392,966.81   75.00                                0.250      0.017       0.858
5977666       1-Apr-31       $349,491.75   68.63                                0.250      0.017       0.608
5977668       1-Apr-31       $319,523.54   80.00                                0.250      0.017       0.483
5977676       1-Mar-31       $304,915.34   79.38                                0.250      0.017       0.483
5977710       1-Mar-31       $302,136.52   79.67                                0.250      0.017       0.983
5977728       1-Mar-31       $283,394.75   80.00                                0.250      0.017       0.733
5977806       1-Mar-31       $330,845.03   79.69                                0.250      0.017       1.108
5977849       1-Mar-31       $992,770.80   60.30                                0.250      0.017       0.483
5977878       1-Apr-31       $199,621.50   37.04                                0.250      0.017       0.733
5977894       1-Apr-31       $908,678.54   70.00                                0.250      0.017       0.608
5977922       1-Mar-31       $387,102.26   79.99                                0.250      0.017       0.608
5977944       1-Apr-31       $399,374.03   60.61                                0.250      0.017       0.233
5977970       1-Apr-31       $348,243.55   75.00                                0.250      0.017       0.608
5977981       1-Mar-31       $478,897.51   80.00                                0.250      0.017       0.358
5977996       1-Apr-31       $313,155.89   76.30                                0.250      0.017       0.733
5978082       1-Apr-31       $588,123.01   79.99                                0.250      0.017       0.483
5978110       1-Mar-31       $431,079.38   80.00                                0.250      0.017       0.733
5978125       1-Mar-31       $405,134.79   75.19                                0.250      0.017       0.733
5978259       1-Apr-31       $443,326.86   70.00                                0.250      0.017       0.608
5978278       1-Apr-31       $389,447.70   75.00                                0.250      0.017       0.733
5978288       1-Apr-31       $329,481.93   70.21                                0.250      0.017       0.983
5978295       1-Apr-31       $374,371.08   65.22                                0.250      0.017       0.233
5978348       1-Apr-31       $848,702.46   44.04                                0.250      0.017       0.358
5978352       1-Apr-31       $343,461.66   80.00                                0.250      0.017       0.233
5978410       1-Apr-31       $561,120.53   78.06                                0.250      0.017       0.233
5978459       1-Apr-31       $423,286.55   79.99                                0.250      0.017       0.233
5978609       1-Apr-31       $459,315.09   54.76                                0.250      0.017       0.483
5978610       1-Apr-31       $296,335.54   80.00                                0.250      0.017       0.233
5978624       1-Apr-31       $419,689.14   43.71                                0.250      0.017       0.233
5978642       1-Apr-31       $649,032.21   76.81                                0.250      0.017       0.483
5978653       1-Apr-31       $359,490.20   80.00                                0.250      0.017       0.733
5978665       1-Apr-31       $447,332.96   80.00                                0.250      0.017       0.483
5978686       1-Apr-31       $481,182.50   80.00                                0.250      0.017       0.483
5978691       1-Apr-31       $424,398.14   74.56                                0.250      0.017       0.733
5978707       1-Apr-31       $392,379.12   77.82                                0.250      0.017       0.233
5978708       1-Apr-31       $104,862.17   58.33                                0.250      0.017       1.108
5978709       1-Apr-31       $301,311.81   85.00                                0.250      0.017       0.608
5978718       1-Apr-31       $292,053.51   75.00                                0.250      0.017       0.358
5978723       1-Apr-31       $321,943.45   80.00                                0.250      0.017       0.733
5978739       1-Apr-31       $343,213.27   47.08                                0.250      0.017       0.733
5978744       1-Apr-31       $347,531.44   80.00                                0.250      0.017       0.983
5978757       1-Apr-31       $399,404.42   71.17                                0.250      0.017       0.483
5978767       1-Apr-31       $331,529.84   80.00                                0.250      0.017       0.733
5978776       1-Apr-31       $441,130.89   79.99                                0.250      0.017       0.483
5978784       1-Apr-31       $527,233.27   80.00                                0.250      0.017       0.608
5978786       1-Apr-31       $467,267.61   80.00                                0.250      0.017       0.233
5978791       1-Apr-31       $455,803.62   79.99                                0.250      0.017       0.733
5978905       1-Feb-31       $282,897.61   47.37                                0.250      0.017       0.608
5978917       1-Apr-31       $435,350.82   80.00                                0.250      0.017       0.483
5979053       1-Mar-31       $313,677.86   80.00                                0.250      0.017       0.358
5979069       1-Apr-31       $378,441.83   79.17                                0.250      0.017       0.608
5979072       1-Apr-31       $330,157.69   78.73                                0.250      0.017       0.483
5979084       1-Mar-31       $483,913.42   74.62                                0.250      0.017       0.483
5979101       1-Mar-31       $371,276.83   76.24                                0.250      0.017       0.858
5979115       1-Mar-31        $88,415.88   77.72                                0.250      0.017       0.858
5979158       1-Apr-31       $464,057.44   75.00                                0.250      0.017       0.483
5979161       1-Mar-31       $418,084.42   59.35                                0.250      0.017       0.608
5979181       1-Apr-31       $299,575.15   80.00                                0.250      0.017       0.733
5979205       1-Apr-31       $436,332.92   70.48                                0.250      0.017       0.358
5979211       1-Apr-31       $321,555.34   60.19                                0.250      0.017       0.858
5979235       1-Apr-31       $175,357.50   38.59                                0.250      0.017       0.858
5979242       1-Apr-31       $471,331.57   80.00                                0.250      0.017       0.733
5979274       1-Apr-31       $471,138.61   74.21                                0.250      0.017       0.358
5979280       1-Mar-31       $526,145.15   80.00                                0.250      0.017       0.483
5979296       1-Apr-31       $342,892.74   72.88                                0.250      0.017       0.108
5979322       1-Apr-31       $628,736.46   70.00                                0.250      0.017       0.358
5979325       1-Apr-31       $316,527.99   75.84                                0.250      0.017       0.483
5979350       1-Apr-31       $134,808.81   63.68                                0.250      0.017       0.733
5979360       1-Apr-31       $153,776.37   70.00                                0.250      0.017       0.608
5979368       1-Apr-31       $335,744.06   79.99                                0.250      0.017       0.858
5979383       1-Mar-31       $448,991.81   75.00                                0.250      0.017       0.483
5979393       1-Apr-31       $311,685.23   76.13                                0.250      0.017       0.483
5979406       1-Apr-31       $390,837.42   89.99                                0.250      0.017       0.233
5979474       1-Apr-31       $464,307.64   75.00                                0.250      0.017       0.483
5979547       1-Apr-31       $226,377.34   63.06                                0.250      0.017       0.858
5979579       1-Apr-31       $333,902.11   80.00                                0.250      0.017       0.483
5979617       1-Apr-31       $369,476.02   77.08                                0.250      0.017       0.733
5979651       1-Apr-31       $439,344.88   77.19                                0.250      0.017       0.483
5979736       1-Apr-31       $468,069.32   75.00                                0.250      0.017       0.608
5979784       1-Apr-31       $398,919.86   74.67                                0.250      0.017       0.608
5979884       1-Mar-31       $280,604.04   75.00                                0.250      0.017       0.358
5980550       1-Apr-31       $431,372.67   79.70                                0.250      0.017       0.608
5980751       1-Mar-31       $337,460.98   74.99                                0.250      0.017       0.608
5980770       1-Apr-31       $329,496.61   70.21                                0.250      0.017       0.733
5980900       1-Apr-31       $372,929.85   78.14                                0.250      0.017       0.358
5980926       1-Apr-31       $368,490.44   72.35                                0.250      0.017       0.858
5980996       1-Apr-31       $489,288.45   79.67                                0.250      0.017       0.608
5981027       1-Apr-31       $649,032.21   79.75                                0.250      0.017       0.483
5981073       1-Apr-31       $300,728.64   80.00                                0.250      0.017       0.233
5981094       1-Apr-31       $373,882.23   73.46                                0.250      0.017       0.483
5981111       1-Apr-31       $449,313.06   52.94                                0.250      0.017       0.358
5981165       1-Apr-31       $311,147.51   80.00                                0.250      0.017       0.608
5981363       1-Mar-31       $339,199.48   80.00                                0.250      0.017       0.233
5981919       1-Apr-31       $315,529.49   71.01                                0.250      0.017       0.483
5981935       1-Mar-31       $414,046.80   64.64                                0.250      0.017       0.358
5981953       1-Mar-31       $347,200.71   80.00                                0.250      0.017       0.358
5981974       1-Mar-31       $498,793.32   80.00                                0.250      0.017       0.108
5981975       1-Mar-31       $431,887.61   78.73                                0.250      0.017       0.233
5981990       1-Apr-31       $527,252.27   80.00                                0.250      0.017       0.733
5982016       1-Mar-31       $397,900.21   69.96                                0.250      0.017       0.733
5982036       1-Mar-31       $311,318.23   80.00                                0.250      0.017       0.608
5982051       1-Mar-31       $420,678.75   55.11                                0.250      0.017       0.608
5982085       1-Apr-31       $328,348.00   78.11                                0.250      0.017       0.358
5982099       1-Apr-31       $297,521.65   77.40                                0.250      0.017       0.108
5982112       1-Mar-31       $386,775.52   73.84                                0.250      0.017       0.483
5982127       1-Apr-31       $459,426.16   80.00                                0.250      0.017       1.358
5982147       1-Mar-31       $473,909.00   72.54                                0.250      0.017       0.358
5982148       1-Mar-31       $433,476.98   72.42                                0.250      0.017       0.233
5982157       1-Mar-31       $373,229.20   79.60                                0.250      0.017       0.358
5982170       1-Mar-31       $323,255.82   79.02                                0.250      0.017       0.358
5982176       1-Mar-31       $247,041.02   79.97                                0.250      0.017       0.358
5982294       1-Feb-31       $159,527.13   69.87                                0.250      0.017       1.233
5982309       1-Mar-31       $236,494.92   59.25                                0.250      0.017       0.733
5982333       1-Apr-31       $429,058.84   51.19                                0.250      0.017       0.233
5982335       1-Mar-31       $301,611.93   80.00                                0.250      0.017       0.233
5982352       1-Apr-31       $310,758.98   80.00                                0.250      0.017       0.733
5982353       1-Mar-31       $414,519.23   73.53                                0.250      0.017       0.483
5982361       1-Apr-31       $350,342.25   58.50                                0.250      0.017       0.358
5982371       1-Apr-31       $418,493.37   66.99                                0.250      0.017       0.483
5982374       1-Mar-31       $396,734.36   75.00                                0.250      0.017       1.233
5982375       1-Mar-31       $362,575.66   77.31                                0.250      0.017       0.733
5982382       1-Apr-31       $336,459.42   73.26                                0.250      0.017       0.108
5982383       1-Mar-31       $389,189.49   65.00                                0.250      0.017       0.858
5982391       1-Apr-31       $584,150.51   75.00                                0.250      0.017       0.608
5982393       1-Mar-31       $304,299.47   67.03                                0.250      0.017       0.358
5982401       1-Apr-31       $307,541.41   80.00                                0.250      0.017       0.483
5982413       1-Apr-31       $324,516.09   69.15                                0.250      0.017       0.483
5982420       1-Apr-31       $427,762.15   80.00                                0.250      0.017       0.483
5982423       1-Mar-31       $379,127.20   29.23                                0.250      0.017       0.358
5982428       1-Apr-31       $395,351.73   55.44                                0.250      0.017       0.483
5982436       1-Mar-31       $289,116.84   95.00                                0.250      0.017       0.608
5982440       1-Mar-31       $326,370.76   80.00                                0.250      0.017       0.483
5982448       1-Mar-31       $462,986.07   80.00                                0.250      0.017       0.608
5982453       1-Apr-31       $439,910.20   73.43                                0.250      0.017       0.233
5982668       1-Apr-31       $334,475.74   79.76                                0.250      0.017       0.233
5982669       1-Apr-31       $329,483.58   45.52                                0.250      0.017       0.233
5982681       1-Mar-31       $349,215.84   77.78                                0.250      0.017       0.483
5982687       1-Mar-31       $433,302.47   78.96                                0.250      0.017       0.358
5982693       1-Apr-31       $342,368.62   70.00                                0.250      0.017       0.483
5982730       1-Apr-31       $172,735.91   26.78                                0.250      0.017       0.358
5982735       1-Mar-31       $324,141.82   80.00                                0.250      0.017       0.983
5982754       1-Mar-31       $310,527.71   79.76                                0.250      0.017       0.483
5982760       1-Mar-31       $474,058.12   77.90                                0.250      0.017       0.483
5982768       1-Mar-31       $468,348.37   79.90                                0.250      0.017       0.483
5982779       1-Mar-31       $381,078.13   79.58                                0.250      0.017       0.108
5982815       1-Apr-31       $327,559.97   90.00                     06         0.250      0.017       0.108
5982837       1-Apr-31       $549,221.12   72.37                                0.250      0.017       0.733
5982865       1-Apr-26       $338,723.58   70.00                                0.250      0.017       0.483
5982878       1-Apr-31       $336,910.04   74.98                                0.250      0.017       0.608
5982888       1-Mar-31       $309,305.50   62.00                                0.250      0.017       0.483
5982893       1-Mar-31       $382,640.82   89.60                                0.250      0.017       0.483
5982906       1-Apr-31       $391,900.82   79.99                                0.250      0.017       0.358
5982908       1-Mar-31       $323,274.10   74.48                                0.250      0.017       0.483
5982916       1-Jan-31       $296,924.03   66.22                                0.250      0.017       1.233
5982923       1-Apr-31       $299,553.31   94.05                                0.250      0.017       0.483
5982937       1-Mar-31       $761,611.51   75.00                                0.250      0.017       0.000
5982941       1-Apr-31       $440,293.14   74.75                                0.250      0.017       0.358
5982949       1-Mar-31       $296,929.87   56.76                                0.250      0.017       0.483
5982980       1-Mar-31       $318,743.53   79.01                                0.250      0.017       0.233
5982992       1-Mar-31       $388,665.13   49.06                                0.250      0.017       0.233
5983006       1-Apr-31       $595,384.14   75.00                                0.250      0.017       0.608
5983007       1-Apr-31       $391,416.32   80.00                                0.250      0.017       0.483
5983048       1-Apr-31       $411,371.06   73.57                                0.250      0.017       0.358
5983092       1-Apr-31       $319,499.24   80.00                                0.250      0.017       0.233
5983109       1-Apr-31       $538,771.96   75.00                                0.250      0.017       0.483
5983148       1-Apr-31       $449,329.97   71.94                                0.250      0.017       0.483
5983178       1-Apr-31       $327,511.62   71.30                                0.250      0.017       0.483
5983193       1-Apr-31       $483,242.58   80.00                                0.250      0.017       0.233
5983213       1-Apr-31       $369,449.10   64.91                                0.250      0.017       0.483
5983219       1-Mar-31       $353,849.49   79.54                                0.250      0.017       1.108
5983227       1-Apr-31       $616,126.25   72.33                                0.250      0.017       0.733
5983236       1-Mar-31       $371,315.72   79.99                                0.250      0.017       0.108
5983256       1-Mar-31       $146,617.05   65.00                                0.250      0.017       1.233
5983260       1-Apr-31       $223,658.05   74.67                                0.250      0.017       0.358
5983399       1-Mar-31       $183,593.66   80.00                                0.250      0.017       0.608
5983405       1-Apr-31       $335,348.15   80.00                                0.250      0.017       0.483
5983447       1-Apr-31       $323,867.05   79.11                                0.250      0.017       0.483
5983449       1-Apr-31       $412,884.32   78.02                                0.250      0.017       0.483
5983463       1-Mar-31       $372,599.70   83.30                                0.250      0.017       0.858
5983479       1-Apr-31       $389,189.98   89.99                     13         0.250      0.017       0.233
5983501       1-Apr-31       $484,164.94   63.46                                0.250      0.017       0.233
5983511       1-Apr-31       $299,553.31   79.97                                0.250      0.017       0.483
5983672       1-Apr-31       $451,327.00   80.00                                0.250      0.017       0.483
5983733       1-Apr-31       $439,344.86   80.00                                0.250      0.017       0.483
5983773       1-Mar-31       $279,422.58   79.99                                0.250      0.017       0.483
5983828       1-Sep-30       $371,023.39   78.72                                0.250      0.017       0.983
5984131       1-Apr-31       $307,529.84   80.00                                0.250      0.017       0.358
5984141       1-Apr-31       $318,275.40   73.28                                0.250      0.017       0.483
5984147       1-Mar-31       $299,327.90   72.29                                0.250      0.017       0.483
5984158       1-Apr-31       $564,137.53   66.47                                0.250      0.017       0.358
5984167       1-Apr-31       $449,313.06   63.83                                0.250      0.017       0.358
5984176       1-Apr-31       $364,442.81   74.49                                0.250      0.017       0.358
5984177       1-Apr-31       $373,043.73   80.00                                0.250      0.017       0.483
5984186       1-Apr-31       $319,535.29   76.92                                0.250      0.017       0.608
5984202       1-Apr-31       $384,426.75   70.00                                0.250      0.017       0.483
5984214       1-Apr-31       $584,084.54   78.52                                0.250      0.017       0.233
5984224       1-Apr-31       $467,267.63   80.00                                0.250      0.017       0.233
5984235       1-Apr-31       $382,722.14   73.47                                0.250      0.017       0.358
5984250       1-Apr-31       $392,215.14   79.35                                0.250      0.017       0.483
5984256       1-Apr-31       $344,511.41   61.06                                0.250      0.017       0.733
5984262       1-Apr-31       $323,018.33   68.98                                0.250      0.017       0.483
5984276       1-Apr-31       $294,364.59   90.00                                0.250      0.017       0.983
5984293       1-Nov-30       $446,478.86   76.38                                0.250      0.017       0.858
5984295       1-Apr-31       $292,075.24   90.00                     13         0.250      0.017       0.608
5984327       1-Apr-31       $524,237.62   70.00                                0.250      0.017       0.608
5984488       1-Apr-31       $599,084.07   75.00                                0.250      0.017       0.358
5984524       1-Apr-31       $339,457.83   72.96                                0.250      0.017       0.608
5984555       1-Apr-31       $119,334.98   62.24                                0.250      0.017       0.858
5984649       1-Apr-31       $558,367.39   79.89                                0.250      0.017       0.483
5984670       1-Apr-31       $399,389.39   64.00                                0.250      0.017       0.358
5984710       1-Apr-31       $348,127.77   74.03                                0.250      0.017       0.358
5984752       1-Apr-31       $439,228.46   80.00                                0.250      0.017       0.358
5984817       1-Apr-31       $119,846.41   80.00                                0.250      0.017       1.233
5984839       1-Apr-31       $199,202.97   70.00                                0.250      0.017       0.483
5984937       1-Apr-31       $978,540.85   70.00                                0.250      0.017       0.483
5984959       1-Apr-31       $535,381.49   76.60                                0.250      0.017       0.358
5984995       1-Apr-31       $145,959.60   74.97                                0.250      0.017       0.000
5985011       1-Apr-31       $382,600.33   80.00                                0.250      0.017       0.233
5985235       1-Apr-31       $439,344.86   61.45                                0.250      0.017       0.483
5985278       1-Apr-31       $341,464.79   79.91                                0.250      0.017       0.233
5985345       1-Apr-31       $323,241.59   80.00                                0.250      0.017       0.733
5985378       1-Apr-31       $529,932.81   80.00                                0.250      0.017       0.233
5985407       1-Apr-31       $848,734.40   68.00                                0.250      0.017       0.483
5985456       1-Apr-31       $468,241.46   76.00                                0.250      0.017       0.358
5985465       1-Apr-31       $640,887.74   77.82                                0.250      0.017       0.483
5987280       1-Apr-31       $552,535.94   69.16                                0.250      0.017       0.858
5987326       1-Apr-31       $528,859.94   74.65                                0.250      0.017       0.733
5987370       1-Apr-31       $398,405.91   79.80                                0.250      0.017       0.483
5987525       1-Apr-31       $647,485.14   58.95                                0.250      0.017       0.233
5987536       1-Apr-31       $283,636.55   80.00                                0.250      0.017       1.233
5987561       1-Apr-31       $359,364.13   80.00                                0.250      0.017       0.483
5987564       1-Apr-31       $439,328.32   80.00                                0.250      0.017       0.358
5987581       1-Apr-31       $346,656.66   80.00                                0.250      0.017       0.233
5987591       1-Apr-31       $548,951.70   70.88                                0.250      0.017       0.233
5988195       1-Apr-31       $399,404.42   44.44                                0.250      0.017       0.483
5988887       1-Apr-31       $348,518.05   89.72                     33         0.250      0.017       0.858
5988930       1-Apr-31       $301,759.96   79.63                                0.250      0.017       0.483
5989008       1-May-31       $293,670.73   51.11                                0.250      0.017       0.233
5989830       1-Oct-30       $283,583.99   95.00                     11         0.250      0.017       1.483
5989877       1-Apr-31       $319,499.22   80.00                                0.250      0.017       0.233

                         $179,395,827.60


COUNT:                                         446
WAC:                                       7.59381
WAM:                                   357.1555224
WALTV:                                  73.1735398

WFMBS
WFMBS 2001-15 EXHIBIT F-3B Group II Loans
30 YEAR FIXED RATE NON-RELOCATION LOANS (continued)


(i)            (xvii)                              (xviii)
-----          -----------                         -----------

MORTGAGE                                           NMI
LOAN                                               LOAN
NUMBER         SERVICER                            SELLER
--------       -----------------------------------------------------------------
5832321        CUNA MUTUAL MORTGAGE CORP           CUNA MUTUAL MORTGAGE CORP
5832329        CUNA MUTUAL MORTGAGE CORP           CUNA MUTUAL MORTGAGE CORP
5843632        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5871299        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5878627        HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5888551        CENDANT MORTGAGE CORPORA            CENDANT MORTGAGE CORPORA
5893264        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5905321        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5905501        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5909731        FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5909927        FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
5914370        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5919389        HUNTINGTON MORTGAGE COMPANY         HUNTINGTON MORTGAGE COMPANY
5935775        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5939806        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5943473        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5947355        CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5947946        CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5953897        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5953925        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5954166        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5958580        HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5959218        HSBC MORTGAGE CORPORATION           HSBC MORTGAGE CORPORATION
5960089        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5960132        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5960146        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5960155        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5960167        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5961622        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5961636        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5961646        HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
5961747        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5961795        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5961932        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5961940        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5961950        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5961951        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5961964        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5961970        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5961984        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5961988        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5961998        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962013        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962029        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962038        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962052        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962073        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962083        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962100        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962354        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962442        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962466        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962495        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962505        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962520        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962546        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962557        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962571        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962579        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962589        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962603        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962614        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962623        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962636        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962665        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962685        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5962690        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963135        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963142        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963148        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963153        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963419        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963436        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963468        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963494        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963614        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963625        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963633        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963635        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963649        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963650        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963660        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963667        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963672        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963700        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963734        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963774        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963786        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963797        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963810        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963824        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963834        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963837        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963839        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963855        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963872        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963885        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5963929        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964011        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964031        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964038        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964041        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964050        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964058        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964060        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964080        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964086        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964089        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964096        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964098        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964102        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964111        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964140        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964153        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964159        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964160        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964166        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964170        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964175        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964188        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964740        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964749        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964759        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964768        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964965        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5964979        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5966208        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5966228        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5966237        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5966246        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5966264        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5966274        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5969431        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5969443        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5969455        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5969479        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5969487        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5969490        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5969509        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5969524        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5969539        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5969558        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5969596        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5969645        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5969675        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5970350        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5970361        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5970371        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5970384        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5970402        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5970411        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5970441        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5970459        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5970471        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5972208        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5972213        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5972228        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5972240        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973090        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973100        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973112        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973119        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973124        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973141        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973157        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973411        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973429        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973440        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973460        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973480        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973499        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973671        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973681        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973690        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5973709        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5974292        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5974302        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5974312        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5974656        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5974667        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5974685        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5974700        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5974707        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5975137        CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5975187        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5975195        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5975203        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5975224        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5975225        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5975247        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5975315        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5975355        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5975375        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5975392        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5976168        COLONIAL SAVINGS & LOAN             COLONIAL SAVINGS & LOAN
5977248        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977497        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977525        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977528        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977538        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977551        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977579        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977580        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977597        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977604        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977623        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977645        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977666        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977668        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977676        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977710        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977728        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977806        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977849        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977878        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977894        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977922        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977944        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977970        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977981        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5977996        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978082        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978110        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978125        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978259        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978278        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978288        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978295        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978348        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978352        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978410        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978459        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978609        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978610        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978624        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978642        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978653        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978665        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978686        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978691        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978707        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978708        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978709        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978718        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978723        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978739        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978744        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978757        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978767        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978776        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978784        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978786        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978791        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978905        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5978917        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979053        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979069        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979072        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979084        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979101        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979115        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979158        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979161        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979181        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979205        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979211        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979235        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979242        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979274        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979280        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979296        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979322        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979325        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979350        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979360        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979368        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979383        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979393        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979406        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979474        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979547        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979579        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979617        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979651        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979736        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979784        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5979884        CHASE MANHATTAN MORTGAGE            CHASE MANHATTAN MORTGAGE
5980550        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5980751        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5980770        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5980900        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5980926        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5980996        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5981027        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5981073        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5981094        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5981111        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5981165        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5981363        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5981919        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5981935        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5981953        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5981974        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5981975        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5981990        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982016        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982036        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982051        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982085        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982099        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982112        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982127        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982147        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982148        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982157        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982170        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982176        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982294        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982309        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982333        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982335        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982352        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982353        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982361        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982371        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982374        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982375        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982382        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982383        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982391        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982393        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982401        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982413        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982420        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982423        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982428        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982436        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982440        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982448        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982453        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982668        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982669        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982681        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982687        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982693        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982730        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982735        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982754        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982760        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982768        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982779        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982815        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982837        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982865        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982878        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982888        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982893        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982906        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982908        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982916        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982923        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982937        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982941        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982949        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982980        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5982992        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983006        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983007        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983048        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983092        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983109        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983148        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983178        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983193        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983213        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983219        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983227        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983236        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983256        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983260        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983399        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983405        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983447        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983449        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983463        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983479        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983501        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983511        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983672        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983733        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983773        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5983828        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984131        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984141        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984147        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984158        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984167        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984176        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984177        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984186        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984202        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984214        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984224        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984235        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984250        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984256        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984262        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984276        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984293        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984295        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984327        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984488        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984524        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984555        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984649        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984670        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984710        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984752        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984817        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984839        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984937        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984959        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5984995        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5985011        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5985235        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5985278        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5985345        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5985378        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5985407        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5985456        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5985465        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5987280        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5987326        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5987370        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5987525        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5987536        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5987561        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5987564        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5987581        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5987591        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5988195        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5988887        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5988930        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5989008        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5989830        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
5989877        NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C

COUNT:                                         446
WAC:                                       7.59381
WAM:                                   357.1555224
WALTV:                                  73.1735398

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

Loan Information

      Name of Mortgagor:                  ____________________________________

      Servicer
      Loan No.:                           ____________________________________

Custodian/Trust Administrator

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ____________________________________

      Custodian/Trustee
      Mortgage File No.:                  ____________________________________

Seller

      Name:                               ____________________________________

      Address:                            ____________________________________

                                          ____________________________________

      Certificates:                       Mortgage Pass-Through Certificates,
                                          Series 2001-15

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 2001-15, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of June 28, 2001 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage recorded on _____________________ as instrument no.
      ______________ in the County Recorder's Office of the County of
      ____________________, State of _______________________ in book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Deed of Trust recorded on ____________________ as instrument no.
      _________________ in the County Recorder's Office of the County of
      ___________________, State of _________________ in book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
      ______________________________ as instrument no. ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      ( )   _____________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

      (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

      (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

      (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

      (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                      WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION



                                      By:_______________________________________
                                         Name:
                                         Title:

Date: ________________, 20__

                                    EXHIBIT H

                                                  AFFIDAVIT PURSUANT TO SECTION
                                                  860E(e)(4) OF THE INTERNAL
                                                  REVENUE CODE OF 1986, AS
                                                  AMENDED, AND FOR NON-ERISA
                                                  INVESTORS



STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is [ ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-15, Class [I-A-R][I-A-LR] Certificate (the "Class [I-A-R][I-A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [I-A-R][I-A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [I-A-R][I-A-LR] Certificate in excess of cash flows generated by the Class [I-A-R][I-A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [I-A-R][I-A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [I-A-R][I-A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [I-A-R][I-A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [I-A-R][I-A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class I-A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.


                                       [Name of Purchaser]



                                       By:______________________________________
                                          [Name of Officer]
                                          [Title of Officer]


            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of __________, 20__.




Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

          [Letter from Transferor of Class [I-A-R][I-A-LR] Certificate]




                                     [Date]




First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

        Re: Wells Fargo Asset Securities Corporation,
            Series 2001-15, Class [I-A-R][I-A-LR]
            -----------------------------------------

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.



                                                Very truly yours,
                                                [Transferor]



                                                --------------------------------

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-15
                      CLASS [B-4] [B-5] [B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                      ----------------- --, ----

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-15, Class [B-4] [B-5] [B-6] Certificates (the "Class [B-4] [B-5] [B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of June 28, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-15.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4] [B-5] [B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4] [B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4] [B-5] [B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4] [B-5] [B-6] Certificates and can afford a complete loss of such investment.]

            [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [B-4] [B-5] [B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4] [B-5] [B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4] [B-5] [B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4] [B-5] [B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4] [B-5] [B-6] Certificates other than in connection with a subsequent sale of Class [B-4] [B-5] [B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4] [B-5] [B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4] [B-5] [B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4] [B-5] [B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [B-4] [B-5] [B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                       [PURCHASER]



                                       By:______________________________________

                                       Its:_____________________________________

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS


                            WFHM Servicing Agreement

                 National City Mortgage Co. Servicing Agreement

                    HomeSide Lending Inc. Servicing Agreement

            Chase Manhattan Mortgage Corporation Servicing Agreement

                    Colonial Savings F.A. Servicing Agreement

                   Bank of Oklahoma, N.A. Servicing Agreement

                      Firstar Bank N.A. Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

               HSBC Mortgage Corporation (USA) Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

              CUNA Mutual Mortgage Corporation Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

                Cendant Mortgage Corporation Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
                 -----------------------------------------------

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of _, between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

________________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-15, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of June 28, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trust Administrator and the United States Trust Company of New York, as Trustee.

            ________________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least A-1 by Standard and Poor's, a division of The McGraw Hill Companies, Inc. ("S&P") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by S&P or Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and
(B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the ommencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02 Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01 Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

      (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

      (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03 Purchaser's Election to Commence Foreclosure
                         Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04 Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01 Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-15. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02 Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03 Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04 Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01 Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02 Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03 Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04 Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a) in the case of the Company,

                Wells Fargo Bank Minnesota, National Association
                7485 New Horizon Way
                Frederick, MD 21703

                Attention:  Vice President, Master Servicing
                Phone:      301-696-7800
                Fax:        301-815-6365

            (b) in the case of the Purchaser,

                __________________________________________
                __________________________________________
                __________________________________________
                Attention: _______________________________

            Section 4.05 Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06 Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07 Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08 Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09 Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                      Wells Fargo Bank Minnesota,
                                        National Association



                                      By:_______________________________________
                                         Name:
                                         Title:



                                      ___________________________



                                      By:_______________________________________
                                         Name:
                                         Title:

                                   SCHEDULE I


                    Wells Fargo Asset Securities Corporation,
               Mortgage Pass-Through Certificates, Series 2001-15
                 Applicable Unscheduled Principal Receipt Period



                                          Full Unscheduled         Partial Unscheduled
Servicer                                 Principal Receipts         Principal Receipts
------------------------------------     ------------------        -------------------

WFHM (Exhibits F-1A and F-1B)                 Mid-Month                 Mid-Month
WFHM (Exhibits F-2)                          Prior Month               Prior Month
National City Mortgage Co.                    Mid-Month                Prior Month
HomeSide Lending, Inc.                       Prior Month               Prior Month
Chase Manhattan Mortgage Corporation          Mid-Month                Prior Month
Colonial Savings, F.A.                        Mid-Month                Prior Month
Bank of Oklahoma, N.A.                        Mid-Month                Prior Month
The Huntington Mortgage Company               Mid-Month                Prior Month
HSBC Mortgage Corporation (USA)               Mid-Month                Prior Month
Countrywide Home Loans, Inc.                 Prior Month               Prior Month
CUNA Mutual Mortgage Corporation              Mid-Month                Prior Month
First Union Mortgage Corporation              Mid-Month                Prior Month
Firstar Bank, N.A.                            Mid-Month                Prior Month
Cendant Mortgage Corporation                 Prior Month               Prior Month